Exhibit 10.1

EXECUTION COPY

FOURTH AMENDED AND RESTATED CREDIT AND

REIMBURSEMENT AGREEMENT

dated as of

July 29, 2008

among

THE AES CORPORATION,

as Borrower,

AES OKLAHOMA HOLDINGS, LLC

AES HAWAII MANAGEMENT COMPANY, INC.,

AES WARRIOR RUN FUNDING, L.L.C.,

AND AES NEW YORK FUNDING, L.L.C.,

as Subsidiary Guarantors,

CITICORP USA, INC.,

as Administrative Agent,

CITIBANK, N.A.,

as Collateral Agent,

CITIGROUP GLOBAL MARKETS INC.,

as Lead Arranger and Book Runner,

BANC OF AMERICA SECURITIES LLC,

as Lead Arranger and Book Runner and as Co-Syndication Agent

(Initial Term Loan Facility),

DEUTSCHE BANK SECURITIES INC.,

as Lead Arranger and Book Runner (Initial Term Loan Facility),

UNION BANK OF CALIFORNIA, N.A.,

as Co-Syndication Agent (Initial Term Loan Facility) and as Lead Arranger and Book Runner and as Syndication

Agent

(Revolving Credit Loan Facility),

LEHMAN COMMERCIAL PAPER INC.,

as Co-Documentation Agent (Initial Term Loan Facility),

UBS SECURITIES LLC,

as Co-Documentation Agent (Initial Term Loan Facility),

SOCIÉTÉ GÉNÉRALE,

as Co-Documentation Agent (Revolving Credit Loan Facility),

CREDIT LYONNAIS NEW YORK BRANCH,

as Co-Documentation Agent (Revolving Credit Loan Facility), and

THE BANKS LISTED HEREIN

i

Appendix I	–	Revolving Credit Loan Facility

Appendix II	–	Initial Term Loan Facility

Appendix III	–	Existing Letters of Credit

Schedule I	–	Pledged Subsidiaries

Schedule II	–	Assigned Agreements

Schedule III	–	Non-Pledged Subsidiaries

Schedule IV	–	Excluded AES Entities

Schedule 5.15	–	Existing Agreements with Affiliates

Schedule V	–	Qualified Holding Companies

Schedule VI	–	Existing Debt

Schedule VII	_	Revolving Fronting Banks

Exhibit A-1	–	Form of Revolving Credit Loan Note

Exhibit A-2	–	Form of Term Loan Note

Exhibit B-1	–	Form of Opinion of the General Counsel of the Borrower

Exhibit B-2	–	Form of Opinion of Davis Polk & Wardwell, Special Counsel for the Borrower

Exhibit B-3	–	Form of Opinion of Special Counsel for certain Subsidiaries of the Borrower

Exhibit B-4	–	Form of Opinion of Morris, Nichols, Arsht & Tunnell, Delaware counsel for the Borrower

Exhibit B-5	–	Form of Opinion of Maples and Calder, Cayman Islands counsel for the Borrower

Exhibit B-6	–	Form of Opinion of Conyers Dill & Pearman, British Virgin Islands counsel for the Borrower

Exhibit B-7	–	Form of Opinion of Shearman & Sterling, Special Counsel for the Agent

Exhibit C-1	–	Form of Revolving Credit Loan Facility Assignment and Assumption Agreement

Exhibit C-2	–	Form of Term Loan Facility Assignment and Assumption Agreement

Exhibit C-3	–	Form of Third Party Fronting Bank Assignment and Assumption Agreement

Exhibit D	–	Form of Revolving Fronting Bank Agreement

v

FOURTH AMENDED AND RESTATED CREDIT AND

REIMBURSEMENT AGREEMENT

FOURTH AMENDED AND RESTATED CREDIT AND REIMBURSEMENT AGREEMENT dated as of July 29, 2008 (this “Agreement”) among THE AES CORPORATION, a Delaware corporation (the “Borrower”), the SUBSIDIARY GUARANTORS listed herein, the BANKS listed on the signature pages hereof, CITIGROUP GLOBAL MARKETS INC., as Lead Arranger and Book Runner, BANC OF AMERICA SECURITIES LLC, as Lead Arranger and Book Runner and as Co-Syndication Agent (for the Initial Term Loan Facility (as hereinafter defined)), DEUTSCHE BANK SECURITIES INC, as Lead Arranger and Book Runner (for the Initial Term Loan Facility), UNION BANK OF CALIFORNIA, N.A., as Co-Syndication Agent (for the Initial Term Loan Facility) and as Lead Arranger and Book Runner and as Syndication Agent (for the Revolving Credit Loan Facility (as hereinafter defined)), LEHMAN COMMERCIAL PAPER INC., as Co-Documentation Agent (Initial Term Loan Facility), UBS SECURITIES LLC, as Co-Documentation Agent (Initial Term Loan Facility), SOCIÉTÉ GÉNÉRALE, as Co-Documentation Agent (Revolving Credit Loan Facility), CREDIT LYONNAIS NEW YORK BRANCH, as Co-Documentation Agent (Revolving Credit Loan Facility), CITICORP USA, INC., as Administrative Agent for the Bank Parties (the “Agent”) and CITIBANK, N.A., as Collateral Agent for the Bank Parties (the “Collateral Agent”).

PRELIMINARY STATEMENTS:

1. The Borrower is party to a Third Amended and Restated Credit and Reimbursement Agreement dated as of March 17, 2004 (as amended, amended and restated, supplemented or otherwise modified up to the date hereof, the “Existing Bank Credit Agreement”) among the subsidiary guarantors listed therein, the banks listed on the signatures pages thereof, Citigroup Global Markets, Inc., as Lead Arranger and Book Runner, Banc of America Securities LLC, as Lead Arranger and Book Runner and as Co-Syndication Agent (term loan facility), Deutsche Bank Securities Inc., as Lead Arranger and Book Runner (term loan facility), Union Bank of California, N.A., as Co-Syndication Agent (term loan facility) and as Lead Arranger and Book Runner and as Syndication Agent (Revolving Credit Loan Facility), Lehman Commercial Paper Inc., as Co-Documentation Agent (term loan facility), UBS Securities LLC, as Co-Documentation Agent (term loan facility), Société Générale, as Co-Documentation Agent (Revolving Credit Loan Facility), Credit Lyonnaise New York Branch, as Co-Documentation Agent (Revolving Credit Loan Facility), Citicorp USA, Inc., as Administrative Agent for the Bank Parties and Citibank, N.A., as Collateral Agent for the bank parties.

2. The Borrower wishes to amend and restate the Existing Bank Credit Agreement to, among other things, restructure certain provisions of the Existing Bank Credit Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree to amend and restate the Existing Bank Credit Agreement, and the Existing Bank Credit Agreement is hereby amended and restated, in its entirety as follows:

AES Fourth Amended and Restated Credit Agreement

ARTICLE I

DEFINITIONS

Section 1.01 Definitions.

The following terms, as used herein, have the following meanings:

“Actionable Default” means an Event of Default described in clauses (a), (g) and (h) of Section 6.01.

“Acquired Debt” means Debt of a Person existing at the time the Person merges with or into any Subsidiary or becomes a Subsidiary and not incurred in connection with, or in contemplation of, such merger or such Person becoming a Subsidiary.

“Additional Collateral Trust Agreement Collateral” means the “Additional Collateral” referred to in the Collateral Trust Agreement.

“Additional Term Loan Bank” means any Eligible Assignee who agrees, in accordance with the provisions of Section 2.17, to commit to one of the Term Loan Facilities existing at the time of the request for a Commitment Increase.

“Adjusted London Interbank Offered Rate” means, for any Interest Period and subject to Section 2.02(a)(iv), a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher  1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

“Adjusted Parent Operating Cash Flow” means, for any period, (i) Parent Operating Cash Flow for such period less (ii) the sum of the following expenses (determined without duplication), in each case to the extent paid by the Borrower during such period in cash and regardless of whether any such amount was accrued during such period:

(A) income tax expenses of the Borrower and its Subsidiaries; and

(B) corporate overhead expenses (including rental expense of the Borrower).

“Administrative Questionnaire” means, with respect to each Bank Party, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

“Adverse Alternative Currency Letters of Credit” has the meaning set forth in Section 2.16.

“AES” means The AES Corporation, a Delaware corporation, and its successors.

“AES Business” shall have the meaning set forth in Section 5.07(b)(ii).

AES Fourth Amended and Restated Credit Agreement

“AES BVI II” means AES International Holdings II, Ltd., a company organized under the laws of the British Virgin Islands.

“AES Electric” means Applied Energy Services Electric Limited, an English corporation, and its successors.

“AES Hawaii Management” means AES Hawaii Management Company, Inc., a Delaware corporation and a Subsidiary of the Borrower, and its successors.

“AES Management Group” means (i) individuals who are members of the board of directors or officers of the Borrower or the president of any Material AES Entity; (ii) their respective spouses, children, grandchildren, siblings and parents; (iii) trusts established for the sole or principal benefit of Persons described in clauses (i) and (ii) above; (iv) heirs, executors, administrators and personal or legal representatives of Persons described in clauses (i) and (ii) above; and (v) any corporation or other Person that is controlled by, and a majority of the equity interests in which are directly owned by, Persons described in clauses (i) and (ii) above.

“AES New York” means AES New York Funding, L.L.C., a Delaware limited liability company and a wholly-owned Subsidiary of the Borrower, and its successors.

“AES OKLAHOMA” means AES Oklahoma Holdings, L.L.C., a Delaware limited liability company and a Subsidiary of the Borrower, and its successors.

“AES Sonel” means AES-SONEL S.A., a société anonyme organised and existing under the laws of Cameroon.

“AES Warrior Run” means AES Warrior Run Funding, L.L.C., a Delaware limited liability company and a Wholly-Owned Consolidated Subsidiary of the Borrower, and its successors.

“Affiliate” means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a “Controlling Person”), or (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person or (iii) as to any Person (other than the Borrower and its Subsidiaries), any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means Citicorp USA, Inc., in its capacity as administrative agent for the Bank Parties hereunder, and its successors in such capacity.

“Agreement” has the meaning specified in the recital of the parties to this Agreement.

“Alternative Currency” means (i) any lawful currency (other than Dollars) that is freely transferable and convertible into Dollars or (ii) with respect to any Revolving Letter of

AES Fourth Amended and Restated Credit Agreement

Credit issued by a Revolving Fronting Bank, any other lawful currency (other than Dollars) that such Revolving Fronting Bank agrees may be used as the designated currency of such Revolving Letter of Credit; provided that such Revolving Fronting Bank is able to provide, and continues to provide, to the Agent the information required pursuant to Section 2.15(b) with respect to such Revolving Letter of Credit.

“Alternative Currency Letter of Credit” means any Revolving Letter of Credit having a stated amount denominated in an Alternative Currency.

“Amendment No. 2 to the Collateral Trust Agreement” means Amendment No. 2 to the Collateral Trust Agreement dated as of the Effective Date, by and among each grantor thereunder, the Representatives (as defined in the Collateral Trust Agreement) and the Corporate Trustee.

“Amendment and Restatement Effective Date” means the date that Amendment No. 13 to the Existing Bank Credit Agreement, dated as of July 29, 2008, becomes effective in accordance with Section 2 thereof.

“Applicable Lending Office” means, with respect to any Bank Party, (i) in the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

“Applicable Revolving Margin” means, on any date, the percentage set forth in the table below based on the ratings assigned to the Facilities on such date by Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services:

Rating (Moody’s/S&P)	Margin
Ba1 (or higher)/BB+ (or higher)	1.50%

Ba2/BB	1.75%

Ba3/BB-	2.00%

B1 (or lower)/B+ (or lower)	2.50%

If the Facilities are rated by only one such rating agency, the rating of such rating agency shall be used in determining the Applicable Revolving Margin. If the Facilities are rated by both such rating agencies and (x) the ratings differential is one level, the lower rating will apply or (y) the ratings differential is two levels or more, the midpoint rating will apply; provided that if there is no midpoint rating, the lower of the two intermediate ratings surrounding the midpoint will apply. If the Facilities are not rated by either of such rating agencies, the Facilities shall be deemed to be rated one level higher than (i) in the case of Moody’s Investors Service Inc., the Borrower’s corporate family rating and (ii) in the case of Standard & Poor’s Rating Services, the Borrower’s corporate credit rating and, in each case, the rules of the preceding two sentences shall apply to such deemed ratings. If the Facilities are not rated (or deemed rated in accordance with the preceding sentence) by either or such rating agencies, the Applicable Revolving Margin shall be 2.50%.

AES Fourth Amended and Restated Credit Agreement

“Arranger Parties” means Citigroup Global Markets Inc., as Lead Arranger and Book Runner, Banc of America Securities LLC, as Lead Arranger and Book Runner and as Co-Syndication Agent (Initial Term Loan Facility), Deutsche Bank Securities Inc., as Lead Arranger and Book Runner (Initial Term Loan Facility) and Union Bank of California, N.A., as Co-Syndication Agent (Initial Term Loan Facility) and as Lead Arranger and Book Runner and as Syndication Agent (Revolving Credit Loan Facility).

“Asset Sale” means any sale, lease, transfer or other disposition (including any such transaction effected by way of merger or consolidation or by way of an Equity Issuance by a Subsidiary) by the Borrower or any of its Subsidiaries, but excluding any transactions permitted by the provisions of Section 5.18 (other than sales of assets or Equity Interests of, or other Investments in, IPALCO or any of its Subsidiaries or any Subsidiary Guarantor or Subsidiary thereof permitted by subsection (iv) thereof); provided that a disposition of such assets not excluded during any fiscal year shall not constitute an Asset Sale unless and until (and only to the extent that) the aggregate Net Cash Proceeds from such disposition, when combined with all other such dispositions previously made during such fiscal year, exceeds $10,000,000.

“Assigned Agreements” has the meaning set forth in Section 4.14(d).

“Assignee” has the meaning set forth in Section 10.06(c).

“Assignment and Assumption” means an assignment and assumption agreement substantially in the form of Exhibit C-1, C-2 or C-3 hereto, as applicable.

“Assumption Agreement” has the meaning set forth in Section 2.17(d).

“Automatic Acceleration Event” means the occurrence, with respect to the Borrower, of any of the Events of Default listed in clauses (g) and (h) of Section 6.01.

“Available Amount” means, for any Revolving Letter of Credit on any date of determination, the maximum aggregate amount (which, in the case of an Alternative Currency Letter of Credit, shall be the Dollar Equivalent on such date of determination of such amount) available to be drawn under such Revolving Letter of Credit at any time on or after such date, the determination of such maximum amount to assume the compliance with and satisfaction of all conditions for drawing enumerated therein.

“Bank” means each lender listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 10.06(c), each Incremental Term Loan Bank and their respective successors. Without limiting the generality of the foregoing sentence, the term “Banks” shall include the Term Loan Banks.

“Bank Party” means any Bank.

“Banks’ Ratable Share” means, in respect of any Net Cash Proceeds, a percentage of the Creditors’ Portion equal to a fraction (x) the numerator of which is the Total Bank Exposure at such time and (y) the denominator of which is the sum of the Total Bank Exposure at such time plus the aggregate principal amount of First Priority Secured Debt, the proceeds of which were used to permanently reduce Total Bank Exposure.

AES Fourth Amended and Restated Credit Agreement

“Bankruptcy Law” means any law relating to bankruptcy, insolvency, winding up, reorganization, suspension of payments, arrangement, liquidation, relief of debtors, receivership, compromise, amalgamation, assignment for the benefit of creditors or composition or readjustment of debts, or any equivalent or similar proceeding or action.

“Base Rate” means, for any day, a rate per annum equal to the higher of (i) the rate of interest publicly announced by Citicorp USA, Inc. from time to time as its Base Rate for such day and (ii) the sum of  1/2 of 1% plus the Federal Funds Rate for such day.

“Base Rate Borrowing” has the meaning set forth in the definition of “Borrowing” herein.

“Base Rate Loan” means a Loan which bears interest at the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Section 2.07(a) or Article 8 plus the Base Rate Margin.

“Base Rate Margin” means (i) in respect of the Revolving Credit Loans, a rate per annum equal to the Applicable Revolving Margin less 1.00%, (ii) in respect of the Initial Term Loans, a rate per annum equal to 0.75% (subject to the provisions of Section 2.06(f) hereof), and (iii) in respect of the Incremental Term Loan Facility, a rate per annum to be agreed to by the Borrower, the Agent and the Incremental Term Loan Banks.

“Benefit Arrangement” means, at any time, an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Borrower” has the meaning specified in the recital of the parties to this Agreement.

“Borrowing” means (i) a borrowing hereunder consisting of Revolving Credit Loans made to the Borrower at the same time by the Revolving Credit Loan Banks pursuant to Section 2.01(a) or (ii) a borrowing hereunder consisting of Incremental Term Loans made to the Borrower at the same time by the Incremental Term Loan Banks pursuant to Section 2.17. A Borrowing is a “Base Rate Borrowing” if such Loans are Base Rate Loans or a “Euro-Dollar Borrowing” if such Loans are Euro-Dollar Loans.

“Bridge Debt” means any Debt incurred pursuant to Section 5.07(b)(iv) relating to a bridge financing of any Asset Sale.

“Business Day” means either (i) a Domestic Business Day or (ii) a Euro-Dollar Business Day, as applicable.

“BVI Cayman Pledge Agreement” means the Pledge Agreement dated as of December 12, 2002, made by AES BVI II in favor of the Collateral Trustees.

“BVI Collateral” means the “Collateral” referred to in the BVI Cayman Pledge Agreement.

AES Fourth Amended and Restated Credit Agreement

“Cameroon Business” means any AES Business located in the Republic of Cameroon, including, without limitation, AES Sonel.

“Capital Commitment” means any contractual commitment or obligation under an equity contribution or other agreement the primary purpose of which is for the Borrower to provide to an AES Business a portion of the capital required to finance construction projects, the acquisition of additional assets or capital improvements being undertaken by such AES Business.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participants or other equivalents (however designated, whether voting or non-voting) of, or interests in (however designated), the equity of such Person, including, without limitation, all common stock and preferred stock and partnership and joint venture interests of such Person.

“Cash Flow Coverage Ratio” means, for any period, the ratio of (i) Adjusted Parent Operating Cash Flow for such period to (ii) Corporate Charges for such period.

“CFC” means any entity that is a controlled foreign corporation under Section 957 of the Internal Revenue Code (or any successor provision thereto).

“Closing Date” means March 17, 2004, the date on which the Agent received the fees and documents specified in or pursuant to Section 3.01.

“Collateral” means the Creditor Group Collateral.

“Collateral Account” has the meaning as set forth in the Collateral Trust Agreement.

“Collateral Agent” means Citibank N.A., in its capacity as collateral agent for the Lender Parties under the Financing Documents and its successors in such capacity.

“Collateral Documents” means the Security Agreement, the Collateral Trust Agreement, the BVI Cayman Pledge Agreement and any other agreement that creates or purports to create a Lien in favor of the Collateral Trustees for the benefit of the Secured Holders.

“Collateral Trust Agreement” means the Collateral Trust Agreement dated as of December 12, 2002 made by the grantors thereunder in favor of the Collateral Trustees, as amended by Amendment No. 1 dated as of July 29, 2003 and as further amended from time to time.

“Collateral Trustees” has the meaning as set forth in the Collateral Trust Agreement.

“Collateral Value” means, at any time, the aggregate book value at such time of the percentage of Equity Interests pledged in favor of the Secured Holders (other than the Equity Interests of the Excluded AES Entities); provided that the book value of each Subsidiary whose Equity Interests are being pledged shall be determined at such time (without giving effect to any accumulated other comprehensive gain or loss) by the sum of (i) its contributed capital less (ii) its intercompany receivables, plus (iii) its pre-tax retained earnings, plus (iv) its

AES Fourth Amended and Restated Credit Agreement

intercompany payables and less (v) dividends paid to the Borrower by such Subsidiary; provided further that for purposes of determining IPALCO’s book value, IPALCO’s contributed capital shall be calculated on a purchase accounting basis.

“Commitment Increase” has the meaning set forth in Section 2.17(a).

“Communications” has the meaning set forth in Section 7.11(a).

“Conduit Lender” means any special purpose corporation organized and administered by any Bank for the purpose of making Loans hereunder otherwise required to be made by such Bank and designated by such Bank in a written instrument, subject to the consent of the Agent and the Borrower (which, in each case, shall not be unreasonably withheld or delayed); provided that the designation by any Bank of a Conduit Lender shall not relieve the designating Bank of any of its obligations to fund a Loan under the Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Bank (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided further that no Conduit Lender shall (i) be entitled to receive any greater amount pursuant to Section 8.03, 8.04 or 10.03 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (ii) be deemed to have any Revolving Credit Commitment hereunder.

“Consolidated Subsidiary” means, at any date with respect to any Person, any Subsidiary of such Person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

“Controlling Person” has the meaning set forth in the definition of “Affiliate” herein.

“Corporate Charges” means, for any period, the sum of the following amounts (determined without duplication), in each case to the extent paid in cash by the Borrower during such period and regardless of whether any such amount was accrued during such period:

(i) interest expense of the Borrower for such period:

(A) including, without limitation, interest expense attributable to (x) the accretion of original issue discount on Debt issued at less than face value thereof and (y) any interest added to the principal amount of Debt; but

(B) excluding any interest expense to the extent that (x) the Borrower has the option or obligation to pay or satisfy such interest expense by the issuance of Capital Stock of the Borrower or other securities of the Borrower which would not constitute Recourse Debt and (y) the Borrower has not paid or satisfied such interest expense during such period with cash or by the issuance of Recourse Debt;

AES Fourth Amended and Restated Credit Agreement

(ii) regularly scheduled dividend (including cumulative payments made as a result of any deferral) payments paid on the Borrower’s Redeemable Stock during such period;

(iii) regularly scheduled dividend (including cumulative payments made as a result of any deferral) payments paid on Trust Preferred Securities during such period; and

(iv) regularly scheduled dividend (including cumulative payments made as a result of any deferral) payments paid on the Borrower’s preferred stock or Hybrid Securities during such period.

“Corporate Trustee” means Wilmington Trust Company, a Delaware banking corporation, as Corporate Trustee under the Collateral Trust Agreement and any successor in such capacity.

“Covered Transaction” has the meaning set forth in the definition of “Net Cash Proceeds” herein.

“Credit Agreement Documents” has the meaning set forth in the Collateral Trust Agreement.

“Credit Party” has the meaning set forth in Section 8.03.

“Creditor Group Collateral” means the Security Agreement Collateral, the Additional Collateral Trust Agreement Collateral and the BVI Collateral.

“Creditors’ Portion” means, in respect of any Net Cash Proceeds, (i) 60% of such Net Cash Proceeds at any time that the Recourse Debt to Cash Flow Ratio is greater than or equal to 5.0:1.0 or (ii) 50% of such Net Cash Proceeds at any time that the Recourse Debt to Cash Flow Ratio is less than 5.0:1.0.

“Debt” of any Person means at any date, without duplication, (i) all Obligations of such Person for borrowed money; (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all Obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all Obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles; (v) all Obligations (whether contingent or non-contingent) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, surety or performance bond or similar instrument; (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person; (vii) all Debt of others Guaranteed by such Person and (viii) all Redeemable Stock of such Person valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends. For purposes hereof, contingent obligations of the type described in clause (v) of this definition with respect to letters of credit not issued hereunder shall not be treated as “Debt” hereunder to the extent that such obligations are cash collateralized or to the extent that the issuer of any such letter of credit is entitled to draw under a

AES Fourth Amended and Restated Credit Agreement

Revolving Letter of Credit issued hereunder which by its terms requires that Revolving L/C Drawings under such letter of credit be applied only to reimburse such issuer for amounts paid by such issuer under such letter of credit. The obligations of the Borrower under any Capital Commitment or under any agreement, in the form of indemnity or contingent equity contribution agreement or otherwise, pursuant to which the Borrower agrees to protect any Person, in whole or in part, from tax liabilities, environmental liabilities, political risks, including currency convertibility and transferability risk and changes in law, or construction cost overruns shall not constitute Debt. For the avoidance of doubt, Qualified Equity-Linked or Hybrid Securities shall not be considered Debt for any purpose of this Agreement (other than for purposes of the definition of Material Debt and Section 6.01 hereof).

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Derivatives Obligations” of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, credit derivative transaction, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions; provided that Derivatives Obligations shall not include any obligations of such Person in relation to an equity forward contract, equity or equity index swap or equity or equity index option pertaining, linked or indexed to the common stock of such Person or any affiliate thereof. For purposes of determining the aggregate amount of Derivative Obligations on any date or the Recourse Debt to Cash Flow Ratio on any date, the Derivative Obligations of the applicable Person in respect of any Hedge Agreement shall be the maximum aggregate amount (after giving effect to any netting agreements to the extent such netting agreements are with the same Person to whom any such Derivative Obligations are owed or with Affiliates of such Person) that the applicable Person would be required to pay if such Hedge Agreement were terminated at such time.

“Direct Exposure” has the meaning set forth in Section 2.14(c).

“Disclosed Matters” means matters disclosed in any SEC Filings made prior to March 15, 2004 or in written materials sent by or on behalf of the Borrower to all of the Bank Parties prior to March 15, 2004.

“Dollar Equivalent” means, on any date of determination with respect to any Alternative Currency Letter of Credit, (i) in calculating the maximum aggregate amount available to be drawn under such Alternative Currency Letter of Credit at any time on or after such date, the amount thereof in Dollars most recently reported to the Agent pursuant to Section 2.15 in calculating the amount of any Revolving L/C Drawing under such Alternative Currency Letter of Credit, the aggregate amount of Dollars paid by the relevant Revolving Fronting Bank to purchase the Alternative Currency paid by such Revolving Fronting Bank in respect of such Revolving L/C Drawing.

AES Fourth Amended and Restated Credit Agreement

“Dollars” has the meaning set forth in Section 2.16.

“Domestic Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Domestic Lending Office” means, as to each Bank Party, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank Party may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent.

“Effective Date” means March 17, 2004, the date the Existing Bank Credit Agreement became effective in accordance with Section 10.10 of the Existing Bank Credit Agreement.

“Eligible Assignee” means any commercial bank or financial institution (including, without limitation, any fund that regularly invests in loans similar to the Term Loans) as approved (which approval shall be required only so long as no Event of Default has occurred and is continuing at the time of an assignment) by the Borrower (such approval not to be unreasonably withheld or delayed); provided, however, that neither any Loan Party nor any Subsidiary of a Loan Party shall qualify as an Eligible Assignee under this definition.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

“Equity Credit Preferred Securities” means, at any date:

(i) Debt of the Borrower (A) that is owed to a Special Purpose Financing Subsidiary of the Borrower; (B) that is issued in connection with the issuance by such Special Purpose Financing Subsidiary of Existing Trust Preferred Securities; (C) that is subordinated in right of payment to other Debt of the Borrower of at least the types and to at least the extent as was, on the date of issuance thereof, the Junior Subordinated Debentures issued by AES in connection with the issuance by AES Trust III of its $3.375 Term Convertible Securities, Series C, on October 7, 1999 (or otherwise satisfactory to the Agent); and (D) as to which, at such date, AES has the right to defer the payment of all interest for the period of at least 19 consecutive quarters beginning at such date; and

(ii) Guarantees by the Borrower of the obligations of the issuer of any Existing Trust Preferred Securities in respect of such Existing Trust Preferred Securities; and

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(iii) Mandatorily convertible securities (such as those known as “DECS” (including tax deductible DECS)) consisting of Debt of the Borrower that is subordinated in right of payment to other Debt of the Borrower of at least the types and to at least the extent as was, on the date of issuance thereof, the Junior Subordinated Debentures issued by the Borrower in connection with the issuance by AES Trust III of its $3.375 Term Convertible Securities, Series C, on October 7, 1999, (or otherwise satisfactory to the Agent) and which is mandatorily convertible into, or redeemable with the proceeds of, Capital Stock of the Borrower (other than Redeemable Stock).

“Equity Interest” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination; provided that Equity Interest shall not include Trust Preferred Securities (other than the Existing Trust Preferred Securities) or any debt security that constitutes Debt and is convertible into, or exchangeable for, Equity Interests.

“Equity Issuances” means, in respect of any Person, the issuance or sale of Equity Interests of such Person other than any such issuance to directors, officers or employees pursuant to employee benefit plans in the ordinary course of business (including by way of exercise of stock options).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“ERISA Group” means the Borrower, its Subsidiaries and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Euro-Dollar Borrowing” has the meaning set forth in the definition of “Borrowing” herein.

“Euro-Dollar Business Day” means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

“Euro-Dollar Default Rate” has the meaning set forth in Section 2.06(c).

“Euro-Dollar Lending Office” means, as to each Bank Party, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or

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affiliate of such Bank Party as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

“Euro-Dollar Loan” means a Loan which bears interest at the Adjusted London Interbank Offered Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election plus the Euro-Dollar Margin.

“Euro-Dollar Margin” means (i) in respect of the Revolving Credit Loans, a rate per annum equal to the Applicable Revolving Margin, (ii) in respect of the Initial Term Loans, a rate per annum equal to 1.75% (subject to the provisions of Section 2.06(f) hereof) and (iii) in respect of the Incremental Term Loan Facility, a rate per annum to be agreed to by the Borrower, the Agent and the Incremental Term Loan Banks.

“Euro-Dollar Reserve Percentage” means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of “Eurocurrency liabilities” (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

“Event of Default” has the meaning set forth in Section 6.01.

“Excess Revolving L/C Collateral” has the meaning set forth in Section 2.14(d).

“Exchange Note Holders” means the holders of the Senior Secured Exchange Notes.

“Excluded AES Business” means any AES Business located in Brazil or Argentina; provided that the Borrower may by written notice to the Agent make an election not to treat one or more AES Businesses in Brazil or Argentina as an “Excluded AES Business”. Once the Borrower elects not to treat an AES Business as an “Excluded AES Business” it may not thereafter change or revoke such election with respect to such AES Business without the consent of the Required Banks.

“Excluded AES Entity” means any Person set forth on Schedule IV, as such Schedule IV may be updated pursuant to Section 5.01(l)(2) whose assets consist only of any of the Excluded AES Businesses and direct or indirect Investments therein.

“Existing Bank Credit Agreement” has the meaning set forth in the first preliminary statement hereto.

“Existing Letter of Credit” means a “Letter of Credit” (as defined in the Former Bank Credit Agreement) issued under the Former Bank Credit Agreement that was

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outstanding on the Effective Date and listed on Appendix III under the heading “Existing Revolving Letters of Credit”.

“Existing Trust Preferred Securities” means (i) the $3.375 Trust Preferred Securities, Series C issued by AES Trust III on October 7, 1999 and (ii) the $3.00 Trust Convertible Preferred Securities issued by AES Trust VII on May 17, 2000.

“Extension of Credit” means (i) a Borrowing pursuant to Section 2.01 or Section 2.17 or (ii) the issuance of a Revolving Letter of Credit pursuant to Section 2.03.

“Facilities” means the Revolving Credit Loan Facility, the Initial Term Loan Facility and any Incremental Term Loan Facility made available to the Borrower pursuant to Section 2.17.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upward, if necessary, to the nearest  1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Citicorp USA, Inc. on such day on such transactions as determined by the Agent.

“Financing Documents” means this Agreement, the Collateral Documents and the Notes.

“Financing Parties” means (i) the Bank Parties hereunder and (ii) Exchange Note Holders.

“First Priority Secured Debt” means Debt of the Borrower secured by a first-priority lien on the Creditor Group Collateral (subject to the limitations set forth in Section 5.10(p)), provided that Debt owed to an Affiliate of the Borrower shall not be First-Priority Secured Debt.

“Foreign Subsidiary” means a Pledged Subsidiary or a Subsidiary of a Pledged Subsidiary (other than an Excluded AES Entity) organized under the laws of a jurisdiction other than the United States or any State thereof.

“Form 10-K” means the Borrower’s annual report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

“Form 10-Q” means the Borrower’s quarterly report on Form 10-Q for the quarter ended September 30, 2003, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

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“Former Bank Credit Agreement” means the “Existing Bank Credit Agreement” as defined in the Existing Bank Credit Agreement.

“GAAP” has the meaning set forth in Section 1.02.

“Group of Loans” means, at any time, a group of Loans consisting of (i) all Loans which are Base Rate Loans at such time or (ii) all Euro-Dollar Loans having the same Interest Period at such time; provided that if a Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or, for the avoidance of doubt, obligations of the Borrower to provide capital to an AES Business under a Capital Commitment. The term “Guarantee” used as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning set forth in Section 9.01.

“Hazardous Substances” means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

“Hedge Agreement” means any contract, instrument or agreement in respect of Derivative Obligations.

“Hedge Bank” means any Bank Party or an Affiliate of a Bank Party in its capacity as a party to a Secured Hedge Agreement.

“Hybrid Securities” means, with respect to any Person, any securities of such Person that, at the time of issuance, received at least two of the following treatments: (a) “intermediate equity content” or better equity treatment from Standard & Poor’s Rating Services, (b) “Basket C Equity Credit” or better equity treatment from Moody’s Investors Service, Inc. and (c) “Class C- Moderate Equity Content” or better equity treatment from Fitch Ratings; provided that to the extent any such category of a rating agency is no longer in existence, the applicable references in this definition shall be deemed to be a reference to the nearest equivalent category of such rating agency.

“Increase Commitment Date” has the meaning set forth in Section 2.17(b).

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“Increase Date” has the meaning set forth in Section 2.17(a).

“Incremental Term Loan” means each term loan made by an Incremental Term Loan Bank under the Incremental Term Loan Facility in accordance with the terms of Section 2.17.

“Incremental Term Loan Bank” means each Bank (including any Additional Term Loan Bank) having an Incremental Term Loan.

“Incremental Term Borrowings” means a borrowing consisting of simultaneous Incremental Term Loans of the same type made by the Incremental Term Loan Banks.

“Incremental Term Loan Commitment” means, with respect to each Incremental Term Loan Bank, the amount set forth for such Bank in respect of the Incremental Term Loan Facility in the Register maintained by the Agent pursuant to Section 10.06(f).

“Incremental Term Loan Facility” has the meaning set forth in Section 2.17(a).

“Incremental Term Loan Note” means a promissory note of the Borrower to the order of any Incremental Term Loan Bank, in substantially the form of Exhibit A-2 hereto (with such modifications as the Borrower and the Agent may agree are necessary to evidence the terms of the Incremental Term Loan Facility), evidencing the indebtedness of the Borrower to such Bank resulting from the Incremental Term Loan deemed to have been made by such Lender.

“Incremental Term Loan Termination Date” has the meaning set forth in the definition of “Termination Date” herein.

“Indemnitee” has the meaning set forth in Section 10.03(b).

“Initial Term Loan” means each “Term Loan” under the Existing Bank Credit Agreement continued as an Initial Term Loan hereunder in accordance with the terms of Section 2.01(b) and each Initial Term Loan made as a result of a Commitment Increase in accordance with the terms of Section 2.17.

“Initial Term Loan Bank” means each Bank (including any Additional Term Loan Bank) having an Initial Term Loan.

“Initial Term Loan Commitment” means, with respect to each Initial Term Loan Bank, the amount set forth opposite its name on Appendix II hereto or, if such Bank has entered into one or more Assignment and Assumptions or Assumption Agreements or is an Additional Term Loan Bank, the amount set forth for such Bank in respect of the Initial Term Loan Facility in the Register maintained by the Agent pursuant to Section 10.06(f).

“Initial Term Loan Facility” means, at any time, the aggregate amount of the Initial Term Loan Banks’ Initial Term Loans at such time.

“Initial Term Loan Note” means a promissory note of the Borrower to the order of any Initial Term Loan Bank, in substantially the form of Exhibit A-2 hereto, evidencing the

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indebtedness of the Borrower to such Bank resulting from the Initial Term Loan deemed to have been made by such Lender.

“Initial Term Loan Termination Date” has the meaning set forth in the definition of “Termination Date” herein.

“Interest Period” means, with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending one, two, three, six or, with the consent of all affected Banks, nine or twelve months thereafter, as the Borrower may elect in such notice; provided that:

(i) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

(ii) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Euro-Dollar Business Day of a calendar month; and

(iii) any Interest Period that would otherwise end after the Termination Date shall end on the Termination Date.

“Intermediate Holding Companies” has the meaning set forth in Section 5.16(b).

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Investment” means any investment in any Person, whether by means of share purchase, capital contribution, loan, Guarantee, time deposit or otherwise (but not including any demand deposit).

“IPALCO” means Ipalco Enterprises, Inc., an Indiana corporation.

“IPALCO Asset Sale” has the meaning set forth in Section 2.09(b)(ii).

“Lender Parties” has the meaning set forth in the Collateral Trust Agreement.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower or any of its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

AES Fourth Amended and Restated Credit Agreement

“Loan” means a Revolving Credit Loan or a Term Loan, each of which may be a Base Rate Loan or a Euro-Dollar Loan and “Loans” means Revolving Credit Loans or Term Loans, each of which may be Base Rate Loans or Euro-Dollar Loans or any combination of the foregoing.

“Loan Party” means each Obligor and AES BVI II.

“London Interbank Offered Rate” means, for any Interest Period, the average (rounded upward, if necessary, to the next higher  1/16th of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two business days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

“Material Adverse Effect” means a material adverse effect on (i) the business, consolidated results of operations, consolidated financial condition or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Loan Parties to perform their material obligations under any Financing Document or (iii) the rights of and remedies available to any Bank Party under any Financing Document.

“Material AES Entity” means (i) any Subsidiary Guarantor and (ii) any other Person in which the Borrower has a direct or indirect equity Investment if such Person’s contribution to Parent Operating Cash Flow for the four most recently completed fiscal quarters of the Borrower constitutes 15% or more of Parent Operating Cash Flow for such period.

“Material Debt” means, with respect to any Person, Debt (other than the Loans and the Reimbursement Obligations) of such Person arising in one transaction, in an aggregate principal amount exceeding $50,000,000.

“Material Hedge Agreement” means, with respect to any Person, a Hedge Agreement entered into by such Person in respect of which the Derivative Obligations of such Person exceed $50,000,000.

“Material Obligation” means any obligation or liability in an amount equal to or in excess of $50,000,000.

“Material Plan” means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $50,000,000.

“Maximum Outstanding Exposure” has the meaning set forth in Section 2.15(a).

“Minimum CP Rating” means (i) A-1 for Standard & Poor’s Ratings Services; (ii) P-1 for Moody’s Investors Service, Inc.; (iii) F-1 for Fitch IBCA, Inc. and (iv) D-1 for Duff & Phelps Credit Rating Co.

AES Fourth Amended and Restated Credit Agreement

“Minimum Ratings Condition” means, at any time of determination, that the Facilities are rated at least Ba1 from Moody’s Investors Service, Inc. and the corporate credit rating of the Borrower is at least BB- from Standard & Poor’s Ratings Services, in each case without any negative outlook.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

“Net Cash Proceeds”: (a) with respect to an Equity Issuance by a Subsidiary or the incurrence of Debt (a “Covered Transaction”), means the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by the Borrower and its Subsidiaries from such Covered Transaction after deducting therefrom (without duplication) (i) brokerage commissions, underwriting fees and discounts, legal fees, finder’s fees and other similar fees and commissions, (ii) in the case of a Covered Transaction in the form of incurrence of Debt by a Subsidiary, the amount of any Debt of such Subsidiary that, by the terms of the agreement or instrument governing such Debt or applicable law, is required to be repaid or prepaid and is actually so repaid or prepaid with all or a portion of the proceeds of such Covered Transaction and (iii) any portion of the proceeds of such Covered Transaction required to prepay or collateralize interest or dividends payable in respect of such Covered Transaction during one six-month period; and

(b) with respect to any Asset Sale, means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received (including any cash received upon sale or disposition of such note or receivable), excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the property disposed of in such Asset Sale or received in any other noncash form) therefrom, in each case, net of:

(i) all legal, title and recording tax expenses, commissions and other customary fees and expenses incurred (including, without limitation, consent and waiver fees and any applicable premiums, earn-out or working interest payments or payments in lieu or in termination thereof), and all federal, state, provincial, foreign and local taxes payable to the relevant tax authority (x) as a direct consequence of such Asset Sale, (y) as a result of the required repayment of any Debt in any jurisdiction other than the jurisdiction where the property disposed of was located or (z) as a result of any repatriation to the U.S. of any proceeds of such Asset Sale,

(ii) a reasonable reserve (which reserve if required by the applicable sale agreement, shall be deposited into a third party escrow account with an escrow agent and shall be maintained in such account until such time as the applicable indemnification obligation expires or the amounts on deposit are required to make indemnification payments) for any indemnification payments

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(fixed and contingent) attributable to seller’s indemnities to the purchaser undertaken by the Borrower or any of its Subsidiaries in connection with such Asset Sale (but excluding any payments, which by the terms of the indemnities will not, under any circumstances, be made prior to the Termination Date); provided that any amounts in such reserve to the extent not paid to the purchaser as an indemnification payment after the expiration of any applicable time period set forth in the agreements in respect of such Asset Sale shall be treated as “Net Cash Proceeds” for all purposes of this Agreement,

(iii) all payments made on any Debt which must by its terms or by applicable law be repaid out of the proceeds from such Asset Sale, and

(iv) all required distributions and other required payments made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale;

provided that for purposes of determining Net Cash Proceeds received by a Subsidiary required to be applied pursuant to Section 2.10, only that portion of such Net Cash Proceeds received by the Borrower or a Qualified Holding Company whose Equity Interests have been pledged to the Secured Holders pursuant to the Collateral Documents from such Subsidiary in accordance with Section 5.17 shall be included.

“Non-Consenting Bank” has the meaning set forth in Section 10.16.

“Non- Pledged Subsidiaries” means (i) as of the Closing Date, each of the direct Subsidiaries of the Borrower or of AES BVI II listed on Schedule III or (ii) after the Closing Date, in addition to the “Non- Pledged Subsidiaries” set forth on Schedule III, any newly formed or acquired direct (1) Subsidiary of the Borrower whose aggregate assets have a fair market value not in excess of $3,000,000 and, together with the fair market value of the assets of all Non- Pledged Subsidiaries (other than any Subsidiary which is described in clause (2) below), does not exceed $50,000,000 or (2) Subsidiaries of the Borrower for which a grant or perfection of a Lien on such Subsidiary stock would require approvals and consents from foreign and domestic regulators and from lenders to, and suppliers, customers or other contractual counterparties of, such Subsidiary.

“Note” means a Revolving Credit Loan Note or a Term Loan Note.

“Notice of Borrowing” has the meaning set forth in Section 2.02.

“Notice of Interest Rate Election” has the meaning set forth in Section 2.07(a).

“Notice of Issuance” has the meaning set forth in Section 2.03(d).

“Obligation” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged,

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stayed or otherwise affected by any proceeding referred to in Section 6.01(g) or (h). Without limiting the generality of the foregoing, the Obligations of the Borrower and the Subsidiary Guarantor’s under the Loan Documents include (i) the obligation to pay principal, interest, Revolving Letter of Credit commissions, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by the Borrower and such Subsidiary Guarantor under any Financing Document and (ii) the obligation of the Borrower and such Subsidiary Guarantor to reimburse any amount in respect of any of the foregoing that any Bank Party, in its sole discretion, may elect to pay or advance on behalf of the Borrower and such Subsidiary Guarantor.

“Obligors” means the Borrower and the Subsidiary Guarantor’s.

“Off Balance Sheet Obligation” means, with respect to any Person, any Obligation of such Person under a synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing classified as an operating lease in accordance with GAAP, if such Obligations would give rise to a claim against such Person in a proceeding referred to in Section 6.01(h).

“Other Taxes” has the meaning set forth in Section 8.04(b).

“Parent” means, with respect to any Bank Party, any Person controlling such Bank Party.

“Parent Operating Cash Flow” means, for any period, the sum of the following amounts (determined without duplication) as calculated below:

(i) dividends paid to the Borrower by its Subsidiaries during such period;

(ii) consulting and management fees paid to the Borrower for such period;

(iii) tax sharing payments made to the Borrower during such period;

(iv) interest and other distributions paid to the Borrower during such period with respect to cash and other Temporary Cash Investments of the Borrower (other than with respect to amounts on deposit in the Revolving L/C Cash Collateral Account);

(v) cash payments made to the Borrower in respect of foreign exchange Hedge Agreements or other foreign exchange activities entered into by the Borrower on behalf of any of its Subsidiaries; and

(vi) other cash payments made to the Borrower by its Subsidiaries other than (A) returns of invested capital; (B) payments of the principal of Debt of any such Subsidiary to the Borrower and (C) payments in an amount equal to the aggregate amount released from debt service reserve accounts upon the issuance of letters of credit for the account of the Borrower and the benefit of the beneficiaries of such accounts.

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For purposes of determining Parent Operating Cash Flow:

(1) net cash payments received by a Qualified Holding Company whose Equity Interests have been pledged to the Secured Holders pursuant to the Collateral Documents during any period which could have been (without regard for any cash held by such Qualified Holding Company at the beginning of such period), but were not, paid as a dividend to the Borrower during such period due to tax or other cash management considerations may be included in Parent Operating Cash Flow for such period; provided that any amounts so included will not be included in Parent Operating Cash Flow if and when paid to the Borrower in any subsequent period; and

(2) Net Cash Proceeds from Asset Sales, Equity Issuances or the incurrence of Debt (but only to the extent that the Net Cash Proceeds from such incurrence of Debt are paid to the Borrower or a Qualified Holding Company as a return of capital) shall not be included in Parent Operating Cash Flow for any period.

“Participant” has the meaning set forth in Section 10.06(b).

“Payment Restriction” means any provision in any agreement limiting the ability of any of the Borrower’s Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Business” means, with respect to any Person, (i) a line of business which is substantially the same line of business as one or more of the principal businesses of such Person and its Subsidiaries, (ii) a line of business which is complementary or ancillary to, one or more of the principal businesses of such Person and its Subsidiaries, (iii) any energy business, (iv) any infrastructure business, (v) any power business, (vi) any public utility business, (vii) the ownership, extraction, processing, transportation, distribution and sales of fossil fuels and derivatives thereof, (viii) any line of business relating or in connection with, climate solutions, carbon offsets, biofuels or battery storage and (ix) any business ancillary, complementary or related to any of the business described in clauses (i) through (viii), including without limitation trading activities.

“Permitted Credit Derivative Transaction” means any credit derivative transaction referencing a government, governmental agency or quasi-governmental agency, sovereign or sovereign agency or a super- or multi-national agency or any debt obligation issued by any such entity, in each case to the extent such transaction is not entered into for speculative purposes.

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“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Pledged Debt” shall have the meaning specified in the Security Agreement.

“Pledged Subsidiary” means a direct Subsidiary of the Borrower or AES BVI II listed on Schedule I hereto, whose Equity Interests have been pledged to the Collateral Trustees for the benefit of the Secured Holders by the Borrower or AES BVI II, as applicable, pursuant to the Security Agreement or the BVI Cayman Pledge Agreement.

“Power Supply Business” means an electric power or thermal energy generation or cogeneration facility or related facilities, or an electric power transmission, distribution, fuel supply and fuel transportation facilities, or any combination thereof (all subject to relevant security, if any, under related project financing arrangements), together with its or their related power supply, thermal energy and fuel contracts as well as other contractual arrangements with customers, suppliers and contractors.

“PUHCA” has the meaning set forth in Section 4.12.

“Qualified Equity-Linked or Hybrid Securities” means preferred stock, mandatorily convertible debt securities and Hybrid Securities, in each case, that does not constitute Redeemable Stock.

“Qualified Holding Company” means any Wholly-Owned Consolidated Subsidiary of the Borrower that satisfies, and all of whose direct or indirect holding companies (other than the Borrower) are Wholly-Owned Consolidated Subsidiaries of AES that satisfy, the following conditions:

(i) its direct and indirect interest in any AES Business shall be limited to the ownership of Capital Stock or Debt obligations of a Person with a direct or indirect interest in such AES Business;

(ii) except as a result of the Financing Documents (and permitted refinancings thereof), no consensual encumbrance or restriction of any kind shall exist on its ability to make payments, distributions, loans, advances or transfers to the Borrower;

(iii) it shall not have outstanding any Debt other than Guarantees of Debt under, or Liens constituting Debt under, the Financing Documents (and

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permitted refinancings thereof) and Debt to the Borrower or to other Qualified Holding Companies (other than AES BVI II);

(iv) it shall engage in no business or other activity, shall enter into no binding agreements and shall incur no obligations (other than agreements with, and obligations to, the Borrower or other Qualified Holding Companies (other than AES BVI II)) other than (A) the holding of the Capital Stock and Debt obligations permitted under clause (i) above, including entering into retention agreements and subordination agreements relating to such Capital Stock and Debt, (B) the holding of cash received from its Subsidiaries and the investment thereof in Temporary Cash Investments, (C) the payment of dividends and other amounts to the Borrower, (D) ordinary business development activities, (E) the making (but not the entering into binding obligations to make) of Investments in AES Businesses owned by its Subsidiaries, (F) in the case of AES Electric, the making of Investments in Power Supply Business owned by NIGEN Limited and Medway Power Limited or the repayment of up to GBP10,000,000 owed to AES Barry as of the Effective Date under any agreement by which it is bound as of the Effective Date and (G) entering into foreign exchange Hedge Agreements (otherwise permitted under Section 5.19) in respect of dividends received or expected to be received from Subsidiaries of such Qualified Holding Company, in a notional amount not to exceed $100,000,000 outstanding at any time for each Qualified Holding Company and for a term of no more than six months from the date the relevant Hedge Agreement is entered into; and

(v) is listed on Schedule V hereto (as supplemented from time to time by written notice to the Agent by the Borrower).

“Quarterly Payment Date” means each March 31, June 30, September 30 and December 31.

“Recourse Debt” means, on any date, the sum of (i) Debt of the Borrower (other than Equity Credit Preferred Securities and Qualified Equity-Linked or Hybrid Securities) plus (ii) Derivative Obligations of the Borrower plus (iii) Off Balance Sheet Obligations of the Borrower.

“Recourse Debt to Cash Flow Ratio” means, for any period, the ratio of:

(i) the sum of the Recourse Debt as of the end of such period to;

(ii) the Adjusted Parent Operating Cash Flow during such period.

“Redeemable Stock” means any class or series of Capital Stock or Hybrid Securities of any Person that by its terms or otherwise is (i) required to be redeemed prior to the date that is 180 days following the Termination Date (other than a redemption solely in the form of Capital Stock that does not constitute Redeemable Stock), (ii) redeemable at the option of the holder of such class or series of Capital Stock or Hybrid Securities at any time prior to the date that is 180 days following the Termination Date or (iii) convertible into or exchangeable for (unless solely at the option of such person) Capital Stock or Hybrid Securities referred to in

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clause (i) or (ii) above or Debt having a scheduled maturity prior to the date that is 180 days following the Termination Date; provided that any Capital Stock or Hybrid Securities that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such person to repurchase or redeem such Capital Stock or Hybrid Securities upon the occurrence of an “asset sale” or a “change of control” occurring prior to the date that is 180 days following the Termination Date shall not constitute Redeemable Stock if such Capital Stock or Hybrid Securities specifically provides that such person will not repurchase or redeem any such Capital Stock or Hybrid Securities pursuant to such provisions unless such repurchase or redemption is permitted under the terms of this Agreement.

“Reference Banks” means the respective principal London offices of Citicorp USA, Inc., Bank of America, N.A. and Union Bank of California, N.A. and “Reference Bank” means any one of such Reference Banks.

“Refunding Borrowing” means a Borrowing which, after application of the proceeds thereof, results in no net increase in the Total Outstandings of any Revolving Credit Loan Bank.

“Register” has the meaning set forth in Section 10.06(f).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Reimbursement Obligations” means at any date the obligations then outstanding of the Borrower under Section 2.03(f) to reimburse the Revolving Fronting Banks for Revolving L/C Drawings under Revolving Letters of Credit.

“Related Fund” means with respect to any Bank Party that is a fund that invests in bank loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Bank party or by an Affiliate of such investment advisor.

“Relevant Contingent Exposure” has the meaning set forth in Section 2.14(c).

“Required Banks” means, at any time, Bank Parties owed or holding at least a majority in interest of the aggregate principal amount (based in the case of any Revolving Letter of Credit denominated in an Alternative Currency other than Dollars, on the Dollar Equivalent at such time) of the sum of (i) the aggregate principal amount of the Loans outstanding at such time, (ii) the aggregate Revolving Letter of Credit Liabilities outstanding at such time and (iii) the aggregate Unused Revolving Credit Loan Commitments at such time.

“Required Revolving Credit Loan Banks” means at any time the Revolving Credit Loan Banks having at least a majority of the aggregate Total Exposures at such time.

“Responsible Officer” means any duly authorized officer of the Borrower or any of its Subsidiaries.

“Restricted Payment” has the meaning set forth in Section 5.09(a).

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“Revolving Credit Assumption Agreement” has the meaning set forth in Section 2.18(d)(ii).

“Revolving Credit Increase Date” has the meaning set forth in Section 2.18(a).

“Revolving Credit Loan” has the meaning set forth in Section 2.01(a).

“Revolving Credit Loan Bank” means each Bank having a Revolving Credit Loan Commitment.

“Revolving Credit Loan Commitment” means, at any time, with respect to any Revolving Credit Loan Bank at any time, the amount set forth opposite such Bank’s name on Appendix I hereto under the caption “Revolving Credit Loan Commitment” or, if such Bank has entered into one or more Assignment and Assumptions, the amount set forth for such Bank in the Register maintained by the Agent pursuant to Section 10.06(f) as such Bank’s “Revolving Credit Loan Commitment”, as such amount may be reduced at or prior to such time pursuant to Sections 2.09 or 2.10.

“Revolving Credit Loan Commitment Increase” has the meaning set forth in Section 2.18(a).

“Revolving Credit Loan Facility” means, at any time, the aggregate amount of the Revolving Credit Loan Banks’ Revolving Credit Loan Commitments.

“Revolving Credit Loan Increase Commitment Date” has the meaning set forth in Section 2.18(b).

“Revolving Credit Loan Note” means a promissory note of the Borrower to the order of any Revolving Credit Loan Bank, in substantially the form of Exhibit A-1 hereto, evidencing the indebtedness of the Borrower to such Bank resulting from the Revolving Credit Loans made or deemed to have been made by such Lender.

“Revolving Credit Loan/Term Loan Obligations” shall have the meaning set forth in Section 9.01.

“Revolving Credit Period” means the period from and including the Effective Date to but excluding the Termination Date.

“Revolving Fronting Bank” means (i) with respect to each Existing Letter of Credit deemed to have been issued pursuant to the second sentence of Section 2.03(a), each Bank listed as issuer thereof on Appendix III hereto, as the case may be, (ii) each Revolving Credit Loan Bank listed on Schedule VII hereto and (iii) any other Revolving Credit Loan Bank and/or any Third Party Fronting Bank which has executed and delivered to the Agent a Revolving Fronting Bank Agreement pursuant to Section 10.15, in each case, unless such Bank has been released from its obligation as a Revolving Fronting Bank pursuant to Section 10.15(b).

“Revolving Fronting Bank Agreement” means an agreement, in substantially the form of Exhibit E hereto.

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“Revolving L/C Cash Collateral Account” has the meaning set forth in Section 2.14(a).

“Revolving L/C Collateral” has the meaning set forth in Section 2.14(b).

“Revolving L/C Drawing” means a drawing effected under any Revolving Letter of Credit.

“Revolving Letter of Credit” means a letter of credit issued by a Revolving Fronting Bank pursuant to Section 2.03(a) and shall also include each Existing Letter of Credit.

“Revolving Letter of Credit Commission Rate” means a rate per annum equal to the Applicable Revolving Margin.

“Revolving Letter of Credit Liabilities” means, at any time and in respect of any Revolving Letter of Credit, the sum, without duplication, of (i) the Available Amount of such Revolving Letter of Credit plus (ii) the aggregate unpaid amount of all Reimbursement Obligations in respect of previous Revolving L/C Drawings made under such Revolving Letter of Credit.

“Revolving Letter of Credit Termination Date” has the meaning set forth in Section 2.03(h)(i).

“SEC Filings” means public filings made by the Borrower with the Securities and Exchange Commission on Form 8-K, Form 10-Q or Form 10-K, and any filed amendments to any of the foregoing.

“Second-Priority Secured Debt” means (i) the Borrower’s 8 3/4% Second Priority Senior Secured Notes due 2013, (ii) the Borrower’s 9% Second Priority Notes due 2015 and (iii) Debt of the Borrower that is secured by a Lien on the Creditor Group Collateral that is pari passu with the Lien securing the Notes described in clauses (i) or (ii) (or permitted refinancings thereof).

“Secured Hedge Agreement” means any Hedge Agreement permitted under Article V that (i) is entered into by and between the Borrower and any Hedge Bank and (ii) specifies by its terms that it is secured by the Collateral.

“Secured Holders” has the meaning set forth in the Collateral Trust Agreement.

“Secured Obligations” has the meaning specified in the Collateral Trust Agreement.

“Secured Treasury Management Service Agreements” means any agreement between the Borrower or any of its Subsidiaries and a Bank Party or an Affiliate of a Bank Party to provide treasury management services to the Borrower.

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“Security Agreement” means the Security Agreement dated as of December 12, 2002 made by the grantors thereunder in favor of the Collateral Trustees, as amended by Amendment No. 1 dated as of July 29, 2003 and as further amended from time to time.

“Security Agreement Collateral” means the “Collateral” referred to in the Security Agreement.

“Senior Secured Exchange Notes” means the 10% Exchange Notes due December 15, 2005 issued by the Borrower pursuant to the Senior Secured Exchange Note Indenture and any other Debt issued by the Borrower under the Senior Secured Exchange Note Indenture.

“Senior Secured Exchange Note Indenture” means that certain indenture between the Borrower and Wells Fargo Bank Minnesota, National Association, as Trustee to be dated as of December 13, 2002.

“Senior Subordinated Notes” means the 8.375% Senior Subordinated Notes due August 2007 and the 8.50% Senior Subordinated Notes due November 2007 issued by the Borrower pursuant to the Senior Subordinated Notes Indentures.

“Senior Subordinated Notes Indentures” means (i) that certain indenture between the Borrower and The Bank of New York, as Trustee dated as of July 17, 1997 and (ii) that certain indenture between the Borrower and Wells Fargo Bank Minnesota, National Association (successor to The First National Bank of Chicago), as Trustee dated as of October 29, 1997.

“Shared Collateral Documents” means the Security Agreement, the Collateral Trust Agreement, the BVI Cayman Pledge Agreement and any other agreement that creates or purports to create a Lien in favor of the Collateral Trustees for the Lender Parties.

“Significant AES Entity” means (i) any Material AES Entity, (ii) AES BVI II and (iii) any other Person (other than any Excluded AES Entity) in which the Borrower has a direct or indirect equity Investment if (A) such Person’s contribution to Parent Operating Cash Flow for the four most recently completed fiscal quarters of the Borrower constitutes 10% or more of Parent Operating Cash Flow for such period, or (B) on any date of determination, the Borrower’s direct or indirect interest in the total assets of such Person if such Person is a Consolidated Subsidiary or in the net assets of such Person in all other cases is at least equal to 10% of the consolidated assets of the Borrower and its Consolidated Subsidiaries, taken as a whole, on such date of determination.

“Solvent” and “Solvency” mean, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a

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transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Purpose Financing Subsidiary” means a Consolidated Subsidiary that has no direct or indirect interest in a Power Supply Business or other AES Business and (1) for purposes of Section 5.09(a)(v), was formed solely for the purpose of acquiring Equity Interests in the Borrower and obtaining financing (including the issuance of securities) the proceeds of which were intended to be used to acquire Equity Interests in the Borrower or (2) for any other purpose hereunder, was formed solely for the purpose of issuing Trust Preferred Securities.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Subsidiary Guarantors” means AES Oklahoma, AES Hawaii Management, AES Warrior Run and AES New York.

“Subsidiary Guaranty” has the meaning set forth in Section 9.01.

“Sul Guarantee” means the Guarantee in the Sponsor Agreement dated as of March 7, 2001 between the Borrower and BankBoston, N.A. Nassau Branch, as agent (“BankBoston”) for the lenders under the Sul Credit Agreement referred to below by the Borrower to Guarantee the obligations of AES Cayman Guaiba, Ltd., a Cayman Islands corporation (the “Sul Borrower”) under the Credit Agreement dated as of March 6, 2001 (the “Sul Credit Agreement”), with BankBoston, Banc of America Securities, LLC, Unibanco – Uniao de Bancos Brasilieros S.A. and Westdeutsche Landesbank Girozentrale, New York Branch, and the lenders named therein (as the same may be amended or amended and restated from time to time) in an amount of up to a maximum aggregate amount of $50,000,000.

“Supermajority Banks” means, at any time, Bank Parties owed or holding at least a 66 2/3% interest of the aggregate principal amount (based in the case of any Revolving Letter of Credit denominated in an Alternative Currency other than Dollars, on the Dollar Equivalent at such time) of the sum of (i) the aggregate principal amount of the Loans outstanding at such time, (ii) the aggregate Revolving Letter of Credit Liabilities outstanding at such time and (iii) the aggregate Unused Revolving Credit Loan Commitments at such time.

“Taxes” has the meaning set forth in Section 8.04(a).

“Temporary Cash Investment” means any Investment (having a maturity of not greater than 60 days from the date of issuance thereof) in (A)(i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof; (ii) commercial paper rated at least the Minimum CP Rating by any two of Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc., Fitch IBCA, Inc. and Duff & Phelps Credit Rating Co., provided that one of such two Minimum CP Ratings is by Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc.; (iii) time deposits with, including

AES Fourth Amended and Restated Credit Agreement

certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized or licensed under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000; (iv) medium term notes, auction rate preferred stock, asset backed securities, bonds, notes and letter of credit supported instruments, issued by any entity organized under the laws of the United States, or any state or municipality of the United States and rated in any of the three highest rated categories by Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc.; (v) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above; (vi) Euro-Dollar certificates of deposit issued by any bank or trust company which has capital and unimpaired surplus of not less than $500,000,000 or (vii) with respect to a Subsidiary, any category of investment designated as permissible investments under such Subsidiary’s loan documentation; provided that in each case (except clause (vii)) that such Investment matures within fifteen months from the date of acquisition thereof by the Borrower or a Subsidiary and (B) registered investment companies that are “money market funds” within the meaning of Rule 2a-7 under the Investment Company Act of 1940.

“Term Loan” means each Initial Term Loan and each Incremental Term Loan.

“Term Loan Bank” means each Initial Term Loan Bank and each Incremental Term Loan Bank.

“Term Borrowings” means a borrowing consisting of simultaneous Term Loans of the same type made by the appropriate Term Loan Banks.

“Term Loan Commitments” means the Initial Term Loan Commitments of the Initial Term Loan Banks at such time and the Incremental Term Loan Commitments of the Incremental Term Loan Banks at such time.

“Term Loan Facilities” means the Initial Term Loan Facility and the Incremental Term Loan Facility.

“Term Loan Notes” means the Initial Term Loan Notes and the Incremental Term Loan Notes.

“Termination Date” means (i) June 23, 2010 in the case of the Revolving Credit Loan Facility, (ii) August 10, 2011, in the case of the Initial Term Loan Facility (the “Initial Term Loan Termination Date”) and (iii) the date agreed to by the Borrower, the Agent and the Incremental Term Loan Banks in the case of any Incremental Term Loan Facility (the “Incremental Term Loan Termination Date”); provided that the Incremental Term Loan Termination Date shall not occur prior to the Initial Term Loan Termination Date; provided, in each case, that if the Termination Date occurs on a day that is not a Euro-Dollar Business Day, the Termination Date shall occur on the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Euro-Dollar Business Day.

“Third Party Fronting Bank” means (i) the Agent, (ii) any Term Loan Bank or any Affiliate of any Term Loan Bank (A) a majority of whose common equity is owned, directly

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or indirectly, by such Term Loan Bank, (B) that owns, directly or indirectly, a majority of the common equity of such Term Loan Bank or (C) a majority of whose common equity is owned, directly or indirectly, by a Person that owns, directly or indirectly, a majority of the common equity of such Term Loan Bank and any Subsidiary of any Term Loan Bank a majority of whose common equity is owned directly or indirectly, by such Term Loan Bank, (iii) any commercial bank having total assets in excess of $5,000,000,000, (iv) any savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a net worth in excess of $250,000,000 or (v) any other Person approved by the Agent, that shall, in the case of any such Agent, Term Loan Bank, Affiliate, Parent, Subsidiary or other financial institution or Person agree to issue letters of credit hereunder with the consent of the Agent (which consent will be deemed to have been given unless the Agent shall have notified the Borrower to the contrary within one day of the Agent’s receipt of notice that such Bank, Affiliate, Parent, Subsidiary or other financial institution or Person is to be a Third Party Fronting Bank).

“Total Bank Exposure” at any time means the sum of (i) the aggregate principal amount of the Loans outstanding at such time plus (ii) the aggregate amount of the Revolving Letter of Credit Liabilities at such time plus (iii) the aggregate amount of the Unused Revolving Credit Loan Commitments.

“Total Exposure” means at any time with respect to each Revolving Credit Loan Bank, its Revolving Credit Loan Commitment or, if the Revolving Credit Loan Commitments shall have terminated, its Total Outstandings.

“Total Outstandings” means at any time, as to any Revolving Credit Loan Bank, the sum of the aggregate outstanding principal amount of such Revolving Credit Loan Bank’s Loans and its participation in the Revolving Letter of Credit Liabilities and all unreimbursed Revolving L/C Drawings.

“Total Term Loan Commitments” means at any time in respect of a Term Loan Bank the sum of such Term Loan Bank’s Initial Term Loan Commitment at such time plus such Term Loan Bank’s Incremental Term Loan Commitment at such time.

“Trust Preferred Securities” means, at any date:

(i) any Existing Trust Preferred Securities, and

(ii) any other equity interests in a Special Purpose Financing Subsidiary of AES (such as those known as “TECONS”, “MIPS” or “RHINOS”): (I) that are not (A) required to be redeemed or redeemable at the option of the holder thereof prior to the fifth anniversary of the Termination Date or (B) convertible into or exchangeable for (unless solely at the option of AES) equity interests referred to in clause (A) above or Debt having a scheduled maturity, or requiring any repayments or prepayments of principal or any sinking fund or similar payments in respect of principal or providing for any such repayment, prepayment, sinking fund or other payment at the option of the holder thereof prior to the fifth anniversary of the Termination Date and (II) as to which,

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at such date, AES has the right to defer the payment of all dividends and other distributions in respect thereof for the period of at least 19 consecutive quarters beginning at such date.

“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

“United States” means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

“Unrestricted Cash” means all cash or cash equivalents of the Borrower and its Subsidiaries that would not appear as “restricted” on the consolidated balance sheet of the Borrower or any of its Subsidiaries; provided that Unrestricted Cash shall not include cash or cash equivalents of a Subsidiary that is not an Obligor to the extent such Subsidiary is not permitted (by law, contract or otherwise) from distributing such cash or cash equivalents to the Borrower.

“Unused Revolving Credit Loan Commitments” means, with respect to any Revolving Credit Loan Bank at any time, (i) such Bank’s Revolving Credit Loan Commitment at such time minus (ii) the sum of (A) the aggregate principal amount of all Revolving Credit Loans outstanding at such time and owed to such Revolving Credit Loan Bank plus (B) such Bank’s pro rata share of the Revolving Letter of Credit Liabilities and all unreimbursed Revolving L/C Drawings at such time.

“Wholly-Owned Consolidated Subsidiary” means any Consolidated Subsidiary all of the shares of Capital Stock or other ownership interests of which (except directors’ qualifying shares and shares owned by foreign nationals mandated by applicable law) are at the time directly or indirectly owned by AES.

Section 1.02 Accounting Terms and Determinations.

Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks (“GAAP”); provided that, if the Borrower notifies the Agent that the Borrower wishes to amend any covenant in Article 5 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Borrower that the Required Banks wish to amend Article 5 for such purpose), then

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the Borrower’s compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

Section 1.03 Types of Borrowing.

The term “Borrowing” denotes (a) the aggregation of Loans made (or deemed to have been made) or to be made to the Borrower by one or more Banks pursuant to Article 2 on the same day, all of which Loans are of the same type (subject to Article 8) and, except in the case of Base Rate Loans, have the same initial Interest Period or (b) if the context so requires, the borrowing of such Loans. Borrowings are classified for purposes hereof by reference to the pricing of Loans comprising such Borrowing (e.g., a “Euro-Dollar Borrowing” is a Borrowing comprised of Euro-Dollar Loans). It is understood and agreed that all Borrowings will be made in Dollars.

Section 1.04 Currency Equivalents Generally.

For purposes of this Agreement, the equivalent in any Alternative Currency of an amount in Dollars shall be determined at the rate of exchange quoted by the Agent in New York, at 11:00 A.M. (New York time) on the date of determination, to prime banks in New York for the spot purchase in the New York foreign exchange market of such amount of Dollars with such Alternative Currency.

ARTICLE II

THE CREDITS

Section 2.01 Commitment to Lend.

(a) Revolving Credit Loan Facility. (i) Each Revolving Credit Loan Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans (each a “Revolving Credit Loan”) in Dollars to the Borrower pursuant to this Section 2.01(a) from time to time during the Revolving Credit Period in amounts such that the Total Outstandings of such Revolving Credit Loan Bank at any time shall not exceed the amount of its Revolving Credit Loan Commitment at such time. Each Borrowing under this subsection (a) shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except for Refunding Borrowings and that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(b)) and shall be made from the several Revolving Credit Loan Banks ratably in proportion to their respective Revolving Credit Loan Commitments. Within the foregoing limits, the Borrower may borrow under this Section 2.01(a), repay, or, to the extent permitted by Section 2.10, prepay Revolving Credit Loans and reborrow at any time during the Revolving Credit Period.

(ii) Any “Revolving Credit Loans” outstanding under the Existing Bank Credit Agreement on the Amendment and Restatement Effective Date shall be continued as Revolving Credit Loans hereunder. As of the Amendment and Restatement Effective Date, the aggregate amount of outstanding Revolving Credit Loans is $263,257,731.61.

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(b) Initial Term Loan Facility. Subject to the terms and conditions set forth herein, on the Amendment and Restatement Effective Date any “Term Loan” outstanding under the Existing Bank Credit Agreement shall be continued as an Initial Term Loan hereunder. As of the Amendment and Restatement Effective Date, the aggregate amount of outstanding Initial Term Loans is $200 million.

(c) Term Loan Facilities. The Term Loans are not revolving in nature, and amounts repaid or prepaid in respect thereof may not be reborrowed.

Section 2.02 Notice of Borrowing.

(a) The Borrower shall give the Agent notice (a “Notice of Borrowing”) not later than 11:00 A.M. (New York City time) on (x) the date of each Base Rate Borrowing and (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

(i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

(ii) the aggregate amount of such Borrowing;

(iii) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or the Adjusted London Interbank Offered Rate; and

(iv) in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of “Interest Period.”

(b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

(c) Not later than 2:00 P.M. (New York City time) on the date of each Borrowing, each Bank shall (except as provided in subsection (d) of this Section 2.02) make available its ratable share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 10.01. Unless the Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower requesting such Borrowing at the Agent’s aforesaid address.

(d) If any Bank makes a new Loan hereunder to the Borrower on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (c) of this Section 2.02, or remitted by the Borrower to the Agent as provided in Section 2.11, as the case may be.

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(e) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank’s share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (c) and (d) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.06 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank’s Loan included in such Borrowing for purposes of this Agreement.

Section 2.03 Revolving Letters of Credit.

(a) Issuance of Letters of Credit. Subject to the terms and conditions hereof, each Revolving Fronting Bank agrees to issue letters of credit under this Section 2.03(a) upon the Borrower’s request and for the Borrower account or the account of any of the Borrower’s Subsidiaries, from time to time during the Revolving Credit Period; provided, however, that in no event shall (i) the aggregate Available Amount for all Revolving Letters of Credit exceed the Revolving Credit Loan Facility at such time and (ii) a Revolving Letter of Credit be issued with an Available Amount in excess of the Unused Revolving Credit Commitments of the Revolving Credit Loan Banks at such time. In addition, and notwithstanding any reference in any Existing Letter of Credit to the Former Bank Credit Agreement, on and as of the Effective Date, (x) each Existing Letter of Credit shall be deemed to be a Revolving Letter of Credit and to have been issued on the Effective Date (by the Revolving Fronting Bank that issued or was deemed to have issued such Existing Letter of Credit under the Former Bank Credit Agreement) pursuant to this Section 2.03(a), (y) participations in such Existing Letters of Credit held by the Revolving Credit Loan Banks under the Former Bank Credit Agreement shall be deemed to be cancelled and (z) the Revolving Credit Loan Banks under this Agreement shall be deemed to hold participations in such Existing Letters of Credit in the amount required so that the participations of such Revolving Credit Loan Banks shall be in proportion to their respective Revolving Credit Loan Commitments; provided, however, that nothing in this Section 2.03(a) shall extend, modify or otherwise affect the existing expiry date under any such Existing Letter of Credit. Notwithstanding the foregoing, (x) each Revolving Credit Loan Bank that is a Revolving Fronting Bank, in its separate capacity as a Revolving Fronting Bank, shall only be obligated to issue at any time Revolving Letters of Credit having an aggregate face amount at any time that is equal to the unused Revolving Credit Loan Commitment of such Revolving Credit Loan Bank at such time and (y) each other Revolving Fronting Bank shall only be obligated to issue Revolving Letters of Credit having an aggregate face amount at any time that is equal to such Revolving Fronting Bank’s commitment at such time as set forth in the relevant Revolving Fronting Bank Agreement. Any “Revolving Letters of Credit” outstanding under the Existing Bank Credit Agreement on the Amendment and Restatement Effective Date shall remain outstanding as Revolving Letters of Credit hereunder.

AES Fourth Amended and Restated Credit Agreement

(b) Participations in Letters of Credit. Upon the issuance (or deemed issuance) of each Revolving Letter of Credit by a Revolving Fronting Bank pursuant to Section 2.03(a), such Revolving Fronting Bank shall be deemed, without further action by any party hereto, to have sold to each Revolving Credit Loan Bank (other than such Revolving Fronting Bank in the case of Revolving Letters of Credit not issued by a Third Party Fronting Bank) and each such Revolving Credit Loan Bank shall be deemed, without further action by any party hereto, to have purchased from such Revolving Fronting Bank a participation in such Revolving Letter of Credit and the related Revolving Letter of Credit Liabilities in the amount required so that the participations of the Revolving Credit Loan Banks (including such Revolving Fronting Bank’s retained participation in the case of Revolving Letters of Credit not issued by a Third Party Fronting Bank) therein shall be in proportion to their respective Revolving Credit Loan Commitments.

(c) Required Terms. Each Revolving Letter of Credit issued hereunder shall:

(i) by its terms expire no later than five Domestic Business Days prior to the Termination Date for the Revolving Credit Loan Facility; except that a Revolving Fronting Bank, at it sole discretion and without recourse to the Agent or any other Bank Party, may issue a Revolving Letter of Credit which expires after the Termination Date for the Revolving Credit Loan Facility, provided that five Domestic Business Days prior to the Termination Date for the Revolving Credit Loan Facility, the Borrower shall pay to such issuing Revolving Fronting Bank an amount in immediately available funds equal to the Available Amount of such Revolving Letter of Credit, to be held by such issuing Revolving Fronting Bank as cash collateral;

(ii) be in a face amount of (x) not less than $300,000 (or the equivalent thereof in an Alternative Currency); provided that up to five Revolving Letters of Credit may be issued with stated amounts less than $300,000 (or the equivalent thereof in an Alternative Currency) and (y) not more than the amount that would, after giving effect to the issuance thereof (and the related purchase and sale of participations therein pursuant to Section 2.03(b)) cause the Total Outstandings of any Revolving Credit Loan Bank to equal its Revolving Credit Loan Commitment; and

(iii) be in a form acceptable to the relevant Revolving Fronting Bank.

(d) Notice of Issuance. Except in the case of Existing Letters of Credit, the Borrower may request that a Revolving Letter of Credit be issued by giving the Agent and the Revolving Fronting Banks for such Revolving Letter of Credit a notice (a “Notice of Issuance”) at least two Domestic Business Days before such Revolving Letter of Credit is to be issued (or such shorter period of time as shall be acceptable to the Agent and the relevant Revolving Fronting Banks), specifying:

(i) the date of issuance of such Revolving Letter of Credit;

(ii) the expiry date of such Revolving Letter of Credit (which shall comply with the requirements of Section 2.03(c)(i));

AES Fourth Amended and Restated Credit Agreement

(iii) the proposed terms of such Revolving Letter of Credit (or the proposed form thereof shall be attached to such Notice of Issuance), including the face amount thereof (which shall comply with the requirements of Section 2.03(c)(ii));

(iv) the transaction that is to be supported or financed with such Revolving Letter of Credit, including identification of the Power Supply Business or other AES Business, if any, to which such transaction relates and the name of the proposed account party for such Revolving Letter of Credit (which may be the Borrower and any subsidiary of the Borrower); and

(v) the identity of the Revolving Fronting Banks for such Revolving Letter of Credit, which shall comply with the definition of “Revolving Fronting Bank” hereunder.

Upon the receipt of a Notice of Issuance, the Agent shall promptly notify each Revolving Credit Loan Bank of the contents thereof and of the amount of such Revolving Credit Loan Bank’s participation in such Revolving Letter of Credit and such Notice of Issuance shall not thereafter be revocable by the Borrower.

(e) Revolving L/C Drawings under Revolving Letters of Credit.

(i) Upon receipt from the beneficiary of any Revolving Letter of Credit of demand for payment under such Revolving Letter of Credit, the relevant Revolving Fronting Bank shall determine in accordance with the terms of such Revolving Letter of Credit whether such request for payment should be honored.

(ii) If the relevant Revolving Fronting Bank determines that a demand for payment by the beneficiary of a Revolving Letter of Credit should be honored, such Revolving Fronting Bank shall make available to the beneficiary in accordance with the terms of such Revolving Letter of Credit the amount of the Revolving L/C Drawing under such Revolving Letter of Credit. Such Revolving Fronting Bank shall thereupon promptly notify the Borrower and the Agent of the amount of such Revolving L/C Drawing paid by it. Upon receipt by the Agent of such notice from the relevant Revolving Fronting Bank, the Agent shall promptly notify each Revolving Credit Loan Bank of the amount of each such Revolving Credit Loan Bank’s participation therein (which, in the case of any Revolving L/C Drawing under an Alternative Currency Letter of Credit shall be the Dollar Equivalent thereof).

(f) Reimbursement and Other Payments by the Borrower.

(i) If any amount is drawn under any Revolving Letter of Credit issued at the request of or for the account of the Borrower or any Subsidiary of the Borrower, the Borrower irrevocably and unconditionally agrees to reimburse the applicable Revolving Fronting Bank in Dollars for all amounts paid by such Revolving Fronting Bank upon such Revolving L/C Drawing (which, in the case of any Revolving L/C Drawing under an Alternative Currency Letter of Credit shall be the Dollar Equivalent thereof), together with any and all reasonable charges and expenses which any Revolving Credit Loan Bank or Revolving Fronting Bank may pay or incur relative to such Revolving L/C Drawing and all such amounts due from the Borrower shall bear interest, payable on the date upon which such amounts shall be due and payable, on the amount drawn for each day from and including the date such amount is drawn to

AES Fourth Amended and Restated Credit Agreement

but excluding the date such reimbursement payment is due and payable at a rate per annum equal to the rate applicable to Base Rate Loans for such day. If a Revolving Fronting Bank makes any payment under a Revolving Letter of Credit, the Borrower shall reimburse such Revolving Fronting Bank by paying such amount to the relevant Revolving Fronting Bank not later than 12:00 noon (New York City time) on the day that such payment is made, if the Borrower receives notice of such payment before 10:00 A.M. (New York City time) on such day, or if such notice has not been received by the Borrower before such time on such day, then not later than 12:00 noon (New York City time) on (i) the Domestic Business Day that the Borrower receives such notice, if such notice is received before 10:00 A.M. (New York City time) on the day of receipt, or (ii) the next Domestic Business Day, if such notice is not received before such time on the day of receipt; provided that if such payment is at least $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02, that such payment be made with the proceeds of a Base Rate Borrowing (which shall consist of Revolving Credit Loans) in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Base Rate Borrowing (which shall consist of Revolving Credit Loans). Any overdue reimbursement payment, or overdue interest thereon, shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of the rate applicable to Base Rate Loans for such day plus 2%.

(ii) Each payment to be made by the Borrower pursuant to this Section 2.03(f) shall be made, in Federal or other funds immediately available, to the applicable Revolving Fronting Bank at its address referred to in Section 10.01.

(iii) The obligations of the Borrower to reimburse any Revolving Fronting Bank under this Section 2.03(f) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

(A) any lack of validity or enforceability of any Financing Document;

(B) any amendment or waiver of or any consent to departure from any Financing Document (except, in the case of an effective amendment to, waiver of or consent to a departure from any provision of this Agreement, to the extent specified herein);

(C) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against the beneficiary of any Revolving Letter of Credit (or any Person or entity for whom such beneficiary may be acting), the Agent, any Revolving Fronting Bank or any Revolving Credit Loan Bank or any other Person or entity, whether in connection with this Agreement, any other Financing Document or any unrelated transaction;

(D) any statement or any other document presented under any Revolving Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

AES Fourth Amended and Restated Credit Agreement

(E) payment by a Revolving Fronting Bank under any Revolving Letter of Credit against presentation of a draft or document which does not comply with the terms of such Revolving Letter of Credit; or

(F) to the extent permitted under applicable law, any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

(g) Payments by Revolving Credit Loan Banks with Respect to Revolving Letters of Credit.

(i) Each Revolving Credit Loan Bank shall make available an amount equal to its ratable share of any Revolving L/C Drawing under a Revolving Letter of Credit, in Federal or other funds immediately available in New York City, to the applicable Revolving Fronting Bank by 3:00 P.M. (New York City time) on the date on which the Borrower is required to reimburse such Revolving Fronting Bank with respect to such Revolving L/C Drawing pursuant to Section 2.03(f)(i), together with interest on such amount for the period from and including the date of such Revolving L/C Drawing to but excluding the date upon which such amount is to be made available at the Federal Funds Rate on the date of such Revolving L/C Drawing, at such Revolving Fronting Bank’s address referred to in Section 10.01; provided that each Revolving Credit Loan Bank’s obligation shall be reduced by its pro rata share of any reimbursement theretofore paid by the Borrower in respect of such Revolving L/C Drawing pursuant to Section 2.03(f)(i). The applicable Revolving Fronting Bank shall notify each Revolving Credit Loan Bank of the amount of such Revolving Credit Loan Bank’s obligation (which, in the case of any payment under an Alternative Currency Letter of Credit, shall be the Dollar Equivalent thereof) in respect of any Revolving L/C Drawing under a Revolving Letter of Credit not later than 1:30 P.M. (New York City time) on the day such payment by such Revolving Credit Loan Bank is due. Each Revolving Credit Loan Bank shall be subrogated to the rights of the applicable Revolving Fronting Bank against the Borrower to the extent such payment due from such Revolving Credit Loan Bank to such Revolving Fronting Bank is paid, plus interest thereon, from and including the day such amount is due from such Revolving Credit Loan Bank to such Revolving Fronting Bank to but excluding the day the Borrower makes payment to such Revolving Fronting Bank pursuant to Section 2.03(f)(i), whether before or after judgment, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day. In the event that, on the date of any Revolving L/C Drawing, (x) Total Outstandings exceeds the Maximum Outstanding Exposure, (y) the applicable Revolving Fronting Bank is not reimbursed by the Borrower on such date for the entire amount of such Revolving L/C Drawing, and (z) the Revolving Credit Loan Banks, pursuant to the last sentence of subsection (iv) below, are not obligated to reimburse such Revolving Fronting Bank for the entire amount of such Revolving L/C Drawing, the Agent shall, solely for purposes of determining the portion of such Revolving L/C Drawing to be reimbursed by each Revolving Credit Loan Bank, (A) allocate the respective Revolving Credit Loan Commitments of the Revolving Credit Loan Banks to the Revolving Letter of Credit Liabilities of each Revolving Letter of Credit on such date on a pro rata basis (based upon (1) the proportion of the Revolving Credit Loan Commitments to the aggregate amount of the Revolving Letter of Credit Liabilities of all outstanding Revolving Letters of Credit and (2) each Revolving Credit Loan Bank’s pro rata share of the Revolving Credit Loan Commitments), (B) based on such allocation, determine the reimbursement obligation of each Revolving Credit Loan Bank with respect to such Revolving L/C Drawing and (C) promptly

AES Fourth Amended and Restated Credit Agreement

notify each Revolving Credit Loan Bank of the amount of its reimbursement obligation with respect to such Revolving L/C Drawing.

(ii) If any Revolving Credit Loan Bank fails to pay any amount required pursuant to subsection (i) of this Section 2.03(g) on the date on which such payment is due, interest, payable on demand, shall accrue on such Revolving Credit Loan Bank’s obligation to make such payment, for each day from and including the date such payment becomes due to but excluding the date such Revolving Credit Loan Bank makes such payment at a rate per annum equal to the Federal Funds Rate. Any payment made by any Revolving Credit Loan Bank after 3:00 P.M. (New York City time) on any Domestic Business Day shall be deemed for purposes of the preceding sentence to have been made on the next succeeding Domestic Business Day.

(iii) If the Borrower shall reimburse a Revolving Fronting Bank for any Revolving L/C Drawing under a Revolving Letter of Credit after the Revolving Credit Loan Banks shall have made funds available to such Revolving Fronting Bank with respect to such Revolving L/C Drawing in accordance with subsection (i) of this Section 2.03(g), such Revolving Fronting Bank shall promptly upon receipt of such reimbursement distribute to each Revolving Credit Loan Bank its pro rata share thereof, including interest, to the extent received by such Revolving Fronting Bank.

(iv) The several obligations of the Revolving Credit Loan Banks to the Revolving Fronting Banks hereunder shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be affected by any circumstance, including, without limitation, (1) any set-off, counterclaim, recoupment, defense or other right which any such Revolving Credit Loan Bank or any other Person may have against the Agent, any Revolving Fronting Bank or any other Person for any reason whatsoever; (2) the occurrence or continuance of a Default or an Event of Default or the termination of the Revolving Credit Loan or any Revolving Letter of Credit; (3) any adverse change in the condition (financial or otherwise) of any Obligor or any other Person; (4) any breach of any Financing Document by any party thereto; (5) the fact that any condition precedent to the issuance of, or the making of any payment under, any Revolving Letter of Credit was not in fact met; (6) any violation or asserted violation of law by any Revolving Credit Loan Bank or any affiliate thereof; or (7) to the extent permitted under applicable law, any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Each payment by each Revolving Credit Loan Bank to a Revolving Fronting Bank for its own account shall be made without any offset, abatement, withholding or reduction whatsoever. If a Revolving Fronting Bank is required at any time (whether before or after the Termination Date) to return to the Borrower or to a trustee, receiver, liquidator, custodian or other similar official any portion of the payments made by the Borrower to such Revolving Fronting Bank in payment of any Reimbursement Obligation or interest thereon upon the insolvency of the Borrower, or the commencement of any case or proceeding under any bankruptcy, insolvency or other similar law with respect to the Borrower, each Revolving Credit Loan Bank shall, on demand of such Revolving Fronting Bank, forthwith return to such Revolving Fronting Bank any amounts transferred to such Revolving Credit Loan Bank by such Revolving Fronting Bank in respect thereof pursuant to this subsection plus such Revolving Credit Loan Bank’s pro rata share of any interest on such payments required to be paid to the Person recovering such payments plus interest on the amount so demanded from the day such demand is made, if such demand is made by 2:00 P.M. (New

AES Fourth Amended and Restated Credit Agreement

York City time), or from the next following Domestic Business Day, if such demand is made after 2:00 P.M. (New York City time), to but not including the day such amounts are returned by such Revolving Credit Loan Bank to such Revolving Fronting Bank at a rate per annum for each day equal to (A) the Federal Funds Rate for the day of such demand and (B) the Base Rate plus 1% for each day thereafter. Notwithstanding the foregoing or any other provision contained herein, in no event shall any Revolving Credit Loan Bank be obligated to make any payment to a Revolving Fronting Bank to the extent that such payment would cause such Bank’s pro rata share of the Total Outstandings hereunder to exceed such Bank’s Revolving Credit Loan Commitment; provided that the foregoing shall not affect the obligation of the Borrower (which is absolute, unconditional and irrevocable) to reimburse each Revolving Fronting Bank for the entire amount of each payment made by such Revolving Fronting Bank under a Revolving Letter of Credit, including any amount thereof that is not paid by any Revolving Credit Loan Bank to such Revolving Fronting Bank (pursuant to this sentence or otherwise).

(h) Revolving Letter of Credit Commission; Issuance Fee.

(i) Revolving Letter of Credit Commission. The Borrower agrees to pay to the Agent a letter of credit commission with respect to each Revolving Letter of Credit issued at its request or for its account, computed for each day from and including the date of issuance of such Revolving Letter of Credit through and including the last day a Revolving L/C Drawing is available under such Revolving Letter of Credit (the “Revolving Letter of Credit Termination Date”), at the Revolving Letter of Credit Commission Rate on the aggregate amount available for drawing under such Revolving Letter of Credit from time to time (whether or not any conditions to drawing can then be met), such fee to be for the account of the Revolving Credit Loan Banks ratably in proportion to their Total Exposures. Such fee shall be payable quarterly in arrears (A) on the last Domestic Business Day of each January, April, July and October occurring on or before October 31, 2005, (B) on each March 31, June 30, September 30 and December 31 commencing with December 31, 2005 and (C) upon the Termination Date.

(ii) Issuance Fee. The Borrower shall pay to each Revolving Fronting Bank for its own account such fees with respect to each Revolving Letter of Credit issued by such Revolving Fronting Bank for the account of the Borrower as shall have been agreed between the Borrower and such Revolving Fronting Bank.

(iii) Limited Liability of the Revolving Fronting Bank. As between a Revolving Fronting Bank, on the one hand, and the Borrower, on the other, the Borrower assumes all risks of any acts or omissions of the beneficiary and any transferee of any Revolving Letter of Credit with respect to its use of such Revolving Letter of Credit. Neither a Revolving Fronting Bank nor any of its respective employees, officers or directors shall be liable or responsible for: (1) the use which may be made of any Revolving Letter of Credit or for any acts or omissions of any beneficiary or transferee in connection therewith; (2) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (3) payment by the Revolving Fronting Bank against presentation of documents which do not comply with the terms of any Revolving Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Revolving Letter of Credit; or (4) any other circumstance whatsoever in making or failing to make payment under any Revolving Letter of Credit;

AES Fourth Amended and Restated Credit Agreement

provided that the Borrower shall have a claim against the applicable Revolving Fronting Bank, and such Revolving Fronting Bank shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or special, damages suffered by the Borrower which are found in a final, unappealable judgment of a court of competent jurisdiction to have been caused by (x) such Revolving Fronting Bank’s willful misconduct or gross negligence in determining whether documents presented under any Revolving Letter of Credit comply with the terms thereof or (y) such Revolving Fronting Bank’s willful failure to pay, or gross negligence resulting in a failure to pay, any Revolving L/C Drawing after the presentation to it by the beneficiary (or any transferee of the Revolving Letter of Credit) of a draft and other required documentation strictly complying with the terms and conditions of the Revolving Letter of Credit. In furtherance and not in limitation of the foregoing, a Revolving Fronting Bank may accept documents that appear on their face to be in order, without responsibility for further investigation.

(iv) Revolving Fronting Banks and Affiliates. Each Revolving Fronting Bank shall have the same rights and powers under the Financing Documents as any other Bank and may exercise or refrain from exercising the same as though they were not Revolving Fronting Banks (in each case to the extent such Revolving Fronting Bank is also a Bank), and the Revolving Fronting Banks and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if they were not Revolving Fronting Banks hereunder.

(i) Applicability of ISP98. Unless otherwise expressly agreed by the Revolving Fronting Bank and the Borrower when a Revolving Letter of Credit is issued (or deemed issued), the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law and Practice (or such later version thereof as may be in effect at the time issuance) shall apply to the Revolving Letter of Credit.

Section 2.04 Evidence of Debt.

(a) Each Bank Party shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Bank Party resulting from each Loan owing to such Bank Party from time to time, including the amounts of principal and interest payable and paid to such Bank Party from time to time hereunder. The Borrower agrees that upon notice by any Bank Party to the Borrower (with a copy of such notice to the Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Bank Party to evidence (whether for purposes of pledge, enforcement or otherwise) the Loans owing to, or to be made by, such Bank Party, the Borrower shall promptly execute and deliver to such Bank Party, with a copy to the Agent, a Revolving Credit Loan Note or a Term Loan Note, as applicable, in substantially the form of Exhibits A-1 and A-2 hereto, respectively, payable to the order of such Bank Party in a principal amount equal to the Loans owing to, or to be made by, such Bank Party. All references to Notes in the Financing Documents shall mean Notes, if any, issued hereunder.

(b) The Register maintained by the Agent pursuant to Section 10.06(f) shall include a control account, and a subsidiary account for each Bank Party, in which accounts

AES Fourth Amended and Restated Credit Agreement

(taken together) shall be recorded (i) the date and amount of each Loan made hereunder (or deemed to be made hereunder), whether such Loan bears interest at the Base Rate or the Adjusted London Interbank Offered Rate, and, if appropriate, the Interest Period applicable thereto; (ii) the terms of each Assignment and Assumption delivered to and accepted by it; (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank Party hereunder; and (iv) the amount of any sums received by the Agent from the Borrower hereunder and each Bank Party’s share thereof.

(c) Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Bank Party in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Bank Party and, in the case of such account or accounts, such Bank Party, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Bank Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts, shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

Section 2.05 Maturity of Loans.

(a) Each Revolving Credit Loan shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon), on the Termination Date in respect of the Revolving Credit Loan Facility, (b) each Initial Term Loan shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon), on the Initial Term Loan Termination Date and (c) each Incremental Term Loan shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon) on the Incremental Term Loan Termination Date in respect of such Incremental Term Loan Facility.

Section 2.06 Interest Rates.

(a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate Margin applicable to such Loan plus the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Payment Date.

(b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin applicable to such Loan for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

(c) Upon the occurrence and during the continuance of an Event of Default described in Section 6.01(a) or an Event of Default described in Section 6.01(g) or 6.01(h) with respect to the Borrower, the Borrower shall pay interest on (x) (i) the outstanding principal amount of each Base Rate Loan owing to each Bank Party, payable on demand, at a

AES Fourth Amended and Restated Credit Agreement

rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Base Rate Loan pursuant to Section 2.06(a) above and (ii) to the fullest extent permitted by law, the amount of any interest that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, at a rate per annum equal to 2% per annum above the rate per annum required to be paid on the Base Rate Loans on which such interest has accrued pursuant to Section 2.06(a) above and (y)(i) the outstanding principal amount of each Euro-Dollar Loan owing to each Bank Party payable on demand, at a rate per annum equal at all times to a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Dollar Margin applicable to such Loan plus the Adjusted London Interbank Offered Rate applicable to such Euro-Dollar Loan and (ii) the sum of 2% plus the Euro-Dollar Margin applicable to such Loan plus the quotient obtained (rounded upward, if necessary, to the next higher  1/100th of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher  1/16th of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Reference Banks are offered to such Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the relevant rate applicable to Base Rate Loans) (the “Euro-Dollar Default Rate”) and (ii) to the fullest extent permitted by law, the amount of any interest that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, at a rate per annum equal to the Euro-Dollar Default Rate for the Euro-Dollar Loans on which such interest has accrued pursuant to Section 2.06(b) above.

(d) The Agent shall determine each interest rate applicable to the Loans and Reimbursement Obligations hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

(e) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

(f) The yield to maturity with respect to any First Priority Secured Debt issued after the Effective Date and consisting of a term loan facility or similar bank credit facility (taking into account upfront fees paid to the lenders under such new First Priority Secured Debt) may be no more than 0.25% per annum greater than the yield to maturity with respect to the Initial Term Loans on the Closing Date (and the Borrower agrees that the pricing of the Initial Term Loans (if any) will be increased and or additional fees will be paid to the Banks (if any) to the extent necessary to satisfy such requirement).

AES Fourth Amended and Restated Credit Agreement

Section 2.07 Method of Electing Interest Rates.

(a) The Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject to Section 2.07(d) and the provisions of Article 8), as follows:

(i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day;

(ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans as of any Domestic Business Day or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, subject to Section 2.13 if any such conversion is effective on any day other than the last day of an Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a “Notice of Interest Rate Election”) to the Agent not later than 11:00 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective (unless the relevant Loans are to be converted from Euro-Dollar Loans to Base Rate Loans, in which case such notice shall be delivered to the Agent not later than 11:00 A.M. (New York City time) on the date such conversion is to be effective). A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group of Loans and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each at least $5,000,000 (unless such portion is comprised of Base Rate Loans). If no such notice is timely received before the end of an Interest Period for any Group of Loans consisting of all Euro-Dollar Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans at the end of such Interest Period.

(b) Each Notice of Interest Rate Election shall specify:

(i) the Group of Loans (or portion thereof) to which such notice applies;

(ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of Section 2.07(a) above;

(iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans resulting from such conversion are to be Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

(iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

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(c) Promptly after receiving a Notice of Interest Rate Election from the Borrower pursuant to Section 2.07(a) above, the Agent shall notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

(d) The Borrower shall not be entitled to elect to convert any Loans to, or continue any Loans for an additional Interest Period as, Euro-Dollar Loans if (i) the aggregate principal amount of any Group of Loans consisting of all Euro-Dollar Loans created or continued as a result of such election would be less than $5,000,000 or (ii) a Default shall have occurred and be continuing when the Borrower delivers notice of such election to the Agent.

(e) If any Loan is converted to a different type of Loan, the Borrower shall pay, on the date of such conversion, the interest accrued to such date on the principal amount being converted.

Section 2.08 Commitment Fee.

The Borrower shall pay to the Agent, for the account of the Revolving Credit Loan Banks, ratably in proportion to their Revolving Credit Loan Commitments, a commitment fee of  1/2 of 1% per annum on the daily amount by which the aggregate amount of the Revolving Credit Loan Commitments exceeds the aggregate Total Outstandings. Such commitment fee shall accrue from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Revolving Credit Loan Commitments in their entirety). Accrued commitment fees under this Section 2.08 shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 and upon the date of termination of the Revolving Credit Commitments in their entirety.

Section 2.09 Termination or Reduction of Revolving Credit Loan Commitments.

(a) Optional. The Borrower may, upon at least three Domestic Business Days’ notice to the Agent, (i) terminate the Revolving Credit Loan Commitments in their entirety at any time, if no Revolving Credit Loans or Revolving Letters of Credit are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $5,000,000 or any larger multiple thereof, the aggregate amount of the Revolving Credit Loan Commitments in excess of the aggregate Total Outstandings.

(b) Mandatory. (i) Scheduled Termination. The Revolving Credit Loan Commitments shall terminate on the Termination Date, and any Revolving Credit Loans and Reimbursement Obligations then outstanding (together with accrued interest thereon) shall be due and payable on such date.

(ii) Net Cash Proceeds of Asset Sales.

(x) Other than in the case of an Asset Sale involving the sale of assets or Equity Interests of, or other Investments in, IPALCO or any of its Subsidiaries (an “IPALCO Asset Sale”), on and after the date on which all of the Term Loan Facilities have been paid in full, in the event that the Borrower shall at any time, or from time to time, receive any Net Cash

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Proceeds from Asset Sales, the Revolving Credit Loan Commitments of the Revolving Credit Loan Banks shall, unless the Required Banks otherwise agree, be ratably reduced by such amounts and at such times as may be required to avoid any requirement that all or any portion of such Net Cash Proceeds be applied to repay, prepay, repurchase or defease any Debt of the Borrower that is subordinated in right of payment to the Debt of the Borrower under the Financing Documents.

(y) In the case of an IPALCO Asset Sale, following the application of the Net Cash Proceeds thereof to repay Term Loans in accordance with Section 2.10(b)(i) or if the Term Loan Facilities have been paid in full, the Revolving Credit Loan Commitments of the Revolving Credit Loan Banks shall, (A) unless the Supermajority Banks otherwise agree or the Minimum Ratings Condition is met at such time (after giving effect to such IPALCO Asset Sale), be ratably reduced by an amount equal to the Banks’ Ratable Share of such remaining Net Cash Proceeds (concurrently with the prepayment of outstanding Revolving Credit Loans in accordance with Section 2.10(b)(i)) and (B) after giving effect to any reduction in clause (A), unless the Required Banks otherwise agree, be ratably reduced by such amounts and at such times as may be required to avoid any requirement that all or any portion of such Net Cash Proceeds be applied to repay, prepay, repurchase or defease any Debt of the Borrower that is subordinated in right of payment to the Debt of the Borrower under the Financing Documents.

(c) Reductions Permanent. All reductions of the Revolving Credit Loan Commitments pursuant to this Section 2.09 shall be permanent.

Section 2.10 Prepayment of the Loans.

(a) Optional. (i) Subject in the case of any Euro-Dollar Loans to Section 2.12, the Borrower may, upon at least one Domestic Business Day’s notice to the Agent, prepay any Loans that bear interest at the Base Rate or upon at least three Euro-Dollar Business Days’ notice to the Agent, prepay any Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with (x) accrued interest thereon to the date of prepayment and (y) in the case of prepayments of Initial Term Loans prior to July 29, 2004, a premium equal to 1.00% of the aggregate principal amount so prepaid.

(ii) Upon receipt of a notice of prepayment pursuant to this Section 2.10, the Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

(b) Mandatory. (i) The Borrower shall, on the third Business Day following the receipt by the Borrower after the Effective Date of (A) Net Cash Proceeds from any Asset Sales or (B) Net Cash Proceeds from the incurrence of any Bridge Debt, offer to prepay, on a pro rata basis, an aggregate principal amount of the Term Loans in an amount equal to the Banks’ Ratable Share of such Net Cash Proceeds and the Term Loan Banks shall have the option to accept or refuse such prepayment in accordance with the provisions set forth in Section 2.10(c). Upon the payment in full of the Term Loans, the Borrower shall apply such Net Cash Proceeds to prepay the Revolving Credit Loans outstanding at such time (without

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any reduction of Revolving Credit Loan Commitments, except as set forth in Section 2.09(b)(ii)).

(ii) The Borrower shall, on the third Business Day following the date of receipt of Net Cash Proceeds from the issuance of Debt by any Subsidiary of the Borrower permitted pursuant to Section 5.07(b)(ii) (but only to the extent applicable pursuant to the proviso thereof) and Section 5.07(b)(vi) (but only to the extent the Debt was incurred by IPALCO or a Subsidiary Guarantor), offer to prepay an aggregate principal amount of the Term Loans in an aggregate amount equal to the Banks’ Ratable Share of such Net Cash Proceeds (other than $200,000,000 of additional Debt of IPALCO and the Subsidiary Guarantors incurred after the Effective Date). The Term Loan Banks shall have the option to accept or refuse any prepayment pursuant to this Section 2.10(b)(ii) in accordance with the provisions set forth in Section 2.10(c). So long as Net Cash Proceeds referred to in this Section 2.10(b)(ii) are received by the Borrower, the Borrower agrees to use all reasonable efforts to cause all such Net Cash Proceeds permitted to be distributed to be so distributed. Upon the payment in full of the Term Loans, the Borrower shall apply such Net Cash Proceeds to prepay the Revolving Credit Loans outstanding at such time (without any reduction of Revolving Credit Loan Commitments).

(c) Term Loan Opt-Out. With respect to any prepayment of a Term Loan Facility pursuant to Section 2.10(b) above, the Borrower shall notify the Agent by 12:00 Noon (New York City time) on or before the third Business Day after the Borrower is in receipt of the applicable Net Cash Proceeds of the receipt of such Net Cash Proceeds and its offer to prepay the Term Loans on the fourth Business Day following receipt of such notice by the Agent. The Agent shall then notify each of the Term Loan Banks of such offer. Each Term Loan Bank, at its option, may elect not to accept such prepayment. Any Term Loan Bank declining such prepayment shall give written notice to the Agent by 12:00 Noon (New York City time) on the third Business Day immediately following the date the Term Loan Banks receive notice of such prepayment. If a Term Loan Bank fails to give notice by 12:00 Noon as set forth in the immediately preceding sentence, such Term Loan Bank shall be deemed to have accepted the offer. Any amounts that would otherwise have been applied to prepay such declining Term Loan Bank shall instead be retained by the Borrower.

Section 2.11 General Provisions as to Payments.

(a) The Borrower shall make each payment of principal of, and interest on, the Loans and Reimbursement Obligations and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, without set-off, counterclaim or other deduction, to the Agent at its address referred to in Section 10.01. The Agent will promptly distribute to each Bank Party its ratable share of each such payment received by the Agent for the account of the Bank Parties. Whenever any payment of principal of, or interest on, the Base Rate Loans or Reimbursement Obligations or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for

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payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due from the Borrower to the Bank Parties hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank Party on such due date an amount equal to the amount then due such Bank Party. If and to the extent that the Borrower shall not have so made such payment, each Bank Party shall repay to the Agent forthwith on demand such amount distributed to such Bank Party together with interest thereon, for each day from the date such amount is distributed to such Bank Party until the date such Bank Party repays such amount to the Agent, at the Federal Funds Rate.

Section 2.12 Funding Losses.

If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan or any Euro-Dollar Loan is converted to a Base Rate Loan (pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.06(c), or if the Borrower fails to borrow, prepay, convert or continue any Euro-Dollar Loans after notice has been given to any Bank Party in accordance with Section 2.02(b), 2.07(c) or 2.10(a), the Borrower shall reimburse each Bank Party within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after such payment or conversion or failure to borrow, prepay, convert or continue; provided that such Bank Party shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

Section 2.13 Computation of Interest and Fees.

Interest based on the Base Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

Section 2.14 Revolving L/C Cash Collateral Account.

(a) All amounts required to be deposited as cash collateral with the Collateral Agent pursuant to Section 2.15 or Section 6.03 shall be deposited in a cash collateral account (the “Revolving L/C Cash Collateral Account”) established by the Borrower with the Collateral Agent, to be held, applied or released for application as provided in this Section 2.14 and Section 2.15.

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(b) The Borrower hereby grants to the Collateral Agent for the ratable benefit of the Revolving Fronting Banks and the other Lender Parties as their respective interests appear, a security interest in the Borrower’s right, title and interest in and to the Revolving L/C Cash Collateral Account and all funds and financial assets from time to time credited thereto, all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such funds and financial assets, and all certificates and instruments, if any, from time to time representing or evidencing the Revolving L/C Cash Collateral Account and all of proceeds of any of the foregoing (the “Revolving L/C Collateral”), to secure all of the Borrower’s Obligations hereunder and the other Credit Agreement Documents.

(c) If and when any portion of the Revolving Letter of Credit Liabilities on which any deposit of cash collateral was based (the “Relevant Contingent Exposure”) shall become fixed (a “Direct Exposure”) as a result of the payment by a Revolving Fronting Bank of a draft presented under any relevant Revolving Letter of Credit, (including any such payment under an Alternative Currency Letter of Credit for which the relevant Revolving Fronting Bank, as a result of fluctuations in currency exchange rates, is not reimbursed in full by the Revolving Credit Loan Banks) the amount of such Direct Exposure (but not more than the amount in the Revolving L/C Cash Collateral Account at the time) shall be withdrawn by the Agent from the Revolving L/C Cash Collateral Account and shall be paid to the relevant Revolving Fronting Bank to be applied against such Direct Exposure and the Relevant Contingent Exposure shall thereupon be reduced by such amount.

(d) Interest and other payments and distributions made on or with respect to the Revolving L/C Collateral held by the Collateral Agent shall be for the account of the Borrower and shall constitute additional Revolving L/C Collateral to be held by the Agent; provided that the Agent shall have no obligation to invest any Revolving L/C Collateral on behalf of the Borrower or any other Person. Beyond the exercise of reasonable care in the custody thereof, the Agent shall have no duty as to any Revolving L/C Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Revolving L/C Collateral in its possession if the Revolving L/C Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Revolving L/C Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Collateral Agent in good faith. All expenses and liabilities incurred by the Collateral Agent in connection with taking, holding and disposing of any Revolving L/C Collateral (including customary custody and similar fees with respect to any Revolving L/C Collateral held directly by the Agent and the Revolving L/C Cash Collateral Account) shall be paid by the Borrower from time to time upon demand. Upon an Actionable Default, the Collateral Agent shall be entitled to apply (and, at the request of the Required Banks but subject to applicable law, shall apply) Revolving L/C Collateral or the proceeds thereof to payment of any such expenses, liabilities and fees. After the termination of the Revolving Credit Loan Commitments of the Revolving Loan Credit Loan Banks, the termination of all Revolving Letters of Credit and the repayment in full of all outstanding Reimbursement Obligations in respect of the Revolving Letters of Credit, the

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Collateral Agent shall transfer the remaining Revolving L/C Collateral or the proceeds thereof (the “Excess Revolving L/C Collateral”) to the Collateral Account. Notwithstanding any other term or provision of this Agreement, and for the avoidance of doubt, the Revolving L/C Collateral shall be paid first to the relevant Revolving Fronting Bank in satisfaction of any Direct Exposures or Relevant Contingent Exposures and no Revolving L/C Collateral shall be released or disbursed to any party other than the relevant Revolving Fronting Bank until the satisfaction of all Revolving Letter of Credit Liabilities and the termination of the Revolving Credit Loan Commitments and all Revolving Letters of Credit.

Section 2.15 Computations of Outstandings; Determination of Available Amount of Alternative Currency Letters of Credit.

(a) Whenever reference is made in this Agreement to the Total Outstandings on any date under this Agreement, such reference shall refer to the Total Outstandings on such date after giving effect to all Extensions of Credit to be made on such date. For purposes of calculating the Total Outstandings on any date of determination, the aggregate Available Amount in respect of all Alternative Currency Letters of Credit shall be deemed to equal the amount thereof most recently reported to the Agent pursuant to subsection (b) below. At no time shall the Total Outstandings under this Agreement exceed the sum of (i) the aggregate amount of the Revolving Credit Loan Commitments, plus (ii) the amounts on deposit in the Revolving L/C Cash Collateral Account (such sum being referred to herein as the “Maximum Outstanding Exposure”). References to the Unused Revolving Credit Loan Commitments shall refer to the excess, if any, of the Revolving Credit Loan Commitments over the Total Outstandings; and references to the unused portion of any Revolving Credit Loan Commitment shall refer to the Unused Revolving Credit Loan Commitment of such Bank.

(b) Each Revolving Fronting Bank that issues an Alternative Currency Letter of Credit shall (i) on the first Domestic Business Day of each calendar month, deliver to the Agent a schedule listing (A) each outstanding Alternative Currency Letter of Credit issued by such Revolving Fronting Bank, (B) the maximum aggregate amount available to be drawn under each such Alternative Currency Letter of Credit at any time on or after such date (denominated in the applicable Alternative Currency, assuming the compliance with and satisfaction of all conditions for Revolving L/C Drawing enumerated therein) and (C) the equivalent in Dollars of such amount (as determined by such Revolving Fronting Bank on the basis of exchange rates available to or otherwise used by such Revolving Fronting Bank), together with the applicable exchange rate utilized by such Revolving Fronting Bank and the source thereof (it being agreed and understood that such applicable exchange rate may be adjusted by a reasonable and customary volatility factor as agreed by the Borrower and such Revolving Fronting Bank); (ii) on the date of issuance of any Alternative Currency Letter of Credit (including, if any Alternative Currency Letters of Credit are issued or deemed issued on the Closing Date, on the Closing Date), deliver to the Agent a schedule listing the information described in clauses (B) and (C) above; (iii) on the date of any increase or decrease in the Available Amount of any Alternative Currency Letter of Credit (other than any increase or decrease attributable solely to currency exchange rate fluctuations), deliver to the Agent a schedule listing the information described in clauses (B) and (C) above after

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giving effect to such increase or decrease (as the case may be) and (iv) not later than one Domestic Business Day after its receipt of a written request therefor from the Agent or any Bank, deliver to the Agent a schedule listing the information described in clauses (A), (B) and (C) above. The Agent shall promptly after its receipt thereof deliver a copy of each such schedule to the Collateral Agent, the Borrower and the Banks. For all purposes under this Agreement, unless otherwise expressly set forth herein, the Available Amount in respect of each Alternative Currency Letter of Credit shall be deemed to equal, on any date of determination, the Dollar Equivalent thereof as most recently reported to the Agent by the relevant Revolving Fronting Bank pursuant to this subsection (b).

(c) If, on (i) the date that any schedule is delivered by a Revolving Fronting Bank to the Agent pursuant to subsection (b) above; (ii) any date, after giving effect to reduction in the Revolving Credit Loan Commitments or (iii) any other date, Total Outstandings on such date (calculated pursuant to subsection (a) and (b) above) exceeds the Maximum Outstanding Exposure, then within two Domestic Business Days thereafter the Borrower shall be obligated to deposit cash collateral with the Collateral Agent in the Revolving L/C Cash Collateral Account in an amount equal to such excess to be held, applied or released for application as provided in Section 2.14.

(d) If at any time the Maximum Outstanding Exposure exceeds the Total Outstandings hereunder, the Borrower may provide a written notice to the Collateral Agent requesting the Collateral Agent to withdraw such excess amount from the Revolving L/C Cash Collateral Account and pay such amount to the Borrower, and, provided that no Actionable Default shall have occurred and be continuing, the Collateral Agent shall promptly undertake such actions in accordance with the instructions of the Borrower. If an Actionable Default shall have occurred and be continuing, the Collateral Agent shall not take any of the foregoing actions and, if and when requested by the Required Banks, the amounts held in the Revolving L/C Cash Collateral Account shall be withdrawn by the Collateral Agent, and the proceeds thereof shall be first applied by the Collateral Agent to repay the Total Outstandings and other due and unpaid amounts required to be paid by the Borrower hereunder and second, held, applied or transferred as provided in Section 2.14.

Section 2.16 Alternative Currency Letter of Credit Issuances.

It is understood that, if Revolving Letters of Credit are issued in an Alternative Currency, a circumstance may arise where the United States dollars (“Dollars”) needed to reimburse a Revolving Fronting Bank may exceed the Unused Revolving Credit Loan Commitment of the Revolving Credit Loan Banks and the amounts on deposit in the Revolving L/C Cash Collateral Account available for that purpose. This situation could occur if an Alternative Currency exchange rate between the currency of a Revolving Letter of Credit issuance and Dollars changes between the date of issuance of, and the date of funding a Revolving L/C Drawing on, an Alternative Currency Letter of Credit (or funding a deposit to the Revolving L/C Cash Collateral Account to cover issuances in excess of the Revolving Credit Loan Commitments) so that more Dollars are needed to purchase the Alternative Currency on the date of funding of the Revolving L/C Drawing on an Alternative Currency Letter of Credit (or funding a deposit to the Revolving L/C Cash Collateral Account) than would have been needed to fund a Revolving L/C Drawing made on the issuance date of such Revolving Letter of Credit

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(i.e., the currency of issuance has appreciated against the Dollar between the date of issuance and the date of funding or cash collateral deposit). In such a circumstance, the Revolving Fronting Banks agree as follows: (a) (x) Any shortfall under the Revolving Credit Loan Commitment to purchase participations in Revolving L/C Drawings under Revolving Letters of Credit shall be allocated pro rata among the Revolving Fronting Banks who have issued Alternative Currency Letters of Credit for which the currency of issuance has appreciated against the Dollar (“Adverse Alternative Currency Letters of Credit”); (y) the pro rata allocation shall be based on the Dollar Equivalent of the face amount of each Adverse Alternative Currency Letter of Credit, measured at the issuance date of each such Adverse Alternative Currency Letter of Credit and (z) Revolving Credit Loan Commitments shall not be used to purchase participations in Adverse Alternative Currency Letters of Credit to the extent that use of those Revolving Credit Loan Commitments covers any increase in the Dollar Equivalent of an Adverse Alternative Currency Letters of Credit since the date of issuance of the Revolving Letter of Credit if following such purchase remaining Unused Revolving Credit Loan Commitments are insufficient to purchase participations in the remaining outstanding Revolving Letters of Credit and (b) amounts deposited in the Revolving L/C Cash Collateral Account shall be allocated first to cover shortfalls to the extent existing on the last date of actual deposit to the Revolving L/C Cash Collateral Account, or if later, the most recent date of determination pursuant to Section 2.15(b), and second to any additional shortfalls (allocated pro rata among such shortfalls); provided that funds on deposit in the Revolving L/C Cash Collateral Account, if any, may not be applied to fund a Revolving L/C Drawing on an Adverse Alternative Currency Letter of Credit to the extent those funds have been allocated to cover an exposure existing on the last date of deposit to the Revolving L/C Cash Collateral Account if following the application a previously covered exposure is left without cash collateral.

Section 2.17 Increase in Term Loan Commitments.

(a) The Borrower may, at any time and from time to time prior to the later of (x) the Initial Term Loan Termination Date and (y) any Incremental Term Loan Termination Date, by notice to the Agent, request the addition of one or more new term loan facilities (each, an “Incremental Term Loan Facility”) or one or more increases in the Commitments under a Term Loan Facility existing at the time of such request (each, a “Commitment Increase”) in an aggregate amount up to $500,000,000 plus the sum of all amounts applied from time to time after the Effective Date to permanently prepay Term Loans pursuant to Section 2.10 hereof or to permanently reduce Revolving Credit Loan Commitments pursuant to Section 2.09 hereof less the aggregate amount of Revolving Credit Loan Commitment Increases pursuant to Section 2.18, to be effective as of a date that is at least 90 days prior to the scheduled Termination Date then in effect (each, an “Increase Date”) as specified in the related notice to the Agent; provided, however, that (i) in no event shall the aggregate amount of such Commitment Increases exceed $700,000,000 less the aggregate amount of Revolving Credit Loan Commitment Increases pursuant to Section 2.18, (ii) on the date of any request by the Borrower for a Commitment Increase and on the related Increase Date, the applicable conditions set forth in Section 3.02 and in clause (d) of this Section 2.17 shall be satisfied and (iii) if the request is for an Incremental Term Loan Facility, such Incremental Term Loan Facility shall contain such other terms as may be agreed by the Borrower, the Agent and the Incremental Term Loan Banks, provided that (A) the final scheduled maturity date of the Incremental Term Loan Facility shall in no event be

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prior to the Initial Term Loan Termination Date and (B) no Bank shall have any obligation to participate in any Incremental Term Loan Facility or any Commitment Increase.

(b) The Agent shall promptly notify the Initial Term Loan Banks of any request by the Borrower for a Commitment Increase, which notice shall include (i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which Initial Term Loan Banks wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Commitments (the “Increase Commitment Date”). Each Initial Term Loan Bank that is willing to participate in the requested Commitment Increase shall, in its sole discretion, give written notice to the Agent on or prior to the applicable Increase Commitment Date of the amount by which it is willing either to increase its Initial Term Loan Commitment or commit to the Incremental Term Loan Facility. If the Initial Term Loan Banks notify the Agent that they are willing to participate in a Commitment Increase by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among the Initial Term Loan Banks willing to participate therein in such amounts as are agreed between the Borrower and the Agent.

(c) Promptly following the applicable Increase Commitment Date, the Agent shall notify the Borrower as to the amount, if any, by which the Initial Term Loan Banks are willing to participate in the requested Commitment Increase. If the aggregate amount by which the Initial Term Loan Banks are willing to participate in the requested Commitment Increase on any such Increase Date is less than the requested Commitment Increase, then the Borrower may extend offers to one or more Eligible Assignees to participate in any portion of the requested Commitment Increase that has not been committed to by the Initial Term Loan Banks as of the applicable Increase Commitment Date; provided, however, that the Initial Term Loan Commitment or Incremental Term Loan Commitment, as the case may be, of each such Eligible Assignee shall be in an amount equal to at least $1,000,000.

(d) On the applicable Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with Section 2.17(c) shall become a Bank party to this Agreement as of the applicable Increase Date and the Initial Term Loan Commitment or the Incremental Term Loan Commitment, as the case may be, of each Initial Term Loan Bank participating in such Commitment Increase shall be so increased by such amount (or by the amount allocated to such Initial Term Loan Bank pursuant to the last sentence of Section 2.17(b)) as of such Commitment Increase Date; provided, however, that the Agent shall have received on or before the applicable Increase Date the following, each dated such date:

(i) (A) certified copies of resolutions of the Board of Directors (or a committee thereof) of the Loan Parties approving the applicable Commitment Increase and the corresponding modifications to this Agreement and (B) an opinion of counsel for each of the Loan Parties (which may be an opinion of in-house counsel), each in form and substance reasonably satisfactory to the Agent;

(ii) an assumption agreement from each Eligible Assignee, if any, in form and substance satisfactory to the Borrower and the Agent (each an “Assumption Agreement”), duly executed by such Eligible Assignee, the Agent and the Borrower; and

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(iii) confirmation from each Initial Term Loan Bank of the increase in the amount of its Initial Term Loan Commitment or Incremental Term Loan Commitment, as the case may be, in a writing satisfactory to the Borrower and the Agent.

On the applicable Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.17(d) and the conditions set forth in Section 3.02, (x) the Agent shall notify the Initial Term Loan Banks and the Additional Term Loan Banks participating in such Commitment Increase and the Borrower, on or before 11:00 A.M. (New York City time), by telecopier or telex, of the occurrence of the applicable Commitment Increase to be effected on the related Increase Date, (y) each Initial Term Loan Bank participating in such Commitment Increase and each Additional Term Loan Bank participating in such Commitment Increase shall make a single advance to the Borrower in an amount equal to its agreed commitment in respect of the Commitment Increase; provided that after taking into account such advance, the aggregate principal amount of the Term Loans of each such participating Term Loan Bank shall not exceed such Term Loan Bank’s Total Term Loan Commitments and (z) the Agent shall record in the Register maintained by the Agent pursuant to Section 10.06(f) the relevant information with respect to each Initial Term Loan Bank and each Additional Term Loan Bank participating in such Commitment Increase on such date.

Section 2.18 Increase in Revolving Credit Loan Commitments.

(a) The Borrower may, at any time and from time to time prior to the Termination Date of the Revolving Credit Loan Facility, by notice to the Agent, request one or more increases in the Commitments under the Revolving Credit Loan Facility existing at the time of such request (each, a “Revolving Credit Loan Commitment Increase”) in an aggregate amount up to $500,000,000 plus the sum of all amounts applied from time to time after the Effective Date to permanently reduce Revolving Credit Loan Commitments pursuant to Section 2.09 hereof or to permanently repay Term Loans pursuant to Section 2.10 hereof less the aggregate amount of Incremental Term Loan Facilities and Commitment Increases pursuant to Section 2.17, to be effective as of a date that is at least 90 days prior to the scheduled Termination Date then in effect (each, a “Revolving Credit Increase Date”) as specified in the related notice to the Agent; provided, however, that (i) in no event shall the aggregate amount of such Revolving Credit Loan Commitment Increases exceed $700,000,000 less the aggregate amount of Incremental Term Loan Facilities and Commitment Increases pursuant to Section 2.17 and (ii) on the date of any request by the Borrower for a Revolving Credit Loan Commitment Increase and on the related Revolving Credit Increase Date, the applicable conditions set forth in Section 3.02 and in clause (d) of this Section 2.18 shall be satisfied, provided that no Bank shall have any obligation to participate in any Revolving Credit Loan Commitment Increase.

(b) The Agent shall promptly notify the Revolving Credit Loan Banks of any request by the Borrower for a Revolving Credit Loan Commitment Increase, which notice shall include (i) the proposed amount of such requested Revolving Credit Loan Commitment Increase, (ii) the proposed Revolving Credit Increase Date and (iii) the date by which Revolving Credit Loan Banks wishing to participate in the Revolving Credit Loan Commitment Increase must commit to an increase in the amount of their respective

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Revolving Credit Loan Commitments (the “Revolving Credit Loan Increase Commitment Date”). Each Revolving Credit Loan Bank that desires to participate in the requested Revolving Credit Loan Commitment Increase shall, in its sole discretion, give written notice to the Agent on or prior to the applicable Revolving Credit Loan Increase Commitment Date of the amount by which it desires to increase its Revolving Credit Loan Commitment.

(c) The Borrower may extend offers to one or more Eligible Assignees to participate in any portion of the requested Revolving Credit Loan Commitment Increase; provided, however, that the Revolving Credit Loan Commitment of each such Eligible Assignee shall be in an amount equal to at least $1,000,000. Promptly following the applicable Revolving Credit Loan Increase Commitment Date, the Agent shall notify the Borrower as to the amount, if any, by which the Revolving Credit Loan Banks and any Eligible Assignees are willing to participate in the requested Revolving Credit Loan Commitment Increase. In all cases (including if the aggregate amount by which the Revolving Credit Loan Banks and any Eligible Assignees are willing to participate in the requested Revolving Credit Loan Commitment Increase on any such Revolving Credit Increase Date exceeds the amount of the requested Revolving Credit Loan Commitment Increase), the requested Revolving Credit Loan Commitment Increase shall be allocated among the Revolving Credit Loan Banks and any Eligible Assignees willing to participate therein in such amounts as are agreed between the Borrower and the Agent.

(d) On the applicable Revolving Credit Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Revolving Credit Loan Commitment Increase in accordance with Section 2.18(c) shall become a Bank party to this Agreement as of the applicable Revolving Credit Increase Date and the Revolving Credit Loan Commitment of each Revolving Credit Loan Bank participating in such Revolving Credit Loan Commitment Increase shall be increased by the amount allocated to such Revolving Credit Loan Bank pursuant to the last sentence of Section 2.18(c)) as of such Revolving Credit Increase Date; provided, however, that the Agent shall have received on or before the applicable Revolving Credit Increase Date the following, each dated such date:

(i) (A) certified copies of resolutions of the Board of Directors (or a committee thereof) of the Loan Parties approving the applicable Revolving Credit Loan Commitment Increase and the corresponding modifications to this Agreement and (B) an opinion of counsel for each of the Loan Parties (which may be an opinion of in-house counsel), each in form and substance reasonably satisfactory to the Agent;

(ii) an assumption agreement from each Eligible Assignee, if any, in form and substance satisfactory to the Borrower and the Agent (each a “Revolving Credit Assumption Agreement”), duly executed by such Eligible Assignee, the Agent and the Borrower; and

(iii) confirmation from each Revolving Credit Loan Bank of the increase in the amount of its Revolving Credit Loan Commitment in a writing satisfactory to the Borrower and the Agent.

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On the applicable Revolving Credit Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.18(d) and the conditions set forth in Section 3.02, (x) the Agent shall notify the existing Revolving Credit Loan Banks and any new Revolving Credit Loan Banks participating in such Revolving Credit Loan Commitment Increase and the Borrower, on or before 11:00 A.M. (New York City time), by telecopier or telex, of the occurrence of the applicable Revolving Credit Loan Commitment Increase to be effected on the related Revolving Credit Increase Date and (y) the Agent shall record in the Register maintained by the Agent pursuant to Section 10.06(f) the relevant information with respect to each existing Revolving Credit Loan Bank and each new Revolving Credit Loan Bank participating in such Revolving Credit Loan Commitment Increase on such date.

ARTICLE III

CONDITIONS

Section 3.01 Closing.

The closing under the Existing Bank Credit Agreement occurred on March 17, 2004 when all the following conditions had been satisfied:

(a) The Borrower shall have paid all accrued fees of the Agent, the Collateral Agent, the Arranger Parties and the Banks and all accrued expenses of the Agent and the Collateral Agent (including, without limitation, all fees and expenses of counsel to the Agent payable pursuant to Section 10.03);

(b) The Agent shall have received, if requested, duly executed Notes of the Borrower for the account of each Bank that has so requested, dated on or before the Closing Date complying with the provisions of Section 2.04;

(c) The Agent shall have received (i) an opinion of the Assistant General Counsel of the Borrower, substantially in the form of Exhibit B-1 hereto, (ii) an opinion of Davis Polk & Wardwell, special counsel for the Borrower, substantially in the form of Exhibit B-2 hereto, (iii) opinions of special counsel for certain Subsidiaries of the Borrower in each of the jurisdictions in which the Required Banks may reasonably request, substantially in the form of Exhibit B-3 hereto, (iv) an opinion of Morris, Nichols, Arsht & Tunnell, Delaware counsel for the Borrower, substantially in the form of Exhibit B-4 hereto, (v) an opinion of Maples and Calder, Cayman Islands counsel for the Borrower, substantially in the form of Exhibit B-5 hereto, and (vi) an opinion of Conyers Dill & Pearman, British Virgin Islands counsel for the Borrower, substantially in the form of Exhibit B-6 hereto, each dated the Closing Date (except for the opinions to be delivered pursuant to clause (iii) above which shall be dated on or about the Closing Date) and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

(d) The Agent shall have received an opinion of Shearman & Sterling, special counsel for the Agent, substantially in the form of Exhibit B-7 hereto, dated the Closing

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Date and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

(e) The Agent shall have received evidence, satisfactory to it, in the form of pro forma calculations, that the making of Borrowings and the issuance (or deemed issuance) of, and Revolving L/C Drawings under, the Revolving Letters of Credit, under this Agreement are permitted under the terms of the Debt of the Borrower outstanding on the Closing Date;

(f) The Agent shall have received executed counterparts of Amendment No. 2 to the Collateral Trust Agreement reflecting such amendments as the Agent may deem necessary.

(g) The Agent shall have received copies of the resolutions of the Board of Directors (or, in the case of any limited liability companies, Board of Representatives or the equivalent) of each Loan Party authorizing the execution, delivery and performance by such Loan Party of the Financing Documents to which it is a party, certified by a duly authorized officer of such Loan Party (which certificate shall state that such resolutions are in full force and effect on the Closing Date);

(h) The Agent shall have received certified copies of all approvals, authorizations or consents of, or notices to or registrations with, any governmental body or agency required for each Loan Party, if necessary, to enter into the Financing Documents to which it is a party;

(i) The Agent shall have received a certificate of a duly authorized officer of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign the Financing Documents to which it is a party and the other documents to be delivered by such Loan Party hereunder;

(j) The Agent shall have received a certificate signed by a duly authorized officer of the Borrower dated the Closing Date, to the effect that: (i) the representations and warranties contained in Article 4 hereof are true and correct on and as of the Closing Date as though made on and as of such date; and (ii) no Default has occurred and is continuing or would result from the issuance of the Revolving Letters of Credit requested by the Borrower to be issued on such date and the Borrowings requested by the Borrower to be made on such date (including, without limitation, the deemed issuance of Revolving Letters of Credit pursuant to the second sentence of Section 2.03(a));

(k) The Agent shall have received a certificate signed by a duly authorized officer of the Borrower to the effect that the execution, delivery and performance by each Loan Party of the Financing Documents to which it is a party are within such Loan Party’s corporate or other organizational powers, have been duly authorized by all necessary corporate or other organizational action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of UCC-1 financing statements and other filings required to perfect security interests) and do not contravene, or constitute a default under, any provision of applicable law or regulation or

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of the certificate of incorporation (or certificate of formation, as applicable) or by-laws (or other organizational documents, as applicable) of such Loan Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect or result in the creation or imposition of any Lien on any asset of the Borrower or of AES BVI II or of any Material AES Entity or of any Pledged Subsidiary (except for Liens created by the Financing Documents) provided that any foreclosure or other exercise of remedies by the Collateral Trustees or the Collateral Agent will require additional approvals and consents that have not been obtained from foreign and domestic regulators and from lenders to, and suppliers, customers or other contractual parties of one or more Subsidiaries and failure to obtain such approval or consent could result in a default, or a breach of agreement or other legal obligations of such Subsidiaries; and

(l) The Agent shall have received all documents it may reasonably request relating to the existence of the Loan Parties, the corporate or other organizational authority for and the validity of this Agreement and the other Financing Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Agent.

Section 3.02 Extension of Credit.

The obligation of each Bank to make a Loan on the occasion of each Borrowing and the obligation of the Revolving Fronting Banks to issue a Revolving Letter of Credit on the occasion of each request therefor by the Borrower shall in each case be subject to the satisfaction of the following conditions:

(a) receipt by the Agent of a Notice of Borrowing (except in the case of the deemed issuance of Revolving Letters of Credit pursuant to the second sentence of Section 2.03(a)) or a Notice of Issuance as required by Section 2.02 or 2.03, as the case may be;

(b) the fact that, immediately after such Extension of Credit, after giving effect to all direct and indirect applications of the proceeds of such Extension of Credit made substantially simultaneously with the extension thereof, the aggregate Total Outstandings of any Revolving Credit Loan Bank will not exceed its Revolving Credit Loan Commitment;

(c) the fact that the making of the Borrowings, the continuation of certain Loans and the issuance of, and the Revolving L/C Drawings and the Revolving Letters of Credit under this Agreement are permitted under the terms of the Debt of the Borrower outstanding as of the date of the making of such Loan or the issuance of, and the Revolving L/C Drawings under such Revolving Letter of Credit;

(d) the fact that, immediately before and after such Extension of Credit, no Default shall have occurred and be continuing; and

(e) the fact that the representations and warranties of the Obligors contained in the Financing Documents (except (i) in the case of a Refunding Borrowing, the

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representations and warranties set forth in Section 4.05(b) and 4.06 as to any matter which has heretofore been disclosed in writing by the Borrower to the Bank Parties and (ii) in the case of the representations and warranties set forth in Section 4.16 which shall be true on and as of the date hereof) shall be true on and as of the date of such Extension of Credit.

Each Extension of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Extension of Credit as to the facts specified in clauses (b) through (e) of this Section.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants that:

Section 4.01 Corporate Existence and Power.

Each Loan Party is a corporation (or limited liability company, as applicable) duly incorporated (or formed, as applicable), validly existing and in good standing under the laws of the jurisdiction of its incorporation (or formation) and has all corporate or other organizational powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

Section 4.02 Corporate and Governmental Authorization and Filings; No Contravention.

(a) The execution, delivery and performance by each Loan Party of the Financing Documents to which it is a party are within such Loan Party’s corporate or other organizational powers, have been duly authorized by all necessary corporate or other organizational action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of UCC-1 financing statements and other filings required to perfect security interests) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation (or certificate of formation, as applicable) or by-laws (or other organizational documents, as applicable) of such Loan Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect or result in the creation or imposition of any Lien on any asset of the Borrower, AES BVI II or of any Material AES Entity or of any Pledged Subsidiary (except for Liens created by the Financing Documents).

(b) All filings and other actions necessary to perfect the security interest granted by each Loan Party in the Collateral created under the Collateral Documents have been duly made or taken and are in full force and effect, and (w) the Security Agreement creates in favor of the Collateral Trustees for the benefit of the Secured Holders a valid and, together with such filings and other actions, perfected first priority security interest in the Security Agreement Collateral (subject to no Liens other than Liens permitted by the Financing Documents), securing the payment of the Secured Obligations, and (x) the BVI

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Cayman Pledge Agreement creates in favor of the Collateral Trustees for the benefit of the Secured Holders a valid and, together with such other actions, perfected first priority security interests in the BVI Collateral (subject to no Liens other than Liens permitted by the Financing Documents), securing the payment of the Secured Obligations and (y) the Collateral Trust Agreement creates in favor of the Collateral Trustees for the benefit of the Secured Holders, a valid and, together with such filings and other actions, perfected first priority security interest in the Additional Collateral Trust Agreement Collateral; provided that any foreclosure or other exercise of remedies by the Collateral Trustees will require additional approvals and consents that have not been obtained from foreign and domestic regulators and from lenders to, and suppliers, customers or other contractual counterparties of one or more Subsidiaries and failure to obtain such approval or consent could result in a default, or a breach of agreement or other legal obligations of such Subsidiaries. The Borrower is the legal and beneficial owner of the Security Agreement Collateral and the Additional Collateral Trust Agreement Collateral and AES BVI II is the legal and beneficial owner of the BVI Collateral, in each case free and clear of any Lien, except for Liens permitted by the Financing Documents.

Section 4.03 Compliance with Laws.

The Borrower is and each of its Subsidiaries are in compliance with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except for any non-compliance that could not reasonably be expected to have a Material Adverse Effect.

Section 4.04 Binding Effect.

This Agreement constitutes a valid and binding agreement of each Obligor and each other Financing Document, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of each Loan Party that is a party thereto, in each case enforceable in accordance with its terms.

Section 4.05 Financial Information.

(a) The most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries and the related consolidated statements of operations and cash flows, in each case reported on by Ernst & Young or other independent public accountants of nationally recognized standing and set forth in the Annual Report on Form 10-K most recently filed by the Borrower with the Securities and Exchange Commission, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

(b) Except for Disclosed Matters, since December 31, 2003 there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

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Section 4.06 Litigation.

Except for Disclosed Matters, there is no action, suit, investigation, litigation or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect or which in any manner draws into question the legality, validity or enforceability of any Financing Document, and there shall have been no change in the status of, or in the financial effect on the Borrower or its Subsidiaries from the actions, suits, investigations, litigations or proceedings set forth in the Disclosed Matters that could reasonably be expected to have a Material Adverse Effect.

Section 4.07 Compliance with ERISA.

Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the currently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (a) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan; (b) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (c) incurred any liability in excess of $100,000 under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

Section 4.08 Environmental Matters.

(a) In the ordinary course of its business, each of the Borrower and its Subsidiaries conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower or such Subsidiary, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required for investigation, to achieve or maintain compliance with environmental protection standards imposed by Environmental Laws or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances by the Borrower or its Subsidiaries, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect.

(b) There are no facts, circumstances or conditions that are reasonably likely to result in liabilities arising under Environmental Laws that could have a material adverse

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effect on the business, financial conditions, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

Section 4.09 Taxes.

United States Federal income tax returns of the Borrower and its Subsidiaries and any other material tax returns filed by them have been examined and closed (other than for the limited purposes of net operating loss carry-forwards) through the fiscal year ended December 31, 1999 there are no ongoing or pending tax audits or examinations, and no deficiencies or other claims for unpaid taxes are proposed in respect of any taxes due from the Borrower, its Subsidiaries or any Material AES Entity that could have a Material Adverse Effect. The Borrower, its Subsidiaries and all Material AES Entities have filed all United States Federal income tax returns and the Borrower, its Subsidiaries and all Material AES Entities have filed all other material tax returns which are required to be filed by them, all such United States Federal income tax returns and all such other material returns are true, correct and complete in all material respects and all taxes due as indicated on such returns or pursuant to any assessment received by the Borrower or any Subsidiary or any Material AES Entity have been paid, other than any such taxes that are being diligently contested in good faith through appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principals. The charges, accruals and reserves on the books of the Borrower, its Subsidiaries and all Material AES Entities in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

Section 4.10 Material AES Entities.

Each Material AES Entity is a corporation (or limited liability company, as applicable) duly incorporated (or formed, as applicable), validly existing and (other than any Material AES Entity that is not incorporated under the laws of the United States or any political subdivision thereof) in good standing under the laws of its jurisdiction of incorporation (or jurisdiction of formation, as applicable). Each Material AES Entity has all corporate or other organizational powers and all material governmental licenses, authorization, consents and approvals required to carry on its business as proposed to be conducted and has all governmental licenses, authorizations, consents and approvals required to have been obtained prior to the date hereof and which are material to the operation of its business as proposed to be conducted, except to the extent that the failure to obtain any such license, authorization, consent or approval, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 4.11 Not an Investment Company.

None of the Obligors is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.12 Public Utility Holding Company Act.

Neither the Borrower nor any of its Subsidiaries is subject to regulation as a “holding company” or a “aubsidiary company” of a holding company or an “affiliate” of a subsidiary or holding company or a “public utility company” under Section 2(a) of the Public

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Utility Holding Company Act of 1935, as amended (“PUHCA”), except that the Borrower and certain of its Subsidiaries are exempt holding companies under Section 3(a) of PUHCA by order of the Securities and Exchange Commission.

Section 4.13 Full Disclosure.

All information heretofore furnished by the Borrower to the Agent or any Bank Party for purposes of or in connection with any Financing Document or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank Party will be, true and accurate in all material respects on the date as of which such information is stated or certified in the light of the circumstances under which such information was provided (as modified or supplemented by other information so furnished, when taken together as a whole and with the Disclosed Matters); provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based on assumptions believed to be reasonable at the time, it being recognized by the Bank Parties that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. The Borrower has disclosed to the Bank Parties, in the Disclosed Matters or otherwise in writing, any and all facts specific to the Borrower and its Subsidiaries and known as of the date hereof to a responsible officer of the Borrower that could reasonably be expected to result in a Material Adverse Effect, which materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of any Obligor to perform its obligations under the Financing Documents.

Section 4.14 Collateral Documents and Collateral.

(a) (i) The execution, delivery, recordation, filing or performance by the Borrower and AES BVI II of the Collateral Documents; (ii) the grant by the Borrower and AES BVI II of the Liens granted by each of them pursuant to the Collateral Documents; (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) and (iv) the exercise by the Collateral Trustees of its remedies in respect of the Collateral pursuant to the Collateral Documents, does not require any consent, approval, authorization or other order of, or any notice to or filing with, any court, regulatory body, administrative agency or other governmental body (other than such filings required in order to perfect any security interest granted by the Collateral Documents and other than any consent, approval, authorization, order, notice or filing the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect), and does not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Borrower, AES BVI II, or any of the other Pledged Subsidiaries or any agreement, indenture or other instrument to which the Borrower, AES BVI II or any of the other Pledged Subsidiaries is a party or by which the Borrower, AES BVI II or any of the other Pledged Subsidiaries or the Borrower’s, AES BVI II’s or the other Pledged Subsidiaries respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Borrower, AES BVI II, any of the other Pledged Subsidiaries or the Borrower’s, AES BVI II’s or the other Pledged Subsidiaries respective property except for any violation, breach, conflict or

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default that could not reasonably be expected to have a Material Adverse Effect and except that in each of the foregoing cases any foreclosure or other exercise of remedies by the Collateral Trustees will require additional approvals and consents that have not been obtained from foreign and domestic regulators and from lenders to, and suppliers, customers or other contractual counterparties of, one or more Subsidiaries and failure to obtain such approval or consent could result in a default under, or a breach of, agreements or other legal obligations of such Subsidiaries.

(b) Each of the representations and warranties of the Borrower and AES BVI II contained in the Collateral Documents is true and correct.

(c) Set forth on Schedule I hereto is a complete and accurate list of all Pledged Subsidiaries as of the end of the most recently ended quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b) showing as of such date (as to each such Pledged Subsidiary) its legal name, its jurisdiction of incorporation, the type and number of shares of each class of its Equity Interests authorized, and the type and number outstanding, on such date and the percentage of each such class of its Equity Interests owned (directly or indirectly) by the Borrower and the certificate number corresponding to each such Equity Interest. All of the outstanding Equity Interests pledged to the Collateral Trustees for the benefit of the Secured Holders pursuant to the Security Agreement and the BVI Cayman Pledge Agreement in each Pledged Subsidiary have been validly issued, are fully paid and non-assessable and are owned by the Borrower or AES BVI II, as applicable, free and clear of all Liens, except those created under the Financing Documents.

(d) Set forth on Schedule II hereto is a complete and accurate list of all assigned agreements of the Borrower and its Subsidiaries (the “Assigned Agreements”), showing as of the Effective Date the parties, subject matter and term thereof. Each such Assigned Agreement has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified (except as otherwise permitted pursuant to the Security Agreement), is in full force and effect (except as otherwise permitted pursuant to the Security Agreement) and is valid and binding upon and enforceable against all parties thereto, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by equitable principles of general applicability and, as of the Closing Date, there exists no default under any Assigned Agreement by any party thereto.

Section 4.15 Existing Letters of Credit.

Appendix III hereto identifies each Existing Letter of Credit outstanding as of the Effective Date.

Section 4.16 Solvency.

Each of AES BVI II, AES New York, AES Oklahoma, AES Hawaii and AES Warrior Run is, individually, and together with its Subsidiaries, taken as a whole, Solvent as of the date hereof.

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Section 4.17 Pledged Subsidiaries.

Other than the Non- Pledged Subsidiaries, the Pledged Subsidiaries listed on Schedule I hereto most recently delivered to the Bank Parties in accordance with Section 5.01(l), are, as of the date set forth on such Schedule, all of the direct Subsidiaries of the Borrower and all of the direct Subsidiaries of AES BVI II.

Section 4.18 Qualified Holding Companies Debt.

None of the Qualified Holding Companies is an obligor or a contingent obligor on any of the Debt permitted by Section 5.07(b)(iii) or a contingent obligor on any of the Debt permitted by Section 5.07(a)(ii), other than Debt permitted by the definition of “Qualified Holding Company”.

ARTICLE V

COVENANTS

The Borrower agrees that, so long as any Loan or any other Obligation of any Loan Party under any Financing Document shall remain unpaid or any Revolving Credit Loan Bank has any Revolving Credit Loan Commitment hereunder or any amount payable under any Note remains unpaid or any Revolving Letter of Credit or any Reimbursement Obligation remains outstanding:

Section 5.01 Information.

The Borrower will deliver to each of the Bank Parties (it being understood that, (x) with respect to clause (c) below, such information shall only be delivered to the Bank Parties that on or prior to the date of delivery have previously requested such information and (y) delivery to the Agent and the posting by the Agent of each of the following items on an electronic website, in accordance with Section 7.11, shall constitute delivery to each of the Bank Parties, and the Agent hereby agrees to post on an electronic website or otherwise distribute to the Bank Parties (subject to clause (x) above) any such item delivered by the Borrower to the Agent):

(a) as soon as available and in any event (i) within 120 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower as of the end of such fiscal year, an unconsolidated balance sheet of the Borrower as of the end of such fiscal year, the related consolidated and unconsolidated (as applicable) statements of operations for such fiscal year and the related consolidated and unconsolidated statements of cash flows for such fiscal year, and a statement of cash flow distributions to the Borrower by project for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year and (ii) within 180 days after the end of the fiscal year of the Borrower, a consolidated balance sheet of each Subsidiary Guarantor as of the end of such fiscal year and the related consolidated statements of operations for such fiscal year and the related consolidated statements of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year and said consolidated financial statements, in each case with respect to clauses (i) and (ii), to

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be reported on, in a manner acceptable to the Securities and Exchange Commission, by Ernst & Young or other independent public accountants of nationally recognized standing and such unconsolidated financial statements to be certified as to fairness of presentation, generally accepted accounting principles (other than failure to consolidate) and consistency by the chief executive officer, president, chief financial officer or chief accounting officer of the Borrower;

(b) as soon as available and in any event (i) within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower as of the end of such quarter and an unconsolidated balance sheet of the Borrower as of the end of such fiscal quarter and the related consolidated and unconsolidated statements of operations for such quarter and for the portion of the Borrower’s fiscal year ended at the end of such quarter and the related consolidated and unconsolidated (as applicable) statements of cash flows for the portion of the Borrower’s fiscal year ended at the end of such quarter, and a statement of cash flow distributions to the Borrower by project for such fiscal quarter and for the period of the Borrower’s fiscal year ended at the end of such quarter, setting forth in the case of such consolidated statements of operations and cash flows, in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower’s previous fiscal year and (ii) within 90 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of each Subsidiary Guarantor as of the end of such quarter and the related consolidated statements of operations for such quarter and for the portion of such Subsidiary Guarantor’s fiscal year ended at the end of such quarter and the related consolidated statements of cash flows for the portion of each Subsidiary Guarantor’s fiscal year ended at the end of such quarter, setting forth in the case of such consolidated statements of operations and cash flows, in comparative form the figures for the corresponding quarter and the corresponding portion of each Subsidiary Guarantor’s previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief executive officer, president, chief financial officer or chief accounting officer of the Borrower;

(c) upon request by any such Bank Party made at least 30 days prior to the date that the relevant financial statements are required to be delivered pursuant to clause (a) or (b) above (it being understood that upon the first such request, subsequent requests shall automatically be deemed to have been made for as long as such requesting Bank Party continues to be a Bank Party hereunder), (1) as soon as available and in any event no later than the date on which financial statements are required to be delivered pursuant to clause (a) above, forecasts prepared by management of the Borrower, in form satisfactory to the Agent, of cash flow statements on a monthly basis for the fiscal year following such fiscal year and on an annual basis for each fiscal year thereafter until the Termination Date and (2) as soon as available and in any event no later than the date financial statements are required to be delivered pursuant to clause (a) and (b) above, a statement of the monthly cash flows to the Borrower of each Subsidiary of the Borrower for each of the twelve months ending prior to the date of such financial statements;

AES Fourth Amended and Restated Credit Agreement

(d) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief executive officer, president, chief financial officer or chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.07, 5.09, 5.10(p), 5.11, 5.13, 5.14 and 5.16 on the date of such financial statements; (ii) stating to the knowledge of the Borrower whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto and (iii) accompanied by a schedule setting forth in reasonable detail a description, including, where applicable, the expected and maximum dollar amounts thereof, of all material contingent liabilities not disclosed in such financial statements;

(e) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements whether anything has come to their attention as a result of their audit (which was not directed primarily toward obtaining knowledge of noncompliance) to cause them to believe that the Borrower has failed to comply with the terms, covenants, provisions or conditions as they relate to accounting of financial matters addressed in Sections 5.07 to 5.17, inclusive;

(f) within five days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief executive officer, president, executive vice-president or chief financial officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(g) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

(h) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

(i) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue

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Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief executive officer, president, chief financial officer or chief accounting officer of the Borrower setting forth details as to such occurrence and the action, if any, which the Borrower or the applicable member of the ERISA Group is required or proposes to take;

(j) by 12:00 Noon (New York City time) on the third Business Day after receipt by the Borrower or any Subsidiary of the Borrower of Net Cash Proceeds from any Asset Sale, any issuance of Bridge Debt or any issuance of Debt by any Subsidiary of the Borrower permitted pursuant to Section 5.07(b)(ii) (but only to the extent applicable pursuant to the proviso thereof) and Section 5.07(b)(vi) (but only to the extent the Debt was incurred by IPALCO or a Subsidiary Guarantor), a certificate of the chief executive officer, president, chief financial officer or chief accounting officer of the Borrower setting forth (i) a description of the transaction giving rise to such Net Cash Proceeds, (ii) the amount of Net Cash Proceeds anticipated to be received on such date or each of such dates (together with a schedule detailing the calculations necessary to determine the amount of Net Cash Proceeds), (iii) the amount of such Net Cash Proceeds that is anticipated to prepay the Term Loans and (iv) in the case of the receipt by a Subsidiary of any such Net Cash Proceeds, in the event that such Subsidiary is unable to transfer such Net Cash Proceeds to the Borrower or a Qualified Holding Company whose Equity Interests have been pledged to the Secured Holders pursuant to the Collateral Documents, such certificate shall also set forth a reasonably detailed explanation of the circumstances preventing such Subsidiary from transferring such Net Cash Proceeds to the Borrower or a Qualified Holding Company whose Equity Interests have been pledged to the Secured Holders pursuant to the Collateral Documents;

(k) promptly after receipt by the Borrower or any Subsidiary of the Borrower, a copy of: each complaint, order, citation, initial notice or other material written communication from any Person with respect to the existence or alleged existence of a material violation of any applicable Environmental Law or the incurrence of any material liability, obligation, loss, damage, cost, expense, fine, penalty or sanction or the requirement to commence any material remedial action resulting from or in connection with any material air emission, water discharge, noise emission, Hazardous Substance or any other material environmental, health or safety matter at, upon, under or within any of the properties now or previously owned, leased or operated by the Borrower, any of its Subsidiaries or any Material AES Entity, or due to the operations or activities of the Borrower, any Subsidiary of the Borrower, any Material AES Entity or any other Person on or in connection with any such property or any part thereof;

(l) simultaneously with the delivery of each set of financial statements referred to in clause (a) and (b) above, (1) a revised Schedule I showing as of the last day of such quarter all of the direct Subsidiaries of the Borrower and AES BVI II (other than

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Non- Pledged Subsidiaries) and (2) a revised Schedule IV showing as of the last day of such quarter all the Subsidiaries of the Borrower whose assets consist only of any of the Excluded AES Business and direct or indirect Investments therein;

(m) promptly upon request thereof, deliver to the Agent and the Collateral Trustees (A) a list setting forth, for each Secured Agreement, (i) the aggregate principal amount outstanding thereunder, (ii) the accrued and unpaid interest thereunder, (iii) the accrued and unpaid fees (if any) thereunder, (iv) the names of the Representatives (as defined in the Collateral Trust Agreement) and of the Secured Holders (to the extent known to the Borrower) thereunder, and all other unpaid amounts thereunder known to the Borrower, owing to each such Representative, for its own account and on behalf of such Secured Holders and (v) such other information regarding the Representatives, such Secured Holders and the Secured Agreements as the Agent may reasonably request and (B) the Payment Information (as defined in the Collateral Trust Agreement); and

(n) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank Party, may reasonably request.

Section 5.02 Payment of Obligations.

The Borrower will pay and discharge all its material obligations and liabilities and will cause each Subsidiary Guarantor (other than AES Warrior Run) and IPALCO (in each case, for so long as each Person is a Subsidiary of the Borrower) to pay and discharge all its Material Obligations, in each case, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary of the Borrower to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

Section 5.03 Maintenance of Property; Insurance.

(a) The Borrower will keep, and will cause each of its Subsidiaries to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

(b) The Borrower will, and will cause each of its Subsidiaries to, maintain (either in the name of the Borrower or in such Subsidiary’s own name) with financially sound and responsible insurance companies, insurance of such types, in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in similar circumstances in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to each Bank Party upon request information presented in reasonable detail as to the insurance so carried.

Section 5.04 Conduct of Business and Maintenance of Existence.

The Borrower (a) will continue, and will cause each of AES BVI II, the Material AES Entities and the Pledged Subsidiaries to continue, to engage in a Permitted Business; (b) will continue, and will cause AES BVI II, each Material AES Entity and each Pledged

AES Fourth Amended and Restated Credit Agreement

Subsidiary to continue, to operate their respective businesses on a basis substantially consistent with the policies and standards of the Borrower, AES BVI II or such Material AES Entity or such Pledged Subsidiary as in effect on the date hereof and (c) will preserve, renew and keep in full force and effect, and will cause AES BVI II, each Material AES Entity and each Pledged Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.04 shall prohibit (i) the merger of a Subsidiary into the Borrower or the merger or consolidation of a Subsidiary with or into another Person if the Person surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto (x) no Default shall have occurred and be continuing, (y) neither the Borrower or any Subsidiary Guarantor shall be liable for any Debt of such Subsidiary except to the extent it was liable for such Debt prior to giving effect to such merger and (z) the transaction is otherwise permitted by Section 5.11, (ii) any asset disposition by the Borrower or any of its Subsidiaries permitted by Section 5.18 and (iii) the termination of the corporate existence of any Subsidiary (other than a Subsidiary Guarantor) if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Bank Parties.

Section 5.05 Compliance with Laws.

The Borrower will comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) (a) except for such non-compliance as would result solely in the payment of monetary compensation by the Borrower or such Subsidiary in an amount not to exceed $15,000,000 in the aggregate and (b) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings (and the pendency of such proceedings themselves shall not have a material adverse effect on the Borrower and its Subsidiaries, taken as a whole).

Section 5.06 Inspection of Property, Books and Records.

The Borrower will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Significant AES Entity to permit, representatives of any Bank Party at such Bank Party’s expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

Section 5.07 Limitation on Debt.

The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, incur, assume, create or suffer to exist any Debt, except for:

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(a) in the case of the Borrower:

(i) Debt under the Financing Documents;

(ii) Debt existing on the Effective Date and set forth on Schedule VI;

(iii) Debt representing a refinancing, replacement or refunding of Debt permitted by Section 5.07(a)(i), (ii), (iii), (vii) and (ix); provided that:

(A) (x) the aggregate principal amount of such Debt outstanding or available will not exceed the principal amount outstanding or available at the time of such refinancing, replacement or refunding (plus fees and expenses, including any premium and defeasance costs relating to such refinancing, replacement or refunding), (y) the final maturity of such Debt is later than the Initial Term Loan Termination Date (other than Debt that can be settled in the Borrower’s Capital Stock (other than Redeemable Stock); provided that such Debt may only be settled in cash prior to the Initial Term Loan Termination Date up to an aggregate principal amount not to exceed $400,000,000 and not before July 29, 2006; provided further that the Debt being refinanced, replaced or refunded has a final maturity date on or prior to the Initial Term Loan Termination Date) (z) (1) such Debt shall not contain any Payment Restriction more restrictive than the Payment Restrictions contained in the Debt being refinanced, replaced or refunded or (2) in the opinion of the Borrower, such Payment Restrictions are consistent with customary market terms for a financing of its nature and do not adversely affect the ability of the Borrower to meet its payment Obligations under the Financing Documents; and

(B) no obligor shall be liable for any such Debt except to the extent that it was liable for the Debt so refinanced, replaced or refunded, unless such liability in respect of such Debt would otherwise be permitted by Section 5.07(b);

(iv) Debt owing by the Borrower to a Consolidated Subsidiary of the Borrower so long as such Debt is subordinated on terms reasonably satisfactory to the Agent to the Debt of the Borrower under the Financing Documents;

(v) any Lien permitted by Section 5.10 that constitutes Debt not otherwise permitted by this Section;

(vi) Letters of credit, surety bonds, Guarantees and performance bonds supporting obligations of Subsidiaries so long as, after giving effect to such letters of credit, surety bonds, Guarantees and performance bonds (and the Investments represented thereby), the Borrower would be in compliance with Section 5.16;

(vii) other Debt so long as (x) immediately before and after giving effect to the incurrence and application of the proceeds thereof no Default shall have occurred and be continuing, (y) if such Debt is secured by a Lien on the

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Creditor Group Collateral on a first-lien basis, the final scheduled maturity of such Debt shall in no event be on or prior to the Initial Term Loan Termination Date and (z) if such Debt is secured by a Lien on the Creditor Group Collateral on a first-lien basis, such Debt shall not have any scheduled amortization on or prior to the Initial Term Loan Termination Date in an aggregate amount in excess of 10% of the initial amount of such Debt;

(viii) Debt incurred as a bridge financing for a proposed sale, transfer or other disposition of assets pursuant to Section 5.18(iv) with respect to assets acquired after June 23, 2005; provided that (w) the only direct or contingent obligor in respect of such Debt is the holder of the assets that are the subject of such sale, transfer or other disposition, (x) the interest rate applicable to such Debt does not exceed the then applicable market interest rate, (y) such Debt is repaid with the proceeds of such sale, transfer or other disposition upon consummation thereof and (z) such Debt was incurred in connection with the acquisition by the Borrower of the assets that are the subject of such sale, transfer or other disposition;

(ix) Debt incurred to refinance, replace or refund any of the obligations arising in respect of the Existing Trust Preferred Securities, provided that (x) the only direct or contingent obligor in respect of such Debt is the Borrower and (y) the final scheduled maturity of such Debt shall be later than the Initial Term Loan Termination Date; and

(x) Debt in an aggregate principal amount not to exceed $500,000,000 at any one time outstanding, so long as immediately before and after giving effect to the incurrence and application of the proceeds thereof no Default shall have occurred and be continuing; and

(b) in the case of the Borrower’s Subsidiaries:

(i) Guarantees of Debt of the Borrower under the Financing Documents, the Senior Secured Exchange Notes and Debt permitted by clause (a)(iii) or (a)(vii) above, the proceeds of which are applied to permanently reduce Total Bank Exposure or prepay the Senior Secured Exchange Notes (it being understood that if, after the Effective Date, any Subsidiary Guarantees the Debt of the Borrower under the Financing Documents, such Subsidiary may also Guarantee the Senior Secured Exchange Notes and the Debt permitted by clause (a)(iii) or (a)(vii) above, the proceeds of which are applied to permanently reduce Total Bank Exposure or prepay the Senior Secured Exchange Notes);

(ii) Debt incurred by a Subsidiary:

(x) (1) to finance the acquisition, development, construction, operation, maintenance (including modifications and upgrades to comply with applicable laws and regulations) or working capital requirements (including letters of credit or guarantees to fund debt service reserve

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accounts or similar accounts or for the benefit of power purchase agreements or commodity hedging counterparties) of a Power Supply Business or other business owned, operated or managed (including on a joint basis with others), directly or indirectly, by the Borrower (an “AES Business”) or (2) to finance the acquisition of “greenfields” and the construction, operation, maintenance or working capital requirements (including modifications and upgrades to comply with applicable laws and regulations) or working capital requirements (including letters of credit or guarantees to fund debt service reserve accounts or similar accounts or for the benefit of power purchase agreements or commodity hedging counterparties) necessary to develop and construct such “greenfields” and to operate them as an AES Business or (3) that constitutes Acquired Debt; and

(y) that is not also the Debt of any other Subsidiary with an interest in any other AES Business (except for (1) Debt incurred or assumed by Intermediate Holding Companies which, at the time such Debt was incurred or assumed, in the aggregate, contributed less than 50% of the Parent Operating Cash Flow for the immediately preceding four fiscal quarters, (2) Debt incurred or assumed by Subsidiaries of the Borrower (other than Intermediate Holding Companies), which, at the time such Debt was incurred or assumed, in the aggregate, contributed less than 15% of the Parent Operating Cash Flow for the immediately preceding four fiscal quarters and are projected by the Borrower at the time such Debt is incurred or assumed to contribute less than 15% of the Parent Operating Cash Flow for the immediately succeeding four fiscal quarters and (3) in the case of any Cameroon Business or any Subsidiary of the Borrower (other than any Subsidiary Guarantor) that has a direct or indirect interest in any Cameroon Business, Debt of any other Cameroon Business or any Subsidiary of the Borrower (other than any Subsidiary Guarantor) that has a direct or indirect interest in any Cameroon Business); provided that Excluded AES Entities can guarantee, or be co-obligors with respect to, Debt of other Excluded AES Entities;

provided, however, that to the extent that the Debt incurred pursuant to this Section 5.07(b)(ii) is not used for the purposes set forth in clauses (x)(1), (x)(2) or (x)(3) above, unless such Debt is permitted by another provision hereunder, the portion of Net Cash Proceeds of such Debt not used for such purposes shall be received by the Borrower or a Qualified Holding Company whose Equity Interests have been pledged to the Secured Holders pursuant to the Collateral Documents and such Net Cash Proceeds shall be applied to prepay the Debt hereunder pursuant to and in the amounts and order of priority set forth in Section 2.10(b);

(iii) Debt existing on the Effective Date;

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(iv) Debt incurred by a Subsidiary as a bridge financing for a proposed sale, transfer or other disposition of assets pursuant to Section 5.18(iv); provided that (w) the only direct or contingent obligor in respect of such Debt is the holder of the assets that are the subject of such sale, transfer or other disposition, (x) the interest rate applicable to such Debt does not exceed the then applicable market interest rate, (y) such Debt is repaid with the proceeds of such sale, transfer or other disposition upon consummation thereof and (z) in the case of a bridge financing for a proposed Asset Sale, the Net Cash Proceeds from the incurrence of such Debt shall be applied as set forth in Section 2.10(b);

(v) Debt owing to the Borrower or a Consolidated Subsidiary of the Borrower; provided that Debt owed to the Borrower shall constitute Pledged Debt (to the extent such Debtor is required to pledge such Debt pursuant to the Collateral Documents) and delivered to the Collateral Trustees pursuant to the terms of the Security Agreement; provided further that any such Debt is permitted under Section 5.16;

(vi) Debt incurred by a Subsidiary, the Net Cash Proceeds of which are received by the Borrower or a Qualified Holding Company whose Equity Interests have been pledged to the Secured Holders pursuant to the Collateral Documents and, in the case of Debt incurred by IPALCO or any Subsidiary Guarantor, an amount equal to the Banks’ Ratable Share of 100% of such Net Cash Proceeds (other than $200,000,000 of additional Debt of IPALCO and the Subsidiary Guarantors incurred after the Effective Date), shall be applied to prepay the Debt hereunder pursuant to and in the amount and order of priority set forth in Section 2.10(b);

(vii) Debt representing a refinancing, replacement or refunding of Debt permitted by clauses (b)(ii), (b)(iii), (b)(iv), (b)(vi) and (b)(vii); provided that:

(A) (x) the aggregate principal amount of such Debt outstanding or available will not exceed the principal amount outstanding or available at the time of such refinancing, replacement or refunding (plus fees and expenses, including any premium and defeasance costs) relating to such refinancing, replacement or refunding and (y) the Payment Restrictions in such Debt (1) shall be no more restrictive than the Payment Restrictions contained in the Debt being refinanced, replaced or refunded or (2) in the opinion of the Borrower, are consistent with customary market terms for a financing of its nature and do not adversely affect the ability of the Borrower to meet its payment Obligations under the Financing Documents;

(B) after giving effect to the issuance of such Debt, no Default shall have occurred and be continuing under Section 5.16(b); and

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(C) if any Debt being refinanced, replaced or refunded is subordinated to the Debt of any Subsidiary Guarantor, such Debt shall be subordinated at least to the same extent;

(viii) any Lien permitted by Section 5.10 that constitutes Debt not otherwise permitted by this Section 5.07;

(ix) Guarantees by Excluded AES Entities of Debt and other Obligations of other Excluded AES Entities; and

(x) Guarantees by any Subsidiary of the Borrower existing on the date that such Subsidiary ceased to be an “Excluded AES Entity” hereunder that were permitted pursuant to Section 5.07(b)(ix) when such Subsidiary was an “Excluded AES Entity”.

Notwithstanding any of the foregoing in this Section 5.07(b), in no event shall Qualified Holding Companies incur any Debt other than Debt permitted by the definition of “Qualified Holding Company”.

Section 5.08 Use of Proceeds.

The proceeds of the Loans made, the Revolving Letters of Credit issued (or deemed issued) under this Agreement will be used by the Borrower for working capital and other general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any “margin stock” within the meaning of Regulation U.

Section 5.09 Restricted Payments.

(a) The Borrower will not declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests or Qualified Equity-Linked or Hybrid Securities now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests or Qualified Equity-Linked or Hybrid Securities in the Borrower (each, a “Restricted Payment”), except:

(i) the Borrower may declare and pay regularly-scheduled cash dividends to the holders of (x) the Existing Trust Preferred Securities and (y) the Borrower’s preferred stock;

(ii) the Borrower may redeem, repurchase, refinance, replace or refund any of the Obligations arising (x) in respect of the Existing Trust Preferred Securities at any time, (y) in respect of any other preferred stock, Hybrid Securities and convertible securities (including Qualified Equity-Linked or Hybrid Securities) of the Borrower at any time with the proceeds of any contemporaneous issuance and sale by the Borrower of its Capital Stock (other than Redeemable Stock) or (z) in respect of any Qualified Equity-

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Linked or Hybrid Securities, within 180 days of the final maturity date or mandatory redemption date of any such other Qualified Equity-Linked or Hybrid Securities;

(iii) the Borrower may declare and make Restricted Payments if, after giving effect thereto, the aggregate of all Restricted Payments declared or made subsequent to June 30, 2008 (pursuant to this Section 5.09(a)(iii)) does not exceed 20% (or, if such amount is a loss, minus 100%) of an amount equal to Adjusted Parent Operating Cash Flow less Corporate Charges for the period from July 1, 2008 through the last day of the fiscal quarter of the Borrower then most recently ended for which financial statements were required to be delivered to the Agent pursuant to Section 5.01(a) or (b) (treated for this purpose as a single accounting period); provided that if after giving effect to such Restricted Payment, the amount of all Restricted Payments made pursuant to this clause (iii) since the first day of the most recently ended four fiscal quarter period for which financial statements were required to be delivered to the Agent pursuant to Section 5.01(a) or (b) through the date of such Restricted Payment is greater than the greater of (1) 20% of an amount equal to Adjusted Parent Operating Cash Flow less Corporate Charges for such four fiscal quarter period and (2) $250,000,000, the Borrower shall only be permitted to make a Restricted Payment in excess of such greater amount for such four fiscal quarter period to the extent that before and after giving effect to such Restricted Payment, the Borrower and its Subsidiaries shall have a combination of Unrestricted Cash and unused commitments under the Revolving Credit Loan Facility equal to or greater than the amount of the Revolving Credit Loan Facility in effect at that time;

(iv) the Borrower may declare and make Restricted Payments not otherwise permitted under this Section 5.09 in an aggregate amount not to exceed $500,000,000 from and after the Amended and Restatement Effective Date, provided, that before and after giving effect to each Restricted Payment under this Section 5.09(a)(iv), the Borrower and its Subsidiaries shall have any combination of Unrestricted Cash and unused commitments under the Revolving Credit Loan Facility equal to or greater than aggregate amount of the Revolving Credit Loan Facility in effect at that time;

(v) (A) any Subsidiary of the Borrower (other than a Subsidiary Guarantor) may purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Borrower using funds that are not able to be paid to the Borrower or a Subsidiary Guarantor as a dividend due to legal or contractual restrictions affecting such Subsidiary or, from and after January 1, 2010, due to incremental tax liability, (B) any Special Purpose Financing Subsidiary may purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Borrower using proceeds of financing that does not constitute Recourse Debt and as to which neither the Borrower nor any of its other Subsidiaries (a) provides credit support of any kind, (b) is directly or indirectly liable as a guarantor or otherwise or (c) constitutes the lender and (C) any Subsidiary may purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Borrower to the extent that the Borrower would have been permitted to do so under clause (iii) or (iv) of this Section 5.09(a); provided that, in the case of clause (A) only to the extent of any Restricted Payments made by a Qualified Holding Company, clause (B) only to the extent of such Restricted Payments funded with proceeds received from the Borrower, any Qualified Holding Company or any Subsidiary Guarantor and clause (C),

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such Restricted Payment shall be deemed to be a Restricted Payment made by the Borrower under clause (iii) or (iv) of this Section 5.09(a) (and the making of such Restricted Payment shall reduce the availability thereunder) and shall only be permitted to the extent there would have been availability for the Borrower to make such Restricted Payment under clause (iii) or (iv) of this Section 5.09(a); and

(vi) The Borrower and its Subsidiaries may make regularly-scheduled interest payments and pay dividends on Qualified Equity-Linked or Hybrid Securities.

provided that nothing in this Section shall prohibit the payment of any dividend or distribution within 45 days after the declaration thereof if such declaration was not prohibited by this Section.

(b) Notwithstanding Section 5.09(a) above, so long as any Revolving Credit Loan or Term Loan remains outstanding, no Subsidiary Guarantor will, without the prior written consent of the Required Banks, if, and for so long as, an Actionable Default shall have occurred and be continuing, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of such Subsidiary Guarantor (other than stock splits and dividends payable solely in equity securities of such Subsidiary Guarantor), or purchase, redeem or otherwise acquire for value (or permit any of its Subsidiaries to do so), any shares of any class of capital stock of such Subsidiary Guarantor or any warrants, rights or options to acquire any such shares, now or hereafter outstanding or (ii) make any Investment in or otherwise advance any funds to the Borrower, or, any Subsidiary of the Borrower; and

Section 5.10 Negative Pledge.

Neither the Borrower nor any Subsidiary of the Borrower will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

(a) Liens created under the Financing Documents;

(b) Liens existing on the Effective Date securing Debt outstanding on the Effective Date;

(c) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary of the Borrower and not created in contemplation of such event;

(d) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset; provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

(e) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or a Subsidiary of the Borrower and not created in contemplation of such event; provided that such Lien shall not attach to any asset held by the Borrower or any Subsidiary of the Borrower immediately prior to such merger or consolidation;

AES Fourth Amended and Restated Credit Agreement

(f) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary of the Borrower and not created in contemplation of such acquisition;

(g) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses or clause (o) of this Section; provided that such Debt is not increased and is not secured by any additional assets (other than, in the case of Debt permitted under Section 5.07(b)(vii), Liens on assets of any Subsidiary permitted under such Section 5.07(b)(vii) and Section 5.16(b) to be obligated on such Debt);

(h) Liens arising in the ordinary course of its business which do not secure obligations in an aggregate amount in excess of $25,000,000 and do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

(i) Liens in connection with worker’s compensation, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits in connection with tenders, contracts or leases to which the Borrower or any of its Subsidiaries is a party or other deposits required to be made in the ordinary course of business and not in connection with borrowing money or obtaining advances or credit; provided in each case that the obligation or liability arises in the ordinary course of business and if overdue is being contested in good faith by appropriate proceedings;

(j) inchoate materialmen’s, mechanics’, workmen’s, repairmen’s, employees’, carriers’, warehousemen’s, or other like Liens arising in the ordinary course of business of the Borrower or its Subsidiaries;

(k) with respect to real property, easements, rights of way, reservations and other minor defects or irregularities in title which do not materially impair the use thereof for the purposes for which it is held by the Borrower or its Subsidiaries;

(l) Liens securing any future interest or dividends payable in respect of any Debt permitted to be issued under Section 5.07 for one six month period with respect to such Debt on cash or Temporary Cash Investments which constituted a portion of the cash proceeds to the Borrower or a Subsidiary of the Borrower from the issuance of such Debt;

(m) Liens on cash and Temporary Cash Investments securing Derivatives Obligations of the Subsidiaries;

(n) Liens on cash and Temporary Cash Investments that secure contingent obligations to reimburse any bank or other Person for amounts paid under Guarantees, surety or performance bond or similar instrument that supports obligations to make Investments in Subsidiaries permitted to be made under Section 5.16;

(o) Liens constituting or securing Debt of Subsidiaries (other than Subsidiary Guarantors) permitted by Section 5.07(b)(ii), (vi), (vii) or (viii) or utility obligations or

AES Fourth Amended and Restated Credit Agreement

other customer, supplier or contractor obligations associated with AES Businesses that are limited to the assets and revenues of the related AES Businesses and the Capital Stock or other assets (including contract rights) of Subsidiaries of the Borrower having a direct or indirect interest in such AES Businesses and, in the case of any Cameroon Business, the assets and revenues of any other Cameroon Business and the Capital Stock (other than Capital Stock that has been pledged to the Secured Holders pursuant to the Collateral Documents) or other assets (including contract rights) of Subsidiaries of the Borrower (other than Subsidiary Guarantors) having a direct or indirect interest in any Cameroon Business;

(p) Liens on the Creditor Group Collateral securing the Debt of the Borrower or obligations of the Borrower under Hedge Agreements; provided that Liens on the Creditor Group Collateral securing First Priority Secured Debt of the Borrower shall only secure First Priority Secured Debt up to an aggregate principal amount not to exceed $1,750,000,000 (less the aggregate amount of mandatory prepayments of Term Loans and mandatory reductions of Revolving Credit Loan Commitments resulting from the application of Net Cash Proceeds from IPALCO Asset Sales);

(q) Liens securing Debt permitted by Section 5.07(a)(viii) or Section 5.07(b)(iv), provided that such Debt is secured solely by the asset that is the subject of the proposed sale, transfer or other disposition related to such Debt;

(r) Liens on the assets of, or Investments in, any Excluded AES Entity securing Debt or other obligations of any Excluded AES Entity permitted to be incurred hereunder;

(s) Liens on cash set aside at the time of the issuance of Debt permitted to be incurred pursuant to Section 5.07 or Temporary Cash Investments purchased with such cash, in either case to the extent that such cash or Temporary Cash Investments pre-fund the repayment or redemption of such Debt and are held in a third party escrow account with an escrow agent on terms and conditions reasonably satisfactory to the Agent to be applied for such purpose;

(t)(i) Liens on cash and Temporary Cash Investments that secure letters of credit up to an aggregate principal amount not to exceed $300,000,000 and (ii) Liens on rights under agreements relating to the sale of Equity Interests of the Borrower (and any ancillary agreements) that secure letters of credit; provided that at the time such Lien is created, no Default or Event of Default has occurred or is continuing; and

(u) Liens existing on any asset of any Subsidiary of the Borrower at the time such Subsidiary ceased to be an “Excluded AES Entity” hereunder that were permitted pursuant to Section 5.10(r) when such Subsidiary was an “Excluded AES Entity”.

AES Fourth Amended and Restated Credit Agreement

Section 5.11 Consolidations and Mergers.

The Borrower will not merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that:

(a) any Subsidiary of the Borrower may merge into or consolidate with any other Subsidiary, provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a wholly owned Subsidiary of the Borrower and any third-party consents or waivers necessary for such merger or consolidation shall have been obtained, provided further that, (A), in the case of any such merger or consolidation to which a Pledged Subsidiary is a party, the Person formed by such merger or consolidation shall be a “Pledged Subsidiary” and (B) in the case of any such merger or consolidation to which a Subsidiary Guarantor is a party, the Person formed by such merger or consolidation shall be a Subsidiary Guarantor;

(b) in connection with any sale or other disposition permitted under Section 5.18 (other than clause (ii) thereof), any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; and

(c) the Borrower may merge with another Person;

provided, however, that in each case, such merger or consolidation is otherwise in compliance with this Agreement and immediately before and after giving effect thereto, no Default shall have occurred and be continuing and, in the case of any merger to which the Borrower is a party, the Borrower is the Person surviving such merger.

Notwithstanding any of the foregoing in clauses (a) and (b) of this Section 5.11, the Borrower will not permit any Subsidiary of the Borrower with any direct or indirect interest in (x) a Power Supply Business to consolidate or merge with, any other Person with a direct or indirect interest in any other Power Supply Business or any unrelated business or (y) any unrelated business to consolidate or merge with, any other Person with a direct or indirect interest in any Power Supply Business, subject to the proviso set forth in Section 5.16(b) so that any transaction permitted by such proviso shall also be permitted by this Section 5.11 (except for consolidations and mergers by any Subsidiary of the Borrower which, after giving pro forma effect to such consolidation or merger, contributed less than 15% of the Parent Operating Cash Flow for the immediately preceding four fiscal quarters and is projected by the Borrower at the time of such consolidation or merger to contribute less than 15% of the Parent Operating Cash Flow for the immediately succeeding four fiscal quarters).

Section 5.12 [Intentionally omitted.]

Section 5.13 Cash Flow Coverage.

The Borrower will maintain at the end of each fiscal quarter of the Borrower, a Cash Flow Coverage Ratio of not less than the ratio set forth below for each period set forth below:

AES Fourth Amended and Restated Credit Agreement

Four Fiscal Quarters Ending	Minimum Cash Flow Coverage Ratio
December 31, 2003	1.20
March 31, 2004	1.20
June 30, 2004	1.20
September 30, 2004	1.25
December 31, 2004	1.25
March 31, 2005	1.30
June 30, 2005	1.35
September 30, 2005	1.35
December 31, 2005	1.40
March 31, 2006	1.40
June 30, 2006	1.40
September 30, 2006	1.40
December 31, 2006	1.40
March 31, 2007	1.40
June 30, 2007	1.45
September 30, 2007	1.45
December 31, 2007	1.50
March 31, 2008	1.50
June 30, 2008 and thereafter	1.30

Section 5.14 Recourse Debt to Cash Flow Ratio.

The Borrower will maintain at the end of each fiscal quarter of the Borrower, a Recourse Debt to Cash Flow Ratio of not more than the ratio set forth below for each period set forth below:

Four Fiscal Quarter Ending	Maximum Recourse Debt to Cash Flow Ratio
June 30, 2005	7.50
September 30, 2005	7.50
December 31, 2005	7.50
March 31, 2006	7.50
June 30, 2006	7.50
September 30, 2006	7.50
December 31, 2006	7.00
March 31, 2007	7.00
June 30, 2007	7.00
September 30, 2007	7.00
December 31, 2007	7.00
March 31, 2008	6.50
June 30, 2008	6.50
September 30, 2008	8.00
December 31, 2008	8.00

AES Fourth Amended and Restated Credit Agreement

Four Fiscal Quarter Ending	Maximum Recourse Debt to Cash Flow Ratio
March 31, 2009	8.50
June 30, 2009	8.50
September 30, 2009	8.50
December 31, 2009	8.50
March 31, 2010	7.25
June 30, 2010	7.25
September 30, 2010	7.25
December 31, 2010	7.25
March 31, 2011	7.25
June 30, 2011 and thereafter	7.25

Section 5.15 Transaction with Affiliates.

Except pursuant to agreements existing on the Effective Date and listed on Schedule II attached hereto, the Borrower will not, and will not permit any Subsidiary of the Borrower to, directly or indirectly, in any transaction involving aggregate consideration in excess of $1,000,000, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate; provided, however, that the foregoing provisions of this Section shall not prohibit (a) the Borrower or any Subsidiary of the Borrower from making sales to or purchases from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate, if such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to the Borrower or such Subsidiary as the terms and conditions which would apply in a similar transaction with a Person not an Affiliate; (b) the Borrower or any Subsidiary of the Borrower from making payments of principal, interest and premium on any Debt of the Borrower or such Subsidiary held by an Affiliate if the terms of such Debt are substantially as favorable to the Borrower or such Subsidiary as the terms which could have been obtained at the time of the creation of such Debt from a lender which was not an Affiliate and (c) the Borrower or any Subsidiary of the Borrower from participating in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate if the Borrower or such Subsidiary participates in the ordinary course of its business and on a basis no less advantageous than the basis on which such Affiliate participates. The provisions of this Section 5.15 shall not apply to (x) transactions between the Borrower or any of its Subsidiaries, on the one hand, and any officer, director or employee of the Borrower or any of its Subsidiaries, on the other hand, that are approved by the Board of Directors of the Borrower or any committee of the Board of Directors consisting of the Borrower’s independent directors and (y) the payment of reasonable and customary regular fees to directors of the Borrower or a Subsidiary of the Borrower.

AES Fourth Amended and Restated Credit Agreement

Section 5.16 Investments in Other Persons.

(a) The Borrower shall not make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person, except:

(i) (A) Investments by the Borrower and its Subsidiaries in their Subsidiaries outstanding on the Effective Date, (B) additional equity Investments in Obligors and (C) additional Investments in Obligors consisting of intercompany Debt provided that any Debt owing to the Borrower shall (x) constitute Pledged Debt and be delivered to the Collateral Trustees pursuant to the terms of the Security Agreement and (y) be subordinated in all respects to the Obligations of the Obligors under the Financing Documents;

(ii) loans and advances by the Borrower or any of its Subsidiaries to its employees in the ordinary course of the business of the Borrower and its Subsidiaries as presently conducted, which in the case of loans and advances to employees of the Borrower, the Subsidiary Guarantors and the Qualified Holding Companies shall not exceed an aggregate principal amount of $10,000,000 at any time outstanding;

(iii) Investments by the Borrower and its Subsidiaries in Temporary Cash Investments;

(iv) Investments existing on the Effective Date and Investments in Subsidiaries resulting from drawings under, or renewals or extensions of, letters of credit, surety bonds, Guarantees or performance bonds supporting obligations of Subsidiaries issued and outstanding on the Effective Date (including renewals and extensions thereof) and Investments in Subsidiaries to cash collateralize obligations supported by such letters of credit, bonds or Guarantees if they expire or are cancelled undrawn;

(v) Investments by the Borrower and its Subsidiaries in any non-cash proceeds received by the Borrower or such Subsidiary in connection with any transaction permitted by the provisions of Section 5.18;

(vi) Investments by the Borrower and its Subsidiaries in any of their Debt in the form of any payments, redemption or repurchase of such Debt not prohibited by this Agreement;

(vii) Investments by an Excluded AES Entity in another Excluded AES Entity or in another Person, the assets of which shall not consist of Debt or Equity Interests of the Borrower or any of its Subsidiaries, other than Debt of the Borrower or any of its Subsidiaries with a fair market value (together with the fair market value of Debt of the Borrower or any of its Subsidiaries received by the Borrower or any Subsidiary as non-cash proceeds in any transaction permitted by the provisions of Section 5.18) not in excess of $15,000,000 in the aggregate;

(viii) Investments by the Borrower and its Subsidiaries in their Subsidiaries or in Excluded AES Entities resulting from the creation, dissolution, restructuring or reorganization of the holdings of the Borrower, any Subsidiary or Excluded AES Entity

AES Fourth Amended and Restated Credit Agreement

permitted by Section 5.16(b) that does not result in the net increase in the amount invested by the Borrower and its Subsidiaries in their Subsidiaries or in Excluded AES Entities and does not result in a Default;

(ix) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, or as a result of a default by, customers or suppliers to, or co-investors in, an AES Business;

(x) Investments by the Borrower and its Subsidiaries not otherwise permitted under this Section 5.16; provided that, with respect to each Investment made pursuant to this clause (x):

(A) Investments by the Borrower in Excluded AES Entities after June 23, 2005 shall not exceed $250,000,000; provided that at any time that the Recourse Debt to Cash Flow Ratio is less than 4.00 to 1.00 there shall be no limitation on Investments in Excluded AES Entities;

(B) such Investment shall be in property and assets, or in the Equity Interests of a Person owning property and assets, which are part of a Permitted Business; and

(C) (1) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Event of Default shall have occurred and be continuing and (2) immediately after giving effect to such purchase or other acquisition, the Borrower and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Sections 5.13 and 5.14, such compliance to be determined on the basis of the financial information most recently delivered to the Agent and the Bank Parties as though such Investment had been consummated as of the first day of the fiscal period covered thereby;

(xi) (A) Investments by any Subsidiary with funds or other property received by such Subsidiary from the Borrower or a Subsidiary as a result of an Investment otherwise permitted hereby and (B) Investments by any Subsidiary (other than a Qualified Holding Company) with funds or other property generated by its operations (including by way of financings permitted hereby) or by the operations (including by way of financings permitted hereby) of its Subsidiaries in any other Subsidiary which either is a direct or indirect Subsidiary of such investing Subsidiary or a direct or indirect parent company of such investing Subsidiary and the proceeds of such Investment shall be applied by the Subsidiary receiving such Investment solely for funding the operation, maintenance (including modifications and upgrades to comply with applicable laws and regulations), on-going construction or working capital requirements which are necessary for the operation of the business of such Subsidiary or for such Subsidiary to satisfy its contractual and legal obligations;

(xii) Investments by any Subsidiary of the Borrower consisting of loans made to any Person which directly or indirectly holds the Equity Interests of such Subsidiary;

AES Fourth Amended and Restated Credit Agreement

(xiii) Investments in Subsidiaries resulting from drawings under, or renewals or extensions of, Guarantees supporting obligations of Subsidiaries under any Secured Treasury Management Service Agreement (including renewals and extensions thereof) and Investments in Subsidiaries to cash collateralize obligations supported by such Guarantees if they expire or are cancelled undrawn;

(xiv) Investments in marketable securities as part of the Borrower’s management of its long-term and deferred compensation obligations in the ordinary course of business;

(xv) Investments in any Subsidiary of the Borrower existing on the date that such Subsidiary ceased to be an “Excluded AES Entity” hereunder that were permitted to be made pursuant to this Section 5.16 when such Subsidiary was an “Excluded AES Entity”.

(b) Notwithstanding any of the foregoing in clause (a) above, the Borrower will not permit any Subsidiary of the Borrower with any direct or indirect interest in (i) a Power Supply Business to make any Investment in, or consolidate or merge with, any other Person with a direct or indirect interest in any other Power Supply Business or any unrelated business or (ii) any unrelated business to make any Investment in, or to consolidate or merge with, any other Person with a direct or indirect interest in any Power Supply Business; provided that (x) Investments permitted by Section 5.16(a)(ii), (iii), (v), (vi), (vii), (viii), (ix), (xii), (xiii) and (xiv) shall be permitted notwithstanding the foregoing and (y) a Subsidiary of the Borrower (each, an “Intermediate Holding Company”) may serve as a holding company for any or all of the Borrower’s direct and indirect interests in a Power Supply Business or an unrelated business, so long as:

(1) each such Intermediate Holding Company’s direct and indirect interest in any Power Supply Business or unrelated business shall be limited to the ownership of Capital Stock or Debt obligations of a Person with a direct or indirect interest in such Power Supply Business or unrelated business;

(2) no Lien shall exist upon any asset of any Intermediate Holding Company (other than Liens on the Capital Stock of, or loan to, the Borrower or a Subsidiary of an Intermediate Holding Company securing Debt of such Intermediate Holding Company or such Subsidiary and Liens securing Debt permitted by Sections 5.07(b)(i), (b)(ii), (b)(iii), (b)(iv), (b)(vi), (b)(vii) and (b)(viii)); and

(3) no Intermediate Holding Company shall incur, assume, create or suffer to exist any Debt (including any Guarantee of Debt) other than Debt owing to the Borrower, any Qualified Holding Company or any Subsidiary of such Intermediate Holding Company and Debt permitted by Sections 5.07(b)(i), (ii), (iii), (iv), (vi), (vii) or (viii).

Notwithstanding anything to the contrary in this Section 5.16(b), (A) any Subsidiary of the Borrower with any direct or indirect interest in (i) a Power Supply Business may make an Investment in any other Person with a direct or indirect interest in any other Power Supply Business or any unrelated business or (ii) any unrelated business may make an

AES Fourth Amended and Restated Credit Agreement

Investment in any other Person with a direct or indirect interest in any Power Supply Business, so long as, in each case, after giving pro forma effect to such Investment, such Subsidiary and such Person in the aggregate contributed less than 15% of the Parent Operating Cash Flow for the immediately preceding four fiscal quarters and are projected by the Borrower at the time of such Investment to contribute less than 15% of the Parent Operating Cash Flow for the immediately succeeding four fiscal quarters and (B) any Cameroon Business may make an Investment in any other Cameroon Business.

Section 5.17 Upstreaming of Net Cash Proceeds by Subsidiaries.

The Borrower shall cause any of its Subsidiaries who have received Net Cash Proceeds from (i) any Asset Sale or (ii) the incurrence or sale of any Debt permitted by Section 5.07(b)(vi) to transfer such Net Cash Proceeds to the Borrower; provided that such transfer shall not be required to be made if such transfer would violate any applicable contracts or would violate applicable law or if applicable law would require minority shareholder approval (it being understood that the Borrower shall use reasonable efforts to obtain such minority shareholder approval), a valuation or a discretionary order or would, in the Borrower’s good faith determination or the good faith determination of a majority of the board of directors of such Subsidiary, involve a reasonable likelihood of there being a breach of fiduciary duties by the directors of such Subsidiary. In connection with managing transfers of Net Cash Proceeds pursuant to this Section 5.17, (a) the Borrower may cause Net Cash Proceeds to be transferred to Qualified Holding Companies whose Equity Interests have been pledged to the Secured Holders pursuant to the Collateral Documents if the Borrower nonetheless makes the related mandatory prepayment that would otherwise be required by Section 2.10(b) using funds not otherwise required to be made the basis of any mandatory prepayment and (b) if the Net Cash Proceeds are less than $10,000,000, the Borrower shall not be required to cause such Net Cash Proceeds effectively to be transferred directly or indirectly to the Borrower and applied pursuant to Section 2.10(b) until the aggregate Net Cash Proceeds not so applied equal or exceed $10,000,000. In connection with managing transfers of Net Cash Proceeds pursuant to this Section 5.17 and making loans, investments and other advances to Subsidiaries, the Borrower may cause Net Cash Proceeds to be transferred among Subsidiaries as permitted by Section 5.16, rather than transferred to the Borrower, in lieu of loans, investments or other advances the Borrower would otherwise be permitted to make as permitted by Section 5.16 and would make; provided that amounts that otherwise would be paid to the Borrower or a Qualified Holding Company whose Equity Interests have been pledged to the Secured Holders pursuant to the Collateral Documents shall be treated as an Investment and such Investment must be permitted by Section 5.16.

Section 5.18 Sales, Etc., of Assets.

The Borrower will not sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except:

(i) sales of assets in the ordinary course of its business and the granting of any option or other right to purchase, lease or otherwise acquire assets in the ordinary course of its business;

AES Fourth Amended and Restated Credit Agreement

(ii) in a transaction permitted by Section 5.11;

(iii) sales, transfers or other dispositions of assets among the Borrower and its Subsidiaries; provided, however, that (a) in respect of sales, transfers or other dispositions by the Borrower to its Subsidiaries, the Borrower shall not sell, lease, transfer or otherwise dispose of any assets (other than Excluded AES Entities) to any Excluded AES Entity, and (b) in respect of sales, transfers or other dispositions by Subsidiaries to other Subsidiaries, (1) with respect to Excluded AES Entities, only Excluded AES Entities may sell, transfer or otherwise dispose of assets to another Excluded AES Entity and (2) with respect to other Subsidiaries, such sales, transfers or other dispositions are either permitted by Section 5.16 or the transferring Subsidiary has received fair value for such sales, transfers or dispositions; provided, further, however, that for the avoidance of doubt, the transfer of AES GEH Holdings, LLC’s ownership interest in Global Energy Holdings CV to AES GEH, Inc. and the subsequent dissolution of AES GEH Holdings, LLC is permitted hereunder; and

(iv) sales, transfers or other dispositions of assets so long as (i) the consideration received by the Borrower and its Subsidiaries for such asset shall have been determined on the basis of arms-length negotiations with a non-Affiliate, (ii) in the case of sales of assets or Equity Interests of, or other Investments in, IPALCO or any of its Subsidiaries or any Subsidiary Guarantor or Subsidiary thereof, no less than 75% of the purchase price for such asset shall be paid to the Borrower and its Subsidiaries solely in cash or securities or other obligations that can be readily converted to cash so long as such securities or other obligations are converted to cash on or within 30 days after the closing date of such sale, transfer or other disposition and (iii) any non-cash proceeds received by the Borrower or AES BVI II from the sale of such assets shall not consist of Debt or Equity Interests of the Borrower or any of its Subsidiaries (other than Debt of the Borrower or any of its Subsidiaries with a fair market value (together with the fair market value of the Debt of the Borrower or any of its Subsidiaries comprising the assets of any Person in which an Excluded AES Entity has made an Investment pursuant to Section 5.16(a)(vii) not in excess of $15,000,000 in the aggregate) and shall be pledged to the Collateral Trustees as Security Agreement Collateral under the Security Agreement;

(v) Liens permitted by the Financing Documents;

(vi) the sale of Equity Interests in a project in development or under construction the proceeds from which shall be used to fund the cost of development or construction of such project and the sales of Equity Interests by a Subsidiary the proceeds of which are used to fund the working capital and other needs of such Subsidiary and its Subsidiaries in the ordinary course of business, including reasonably anticipated needs for repaying Debt and other obligations and making Investments in its business;

(vii) (1) a disposition resulting from the bona fide exercise by governmental authority of its claimed or actual power of eminent domain; (2) any cash payments otherwise permitted under this Agreement; (3) any sale, transfer, conveyance, lease or other disposition of an asset in the ordinary course of business and consistent with past

AES Fourth Amended and Restated Credit Agreement

practice pursuant to the terms of any power sales agreement or steam sales agreement or other agreement or contract related to the output or product of, or services rendered by, a Power Supply Business as to which a Subsidiary is the supplying party; (4) any disposition of any Equity Interest in a Power Supply Business pursuant to the terms of a joint venture agreement, shareholders agreement or similar arrangement existing as of the Effective Date that requires one shareholder to transfer its interest to another upon terms and in circumstances customary for the industry (provided that, in the case of a disposition of Equity Interests in IPALCO or any of its Subsidiaries or any Subsidiary Guarantor or Subsidiary thereof, any cash received in connection with such disposition shall be treated as Net Cash Proceeds from a Asset Sale); or (5) any disposition of assets subject to a Lien permitted hereby that is transferred to the lienholder or its designee in satisfaction or settlement of the lienholder’s claim or a realization upon a security interest permitted under this Agreement;

(viii) any disposition in connection with directors’ qualifying shares or investments by foreign nationals mandated by applicable law;

(ix) any sale of shares of Redeemable Stock of a Subsidiary to the extent such shares constitute Debt permitted by Section 5.07;

(x) a sale-leaseback transaction involving substantially all of the assets of a Power Supply Business where a Subsidiary sells the Power Supply Business to a Person in exchange for the assumption by that Person of the Debt financing the Power Supply Business and the Subsidiary leases the Power Supply Business from such Person; provided that such sale, assumption and lease are consummated in each case on a no less than fair market value basis;

(xi) dispositions of contract rights, development rights and resource data made in connection with the initial development of an AES Business and prior to the commencement of commercial operation of such AES Business for reasonably equivalent value; and

(xii) transactions made in order to enhance the repatriation of cash from a Subsidiary where such Subsidiary is organized under the laws of any jurisdiction other than the United States or any state thereof to the extent that such cash is received or held by a Person subject in respect of such cash to the tax laws of a jurisdiction other than the United States or any state thereof or in order to increase the after-tax amounts thereof available for immediate distribution (provided that if any asset that is the subject of such transaction is subject to a Lien in favor of the Secured Holders immediately prior to such transaction then such asset shall be subject to a Lien in favor of the Secured Holders immediately after such transaction).

provided that in the case of sales of assets or Equity Interests of, or other Investments in, IPALCO or any of its Subsidiaries or any Subsidiary Guarantor or Subsidiary thereof pursuant to clause (iv) above, the Borrower shall apply the Net Cash Proceeds from such sale to offer to prepay the Term Loans pursuant to Section 2.10(b), as specified therein.

AES Fourth Amended and Restated Credit Agreement

Notwithstanding the foregoing, the Borrower will not, and will not permit any of its Subsidiaries to, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of all or substantially all of the assets of the Borrower and its Subsidiaries on a consolidated basis.

Section 5.19 Derivative Obligations. The Borrower shall not (and shall not permit any Qualified Holding Company, any Subsidiary Guarantor or any operating Subsidiary of any Subsidiary Guarantor to) enter into any Hedge Agreement, except for (i) Hedge Agreements entered into to hedge against fluctuations in interest rates, foreign exchange rates, commodity prices and pension and other long-term or deferred compensation obligations consistent with prudent business practice, (ii) Permitted Credit Derivative Transactions and (iii) other Hedge Agreements not entered into for speculative purposes (as determined by the Borrower or such Subsidiary at the time of entering into the Hedge Agreements acting in good faith).

Section 5.20 Covenant to Give Security.

(a) Upon (x) the formation or acquisition of any new direct Subsidiary by the Borrower or AES BVI II having a fair market value in excess of $3,000,000 or (y) the Investment by the Borrower and its Subsidiaries in any direct Subsidiary of the Borrower or AES BVI II that was not a “Pledged Subsidiary” on the Closing Date such that aggregate assets of such Subsidiary have a fair market value in excess of $3,000,000, then in each case at the Borrower’s expense:

(i) within 10 days after (A) such formation or acquisition and (B) such Investment, furnish to the Agent a description of such Subsidiary, in each case in detail satisfactory to the Agent,

(ii) within 15 days after such formation or acquisition of any new Subsidiary or such Investment in any direct Subsidiary of the Borrower or AES BVI II that was not a “Pledged Subsidiary” on the Closing Date, duly execute and deliver security agreement supplements (if necessary) as specified by, and in form and substance satisfactory to the Agent, securing payment of all of the Obligations of the Borrower under the Financing Documents; provided that if such new Subsidiary is a CFC, only 65% of such Equity Interests shall be pledged in favor of the Secured Holders,

(iii) within 30 days after such formation or acquisition, take, and cause each Loan Party to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Agent to vest in the Collateral Trustees (or in any representative of the Collateral Trustees designated by it) valid and subsisting Liens on the properties purported to be subject to the pledges, security agreement supplements, and security agreements delivered pursuant to this Section 5.20, enforceable against all third parties in accordance with their terms, and

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(iv) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such pledges, assignments, security agreement supplements and security agreements;

provided, however, that Section 5.20(a)(y) shall not be applicable to Subsidiaries for which a grant or perfection of a Lien on such Subsidiary’s stock would require approvals and consents from foreign and domestic regulations and from lenders to, and suppliers, customers or other contractual counterparties of, such Subsidiary.

(b) Other than with respect to the Non- Pledged Subsidiaries, the Secured Holders shall have valid, perfected first priority Lien on (i) 65% of the Equity Interests of each direct Subsidiary of the Borrower that is (A) organized under the laws of a jurisdiction other than the United States or any state thereof, or (B) a limited liability company organized under the laws of the United States or any state thereof the direct or indirect Subsidiary of which is organized under the laws of a jurisdiction other than the United States or any state thereof, (ii) 100% of the Equity Interests of each direct Subsidiary of the Borrower that is organized under the laws of the United States or any state thereof other than those Subsidiaries described by clause (i)(B) above and (iii) 65% of the Equity Interests of each direct Subsidiary of AES BVI II.

Section 5.21 Further Assurances.

(a) Promptly upon request by the Agent, or any Bank Party through the Agent, correct, and cause each of the other Loan Parties promptly to correct, any material defect or error that may be discovered in any Financing Document or in the execution, acknowledgment, filing or recordation thereof that affect the validity or enforceability thereof, and

(b) Promptly upon request by the Agent, or any Bank Party through the Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, pledge agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Agent, or any Bank Party through the Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Financing Documents, (B) to the fullest extent permitted by applicable law, subject to the Borrower’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Holders the rights granted or now or hereafter intended to be granted to the Secured Holders under any Financing Document or under any other instrument executed in connection with any Financing Document to which any Loan Party is or is to be a party.

AES Fourth Amended and Restated Credit Agreement

ARTICLE VI

DEFAULTS

Section 6.01 Events of Default.

If one or more of the following events (“Events of Default”) shall have occurred and be continuing:

(a) any Loan Party shall fail to pay when due any principal of any Loan or any Reimbursement Obligation, or shall fail to pay within three days of the date when due any interest, fees or other amounts payable under any Financing Document;

(b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.07 to 5.18, inclusive, or except in accordance with the terms hereof, the Subsidiary Guaranty in Article 9 shall cease to be in full force and effect;

(c) any Loan Party shall fail to observe or perform any covenant or agreement contained in any Financing Document (other than those covered by clause (a) or (b) above) for 20 days after written notice thereof has been given to the Borrower by the Agent at the request of any Bank Party;

(d) any representation, warranty, certification or statement made by any Loan Party in any Financing Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document shall prove to have been incorrect in any material respect when made (or deemed made);

(e) the Borrower shall fail to make any payment in respect of any Material Debt or Material Hedge Agreement when due or within any applicable grace period;

(f) any event or condition shall occur which (i) results in the acceleration of the maturity of any Material Debt of the Borrower or the early termination of a Material Hedge Agreement of the Borrower by the Borrower’s counterparty or the acceleration of any Material Debt or the early termination by the counterparty of such Subsidiary or Subsidiaries of any Material Hedge Agreement of any (x) Subsidiary of the Borrower that contributed 15% or more to Parent Operating Cash Flow for the four most recently completed fiscal quarters of the Borrower or (y) Subsidiaries of the Borrower that in the aggregate contributed 15% or more to Parent Operating Cash Flow for the four most recently completed fiscal quarters of the Borrower (in the case of clauses (x) and (y) above, together with any Person in which such Subsidiary or Subsidiaries have a direct or indirect equity Investment); (ii) results in the termination of any commitment to provide financing in an amount in excess of $50,000,000 to the Borrower or any Material AES Entity or (iii) in the case of the Borrower, enables the holder of any Material Debt of the Borrower or counterparty to any Material Hedge Agreement of the Borrower or any Person acting on such holder’s or counterparty’s behalf to, in the case of any Material Debt, accelerate the maturity thereof, or, in the case of any Material Hedge Agreement, to terminate such Material Hedge Agreement, in each case under this clause (iii) only if the required default notice, if any, from such holder, counterparty or other Person has been

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given and such holder, counterparty or other Person would be entitled to accelerate or terminate, as the case may be, such Material Debt or Material Hedge Agreement within 45 days from the date of determination; provided that the ability of any Person to demand or receive payment under a Guarantee by the Borrower of Material Debt or a Material Hedge Agreement of any Subsidiary shall not constitute an Event of Default under this clause (f) unless either (x) the demand for payment arises as a result of a default by the Borrower under such Guarantee or (y) such Person has demanded payment from the Borrower and the Borrower has not made such payment within 15 Business Days following such demand (or such longer grace period as is allowed under such Guarantee);

(g) the Borrower or any Significant AES Entity shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(h) an involuntary case or other proceeding shall be commenced against the Borrower or any Significant AES Entity seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Significant AES Entity under the federal bankruptcy laws as now or hereafter in effect;

(i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $15,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $15,000,000;

(j) a judgment or order for the payment of money in excess of $25,000,000 shall be rendered against the Borrower or (x) any Subsidiary of the Borrower that contributed 10% or more to Parent Operating Cash Flow for the four most recently completed fiscal quarters of the Borrower or (y) more than one Subsidiary of the

AES Fourth Amended and Restated Credit Agreement

Borrower and such Subsidiaries in the aggregate contributed 15% or more to Parent Operating Cash Flow for the four most recently completed fiscal quarters of the Borrower (in the case of clauses (x) and (y) above, together with any Person in which such Subsidiary or Subsidiaries have a direct or indirect equity Investment), and such judgment or order shall continue unsatisfied and unstayed for a period of 10 days;

(k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) other than a member of the AES Management Group shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 32.5% or more of the outstanding shares of common stock of the Borrower; during any period of twelve consecutive calendar months, individuals who were directors of the Borrower on the first day of such period (or who were appointed or nominated for election as directors of the Borrower by at least a majority of the individuals who were directors on the first day of such period) shall cease to constitute a majority of the board of directors of the Borrower; or

(l) any Collateral Document after delivery thereof pursuant to Section 3.01 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in a material portion of the Collateral purported to be covered thereby, then, and in every such event, the Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate the Revolving Credit Loan Commitments and they shall thereupon terminate and (ii) if requested by the Required Banks, by notice to the Borrower declare the Notes, all interest thereon, and all other amounts payable under this Agreement and the other Financing Documents to be, and the Notes, all such interest thereon and all such other amounts shall thereupon become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any Automatic Acceleration Event, without any notice to the Borrower or any other act by the Agent or the Banks, the Revolving Credit Loan Commitments shall thereupon terminate and the Notes, all interest thereon, and all other amounts payable under this Agreement and the other Financing Documents shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

Section 6.02 Notice of Default.

The Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank Party and shall thereupon notify all the Banks thereof.

Section 6.03 Cash Collateral.

If any Automatic Acceleration Event shall occur or the Loans of the Bank Parties shall have otherwise been accelerated or the Revolving Credit Loan Commitments have been terminated pursuant to Section 6.01, then without any request or the taking of any other action by the Agent or any of the Bank Parties, the Borrower shall be obligated forthwith to pay to the Collateral Agent an amount in immediately available funds equal to the then aggregate amount

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available for Revolving L/C Drawings (regardless of whether any conditions to any such Revolving L/C Drawings can then be met) under all Revolving Letters of Credit at the time outstanding, to be held by the Collateral Agent as cash collateral as provided in Section 2.14 and Section 2.15, in the case of all Revolving Letters of Credit.

ARTICLE VII

THE AGENT

Section 7.01 Appointment and Authorization.

Each Bank Party (on behalf of itself and its Affiliates as potential Hedge Banks) irrevocably appoints and authorizes the Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Financing Documents as are delegated to the Agent or the Collateral Agent, as the case may be, by the terms hereof and thereof, together with all such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Financing Documents (including, without limitation, enforcement or collection of the Notes), neither the Agent nor the Collateral Agent shall be required to exercise any discretion or to take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks, and such instructions shall be binding upon all Bank Parties and all the holders of Notes; provided, however, that neither the Agent nor the Collateral Agent shall be required to take any action that exposes such agent to personal liability or that is contrary to this Agreement or applicable law. Without limiting any of the foregoing in this Section 7.01, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6. Each of the Collateral Agent and the Agent agrees to give each Bank Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

Section 7.02 Agent and Affiliates.

Citicorp USA, Inc. and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Citicorp USA, Inc. were not the Agent hereunder and without notice to or consent of the Bank Parties. The Bank Parties acknowledge that, pursuant to such activities, Citicorp USA, Inc. or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Agent shall not be under any obligation to provide such information to them. With respect to its Loans or any Revolving Letters of Credit, Citicorp USA, Inc. shall have the same rights and powers under this Agreement or any other Financing Document as any other Bank Party and may exercise such rights and powers as though it were not the Agent, and the terms “Bank” and “Banks” include Citicorp USA, Inc. in its individual capacity.

AES Fourth Amended and Restated Credit Agreement

Section 7.03 Consultation with Experts.

The Agent and the Collateral Agent may execute any of their respective duties under this Agreement or any other Financing Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel, independent public accountants and other consultants or experts concerning all matters pertaining to such duties. Neither the Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

Section 7.04 Liability of Agent and Collateral Agent.

Neither the Agent, the Collateral Agent nor any of their Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with this Agreement or any other Financing Document (a) with the consent or at the request of the Required Banks or (b) in the absence of its own gross negligence or willful misconduct. Neither the Agent, the Collateral Agent nor any of their Affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made by any Loan Party in connection with the Financing Documents or any Extension of Credit hereunder, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent or the Collateral Agent under or in connection with this Agreement or any other Financing Document; (ii) the performance or observance of any of the covenants or agreements of any Loan Party; (iii) the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents; (iv) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Agent or (v) the validity, effectiveness, genuineness, enforceability or sufficiency of the Financing Documents or any other instrument or writing furnished in connection therewith. Neither the Agent nor the Collateral Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

Section 7.05 Indemnification.

Each Bank Party shall, ratably (determined as provided below) indemnify the Agent, the Collateral Agent, each Revolving Fronting Bank, each of their respective Affiliates and the respective directors, officers, agents and employees of any of them (to the extent not reimbursed by the Obligors) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with the Financing Documents or any action taken or omitted by such indemnitees thereunder. For purposes of this Section 7.05, the Bank Party’s ratable share of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of Loans outstanding at such time and owing to the respective Bank Party; (b) the aggregate Revolving

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Letter of Credit Liabilities outstanding at such time and owing to the respective Bank Party and (c) their respective Unused Revolving Credit Loan Commitments outstanding at such time.

Section 7.06 Credit Decision.

Each Bank Party acknowledges that it has, independently and without reliance upon the Agent, the Collateral Agent, any Revolving Fronting Bank, or any other Bank or any Arranger Party, and based on the financial statements referred to in Section 4.05 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank Party also acknowledges that it will, independently and without reliance upon the Agent, the Collateral Agent, or any other Bank Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

Section 7.07 Successor Agent or Collateral Agent.

The Agent or the Collateral Agent may resign at any time by giving notice thereof to the Bank Parties and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent or a successor Collateral Agent. If no successor Agent or successor Collateral Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent or Collateral Agent gives notice of resignation, then the retiring Agent or Collateral Agent (as the case may be), on behalf of the Bank Parties, shall appoint a successor Agent or a successor Collateral Agent (as applicable), which shall be a commercial bank organized or licensed under the laws of the United States and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of its appointment as Agent or Collateral Agent (as the case may be) hereunder by a successor Agent or a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendment, thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Banks may request with respect to the Security Agreement and the BVI Cayman Pledge Agreement in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent or Collateral Agent (as applicable) shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent or Collateral Agent (as the case may be), and the retiring Agent or Collateral Agent shall be discharged from its duties and obligations hereunder. If within 45 days after written notice is given of the retiring Agent’s or Collateral Agent’s (as the case may be) resignation under this Section 7.07 no successor Agent or Collateral Agent (as the case may be) shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Agent’s or Collateral Agent’s (as the case may be) resignation shall become effective, (ii) the retiring Agent or Collateral Agent (as the case may be) shall thereupon be discharged from its duties and obligations under the Financing Documents and (iii) the Required Banks shall thereafter perform all duties of the retiring Agent or Collateral Agent (as the case may be) until such time, if any, as the Required Banks appoint a successor Agent or a successor Collateral Agent as provided above. After any retiring Agent’s or Collateral Agent’s (as the case may be) resignation hereunder as Agent or Collateral Agent (as the case may be) the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent or Collateral Agent (as the case may be).

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Section 7.08 Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Obligor, the Agent (irrespective of whether the principal of any Loan or Revolving Letter of Credit Liabilities shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, the Revolving Letter of Credit Liabilities and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Bank Parties and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Bank Parties and the Agent and their respective agents and counsel and all other amounts due the Bank Parties and the Agent and the Collateral Agent under this Agreement) allowed in such judicial proceeding;

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

(c) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Bank Party to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Bank Parties, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent, the Collateral Agent and their respective agents and counsel, and any other amounts due the Agent under this Agreement.

Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Bank Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Bank Party or to authorize the Agent to vote in respect of the claim of any Bank Party in any such proceeding.

Section 7.09 Agents’ Fee.

The Borrower shall pay to the Agent and the Collateral Agent for their own account fees in the amounts and at the times previously agreed upon between the Borrower, the Agent and the Collateral Agent.

Section 7.10 [Intentionally Omitted].

Section 7.11 Delivery of Information.

(a) The Borrower hereby agrees that it will provide to the Agent all information, documents and other materials that it is obligated to furnish to the Agent pursuant to this Agreement, including, without limitation, all notices, requests, financial

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statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other Extension of Credit (including any election of an interest rate or Interest Period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any default or Event of Default under this Agreement or (iv) is required to be delivered pursuant to Sections 3.01 or 3.02 to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other Extension of Credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Agent to oploanswebadmin@citigroup.com. In addition, the Borrower agrees to continue to provide the Communications to the Agent in the manner specified in this Agreement but only to the extent requested by the Agent.

(b) The Borrower further agrees that the Agent may make the Communications available to the other Bank Parties by posting the Communications on Intralinks or a substantially similar electronic transmission systems. (the “Platform”).

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY BANK PARTY OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(c) The Agent agrees that the receipt of the Communications by the Agent at its e-mail address set forth in clause (a) above shall constitute effective delivery of the Communications to the Agent for purposes of the Financing Documents. Each Bank Party agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to

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such Bank Party for purposes of the Financing Documents. Each Bank Party agrees to notify the Agent in writing (including by electronic communication) from time to time of such Bank Party’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address. Nothing herein shall prejudice the right of the Agent or any Bank Party to give any notice or other communication pursuant to any Financing Document in any other manner specified in such Financing Document.

ARTICLE VIII

CHANGE IN CIRCUMSTANCES

Section 8.01 Basis for Determining Interest Rate Inadequate or Unfair.

If on or prior to the first day of any Interest Period for any Euro-Dollar Borrowing:

(a) the Agent is advised by the Reference Banks that deposits in Dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

(b) the Required Banks advise the Agent that the Adjusted London Interbank Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Bank Parties, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Bank Parties to make Euro-Dollar Loans, or to continue or convert outstanding Loans as or into Euro-Dollar Loans, shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

Section 8.02 Illegality.

If, on or after the Effective Date, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank Party (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank Party (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans to the Borrower and such Bank Party shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Bank Parties and the Borrower, whereupon

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until such Bank Party notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank Party to make Euro-Dollar Loans to the Borrower, or to convert outstanding Loans into Euro-Dollar Loans or continue outstanding Loans as Euro-Dollar Loans, shall be suspended. Before giving any notice to the Agent pursuant to this Section 8.02, such Bank Party shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank Party, be otherwise disadvantageous to such Bank Party. If such notice is given, each Euro-Dollar Loan of such Bank Party then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank Party may lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day or (b) immediately if such Bank Party shall determine that it may not lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day. Interest and principal on any such Base Rate Loan shall be payable on the same dates as, and on a pro rata basis with, the interest and principal payable on the related Euro-Dollar Loans of the other Bank Parties.

Section 8.03 Increased Cost and Reduced Return.

(a) If on or after the Effective Date, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) or any Revolving Fronting Bank (any Bank (or its Applicable Lending Office) and any Revolving Fronting Bank being referred to in this Section 8.03 as a “Credit Party”) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Credit Party or shall impose on any Credit Party or on the London interbank market any other condition affecting its Euro-Dollar Loans, its Note or Notes, the Revolving Letters of Credit, or its obligation to make Euro-Dollar Loans or to issue Revolving Letters of Credit or to participate therein and the result of any of the foregoing is to increase the cost to such Credit Party of making or maintaining any Euro-Dollar Loan or issuing any Revolving Letter of Credit or participating therein, or to reduce the amount of any sum received or receivable by such Credit Party under this Agreement or under its Note or Notes with respect thereto, by an amount deemed by such Credit Party to be material, then, within 15 days after demand by such Credit Party (with a copy to the Agent), the Borrower shall pay to such Credit Party such additional amount or amounts as will compensate such Credit Party for such increased cost or reduction.

(b) If any Credit Party shall have determined that, after the Effective Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the

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interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Credit Party (or its Parent) as a consequence of such Credit Party’s obligations hereunder to a level below that which such Credit Party (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Credit Party to be material, then from time to time, within 15 days after demand by such Credit Party (with a copy to the Agent), the Borrower shall pay to such Credit Party such additional amount or amounts as will compensate such Credit Party (or its Parent) for such reduction.

(c) Each Credit Party will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the Effective Date, which will entitle such Credit Party to compensation pursuant to this Section 8.03(c) and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Credit Party, be otherwise disadvantageous to such Credit Party. A certificate of any Credit Party claiming compensation under this Section 8.03(c) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank Party may use any reasonable averaging and attribution methods.

Section 8.04 Taxes.

(a) Any and all payments by the Borrower and any other Loan Party to or for the account of any Bank Party (which for purposes of this Section 8.04, shall include a Third Party Fronting Bank and its Assignees), the Agent or the Collateral Agent hereunder or under any other Financing Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank Party, the Agent and the Collateral Agent, taxes imposed on its income (including branch profit taxes), franchise and similar taxes and other taxes imposed on it that, in any such case, would not have been imposed but for a material connection between such Bank Party, the Agent or the Collateral Agent (as the case may be) and the jurisdiction imposing such taxes (other than a material connection arising by reason of this Agreement or any other Financing Document or the receipt of payments made hereunder or thereunder or the exercise of any rights by a Bank Party, the Agent or the Collateral Agent (as the case may be) hereunder or thereunder)(all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If the Borrower or any other Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Financing Document to any Bank Party, the Agent or the Collateral Agent (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank Party, the Agent or the Collateral Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Borrower shall make such deductions; (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Agent, at its address referred to in

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Section 10.01, the original or a certified copy of a receipt or other satisfactory documentation evidencing payment thereof.

(b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made by it hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Financing Document (hereinafter referred to as “Other Taxes”).

(c) The Borrower agrees to indemnify each Bank Party, the Agent and the Collateral Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank Party, the Agent or the Collateral Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Bank Party, the Agent or the Collateral Agent (as the case may be) makes demand therefor.

(d) Each Bank Party that is organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of a Bank Party listed on the signature pages hereof or on or prior to the date on which it becomes a Bank Party in the case of each other Bank Party and in the case any Bank Party changes jurisdiction of its Applicable Lending Office and from time to time thereafter as requested in writing by the Borrower (but only so long thereafter as such Bank Party remains lawfully able to do so), shall deliver to the Borrower and the Agent such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form W-8BEN, Form W-8 IMY or Form W-8ECI and any other certificate or statement of exemption specified by the Borrower and required by Treasury Regulation Section 1.1441-4(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Bank Party establishing that any payment under this Agreement or any other Financing Documents is (i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Bank Party of a trade or business in the United States, or (ii) fully or partially exempt from United States tax under a provision of an applicable tax treaty, or (iii) not subject to withholding under the portfolio interest exception under Section 881(c) of the Code (and, if such Bank Party delivers a Form W-8BEN claiming the benefits of exemption from United States withholding tax under Section 881(c), a certificate representing that such Bank Party is not a “bank” for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code). Unless the Borrower and the Agent have received forms or other documents reasonably satisfactory to them indicating that payments hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Bank Party organized under the laws of a jurisdiction outside the United States. If a Bank Party is unable to deliver one of these forms or if the forms provided by a Bank Party at the time such Bank Party first becomes a party to this Agreement or at the time a Bank Party changes its

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Applicable Lending Office (other than at the request of the Borrower) or designates a Conduit Lender that indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Bank Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such appropriate forms; provided, however, that (i) that should a Bank Party, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank Party shall reasonably request to assist such Bank Party to recover such Taxes and (ii) if at the effective date of a transfer pursuant to which a Bank Party becomes a party to this Agreement, the Bank Party assignor was entitled to payments under Section 8.04(a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Bank Party assignee on such date.

(e) If the Borrower is required to pay additional amounts to or for the account of any Bank Party pursuant to this Section 8.04, then such Bank Party shall use reasonable effort (consistent with internal policy and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank Party, is not otherwise disadvantageous to such Bank Party.

(f) Each Bank Party, the Agent and the Collateral Agent agrees that it will promptly (within 30 days) after receiving notice thereof from any taxing authority, notify the Borrower of the assertion of any liability by such taxing authority with respect to Taxes or Other Taxes; provided that the failure to give such notice shall not relieve the Borrower of its obligations under this Section 8.04 except to the extent that the Borrower has been prejudiced by such failure and except that the Borrower shall not be liable for penalties, interest or expenses accruing after such 30 day period until such time as it receives the notice contemplated above, after which time it shall be liable for interest, penalties and expenses accruing after such receipt.

(g) If any Bank Party, the Agent or the Collateral Agent shall receive a credit or refund from a taxing authority (as a result of any error in the imposition of Taxes or Other Taxes by such taxing authority) with respect to and actually resulting from an amount of such Taxes or Other Taxes paid by the Borrower pursuant to subsection (a) or (c) above, such Bank Party, the Agent or the Collateral Agent shall promptly pay to the Borrower the amount so received (without interest thereon, whether or not received).

(h) Without prejudice to the survival of any other agreement contained herein, the agreements, covenants and obligations contained in this Section 8.04 shall survive the payment in full of the principal of and interest on all Loans, Notes and other advances made hereunder.

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Section 8.05 Base Rate Loans Substituted for Affected Euro-Dollar Loans.

If (a) the obligation of any Bank Party to make, or to continue or to convert outstanding Loans as or to, Euro-Dollar Loans to the Borrower has been suspended pursuant to Section 8.02 or (b) any Bank Party has demanded compensation under Section 8.03 or 8.04 with respect to its Euro-Dollar Loans to the Borrower shall, by at least five Euro-Dollar Business Days’ prior notice to such Bank Party through the Agent, have elected that the provisions of this Section 8.05 shall apply to such Bank Party, then, unless and until such Bank Party notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans to the Borrower which would otherwise be made by such Bank Party as (or continued or converted to) Euro-Dollar Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Bank Parties). If such Bank Party notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Bank Parties.

ARTICLE IX

SUBSIDIARY GUARANTY

Section 9.01 The Subsidiary Guaranty.

Subject in each case to the provisions of Section 9.08, each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees as primary obligor and not merely as surety, the full and punctual payment as and when the same shall become due and payable (whether at stated maturity, upon acceleration or otherwise) of the principal and interest on each Revolving Credit Loan Note and Term Loan Note issued by the Borrower under this Agreement, the full and punctual payment of each Reimbursement Obligation in respect of the Revolving Letters of Credit under this Agreement and the full and punctual payment of all amounts payable by the Borrower under this Agreement in respect of the Revolving Credit Loan Facility and the Term Loans (the “Revolving Credit Loan/Term Loan Obligations”) (the guaranty referred to above is referred to as the “Subsidiary Guaranty”). Upon failure by the Borrower to pay punctually any such amount, the Subsidiary Guarantors shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Agreement. The Revolving Credit Loan/Term Loan Obligations of the Borrower guaranteed by the Subsidiary Guarantors are referred to as the “Guaranteed Obligations”. Without limiting the generality of the foregoing, each Subsidiary Guarantor’s liability hereunder shall extend to all amounts which constitute part of the obligations guaranteed by it hereunder and would be owed by the Borrower hereunder but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

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Section 9.02 Guaranty Absolute.

Each Subsidiary Guarantor, jointly and severally guarantees that, subject to Section 9.08, the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Banks and the Agent with respect thereto. The respective obligations of each of the Subsidiary Guarantora under the Subsidiary Guaranty are independent of the Revolving Credit Loan/Term Loan Obligations. The obligations of each Subsidiary Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i) any extension, renewal, settlement, compromise, waiver or release in respect of any Obligation of any other Loan Party under any Financing Document, by operation of law or otherwise;

(ii) any lack of validity or enforceability of any Financing Document or any other agreement or instrument relating thereto;

(iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of the Borrower under the Financing Documents, or any other amendment or waiver of or any consent to departure from any Financing Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or otherwise;

(iv) any taking, exchange, release, impairment, invalidity or nonperfection of any Collateral;

(v) any manner of application of the Collateral or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or any other Obligations of the Loan Parties under the Financing Documents, or any other property or assets of the Loan Parties or any of their Subsidiaries;

(vi) any failure by the Agent, the Collateral Agent or any other Lender Party to disclose to any Loan Party any information relating to the financial condition, operations, properties or prospects of any other Loan Party now or hereafter known to the Agent, the Collateral Agent or such Lender Party, as the case may be (such Subsidiary Guarantor waiving any duty on the part of the Agent, the Collateral Agent or the Lender Parties to disclose such information);

(vii) any change in the corporate existence, structure or ownership of any Loan Party, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Loan Party or its assets or any resulting release or discharge of any obligation of any other Loan Party contained in any Financing Document;

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(viii) the existence of any claim, set-off or other rights which such Subsidiary Guarantor may have at any time against any other Loan Party, the Agent, the Collateral Agent, any Bank Party or any other Person, whether in connection herewith or with any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(ix) any invalidity or unenforceability relating to or against any other Loan Party for any reason of any Financing Document, or any provision of applicable law or regulation purporting to prohibit the payment by any other Obligor of the principal of or interest on any Note or any other amount payable by it under any Financing Document; or

(x) any other act or omission to act or delay of any kind by any Obligor, the Agent, the Collateral Agent, any Bank Party or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to a Subsidiary Guarantor’s obligations hereunder.

Section 9.03 Discharge Only Upon Payment in Full, Reinstatement in Certain Circumstances.

Each Subsidiary Guarantor’s obligations hereunder shall remain in full force and effect until the Revolving Credit Loan/Term Loan Obligations have been paid in full and the Revolving Credit Loan Commitments have been terminated. If at any time the payment of principal of or interest on any Note or any other amount payable by the Borrower, in respect of the Revolving Credit Loan Facility and the Term Loans under any Financing Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the applicable Subsidiary Guarantor’s obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

Section 9.04 Revolving L/C Cash Collateral Account.

(a) Each Subsidiary Guarantor further agrees that if the Borrower shall fail to deposit in the Revolving L/C Cash Collateral Account any amount required to be deposited therein pursuant to this Agreement, the Subsidiary Guarantors shall deposit such amount in a subaccount of the Revolving L/C Cash Collateral Account as collateral security for each Subsidiary Guarantor’s potential obligations hereunder. If the Subsidiary Guarantors shall fail to furnish such funds, the Agent shall be authorized to debit any accounts the Subsidiary Guarantors maintain with the Agent in such amount. Cash deposited in such subaccount of the Revolving L/C Cash Collateral Account pursuant to this Section 9.04 shall be returned to the Subsidiary Guarantors depositing the same to the extent that funds deposited by the Borrower in the Revolving L/C Cash Collateral Account would have been required to be returned to the Borrower.

(b) Each Subsidiary Guarantor hereby pledges and grants to the Agent, for the benefit of the Banks and the Agent, a continuing lien on and security interest in all right, title

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and interest of such Subsidiary Guarantor with respect to any funds held in the Revolving L/C Cash Collateral Account from time to time, and all proceeds thereof, as security for the payment of the Guaranteed Obligations.

(c) The Agent may, at any time or from time to time after the funds are deposited in the Revolving L/C Cash Collateral Account, apply funds then held in the Revolving L/C Cash Collateral Account to the payment of any of the Guaranteed Obligations.

(d) Neither the Subsidiary Guarantors nor any person or entity claiming on behalf of or through the Subsidiary Guarantors shall have any right to withdraw any of the funds held in the Revolving L/C Cash Collateral Account.

(e) Each Subsidiary Guarantor agrees that it will not (i) sell or otherwise dispose of any interest in the Revolving L/C Cash Collateral Account or any funds held therein or (ii) create or permit to exist any lien, security interest or other charge or encumbrance upon or with respect to the Revolving L/C Cash Collateral Account or any funds held therein, except as contemplated by the terms of this Section 9.04.

Section 9.05 Waiver by the Subsidiary Guarantors.

Each Subsidiary Guarantor irrevocably waives promptness, diligence, notice of acceptance, presentment, protest and any other notice with respect to any of its Guaranteed Obligations and this Subsidiary Guaranty and waives any requirement that the Agent, the Collateral Agent or any Bank Party protect, secure, perfect or insure any security interest or Lien on the Collateral or exhaust any action against the Borrower or any other Person or entity or any Collateral.

Section 9.06 Subrogation.

Upon making any payment with respect to the Borrower under this Article 9, the applicable Subsidiary Guarantor shall be subrogated to the rights of the payee against the Borrower with respect to such payment; provided that no Subsidiary Guarantor shall enforce any payment by way of subrogation until all amounts of principal of and interest on the Notes and all other amounts payable by the Borrower under any Financing Document shall have been paid in full.

Section 9.07 Stay of Acceleration.

In the event that acceleration of the time for payment of any amount payable by the Borrower under any Financing Document is stayed upon insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the applicable Subsidiary Guarantor hereunder forthwith on demand by the Agent made at the request of the requisite proportion of the Bank Parties specified in Article 6 of this Agreement.

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Section 9.08 Limitation of Liability.

The obligations of each Subsidiary Guarantor under this Article 9 shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under this Article 9 subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law (including, without limitation, the provisions of the Uniform Fraudulent Transfer Act and the Uniform Fraudulent Conveyance Act, to the extent incorporated in applicable state law).

Section 9.09 Release of Subsidiary Guarantors.

Upon any Asset Sale of all of the Capital Stock of a Subsidiary Guarantor in accordance with the terms of the Financing Documents and the application of the Net Cash Proceeds from such Asset Sale to prepay the Debt hereunder pursuant to and in the amount and order of priority set forth in Section 2.10(b), such Subsidiary Guarantor shall be released from all of its Obligations under this Article 9 and shall not be a “Subsidiary Guarantor” for any purpose under the Financing Documents.

Section 9.10 Representations and Warranties.

Each Subsidiary Guarantor, as to itself, hereby makes the representations and warranties set forth in Section 4.01, 4.02(a) and 4.04.

Section 9.11 Covenants.

Each Subsidiary Guarantor hereby agrees to comply with the covenant set forth in Section 5.09(b).

ARTICLE X

MISCELLANEOUS

Section 10.01 Notices.

All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (a) in the case of the Borrower, any Revolving Fronting Bank, the Agent or the Collateral Agent, at its address or telex or facsimile transmission number set forth on the signature pages hereof; (b) in the case of any Bank, at its address or telex or facsimile transmission number set forth in its Administrative Questionnaire or (c) in the case of any other party, at such other address or telex or facsimile transmission number as such party may hereafter specify for the purpose by notice to the Agent, the Collateral Agent, the Revolving Fronting Banks and the Borrower. Each such notice, request or other communication shall be effective (x) if given by telex, when such telex is transmitted to the telex number specified in or pursuant to this Section 10.01 and the appropriate answerback is received; (y) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (z) if given by any other means, when delivered at the address specified

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in or pursuant to this Section 10.01; provided that notices to the Agent, the Collateral Agent or a Revolving Fronting Bank under Article 2 or Article 8 shall not be effective until received.

Section 10.02 No Waivers.

No failure or delay by the Agent, the Collateral Agent or any Bank Party in exercising any right, power or privilege hereunder or under any other Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 10.03 Expenses; Indemnification.

(a) The Borrower shall pay (i) all out-of-pocket expenses of the Agent and the Collateral Agent, including, without limitation, (A) reasonable fees and disbursements of outside counsel for the Agent and the Collateral Agent in connection with the preparation and administration of this Agreement and the other Financing Documents, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder, (B) the reasonable fees and disbursements of the Collateral Trustees and their outside counsel and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent, the Collateral Agent, each Revolving Fronting Bank and each Bank, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency, workout, restructuring and other enforcement proceedings resulting therefrom.

(b) The Borrower agrees to indemnify the Agent, the Collateral Agent and each Bank Party, their respective Affiliates and the respective directors, officers, agents and employees of the foregoing (each, an “Indemnitee”) and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of the Financing Documents or any actual or proposed use of proceeds of Loans or the issuance or deemed issuance of any Revolving Letter of Credit hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

Section 10.04 Sharing of Set-offs.

Each Bank Party agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise (including, without limitation, through the application of any proceeds of the Creditor Group Collateral and the Excess Revolving L/C Collateral, receive payment of a proportion of the aggregate amount due and payable to such Bank Party hereunder which is greater than the proportion received by any other Bank Party (A) on account of Obligations due and payable to such Bank Party hereunder and under the Notes at such time in excess of its

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ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Bank Party at such time to (ii) the aggregate amount of Obligations due and payable to all Bank Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all the Bank Parties hereunder and under the Notes at such time obtained by all the Bank Parties at such time or (B) on account of Obligations owing (but not due and payable) to such Bank Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Bank Party at such time to (ii) the aggregate amount of Obligations owing (but not due and payable) to all Bank Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Bank Parties hereunder and under the Notes at such time obtained by all of the Bank Parties at such time, such Bank Party shall forthwith purchase from the other Bank Parties such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Bank Party to share the excess payment ratably with each of them; provided that nothing in this Section 10.04 shall impair the right of any Bank Party to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower owing to it. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note or in any Revolving Letter of Credit Liability, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

Section 10.05 Amendments and Waivers.

Any provision of this Agreement or any other Financing Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent or the Collateral Agent are affected thereby, by the Agent or the Collateral Agent); provided that (a) no such amendment or waiver shall, unless signed by all the Bank Parties, (i) waive any of the conditions specified in Section 3.01 or 3.02 (with respect to the Extensions of Credit made or deemed to be made on the Closing Date); (ii) change the number of Bank Parties or the percentage of (x) the Unused Revolving Credit Loan Commitments, (y) the aggregate unpaid principal amount of the Loans or (z) the aggregate Revolving Letter of Credit Liabilities that, in each case, shall be required for the Bank Parties or any of them to take any action hereunder; (iii) release all or substantially all of the Collateral in any transaction or series of related transactions; or (iv) amend Section 10.04 or this Section 10.05, (b) no such amendment or waiver shall, unless signed by the Required Banks and each Bank Party if such Bank Party is directly adversely affected by such amendment or waiver, (i) in the case of any Revolving Credit Loan Bank, increase the Revolving Credit Loan Commitment of such Revolving Credit Loan Bank; (ii) reduce the principal of, or interest on, the Notes held by such Bank Party or Loans outstanding to such Bank Party or any fees or other amounts payable to such Bank Party; (iii) reduce or limit the Obligations of any Subsidiary Guarantor under Article 9 or release any Subsidiary Guarantor (other than in connection with a sale or disposition permitted hereunder) or otherwise limit such Subsidiary Guarantor’s liability with respect to the Obligations owing to the Agent, the Collateral Agent and the Bank Parties, (iv) reduce the principal of or rate of interest on any Loan or Reimbursement Obligation or any fees hereunder, (v) change (x) the order of application in

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the prepayment of Loans among the Facilities or any reduction in the Revolving Credit Loan Commitments from the application thereof set forth in the applicable provisions of Sections 2.09 and 2.10 in any manner that materially affects the Bank Parties under such Facilities or (y) the right of any Bank Party to pro rata sharing of payments pursuant to the terms hereof (except as otherwise specifically provided in clause (d)(i) below), (vi) postpone the date fixed for any payment of principal of or interest on any Loan or Reimbursement Obligation or any fees hereunder or (vii) postpone the final maturity of the Loans, (c) no such amendment or waiver shall, unless signed by the Required Revolving Credit Loan Banks, amend, waive or delete the provisions of Section 3.02(d) or Section 3.02(e) and (d) no such amendment or waiver shall, unless signed by the Supermajority Banks (i) change the pro rata application of Net Cash Proceeds from Asset Sales among the Bank Parties, on the one hand, and the other Financing Parties, on the other hand, set forth in Section 2.10(b)(i) by amending the definition of “Banks’ Ratable Share” or otherwise or (ii) amend the definition of “Secured Holders” or “Secured Obligations” in the Collateral Trust Agreement or amend Sections 5.01, 8.01, 8.02 or 9.01 of the Collateral Trust Agreement; provided further that no such amendment or waiver shall, unless signed by the Revolving Fronting Banks affect the rights and obligations of the Revolving Fronting Banks under this Agreement and provided further that no such amendment or waiver shall (x) release all or substantially all of the Creditor Group Collateral or (y) change the pro rata application of Net Cash Proceeds from Asset Sales among the Financing Parties set forth in Section 2.10(b)(i) by amending the definition of “Banks’ Ratable Share” or otherwise unless the Agent shall have received evidence satisfactory to it from the trustee under the Senior Secured Exchange Note Indenture that it has received the consent of those Exchange Note Holders holding a majority of the principal outstanding amount of the Senior Secured Exchange Notes.

Notwithstanding anything of the foregoing, no amendment or waiver shall be required to release any Subsidiary Guarantor which is sold pursuant to the terms and conditions of the Financing Documents so long as the Borrower shall, on the date of receipt by the Borrower of the Net Cash Proceeds from such sale, prepay the Loans pursuant to, and in the order of priority set forth in Section 2.10(b), as specified therein.

Section 10.06 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except neither the Borrower nor any Subsidiary Guarantor may assign or otherwise transfer any of its rights and obligations under this Agreement without the prior written consent of all of the Bank Parties (other than in the case of Subsidiary Guarantors in connection with any transaction permitted by the Financing Documents).

(b) Any Bank other than a Conduit Lender may, without notice to or consent of the Borrower and Agent, at any time grant to one or more banks or other institutions (each, a “Participant”) participating interests in its Unused Revolving Credit Loan Commitment or any or all of its Loans or participating interests in its Revolving Letter of Credit Liabilities. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower, the Revolving Fronting Banks and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower, the Revolving Fronting Banks and the Agent shall continue to deal solely and directly with

AES Fourth Amended and Restated Credit Agreement

such Bank in connection with such Bank’s rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Financing Document; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clauses (a) (i), (iv) through (vi) and clause (b) of Section 10.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

(c) Any Bank Party other than a Conduit Lender may at any time assign to one or more banks or other institutions (each, an “Assignee”) all, or a proportionate part of all, in each case in an amount not less than $1,000,000 (or such lesser amount as may be agreed to by the Borrower and the Agent) (except in the case of an assignment which will result in a group of Banks which are managed by the same Bank Party holding a Revolving Credit Loan Commitment or Term Loan Commitment (as the case may be) of not less than $1,000,000), of its rights and obligations under this Agreement and the other Financing Documents, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption in substantially the form of Exhibit C-1 or Exhibit C-2 hereto, as the case may be, executed by such Assignee and such transferor Bank Party, with (and subject to) the subscribed consent of the Agent, the Borrower (which shall not be unreasonably withheld or delayed but which shall not be required if (1) an Event of Default shall have occurred and is continuing, (2) in the case of assignments with respect to any Term Loan Facility, (3) in the case of assignments by a Bank Party to a Related Fund of such Bank Party and (4) in the case of assignments with respect to the Revolving Credit Loan Facility, if the proposed Assignee has a senior unsecured debt rating of “BBB” or higher by Standard & Poor’s Rating Services or “Baa2” or higher by Moody’s Investor Service, Inc.), and, in the case of assignments with respect to the Revolving Credit Loan Facility, each Revolving Fronting Bank (such consent not to be unreasonably withheld or delayed); provided that if an Assignee is an Affiliate of such transferor Bank Party, no such consents shall be required; and provided, further that under no circumstances may the Borrower or any of its Affiliates be an “Assignee” hereunder. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank Party of an amount equal to the purchase price agreed between such transferor Bank Party and such Assignee, such Assignee shall be a Bank Party party to this Agreement and shall have all the rights and obligations of a Bank Party as set forth in such instrument of assumption, and the transferor Bank Party shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank Party, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. In connection with any such assignment, the transferor Bank Party or Assignee shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States of America or

AES Fourth Amended and Restated Credit Agreement

a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from, or reduction in, deduction or withholding of any United States federal income taxes as required by Section 8.04. Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Bank hereunder without the consent of the Borrower or the Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this Section 10.06(c).

(d) Any Bank Party may at any time assign all or any portion of its rights under this Agreement and the other Financing Documents to a Federal Reserve Bank. No such assignment shall release the transferor Bank Party from its obligations hereunder. In the case of any Bank Party that is a fund that invests in bank loans, such Bank Party may, without the consent of the Borrower or the Agent, assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a Bank Party under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities; provided that unless and until such holder, trustee or representative actually becomes a Bank Party in compliance with the other provisions of this Section 10.06, (i) no such pledge shall release the pledging Bank Party from any of its obligations under the Financing Documents and (ii) such holder, trustee or representative shall not be entitled to exercise any of the rights of a Bank Party under the Financing Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(e) Each of the Borrower, the Agent and each Bank hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Bank designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

(f) The Agent shall maintain at its address referred to in Section 10.01, a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of the Bank Parties, the Revolving Credit Loan Commitments of, the amount of the Revolving Letter of Credit issued by, the principal amount of the Reimbursement Obligations owing to, and the principal amount of the Loans owing to, each Bank Party from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Bank Parties may treat each Person whose name is recorded in the Register as a Bank Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank Party at any reasonable time and from time to time upon reasonable prior notice.

AES Fourth Amended and Restated Credit Agreement

(g) Any Third Party Fronting Bank may at any time assign to one or more banks or other institutions (each, an “Assignee”) meeting the definition of a “Third Party Fronting Bank” contained herein, all of its rights and obligations under this Agreement and the other Financing Documents, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption in substantially the form of Exhibit C-3 hereto executed by such Assignee and such transferor Third Party Fronting Bank, with (and subject to) the subscribed consent of the Agent and the Borrower (which shall not be unreasonably withheld or delayed); provided that under no circumstances may the Borrower or any of its Affiliates be an “Assignee” hereunder. Upon execution and delivery of such instrument and a Revolving Fronting Bank Agreement and payment by such Assignee to such transferor Third Party Fronting Bank of an amount equal to the purchase price agreed between such transferor Third Party Fronting Bank and such Assignee, such Assignee shall be a Revolving Fronting Bank party to this Agreement and shall have all the rights and obligations of a Revolving Fronting Bank as set forth in such instrument of assumption, and the transferor Third Party Fronting Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. In connection with any such assignment, the transferor Third Party Fronting Bank or Assignee shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from, or reduction in, deduction or withholding of any United States federal income taxes as required by Section 8.04.

Section 10.07 No Margin Stock.

Each of the Bank Parties represents to the Agent and each of the other Bank Parties that it in good faith is not relying upon any “margin stock” (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

Section 10.08 Governing Law; Submission to Jurisdiction.

This Agreement and the other Financing Documents shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement and the other Financing Documents or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

Section 10.09 Release of Collateral.

Upon the sale, lease, transfer or other disposition of any item of Collateral of any Obligor (including, without limitation, as result of the sale, in accordance with the terms of the Financing Documents, of any Obligor that owns such Collateral) in accordance with the terms of the Financing Documents, the Agent will, at the Borrower’s expense, execute and deliver to such

AES Fourth Amended and Restated Credit Agreement

Obligor such documents as such Obligor may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Financing Documents.

Section 10.10 Counterparts; Integration; Effectiveness.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon the Amendment and Restatement Effective Date.

Section 10.11 Confidentiality.

The Agent and each Bank Party agrees to keep confidential all non-public information provided to it by the Borrower pursuant to this Agreement that is designated by the Borrower as confidential; provided that nothing herein shall prevent the Agent or any Bank Party from disclosing any such information (a) to the Agent, any other Bank Party or any affiliate of any Bank Party; (b) to any (i) actual or prospective transferee or (ii) Derivatives Obligations counterparty (or such contractual counterparty’s professional advisor), in each case that agrees to comply with the provisions of this Section 10.11; (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates; (d) upon the request or demand of any governmental authority; (e) in response to any order of any court or other governmental authority or as may otherwise be required pursuant to any requirement of law; (f) if required to do so in connection with any litigation or similar proceeding; (g) that has been publicly disclosed; (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Bank Party’s investment portfolio in connection with ratings issued with respect to such Bank Party; (i) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty’s professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 10.11; or, in connection with the exercise of any remedy hereunder or under any other Financing Documents. Notwithstanding any other provision in this Agreement, the Borrower, the Agent, each Third Party Fronting Bank and each Bank Party hereby agree that each of the Borrower, the Agent, each Third Party Fronting Bank and each Bank Party (and each of the officers, directors, employees, accountants, attorneys and other advisors of the Agent, each Third Party Fronting Bank and each Bank Party) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transaction and all materials of any kind (including opinions and other tax analyses) that are provided to each of them relating to such U.S. tax treatment and U.S. tax structure.

Section 10.12 WAIVER OF JURY TRIAL.

EACH OF THE BORROWER, THE AGENT, THE COLLATERAL AGENT AND THE BANK PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING

AES Fourth Amended and Restated Credit Agreement

TO THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 10.13 Severability; Modification to Conform to Law.

It is the intention of the parties that this Agreement be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder hereof. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Agreement shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable law, without in any manner affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

Section 10.14 Judgment Currency.

If for the purposes of enforcing the obligations of the Borrower hereunder it is necessary to convert a sum due from such Person in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent, the Collateral Agent and the Bank Parties could purchase Dollars with such currency at or about 11:00 A.M. (New York City time) on the Domestic Business Day preceding that on which final judgment is given. The obligations in respect of any sum due to the Agent, the Collateral Agent and the Bank Parties hereunder shall, notwithstanding any adjudication expressed in a currency other than Dollars, be discharged only to the extent that on the Domestic Business Day following receipt by the Agent, the Collateral Agent and the Bank Parties of any sum adjudged to be so due in such other currency the Agent, the Collateral Agent and the Bank Parties may in accordance with normal banking procedures purchase Dollars with such other currency; if the amount of Dollars so purchased is less than the sum originally due to the Agent, the Collateral Agent and the Bank Parties in Dollars, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such adjudication, to indemnify the Agent, the Collateral Agent and the Bank Parties against such loss, and if the amount of Dollars so purchased exceeds the sum originally due to the Agent, the Collateral Agent and the Bank Parties, it shall remit such excess to the Borrower.

Section 10.15 Revolving Fronting Banks.

(a) Each (i) Third Party Fronting Bank or (ii) Revolving Credit Loan Bank who after the Effective Date agrees to become a Revolving Fronting Bank hereunder, shall execute and deliver to the Agent a Revolving Fronting Bank Agreement in substantially the form of Exhibit D hereto prior to issuing any letters of credit at the request or for the benefit of the Borrower. Upon execution and delivery by a Third Party Fronting Bank or such Revolving Credit Loan Bank to the Agent of a Revolving Fronting Bank Agreement, such Third Party Fronting Bank or such Revolving Credit Loan Bank, as the case may be, shall become a party to this Agreement and shall have all the rights and obligations of a Revolving

AES Fourth Amended and Restated Credit Agreement

Fronting Bank as set forth herein. If the Third Party Fronting Bank or such Revolving Credit Loan Bank is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from, or reduction in, deduction or withholding of any United States federal income taxes as required by Section 8.04.

(b) Any Revolving Fronting Bank (including any Third Party Fronting Bank) may be released from its obligations hereunder as a Revolving Fronting Bank upon (x) the mutual agreement of such Revolving Fronting Bank and the Borrower and (y) notice to the Agent. With respect to any Revolving Fronting Bank who is not a Third Party Fronting Bank, nothing in this Section 10.05(b) shall release such Revolving Fronting Bank from its obligations hereunder as a Revolving Credit Loan Bank.

Section 10.16 Replacement of Banks.

If (i) any Bank or any participant of such Bank requests compensation under Section 8.03, or (ii) if the Borrower is required to pay any additional amount to any Bank or any participant of such Bank or any governmental authority for the account of any Bank or any participant of such Bank pursuant to Section 8.04, or (iii) if such Bank has failed to consent to any amendment, waiver or consent hereunder requiring the consent of all Banks or all Banks directly affected thereby as to which the Required Banks or the majority of Banks directly affected thereby have given their consent (each, a “Non-Consenting Bank”) or if any other circumstance exists hereunder that gives the Borrower the right to replace a Bank as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Bank and the Agent, require such Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Financing Documents to an assignee that shall assume such obligations (which assignee may be another Bank, if a Bank accepts such assignment), provided that:

(a) the Borrower shall have paid to the Agent the assignment fee specified in Section 10.06(c);

(b) such Bank shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Financing Documents (including any amounts under Section 2.12) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 8.03 or payments required to be made pursuant to Section 8.04, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with applicable laws or guidelines, directed duties or requests of, or agreements with, any governmental authority (whether or not having the force of law).

AES Fourth Amended and Restated Credit Agreement

A Bank shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. If the Borrower elects to exercise its rights with respect to a Non-Consenting Bank pursuant to clause (iii) above, then it must exercise such rights with respect to all but not less than all such Non-Consenting Banks. Each Bank agrees that, if it becomes a Non-Consenting Bank, it shall execute and deliver to the Agent an Assignment an Assumption to evidence such sale and purchase and shall deliver to the Agent any Note (if the assigning Bank’s Loans are evidenced by Notes) subject to such Assignment and Assumption; provided, however, that the failure of any Non-Consenting Bank to execute an Assignment and Assumption shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register.

[SIGNATURE PAGES IMMEDIATELY FOLLOW]

AES Fourth Amended and Restated Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE AES CORPORATION, as Borrower

By:
Title:
Address:	4300 Wilson Boulevard
Arlington, VA 222093
Fax:	(703) 528-4510

AES Fourth Amended and Restated Credit Agreement

SUBSIDIARY GUARANTOR:

AES HAWAII MANAGEMENT COMPANY, INC., as Subsidiary Guarantor

By:
Title:
Address:
Fax:

AES NEW YORK FUNDING, L.L.C., as Subsidiary Guarantor

By:
Title:
Address:
Fax:

AES OKLAHOMA HOLDINGS, L.L.C., as Subsidiary guarantor

By:
Title:
Address:
Fax:

AES WARRIOR RUN FUNDING, L.L.C., as Subsidiary Guarantor

By:
Title:
Address:
Fax:

AES Fourth Amended and Restated Credit Agreement

BANKS:
[Please Type or Print Name of Bank]

By

AES Fourth Amended and Restated Credit Agreement

AGENTS:

CITICORP USA, INC., as Agent

By:
Title:
Address:	388 Greenwich Street, 21st Floor
New York, NY 10013
Fax:	(212) 816-8098
Attention:	Stuart Glen
Email:	oploanswebadmin@citigroup.com

CITIBANK N.A., as Collateral Agent

By:
Title:
Address:	388 Greenwich Street, 21st Floor
New York, NY 10013
Fax:	(212) 816-8098
Attention:	Stuart Glen

AES Fourth Amended and Restated Credit Agreement

Exhibit 10.1.A

Appendix I

Revolving Credit Loan Facility

Name of Revolving Credit Loan Bank	Revolving Credit Loan Commitment

Bank of America, N.A.	$60,000,000

Citicorp USA, Inc.	60,000,000

Credit Suisse, Cayman Islands Branch	60,000,000

Deutsche Bank Trust Company Americas	60,000,000

JPMorgan Chase Bank, N.A.	60,000,000

Lehman Commercial Paper Inc.	60,000,000

Union Bank of California, N.A.	40,000,000

UBS AG, Stamford Branch	40,000,000

Barclays Bank PLC	35,000,000

CALYON New York Branch	35,000,000

Morgan Stanley Bank	35,000,000

Société Générale - New York Branch	35,000,000

Goldman Sachs Credit Partners L.P.	30,000,000

ABN Amro Bank N.V.	25,000,000

BNP Paribas	25,000,000

Merrill Lynch Capital Corporation	25,000,000

Australia & New Zealand Banking Group	20,000,000

United Overseas Bank Ltd.	20,000,000

WestLB AG, New York Branch	15,000,000

Commerzbank AG, New York and Grand CA	10,000,000

Total	$750,000,000

Exhibit 10.1.B

APPENDIX II to the

Third Amended and Restated

Credit and Reimbursement Agreement

TERM LOAN FACILITY

As per the Register maintained by the Agent pursuant to Section 10.06(f) of the Third Amended and Restated Credit and Reimbursement Agreement.

1

Exhibit 10.1.C

Appendix III to the Third Amended and Restated Credit and Reimbursement Agreement

Beneficiary	Letter of Credit Number	Fronting Expiry	Type of Letter of Credit	Name of Issuing Bank	Amount
Eastern (DSR) $36,326,900	Y032406	07/26/04	Financial	UBS AG	36,326,900.00
Kelanitissa	3039084	03/24/04	Financial	B of A, Los Angeles	900,000.00
WAPDA	30034738	02/28/04	Performance	Citibank NY	12,034,365.13
Constellation Power Source Inc.	306S234686	01/01/05	Performance	UBOC, LA	23,200,000.00
PSEG Energy Resources & Trade LLC	306S234688	01/18/05	Performance	UBOC, LA	3,500,000.00
PPL Energy Plus LLC	306S234687	04/30/04	Performance	UBOC, LA	100,000.00
Coral Energy Holding L.P.	306S234734	01/31/05	Performance	UBOC, LA	3,000,000.00
Morgan Stanley Capital Group	306S235411	12/31/05	Performance	UBOC, LA	3,725,000.00
The Potomac Edison Company	30035330	06/15/04	Performance	Citibank NY	577,500.00
Elexon	5134047511	03/15/05	Performance	Citibank NY	2,686,364.94

Total Face Amount of Revolving Letters of Credit Outstanding					86,050,130.07

Exhibit 10.1.D

SCHEDULE I

PLEDGOR: AES CORP.

Legal Name	Jurisdiction of Incorporation	Types of Shares	Authorized Shares	Outstanding Shares	Percentage Owned by AES	Certificate No.	% Pledged

AES Alamitos Development, Inc.	Delaware	Common	10	10	100	1	100

AES Argentina, Inc.	Delaware	Common	10	10	100	3	100

AES Atlantis, Inc.	Delaware	Common	10	10	100	2	100

AES Barka Services, Inc.	Delaware	Common	200	10	100	2	100

AES CAESS Distribution, Inc.	Delaware	Common	10	10	100	1	100

AES California Management Co., Inc.	Delaware	Common	10	10	100	3	100

AES Canal Power Services, Inc.	Delaware	Common	10	10	100	1	100

AES Cemig Holdings, Inc.	Delaware	Common	10	10	100	2	100

1

PLEDGOR: AES CORP.

Legal Name	Jurisdiction of Incorporation	Types of Shares	Authorized Shares	Outstanding Shares	Percentage Owned by AES	Certificate No.	% Pledged

AES Central American Management Services, Inc.	Delaware	Common	10	10	100	1	100

AES Central Valley, L.L.C.	Delaware	Units	1,000	10	100	1	100

AES Chaparron I, Ltd.	Cayman	Ordinary	50,000	1,000	100	2, 3	65

AES Columbia Power, L.L.C.	Delaware	Units	1,000	10	100	1	100

AES Connecticut Management, L.L.C.	Delaware	Units	1,000	10	100	1	100

AES Ecotek Holdings, L.L.C.	Delaware	Units	1,000	10	100	1	100

AES EDC Funding II, L.L.C.	Delaware	Units	1,000	10	100	2	100

AES EEO Distribution, Inc.	Delaware	Common	10	10	100	1	100

AES El Faro Generation, Inc.	Delaware	Common	110	110	100	2	100

AES Engineering, Ltd.	Cayman	Ordinary	50,000	1,000	100	4, 5	65

AES Georgia Gas, L.L.C.	Delaware	Units	1,000	10	100	1	65

AES GEH Holdings,. L.L.C.	Delaware	Units	N/A	10	100	1	65

2

PLEDGOR: AES CORP.

Legal Name	Jurisdiction of Incorporation	Types of Shares	Authorized Shares	Outstanding Shares	Percentage Owned by AES	Certificate No.	% Pledged

AES GEH, Inc.	Delaware	Units	N/A	10	100	1	65

AES Granbury, L.L.C.	Delaware	Units	N/A	10	100	2	100

AES Hawaii Management Company, Inc.	Delaware	Common	10	10	100	4	100

AES International Holdings, Ltd.	British Virgin Islands	Common	50,000	50,000	100	2, 3	65

AES Ironwood, Inc.	Delaware	Common	10	10	100	3	100

AES Kalaeloa Venture, L.L.C.	Delaware	Units	1,000	10	100	1	100

AES Keystone, L.L.C.	Delaware	Units	N/A	100	100	1	100

AES King Harbor, Inc.	Delaware	Common	10	10	100	1	100

AES Londonderry Holdings, L.L.C.	Delaware	Units	N/A	10	100	1	100

AES New York Funding, L.L.C.	Delaware	Units	N/A	10	100	1	100

AES Odyssey, L.L.C.	Delaware	Units	1,000	10	100	1	100

AES Oklahoma Holdings, L.L.C.	Delaware	Units	1,000	10	100	1	100

3

PLEDGOR: AES CORP.

Legal Name	Jurisdiction of Incorporation	Types of Shares	Authorized Shares	Outstanding Shares	Percentage Owned by AES	Certificate No.	% Pledged

AES Red Oak, Inc.	Delaware	Common	10	10	100	1	100

AES Rio Diamante, Inc.	Delaware	Common	10	10	100	1	100

AES Riverside Holdings, L.L.C.	Delaware	Common	1,000	100	100	4	100

AES Sosa, L.L.C.	Delaware	Units	10	10	100	1	65

AES Southland Funding, L.L.C.	Delaware	Units	N/A	10	100	1	100

AES Stonehaven Holding, Inc.	Delaware	Common	10	10	100	3	100

AES Teal Holding, Inc.	Delaware	Common	10	10	100	1	100

AES Texas Funding III, L.L.C.	Delaware	Units	1,000	10	100	3	100

AES Warrior Run Funding, L.L.C.	Delaware	Units	N/A	10	100	1	100

Cavanal Minerals, Inc.	Delaware	Common	10	10	100	2	100

IPALCO Enterprises, Inc.	Indiana	Common	290,000,000	89,685,177	100	AES-1	100

Mountainview Holding Company, L.L.C.	Delaware	Units	1,000	10	100	1	100

4

PLEDGOR: AES CORP.

Legal Name	Jurisdiction of Incorporation	Types of Shares	Authorized Shares	Outstanding Shares	Percentage Owned by AES	Certificate No.	% Pledged

Mountainview Power Development Company L.L.C	Delaware	Units	1,000	10	100	5	100

5

PLEDGOR: AES INTERNATIONAL HOLDINGS II, LTD.

Legal Name	Jurisdiction of Incorporation	Types of Shares	Authorized Shares	Outstanding Shares	Percentage Owned by AES	Certificate No.	% Pledged

AES El Salvador, Ltd.	Cayman	Ordinary	50,000	1,000	100	3, 4	65

AES South American Holdings, Ltd.	Cayman	Nominal	50,000	5,030	100	3, 4	65

6

Exhibit 10.1.E

Schedule II to the

Amended and Restated Credit,

Reimbursement and Exchange Agreement

ASSIGNED AGREEMENTS

Grantor	Assigned Agreement

The AES Corporation	Tax Sharing Agreement dated as of June 23, 1987 (as amended, supplemented or modified through the date hereof) among The AES Corporation (formerly known as Applied Energy Services, Inc.), AES Oklahoma Management Co., Inc., AES Shady Point, Inc., Combustion Engineering, Inc., and Union Bank of California N.A. (formerly known as Union Bank), as successor in interest to Security Pacific National Bank, as agent.

The AES Corporation	Tax Sharing Agreement dated as of March 20, 1990 (as amended, supplemented or modified through the date hereof) among The AES Corporation (formerly known as Applied Energy Services, Inc.), AES Hawaii Management Company, Inc., AES Hawaii, Inc. (formerly known as AES Barbers Point, Inc.), and Union Bank of California N.A. (formerly known as Union Bank), as successor in interest to Security Pacific National Bank, as agent.

The AES Corporation	Tax Sharing Agreement dated as of March 28, 2001 among The AES Corporation, IPALCO Enterprises, Inc., and each corporation or other entity listed therein.

Exhibit 10.1.F

SCHEDULE III

AES CORP.

Non-Pledged Subsidiary	Jurisdiction of Incorporation	Reason for Exclusion
AES (India) Private Limited	India	Pledge prohibited
AES Americas, Inc.	Delaware	< $3 million
AES Andes Energy, Inc.	Delaware	< $3 million
AES Andes, Inc.	Delaware	< $3 million
AES Angel Falls, L.L.C.	Delaware	< $3 million
AES Appalachia, L.L.C.	Delaware	< $3 million
AES Aquila, Inc.	Delaware	< $3 million
AES Atlantic, Inc.	Delaware	< $3 million
AES Aurora, Inc.	Delaware	< $3 million
AES Baja Norte I, Inc.	Delaware	< $3 million
AES Baja Norte II, Inc.	Delaware	< $3 million
AES Big Sky, L.L.C.	Delaware	< $3 million
AES Bolivar, L.L.C.	Delaware	< $3 million
AES Brasil Energia, Inc.	Delaware	< $3 million
AES Brazil, Inc.	Delaware	< $3 million
AES BVI Holdings I, Inc.	Delaware	< $3 million
AES BVI Holdings II, Inc.	Delaware	< $3 million
AES Calgary, Inc.	Delaware	< $3 million
AES Canada, Inc.	Delaware	< $3 million
AES Caribbean Services, Inc.	Delaware	< $3 million
AES Cartagena Holdings BV	Netherlands	Pledge prohibited (New holding company for Cartagena)

1

Non-Pledged Subsidiary	Jurisdiction of Incorporation	Reason for Exclusion
AES Central America Power Ventures, Ltd.	Cayman	< $3 million
AES Chesapeake, Inc.	Delaware	< $3 million
AES Colombia I, Inc.	Delaware	Mamonal bankrupt and Termocandelaria sold
AES Communications Latin America, Inc.	Delaware	< $3 million
AES Coral, Inc.	Delaware	< $3 million
AES Desert Power, L.L.C.	Delaware	< $3 million
AES Development de Argentina S.A.	Argentina	< $3 million
AES Direct, Inc.	Delaware	< $3 million
AES Dominican Holdings, Inc.	Delaware	< $3 million
AES Drax Financing II, Inc.	Delaware	< $3 million
AES Drax Financing, Inc.	Delaware	< $3 million
AES Drax IBC Limited	Guernsey	< $3 million
AES Edelap Funding Corporation, L.L.C.	Delaware	< $3 million
AES El Dorado, Inc.	Delaware	< $3 million
AES Endeavor, Inc.	Delaware	< $3 million
AES Energy Mexico. Inc.	Delaware	< $3 million
AES Enterprise, Inc.	Delaware	< $3 million
AES Finance and Development, Inc.	Delaware	< $3 million
AES Generation Holdings, LLC	Delaware	< $3 million
AES Georgia Gas GP, L.L.C.	Delaware	< $3 million
AES Global Insurance Company	Vermont	Pledge Prohibited
AES Global Power Finance, Inc.	Delaware	< $3 million
AES GPH Holdings, Inc.	Delaware	< S3 million
AES Great Plains, Inc.	Delaware	< $3 million
AES Greystone Holdings, L.L.C.	Delaware	< $3 million
AES Hoytdale, L.L.C.	Delaware	< $3 million
AES Huntington Beach Development, Inc.	Delaware	< $3 million

2

Non-Pledged Subsidiary	Jurisdiction of Incorporation	Reason for Exclusion
AES India, L.L.C.	Delaware	< $3 million
AES Indiana Holdings, L.L.C.	Delaware	< $3 million
AES International Holdings II, Ltd.	British Virgin Islands	Pledge prohibited
AES Intrepid, L.L.C.	Delaware	< $3 million
AES Intricity, Inc.	New Jersey	< $3 million
AES Japan, Inc.	Delaware	< $3 million
AES Korea, Inc.	Delaware	< $3 million
AES Lake Worth Holdings, L.L.C.	Delaware	< $3 million
AES Long Island Holdings, L.L.C.	Delaware	< $3 million
AES Mexico Development, S. de R.L. de C.V.	Mexico	< $3 million
AES Mohave Holdings, L.L.C.	Delaware	< $3 million
AES Mongol Services, Inc.	Delaware	< $3 million
AES Native Hollow, L.L.C.	Delaware	< $3 million
AES New Hampshire Biomass, Inc.	New Hampshire	Pledge prohibited
AES Oasis Energy, Inc.	Delaware	< $3 million
AES Oasis Finco, Inc.	Delaware	Pledge prohibited
AES Oasis Holdco, Inc.	Delaware	Pledge prohibited
AES Oasis Private Ltd.	Singapore	< $3 million
AES Oman Holdings, Ltd	Cayman	Pledge prohibited (New holding company for Barka)
AES Orient, Inc.	Delaware	< $3 million
AES Orissa Distribution Private Limited	India	< $3 million
AES Pacific, Inc.	Delaware	< $3 million
AES Pakistan (Pvt) Ltd.	Pakistan	< $3 million
AES Pakistan Operations, Ltd.	Delaware	< $3 million
AES Parana Generation Holdings, Ltd.	Cayman	< $3 million
AES Parana II Limited Partnership	Cayman	< $3 million
AES Pecan Grove II, L.L.C.	Delaware	< $3 million

3

Non-Pledged Subsidiary	Jurisdiction of Incorporation	Reason for Exclusion
AES Pecan Grove, L.L.C.	Delaware	< $3 million
AES Petty’s Island, L.L.C.	Delaware	< $3 million
AES Phoenix Ltd.	Hungary	< $3 million
AES PJM, Inc.	Delaware	< $3 million
AES Power, Inc.	Delaware	< $3 million
AES Puerto Rico Services, Inc.	Delaware	< $3 million
AES Pumped Storage Arkansas, L.L.C.	Delaware	< $3 million
AES Redfish, Inc.	Delaware	< $3 million
AES Sao Paulo, Inc.	Delaware	< $3 million
AES Services, Inc.	Delaware	< $3 million
AES Silk Road Cayman Ltd.	Cayman	Pledge prohibited (New holding company for Telasi)
AES Silk Road, Inc.	Delaware	< $3 million
AES Songas Holdings, Ltd.	Cayman	Pledge prohibited (New holding company for Songas)
AES South City, L.L.C.	Delaware	< $3 million
AES Telecom Americas, Inc.	Delaware	< $3 million
AES Taiwan, Inc.	Delaware	< $3 million
AES Telecom Development, L.L.C.	Delaware	< $3 million
AES Tiete Holdings, Ltd.	Cayman	Pledge prohibited
AES Transgas, LLC	Delaware	< $3 million
AES Transpower Australia Pty Ltd.	Australia	< $3 million
AES Transpower Private Ltd.	Singapore	< $3 million
AES Transpower, Inc.	Delaware	Pledge prohibited
AES UK Power Holdings Limited	United Kingdom	< $3 million
AES UK Power, L.L.C.	Delaware	< $3 million
AES-Zemplen Ltd.	Hungary	< $3 million
GeoUtilities, Inc.	Delaware	< $3 million

4

Non-Pledged Subsidiary	Jurisdiction of Incorporation	Reason for Exclusion
La Plata II, Inc.	Delaware	Already pledged; no secondary pledges permitted
La Plata III, Inc.	Delaware	Already pledged; no secondary pledges permitted
LW Generation Corporation	Delaware	< $3 million
Star Natural Gas Company	Delaware	< $3 million
AES Ecotek International Holdings, Inc.	Cayman	< $3 million
Thermo Fuels Company, Inc.	California	< $3 million
ThinkAES, Inc.	Delaware	< $3 million
Totem Gas Storage Company, LLC	Colorado	Pledge prohibited
Totem Power, LLC	Colorado	< $3 million
Transmission Management Services, L.L.C.	Delaware	< $3 million
West County Generation, LLC	Delaware	< $3 million

5

AES INTERNATIONAL HOLDINGS II, LTD.

Non-Pledged Subsidiary	Jurisdiction of Incorporation	Reason for Exclusion
AES Argentina Operations, Ltd.	Cayman	Already pledged; no secondary pledge permitted
AES Bandeirante, Ltd.	Cayman	< $3 million
AES Caracoles I	Cayman	< $3 million
AES Caracoles II	Cayman	< $3 million
AES Cayman Guaiba, Ltd.	Cayman	Pledge prohibited
AES Cayman Pampas, Ltd.	Cayman	< $3 million
AES Communications, Ltd.	Cayman	< $3 million
AES Costa Rica Hydroelectrica, Ltd.	Cayman	< $3 million
AES Infoenergy Ltda	Brazil	< $3 million
AES Intercon II, Ltd.	Cayman	< $3 million
AES Intercon, Ltd.	Cayman	< $3 million
AES Interenergy, Ltd.	Cayman	< $3 million
AES Merida Management Services S. de R.L. de C.V.	Mexico	< $3 million
AES Mid East Holdings 3, Ltd.	Cayman	< $3 million
AES Network	Cayman	< $3 million
AES Pak Gen Holdings, Inc.	Mauritius	Pledge prohibited
AES Pak Holdings, Ltd.	British Virgin Islands	< $3 million
AES Pakistan Holdings	Mauritius	Pledge, prohibited
AES Parana IHC, Ltd.	Cayman	< $3 million
AES Pern S.R.L.	Peru	< $3 million
AES Santa Ana, Ltd.	Cayman	< $3 million
AES Santa Branca, Ltd.	Cayman	< $3 million
AES Servicios Electricos Limitada de Capital Variable	El Salvador	< $3 million
AES South Point, Ltd.	Cayman	< $3 million

6

Non-Pledged Subsidiary	Jurisdiction of Incorporation	Reason for Exclusion
AES Telecomunicaciones Salvadorenas Ltda de CV	EI Salvador	< $3 million
AES Transpower, Inc.	Mauritius	Pledge prohibited
AES Yucatan S.R.L. de C.V.	Mexico	< $3 million
CCS Telecarrier	Cayman	< $3 million
Delta Capex Investments	Cayman	< $3 million
Wildwood Funding, Ltd.	Cayman	< $3 million

7

Exhibit 10.1.G

SCHEDULE IV: EXCLUDED AES ENTITIES

BRAZIL

AES South American Holdings, Ltd.

AES Americas Participacoes, Ltda.

AES Bandierante Ltd.

AES Bandierante Empreendimentos, Ltda.

AES Brazilian Holdings, Ltd.

AES Bridge I, Ltd.

AES Bridge II, Ltd.

AES Cayman Guaiba, Ltd.

AES Cayman I

AES Cayman II

AES Cayman Pampas, Ltd.

AES Cemig Empreendimentos II, Ltd.

AES Cemig Empreendimentos, Inc.

AES Communications Rio de Janeiro S.A.

AES Communications Latin America, Inc.

AES Com Sul Ltda.

AES Coral Reef, LLC

AES Edeersa, Ltd.

AES Eletrolight, Ltd.

AES Elpa S.A.

AES Energia, Ltda.

AES Energia I, Ltd.

AES Energia II, Ltd.

AES Florestal Ltda.

AES Forca Ltd.

AES Forca II, Ltd.

AES Forca Empreendimentos Ltda.

AES Guaiba II Empreendimentos Ltda.

AES Holdings Brasil, Ltda.

AES IHB Cayman, Ltd.

AES Infoenergy Ltda.

AES Intercon, Ltd.

AES Intercon II, Ltd.

AES Interenergy, Ltd.

AES International Holdings III, Ltd.

AES Minas PCH Ltda.

AES Network

AES Santa Branca I, Ltd.

AES Santa Branca II, Ltd.

AES Sul, SA

AES Tiete Holdings Ltd.

1 of 4

AES Tiete Holdings II, Ltd.

AES Tiete Empreendimentos S.A.

AES Tiete Participacoes S.A.

AES Trade I, Ltd.

AES Trade II, Ltd.

AES Trading Ltda.

AES Transgas Empreendimentos S.A.

AES Transgas I, Ltd.

AES Transgas II, Ltd.

AES Treasure Cove, Ltd.

AES Uruguaiana Empreedimentos S.A.

AES Uruguaiana, Inc.

Asteroid I, Ltd.

Brasiliana Energia S.A.

Cayman Energy Traders

Companhia de Gas de Minas Gerais, S.A.

Companhia Energetica de Minas Gerais, S.A.

Compania de Geracao de Energia Eletrica Tiete, S.A.

AES Tiete S.A.

Eletroger Ltda.

Eletronet S.A.

Eletropaulo Comercial Exportadora, Ltda.

Eletropaulo Metropolitana Eletricidade de Sao Paulo S.A.

Eletropaulo Telecomunicacoes, Ltda.

Empresa de Infovias, S.A.

Energia Paulista Participacoes, S.A.

ENET Telecomunicacoes Ltda.

Logestic.com S.A.

Metropolitana Overseas II, Ltd.

Pleasantville Participacoes Ltda.

Southern Electric Brazil Participacoes, Ltda.

ARGENTINA

AES Alicura Holdings S.C.A.

AES Andes Energy, Inc.

AES Argentina Investments, Ltd.

AES Argentina Investments II, Ltd.

AES Argentina Operations, Ltd.

AES Argentina, Inc.

AES Asociados S.A.

AES Caracoles I

AES Caracoles II

AES Caracoles III, L.P.

AES Caracoles S.R.L.

2 of 4

AES Chaparron I, Ltd.

AES Chaparron II, Ltd.

AES Development de Argentina S.A.

AES Energy, Ltd.

AES Ocean Springs, Ltd.

AES Operadora S.A.

AES Parana Gas S.A.

AES Parana Holdings, Ltd.

AES Parana I Limited Partnership

AES Parana II Limited Partnership

AES Parana IHC, Ltd.

AES Parana Generation Holdings, Ltd.

AES Parana Operations S.R.L.

AES Parana Propiedades S.A.

AES Parana S.C.A.

AES Rio Diamate, Inc.

AES San Nicolas Holding Espana, S.L.

AES San Nicolas, Inc.

AES South Point, Ltd.

AESEBA S.A.

Asociados de Electricidad, S.A.

B.A. Services.com S.R.L.

Camille, Ltd.

Central Dique, S.A.

Central Termica San Nicolas S.A.

CMS Generation San Nicolas Company

Compania de Inversiones en Eletricidad, S.A.

Empresa Distribuidora de Energia Norte S.A.

Empresa Distribuidora de Energia Sur S.A.

Empresa Distribuidora La Plata, S.A.

Gasoducto GasAndes Argentina S.A.

Gener Argentina S.A.

AES Alicura, S.A.

Hidroelectrica Rio Juramento, S.A.

InterAndes, S.A.

Inversora AES Americas Holding Espana, S.L.

Inverorsa de San Nicolas S.A.

Inversora AES Americas, S.A.

La Plata II, Inc.

La Plata III, Inc.

La Plata Partners L.P.

Luz del Plata S.A.

AES Pampa Energy, S.A.

3 of 4

Shazia S.R.L.

TermoAndes S.A.

Wildwood Funding, Ltd.

Wildwood I, Ltd.

Wildwood II, Ltd.

4 of 4

Exhibit 10.1.H

SCHEDULE 5.15: EXISTING AGREEMENTS WITH AFFILIATES

None.

Exhibit 10.1.I

SCHEDULE V: QUALIFIED HOLDING COMPANIES

AES Alicura Holdings S.C.A.

AES Aramtermelo Holdings BV

AES Baltic Holdings BV

AES Barka Services 1 (Cayman) Ltd.

AES Barka Services 2 (Cayman) Ltd.

AES Bridge I Ltd.

AES Bridge II Ltd.

AES Cemig Empreendimentos, Inc.

AES Central American Mgmt Services, Inc.

AES Chaparron I, Ltd.

AES Chaparron II, Ltd.

AES Chigen Holdings Ltd.

AES Denmark GP Holding I ApS

AES Denmark GP Holding II ApS

AES Development de Argentina, S.A.

AES Electric Ltd.

AES Gas Holdco (Cayman) Ltd.

AES Global Power Holdings BV

AES International Holdings Ltd.

AES Isthmus Energy, S.A.

AES LNG Holding II, Ltd.

AES Medway Electric Ltd.

AES Nigeria Holdings Ltd.

AES Oasis Holdco (Cayman) Ltd.

AES Oman Holdings Ltd.

AES Panama Holding Ltd.

AES Qatar Holdings Ltd.

AES San Nichols Holding Espana S.L.

AES Silk Road Cayman Ltd.

AES Sirocco Holdings BV

AES Songas Holdings Ltd.

AES Summit Generation Ltd.

AES Tisza Holdings BV

AES UK Power Holdings Ltd.

Global Energy Holdings CV

Inversora AES Americas, S.A.

Inversora de San Nicolas S.A.

Inversora AES Americas Holding Espana, S.L.

Mercury Cayman Holdco, Ltd.

Exhibit 10.1.J

Schedule VI - Existing Debt

Amount
Sr. Secured First Priority Notes due 2005	155,718,000
Sr. Secured Second Priority Notes due 2013	1,200,000,000
Sr. Secured Second Priority Notes due 2015	600,000,000
Senior Notes due June 2008	223,262,000
Senior Notes due June 2009	310,097,040
Senior Notes due June 2009	159,746,960
Senior Notes due September 2010	422,665,000
Senior Notes due January 2011	313,186,000
Senior Notes due February 2011 (£)*	160,809,856
Senior Notes due March 2014	500,000,000
Senior Subordinated Notes due August 2007	169,619,000
Senior Subordinated Notes due November 2007	218,949,000
Senior Subordinated Notes due November 2029	115,258,000
Junior Convertible Debentures due August 2005	142,134,000
Guarantees of Debt	155,503,000
Letters of Credit outside Revolving Credit Facility	18,750,000
Surety Bonds	3,682,870

Total Debt	4,869,380,726

*	Exchange Rate of 1.7995 on March 9, 2003

Exhibit 10.1.K

SCHEDULE VII to the

Third Amended and Restated

Credit and Reimbursement Agreement

REVOLVING FRONTING BANKS

Citicorp USA, Inc.

Bank of America, N.A.

Deutsche Bank Trust Company Americas

Lehman Commercial Paper, Inc.

UBS AG, Stamford Branch

Union Bank of California, N.A.

Credit Lyonnais New York Branch

Société Générale – New York Branch

Exhibit 10.1.L

EXHIBIT A-1 to the

Third Amended and Restated Credit

and Reimbursement Agreement

FORM OF REVOLVING CREDIT LOAN NOTE

New York, New York	, 2004

For value received, The AES Corporation, a Delaware corporation (the “Borrower”), promises to pay to                              (the “Bank”) or its registered assigns, for the account of its Applicable Lending Office (as defined in the Credit and Reimbursement Agreement referred to below), the unpaid principal amount of each Revolving Credit Loan (as defined in the Credit and Reimbursement Agreement referred to below) made by the Bank to the Borrower pursuant to the Credit and Reimbursement Agreement referred to below on the dates and in the amounts specified in the Credit and Reimbursement Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit and Reimbursement Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other same day funds at the place of payment specified in the Credit and Reimbursement Agreement.

All Revolving Credit Loans made by the Bank, the respective types thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make (or any error in making) any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit and Reimbursement Agreement.

This Revolving Credit Loan Note is one of the Notes referred to in the Third Amended and Restated Credit and Reimbursement Agreement dated as of March 17, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit and Reimbursement Agreement”) among the Borrower, the Subsidiary Guarantors party thereto, the Bank and certain other banks party thereto, Citicorp USA, Inc., as the Agent for the Bank Parties and Citibank, N.A. as the Collateral Agent for the Bank Parties. Terms defined in the Credit and Reimbursement Agreement are used herein with the same meanings. Reference is made to the Credit and Reimbursement Agreement for provisions for the guarantee hereof in certain circumstances, the prepayment hereof and the acceleration of the maturity hereof.

Revolving Credit Loan Note

This Revolving Credit Loan Note is assignable to one or more Persons as provided in the Credit and Reimbursement Agreement and the Borrower agrees to issue from time to time replacement Notes in the form hereof to facilitate such assignments.

The Obligations of the Borrower under this Revolving Credit Loan Note and the other Financing Documents, and the Obligations of the other Loan Parties under the Financing Documents, are secured by the Creditor Group Collateral as provided in the Financing Documents. The Obligations of the Borrower under this Revolving Credit Loan Note are also guaranteed by the Subsidiary Guarantors, as provided in the Subsidiary Guaranty in Article IX of the Credit and Reimbursement Agreement.

This Revolving Credit Loan Note shall be governed by, and construed in accordance with, the laws of the State of New York.

THE AES CORPORATION

By
Name:
Title:

Revolving Credit Loan Note

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Type of Loan	Amount of Principal Repaid	Notation Made By

Revolving Credit Loan Note

Exhibit 10.1.M

EXHIBIT A-2 to the

Third Amended and Restated Credit

and Reimbursement Agreement

FORM OF TERM LOAN NOTE

New York, New York	, 2004

For value received, The AES Corporation, a Delaware corporation (the “Borrower”), promises to pay to                                  (the “Bank”) or its registered assigns, for the account of its Applicable Lending Office (as defined in the Credit and Reimbursement Agreement referred to below), the unpaid principal amount of the Term Loan (as defined in the Credit and Reimbursement Agreement referred to below) made by the Bank to the Borrower pursuant to the Credit and Reimbursement Agreement referred to below on the dates and in the amounts specified in the Credit and Reimbursement Agreement. The Borrower promises to pay interest on the unpaid principal amount of the Term Loan on the dates and at the rate or rates provided for in the Credit and Reimbursement Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other same day funds at the place of payment specified in the Credit and Reimbursement Agreement.

This Term Loan Note is one of the Notes referred to in the Third Amended and Restated Credit and Reimbursement Agreement dated as of March 17, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit and Reimbursement Agreement”) among the Borrower, the Subsidiary Guarantors party thereto, the Bank and certain other banks party thereto, Citicorp USA, Inc., as the Agent for the Bank Parties and Citibank, N.A., as the Collateral Agent for the Bank Parties. Terms defined in the Credit and Reimbursement Agreement are used herein with the same meanings. Reference is made to the Credit and Reimbursement Agreement for provisions for the guarantee hereof in certain circumstances, the prepayment hereof and the acceleration of the maturity hereof.

This Term Loan Note is assignable to one or more Persons as provided in the Credit and Reimbursement Agreement and the Borrower agrees to issue from time to time replacement Notes in the form hereof to facilitate such assignments.

The Obligations of the Borrower under this Term Loan Note and the other Financing Documents, and the Obligations of the other Loan Parties under the Financing Documents, are secured by the Creditor Group Collateral as provided in the Financing Documents. The Obligations of the Borrower under this Term Loan Note are guaranteed by the Subsidiary Guarantors, as provided in the Subsidiary Guaranty in Article IX of the Credit and Reimbursement Agreement.

Term Loan Note

This Term Loan Note shall be governed by, and construed in accordance with, the laws of the State of New York.

THE AES CORPORATION

By:
Name:
Title:

Term Loan Note

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Type of Loan	Amount of Principal Repaid	Notation Made By

Term Loan Note

Exhibit 10.1.N

EXHIBIT B-1

March 17, 2004 To the Banks Listed on Schedule 1 hereto Ladies and Gentlemen:

I am the Assistant General Counsel of The AES Corporation (the “Company”), a corporation organized and existing under the laws of the State of Delaware, and have acted as counsel for the Company, each of the Subsidiary Guarantors (as defined in the Credit Agreement referred to below) and AES International Holdings II, Ltd. in connection with (i) the Third Amended and Restated Credit and Reimbursement Agreement (the “Credit Agreement”) dated as of March 17, 2004 among AES, the Subsidiary Guarantors party thereto (the “Subsidiary Guarantors”), the banks party thereto (the “Bank Parties”), Citicorp USA, Inc., as Administrative Agent, and Citibank, N.A. as Collateral Agent for the Bank Parties and (ii) Amendment No. 2 to the Collateral Trust Agreement (as defined in the Credit Agreement, and together with the Credit Agreement, the “Documents”). The Company and the Subsidiary Guarantors are sometimes hereinafter referred to as the “Delaware Loan Parties” and each as a “Delaware Loan Party.” Terms in the Credit Agreement are used herein as therein defined. This opinion is being furnished to you pursuant to Section 3.01(c)(i) of the Credit Agreement.

In rendering this opinion, I have examined, and relied on, subject to the assumptions and qualifications herein, executed counterparts of each of the Documents and such agreements, instruments and documents and have conducted such investigations of law as I have deemed necessary or appropriate as a basis for the opinions hereafter expressed. As to questions of fact material to this opinion, I have, when relevant facts were not independently established, relied upon certificates of appropriate public officials and officers and representatives of the Company and other appropriate persons, and upon the factual representations or statements made by these persons or in the Documents. In all such examinations, I have assumed, without independent verification the authenticity and completeness of documents purporting to be originals (whether examined in original, facsimile or copy form), the conformity to originals of documents purporting to be photostatic or facsimile copies of originals, and the genuineness of all signatures.

I make no observations and give no opinion in relation to any contract, instrument or document other than the Documents (whether or not referred to in the Documents) nor have I made any enquiries concerning any party to the Documents, or other person or entity, other than the Company.

1001 North 19th Street Arlington, Virginia 22209 (703) 522-1315 Telecopier (703) 528-4510

This opinion is strictly limited to the matters stated in it and is not to be read as extending by implication to any other matter or any other contract, instrument or document executed in connection with the Documents or the transactions contemplated by them or otherwise.

On the basis of the foregoing, and having regard for such legal considerations as I deem relevant, I am of the opinion that:

(i) Each Delaware Loan Party is a corporation (or limited liability company, as applicable) duly incorporated (or formed, as applicable), validly existing and in good standing under the laws of Delaware and has all corporate or other organizational powers and, to my knowledge, all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted;

(ii) The execution, delivery and performance by each Delaware Loan Party of the Documents and the Notes to which it is a party are within such Delaware Loan Party’s corporate or other organizational powers, have been duly authorized by all necessary corporate or other organizational action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not (i) contravene, or constitute a default under, any provision of (1) the certificate of incorporation (or certificate of formation, as applicable) or by-laws (or other organizational documents, as applicable) of such Delaware Loan Party or (2) to my knowledge, (A) any law or regulation applicable to any Delaware Loan Party or (B) any judgment, injunction, order or decree binding upon any Delaware Loan Party or (C) any agreement or instrument evidencing or governing any Debt of any Delaware Loan Party in the amount of $25,000,000 or more (“Specified Debt”) or (ii) result in or require the creation or imposition of any lien or any asset of any Delaware Loan Party under any agreement or instrument evidencing or governing any Specified Debt; and

(iii) Except for Disclosed Matters, there is no action, suit, investigation of which the Company has notice, litigation or proceeding pending against, or to my knowledge threatened against, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect, or which in any manner draws into question the legality, validity or enforceability of any Document.

I am a member of the Bar of the District of Columbia, however, this opinion relates solely to the General Corporation Law of the State of Delaware and the federal laws of the United States as at the date and time of its issue. I have made no investigation of, and neither express nor imply any opinion with respect to the laws of any state or jurisdiction

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other than the General Corporation Law of the State of Delaware and the federal laws of the United States.

This opinion may be relied upon solely by each of the addressees hereto, and may not be relied upon by any other person, nor used, circulated, quoted or otherwise referred to for any other purpose, without my prior written consent, except that any Person that becomes a Bank Party in accordance with Section 10.06 of the Credit Agreement may rely upon this opinion as if it were specifically addressed and delivered to such Person on the date hereof.

Very truly yours,

/s/ Vincent W. Mathis
Vincent W. Mathis
Assistant General Counsel

3

Schedule 1

The Banks, Citicorp USA, Inc., as Administrative Agent and

Citibank, N.A., as Collateral Agent

c/o Citicorp USA, Inc., as Administrative Agent

388 Greenwich Street, 21st Floor

New York, NY 10013

Attention: Stuart Glen

Wilmington Trust Company, as Corporate Trustee

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attention: Corporate Trust Division

Bruce L. Bisson, as Individual Trustee

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attention: Corporate Trust Division

Exhibit 10.1.O

EXHIBIT B-2

DAVIS POLK & WARDWELL

1300 I STREET, N.W.	450 LEXINGTON AVENUE	MESSETURM
WASHINGTON, D.C. 20005	NEW YORK, N.Y. 10017	60308 FRANKFURT AM MAIN
———	212 450 4000	———
1600 EL CAMINO REAL	FAX 212 450 3800	MARQUÉS DE LA ENSENADA, 2
MENLO PARK, CA 94025		28004 MADRID
———	WRITER’S DIRECT	———
99 GRESHAM STREET LONDON EC2V 7NG		1-6-1 ROPPONGI MINATO-KU, TOKYO 106-6033
———		———
15, AVENUE MATIGNON		3A CHATER ROAD
75008 PARIS		HONG KONG

March 17, 2004

To the Bank Parties

    and the Administrative Agent

    and the Collateral Agent referred to Below

c/o Citicorp USA, Inc. as Administrative Agent

388 Greenwich Street, 21st Floor

New York, NY 10013

Wilmington Trust Company

    as Corporate Trustee

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

attn: Corporate Trust Division

Bruce L. Bisson

    as Individual Trustee

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Ladies and Gentlemen:

We have participated in the preparation of the Third Amended and Restated Credit and Reimbursement Agreement dated as of March 17, 2004 (the “Credit Agreement”) among The AES Corporation, a Delaware corporation (“AES”), the Subsidiary Guarantors party thereto (the “Subsidiary Guarantors”), the banks party thereto (the “Bank Parties”) and Citicorp USA, Inc., as Administrative Agent (in such capacity, the “Administrative Agent”), and Citibank, N.A. as Collateral Agent for the Bank Parties (in such capacity, the “Collateral Agent”). We have acted as special New York counsel for AES and its subsidiaries for the purpose of rendering this opinion pursuant to Section

To the Bank Parties and the Administrative Agent and the Collateral Agent referred to Below	March 17, 2004

We have reviewed executed copies of:

(a) the Credit Agreement;

(b) the Notes issued on the date hereof (the “Notes”); and

(c) Amendment No. 2 dated as of March 17, 2004 to the Collateral Trust Agreement dated as of December 12, 2002 (as amended, the “Collateral Trust Agreement”) among AES, AES International Holdings II, Ltd. (“AES BVI II”), Wilmington Trust Company, as corporate trustee (the “Corporate Trustee”) and Bruce L. Bisson, as individual trustee (together with the Corporate Trustee, the “Collateral Trustees”).

The documents listed in items (a) through (c) above are sometimes hereinafter referred to as the “Credit Documents”. AES, the Subsidiary Guarantors and AES BVI II are sometimes hereinafter referred to collectively as the “Loan Parties” and each individually as a “Loan Party”.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and certificates of public officials and officers of AES and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

Based on the foregoing, and subject to the assumptions and qualifications set forth below, we are of the opinion that:

1. The execution, delivery and performance by each Loan Party of each Credit Document to which it is a party require no action by or in respect of, or filing with, any governmental body, agency or official under United States federal or New York State law (other than filings and recordings to perfect security interests granted) and do not contravene, or constitute a default under, any provision of applicable United States federal or New York State law or regulation, in each case that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Credit Documents.

2. Each Credit Document (other than the Notes) constitutes a valid and binding agreement of each Loan Party thereto and each Note, when duly executed and delivered in accordance with the terms of the Credit Agreement, will constitute a valid and binding obligation of AES, in each case enforceable against such Loan Party or AES in accordance with its terms.

2

To the Bank Parties and the Administrative Agent and the Collateral Agent referred to Below	March 17, 2004

3. The Security Agreement dated as of December 12, 2002 (as amended, the “Security Agreement”) made by AES to the Collateral Trustees is effective to create, in favor of the Collateral Trustees for the benefit of the Secured Holders, as security for the Secured Obligations, a valid security interest (the “AES Security Interest”) in the right, title and interest of AES in that portion of the Collateral, as defined in the Security Agreement, described therein in which a security interest may be created pursuant to Article 9 of the Uniform Commercial Code as in effect in the State of New York on the date hereof (the “UCC”).

4. Assuming that the certificates evidencing the Pledged Equity and instruments constituting the Pledged Debt, in each case indorsed by an appropriate person in blank or accompanied by instruments of transfer or assignment in blank duly executed by an appropriate person, have been delivered on or prior to the date hereof to the Collateral Trustees, and have been continuously held by the Collateral Trustees since such delivery, in each case in the State of New York, (i) the AES Security Interest in the Pledged Equity and the Pledged Debt is perfected, and (ii) the Collateral Trustees have, for the benefit of the Secured Holders, control (within the meaning of Section 8-106 of the UCC) of such Pledged Equity and such Pledged Debt.

5. None of the Loan Parties is required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

The foregoing opinions are subject to the following qualifications:

(i) Our opinions in paragraphs 2 through 4 above are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(ii) We express no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provisions of applicable law on the conclusions expressed above.

(iii) We express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank Party is located which may limit the rate of interest that such Bank Party may charge or collect.

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To the Bank Parties and the Administrative Agent and the Collateral Agent referred to Below	March 17, 2004

(iv) We express no opinion as to provisions in the Credit Documents that purport to (1) indemnify any Person for its own gross negligence or willful misconduct or (2) confer upon any Person the right to require specific performance or to receive liquidated damages.

(v) We express no opinion as to provisions in the Credit Documents that purport to create rights of set-off in favor of participants or that provide for set-off to be made otherwise than in accordance with applicable laws.

(vi) We express no opinion as to provisions in the Credit Documents that purport to waive objections to venue, claims that a particular jurisdiction is an inconvenient forum or the like.

(vii) We express no opinion as to whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the Credit Documents.

(viii) We express no opinion as to the right, title or interest of any Loan Party in or to any collateral or the value given therefor.

(ix) Except as expressly set forth in paragraphs 3 and 4 above, we express no opinion as to the creation, attachment, perfection or priority of any security interest.

(x) We note the possible unenforceability in whole or in part of certain remedial provisions of the Security Agreement and the Collateral Trust Agreement (the “Collateral Documents”), although the inclusion of such provisions does not render the Collateral Documents invalid and, subject, to the extent applicable, to Section 9-408(c) of the UCC, each of the Collateral Documents contains, in our judgment, adequate remedial provisions for the practical realization of the rights and benefits afforded thereby. In addition, we note that any foreclosure or other exercise of remedies by the Collateral Trustees or the Collateral Agent will require additional approvals and consents that have not been obtained from foreign and domestic regulators and from lenders to, and suppliers, customers or other contractual parties of one or more Subsidiaries of AES and failure to obtain such approval or consent could result in a default, or a breach of agreement or other legal obligations of such Subsidiaries.

(xi) Any security interest in proceeds is subject to the limitations set forth in Section 9-315 of the UCC.

4

To the Bank Parties and the Administrative Agent and the Collateral Agent referred to Below	March 17, 2004

(xii) We express no opinion as to provisions in the Credit Documents which subject the Loan Parties to any claim for deficiency resulting from a judgment being rendered in a currency other than the currency called for in the Credit Documents, and we express no opinion as to (i) whether a New York State or United States federal court would render or enforce a judgment in a currency other than U.S. Dollars or (2) the exchange rate that such a court would use in rendering a judgment in U.S. Dollars in respect of an obligation in any other currency.

(xiii) We express no opinion as to any regulatory scheme applicable to, or any license or permit required in connection with, the businesses conducted by AES or its subsidiaries and our opinions expressed in paragraph (A) above relate only to laws, actions and filings, which, in our experience, are normally applicable to general business corporations in relation to transactions of the type contemplated by the Credit Documents and, in particular, we express no opinion as to the Federal Power Act or any other energy or electricity law or any rule or regulation thereunder or any law, rule or regulation applicable to, or any approval given or required to be given by, the Federal Energy Regulatory Commission.

The foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. We have assumed that (i) each of the Loan Parties is validly existing and, to the extent applicable, in good standing under the laws of its jurisdiction of organization, and (ii) the execution, delivery and performance by each Loan Party of each Credit Document to which it is a party are within its corporate powers, have been duly authorized by all necessary corporate action on the part of such Loan Party and do not contravene the articles or certificate of incorporation or bylaws or other constitutive documents of such Loan Party. We have further assumed that each Loan Party has duly executed and delivered each Credit Document to which it is a party.

This opinion is delivered to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent, except that any person that becomes a Bank Party in accordance with the provisions of Section 10.06(c) of the Credit Agreement may rely upon this opinion as if it were specifically addressed and delivered to such person on the date hereof.

Very truly yours,

5

Exhibit 10.1.P

EXHIBIT B-3

11 South Meridian Street Indianapolis, Indiana 46204-3535 U.S.A. (317) 236-1313
Fax (317) 231-7433

www.btlaw.com
March 17, 2004

To the Addressees Listed on Schedule A

Dear Sirs:

We have acted as counsel to IPALCO Enterprises, Inc. (the “Company”) and its Subsidiaries in connection with (i) that certain Security Agreement, dated as of December 12, 2002 (the “Security Agreement”), made by the Grantors party thereto to the Wilmington Trust Company, as corporate trustee (the “Existing Corporate Trustee”), and Bruce L. Bisson, as the individual trustee (the “Existing Individual Trustee” and, together with the Corporate Trustee, the “Existing Collateral Trustees”), as amended by that certain Amendment No. 1 to the Security Agreement, dated as of July 29, 2003 (the “Security Agreement Amendment”), which provides security for that certain Third Amended and Restated Credit and Reimbursement Agreement, dated as of March 17, 2004 (the “Credit Agreement”) among The AES Corporation, a Delaware corporation (“AES”), the Subsidiary Guarantors party thereto (the “Subsidiary Guarantors”), the banks party thereto (the “Banks”), Citicorp USA, Inc., as Administrative Agent for the Banks (in such capacity, the “Administrative Agent”) and Citibank, N.A., as Collateral Agent for the Banks (in such capacity, the “Collateral Agent”), and (ii) that certain Second Priority Security Agreement (the “Second Security Agreement”), dated as of May 8, 2003, made by the Grantors party thereto to Wells Fargo Bank Minnesota, National Association, as corporate trustee (the “Second Priority Corporate Trustee”) and Jeffrey T. Rose, as the individual trustee (the “Second Priority Individual Trustee” and, together with the Second Priority Corporate Trustee, the “Second Priority Collateral Trustees”). In the Security Agreement, as amended by the Security Agreement Amendment (as so amended, the “Amended Security Agreement”), AES purports to grant the Existing Collateral Trustees, for the benefit of the Banks, a Lien in certain Collateral (as defined in the Amended Security Agreement) including, but not limited to, (i) all capital stock of the Company owned by AES, and (ii) any intercompany loans or receivables owing by the Company to AES (items (i) and (ii) being sometimes hereinafter referred to collectively as the “Company Collateral”), and in the Second Security Agreement, AES purports to grant the Second Priority Collateral Trustees, for the benefit of the Senior Note Holders, a second-priority Lien in certain Collateral including, but not limited to the Company Collateral. Terms used (but not defined) herein have the meanings assigned to them in the Amended Security Agreement. This opinion is being delivered to you pursuant to Section 3.01(c)(iii) of the Credit Agreement.

We have reviewed documents represented to us to be execution copies of each of the Credit Agreement; and that certain Amendment No. 2 (the “Collateral Trust Agreement Second Amendment”), dated as of March 17, 2004, to the Collateral Trust Agreement, dated as of December 12, 2002 (the “Collateral Trust Agreement”), among the Grantors party thereto, as Grantors to the Existing Collateral Trustees, as amended by that certain Amendment No. 1 to

Indianapolis	Fort Wayne	South Bend	Elkhart	Chicago	Washington, D.C.

To the Addressees

Listed on Schedule A

March 17, 2004

the Collateral Trust Agreement, dated as of July 29, 2003 (the “Collateral Trust Agreement First Amendment”); and an executed copy of each of the Collateral Trust Agreement and the Security Agreement (the Collateral Trust Agreement and the Security Agreement being sometimes hereinafter referred to collectively as the “Original Transaction Documents”); and an executed copy of each of the Second Priority Collateral Trust Agreement, dated as of May 8, 2003 (the “Second Collateral Trust Agreement”), among the Grantors party thereto, as Grantors to the Second Priority Collateral Trustees; and the Second Security Agreement (collectively, the “Second Transaction Documents” and, together with the Credit Agreement, the Collateral Trust Agreement Second Amendment and the Original Transaction Documents, the “Transaction Documents”). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and certificates of public officials and officers of the Company and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

As to any facts material to this opinion which we did not otherwise establish or verify, we relied upon statements and representations of officers and other representatives of the Company. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. We have also assumed (i) the valid authorization, execution and delivery of the Transaction Documents by the parties thereto, (ii) with regard to opinion paragraphs 3 and 4 below, that the Transaction Documents have been negotiated and executed, and the obligations created thereby will be performed by the parties thereto in a state or states other than the State of Indiana, (iii) that the Transaction Documents by the terms thereof will be governed by the laws of the State of New York, (iv) that the Transaction Documents create a legal, valid, binding and enforceable obligation with respect to the parties thereto under the laws of the State of New York, (v) that the Existing Collateral Trustees and the Second Priority Collateral Trustees have taken all steps necessary to perfect their Liens in that portion of the Collateral (as defined in the Amended Security Agreement and Second Security Agreement) which represents the Company Collateral under the laws of the State of New York and Delaware, (vi) that the Amended Security Agreement and Second Security Agreement are sufficient to create a valid security interest in the Company Collateral under the laws of the State of New York, (vii) that any loan or advance by AES to the Company has been or will be made in conformance with the Second Amended and Restated Articles of Incorporation of the Company, the Amended and Restated Bylaws of the Company and that certain Separateness Agreement dated November 14, 2001 between AES and the Company, and (viii) that the Credit Agreement and Collateral Trust Agreement Second Amendment, as executed, do not materially differ from the execution copies provided to us for review.

Based on the foregoing, and subject to the assumptions and qualifications set forth below, we are of the opinion that:

To the Addressees

Listed on Schedule A

March 17, 2004

1.	The Company is a corporation validly existing under the laws of Indiana.

2.	The granting of a security interest in all right, title and interest of AES in the Company Collateral pursuant to the Amended Security Agreement and the Second Security Agreement and the exercise of remedies by the Collateral Trustees and the Second Priority Collateral Trustees with respect to the Company Collateral pursuant to the Amended Security Agreement and the Collateral Trust Agreement, as amended by the Collateral Trust Agreement First Amendment and the Collateral Trust Agreement Second Amendment (as so amended, the “Amended Collateral Trust Agreement”) or the Second Security Agreement and the Second Collateral Trust Agreement (a) require no action by or in respect of, or filing with, any governmental body, agency or official in the State of Indiana under Indiana law, except that the approval of the Indiana Utility Regulatory Commission may be required for a foreclosure and sale of the capital stock of the Company included in the Company Collateral if the acquiror thereof is an Indiana public utility, and (b) do not (i) contravene, or constitute a default under, any provision of (A) applicable Indiana law or regulation that, in our experience, is normally applicable in relation to transactions of the type contemplated by the Amended Security Agreement and the Amended Collateral Trust Agreement, or the Second Security Agreement and the Second Collateral Trust Agreement, (B) the articles of incorporation or by-laws or other constitutive documents of the Company or any of its Subsidiaries or (C) any agreement or instrument listed in Schedule B hereto which agreements have been represented to us by the Company to be the material agreements of the Company and its Subsidiaries or (ii) result in or require the creation or imposition of any Lien (as defined in the Credit Agreement) on any asset of the Company or any of its Subsidiaries (as defined in the Credit Agreement) under any agreement or instrument listed in Schedule B hereto.

3.	No income, stamp or other taxes or duties with respect to the preparation, execution, delivery or performance of the Transaction Documents as they relate to the Company Collateral or with respect to the enforcement of the Amended Security Agreement and the Amended Collateral Trust Agreement or the Second Security Agreement and the Second Collateral Trust Agreement as they relate to the Company Collateral, or with respect to the creation, perfection, priority or enforcement of the Liens (as defined in the Credit Agreement) created or intended to be created by the Amended Security Agreement or Second Security Agreement in the Company Collateral will be imposed under Indiana law on any party thereto or on any payment pursuant to the Transaction Documents as they relate to the Company Collateral to be made by any party thereto.

4.

Under Indiana law, it is not necessary in order to ensure (a) the legality, validity, admissibility in evidence or enforceability of any of the Amended Security Agreement the Second Security Agreement, the Amended Collateral Trust Agreement and the Second Collateral Trust Agreement, as they relate to the Company Collateral, or (b) the legality, validity, perfection, priority, admissibility in evidence or enforceability of the Liens (as defined in the Credit Agreement) created or intended to be created by the

To the Addressees

Listed on Schedule A

March 17, 2004

Amended Security Agreement and the Second Security Agreement as they relate to the Company Collateral, that any document be filed, registered, recorded or enrolled with any court or authority in Indiana or that any stamp, registration or similar tax be paid in Indiana on or in relation to the same or that any other similar action be taken in relation thereto in Indiana.

5.	Assuming a reasonable relationship exists between the State of New York and the transactions contemplated by the Amended Security Agreement and the Second Security Agreement, in any action or proceeding in a court in the State of Indiana arising out of or relating to the Amended Security Agreement or Second Security Agreement, which by the respective terms thereof are to be construed under and governed by the internal laws of the State of New York, such court would apply the internal laws of the State of New York thereto; provided, however, such court would not apply the internal laws of the State of New York thereto in the case of matters dealing with perfection, the effect of perfection or nonperfection, or priority of a security interest in the Company Collateral which has its legal situs in the State of Indiana or is otherwise governed by Indiana law with respect to issues of perfection or nonperfection, the characterization of the Company Collateral under applicable general property laws (other than the Uniform Commercial Code as in effect in the State of Indiana) or procedural or evidentiary matters or if (a) to do so would violate a fundamental public policy of the State of Indiana or (b) in the case of remedial provisions contained in the Amended Security Agreement or Second Security Agreement, if a particular remedy has no counterpart under the internal law of the State of Indiana.

The opinion set forth above is subject to the following qualifications and limitations:

(a) Whenever we have stated that we have assumed any matter, it is intended to indicate that we have assumed such matter without making any factual, legal or other inquiry or investigation, and without expressing any opinions or conclusions of any kind concerning such matter.

(b) The only opinions intended to be provided herein are those which are expressly stated herein and no opinions by implication are intended or given.

(c) We express no opinion with regard to any future modification, extension or renewal of the Transaction Documents.

(d) We express no opinion with regard to the valid creation, perfection or priority of any Liens (as defined in the Credit Agreement) purported to be granted pursuant to the Amended Security Agreement and the Amended Collateral Trust Agreement or the Second Security Agreement and the Second Collateral Trust Agreement.

To the Addressees

Listed on Schedule A

March 17, 2004

(e) The opinions set forth herein may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance or transfer, moratorium or other similar laws and court decisions, now or hereafter in effect, relating to or affecting the rights of creditors generally.

Any certificates obtained by us from officers of the Company with respect to the opinions contained herein have been relied upon by us as to factual matters without independent verification.

This opinion letter addresses only the current internal laws of the State of Indiana (without giving any effect to any conflict of law principles thereof) and we have not considered, and express no opinion on, the laws of any other jurisdiction. This opinion letter is dated and speaks as of the date of delivery. We have no obligation to advise you or any third party of changes in the law or fact that may hereafter occur or become effective, even though the legal analysis or legal conclusions contained in this opinion letter may be affected by such changes. We note in particular that the Indiana General Assembly has recently considered amending the authority of the Indiana Utility Regulatory Commission to review and approve proposed changes in control of holding companies of public utilities. We express no opinion on the likelihood of any such proposal becoming law and we have no obligation to advise you or any third party in the event any such proposal becomes law.

This opinion is solely for the benefit of the addressees identified on Schedule A in connection with the transactions contemplated by the Transaction Documents and may not be used or relied upon by any other person or entity for any purpose whatsoever without in each instance our prior and express written consent, except that any person that becomes a Bank Party in accordance with the provisions of Section 10.06 of the Credit Agreement and any other person that becomes a “Secured Holder” under the Amended Collateral Trust Agreement or “Second Priority Secured Holder” under the Second Collateral Trust Agreement may rely upon this opinion as if it were specifically addressed and delivered to such person on the date hereof.

Very truly yours,

BARNES & THORNBURG LLP

SCHEDULE A

The Banks, Citicorp USA, Inc., as Administrative Agent and

Citibank, N.A., as Collateral Agent

c/o Citicorp USA, Inc., as Administrative Agent

388 Greenwich Street, 21st Floor

New York, NY 10013

Attention: Stuart Glen

Wilmington Trust Company, as Corporate Trustee

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attention: Corporate Trust Division

Bruce L. Bisson, as Individual Trustee

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attention: Corporate Trust Division

SCHEDULE B

MATERIAL AGREEMENTS OF

IPALCO ENTERPRISES, INC. AND SUBSIDIARIES

1.	Agreement and Plan of Share Exchange dated as of July 15, 2000 between The AES Corporation and IPALCO Enterprises, Inc.

2.	Placement Agreement dated November 8, 2001 among IPALCO Enterprises, Inc., Lehman Brothers Inc., ABN AMRO Incorporated, CIBC World Markets Corporation, SG Cowen Securities Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and UBS Warburg LLC, as Placement Agents.

3.	Indenture dated as of November 14, 2001 between IPALCO Enterprises, Inc., as Issuer, and Bank One, National Association, as Trustee.

4.	Pledge Agreement dated November 14, 2001 by IPALCO Enterprises, Inc. in favor of Bank One, National Association, as collateral agent, for the benefit of certain Secured Parties.

5.	Amended and Restated Articles of Incorporation of Indianapolis Power & Light Company dated as of October 9, 1997.

6.	Second Amended and Restated Articles of Incorporation of IPALCO Enterprises, Inc. dated as of November 13, 2001.

7.	Bylaws of Indianapolis Power & Light Company, as amended through September 11, 2002.

8.	Amended and Restated Bylaws of IPALCO Enterprises, Inc.

9.	Mortgage and Deed of Trust dated May 1, 1940 between Indianapolis Power & Light Company and American National Bank and Trust Company of Chicago, as Trustee.

•	Third Supplemental Indenture dated as of April 1, 1949

•	Tenth Supplemental Indenture dated as of October 1, 1960

•	Eighteenth Supplemental Indenture dated as of February 15, 1974

•	Thirty-Fourth Supplemental Indenture dated as of October 15, 1991

•	Thirty-Fifth Supplemental Indenture dated as of April 1, 1992

•	Thirty-Sixth Supplemental Indenture dated as of April 1, 1993

•	Thirty-Seventh Supplemental Indenture dated as of October 1, 1993

•	Thirty-Eighth Supplemental Indenture dated as of October 1, 1993

•	Thirty-Ninth Supplemental Indenture dated as of February 1, 1994

•	Fortieth Supplemental Indenture dated as of February 1, 1994

•	Forty-First Supplemental Indenture dated as of January 15, 1995

•	Forty-Second Supplemental Indenture dated as of October 1, 1995

•	Forty-Third Supplemental Indenture dated as of August 1, 2001

•	Forty-Fourth Supplemental Indenture dated as of August 1, 2001

•	Forty-Fifth Supplemental Indenture dated as of August 1, 2001

•	Forty-Sixth Supplemental Indenture dated as of August 1, 2001

•	Forty-Seventh Supplemental Indenture dated as of August 1, 2003

•	Forty-Eighth Supplemental Indenture dated as of January 1, 2004

10.	Separateness Agreement dated November 14, 2001 between The AES Corporation and IPALCO Enterprises, Inc.

11.	Stipulation Agreement relating to the Indiana Utility Regulatory Commission Notice of Withdrawal of Intervention and Protest dated as of February 5, 2001.

12.	Amended and Restated Rights Agreement dated as of April 28, 1998 between IPALCO Enterprises, Inc. and First Chicago Trust Company of New York, as Rights Agent.

•	Amendment No. 1 dated as of July 15, 2000

13.	Interconnection Agreement dated December 30, 1960 between Indianapolis Power & Light Company and Indiana & Michigan Electric Company.

•	Modification No. 1, dated November 14, 1963

•	Modification No. 2, dated as of August 1, 1967

•	Modification No. 3, dated as of February 1, 1971

•	Modification No. 4, dated as of September 1, 1972

•	Modification No. 6, dated as of May 1, 1974

•	Modification No. 7, dated as of April 1, 1976

•	Modification No. 8, dated as of March 1, 1977

•	Modification No. 10, dated as of March 15, 1977

•	Modification No. 11, dated as of January 1, 1979

•	Modification No. 13, dated as of January 1, 1980

•	Modification No. 14, dated as of April 5, 1982

•	Modification No. 15, dated as of September 1, 1985

•	Modification No. 16, dated as of September 4, 1991

•	Modification No. 17, dated as of January 1, 1995

14.	Third Amendment, dated June 30, 1995, to the Interconnection Agreement dated May 1, 1992 among Indianapolis Power & Light Company, PSI Energy, Inc. and Cinergy Services, Inc.

•	Fourth Amendment dated June 26, 1996

•	Fifth Amendment dated June 10, 1997

•	Sixth Amendment dated December 16, 1997

•	Seventh Amendment dated June 11, 1998

•	Eighth Amendment dated June 18, 1999

•	Ninth Amendment (undated)

•	Tenth Amendment dated June 26, 2002

15.	Interconnection Agreement dated December 2, 1968 between Indianapolis Power & Light Company and Southern Indiana Gas and Electric Company.

•	Modification No. 1, dated February 1, 1971

•	Modification No. 2, dated as of October 1, 1975

•	Modification No. 3, dated as of March 1, 1977

•	Modification No. 4, dated as of November 1, 1977

•	Modification No. 5, dated as of May 1, 1979

•	Modification No. 6, dated June 1, 1980

•	Modification No. 7, dated as of June 1, 1982

•	Modification No. 8, dated as of September 1, 1989

•	Modification No. 9, dated as of January 1, 1995

•	Modification No. 10, dated as of December 23, 1996

•	Modification No. 11 (undated)

16.	Interconnection Agreement dated December 1, 1981 between Indianapolis Power & Light Company and Hoosier Energy Rural Electric Cooperative, Inc.

•	Modification No. 1, dated as of June 1, 1982

•	Modification No. 2, dated as of October 1, 1983

•	Modification No. 3, dated as of September 1, 1989

•	Modification No. 4, dated as of January 1, 1995

•	Modification No. 5, dated as of March 31, 1999

•	Modification No. 6 (undated)

17.	Credit Agreement dated as of June 4, 2003 among Indianapolis Power & Light Company, various financial institutions parties thereto, and LaSalle Bank National Association, as agent.

18.	Credit Agreement dated as of May 22, 2003 among Indianapolis Power & Light Company, the institutions from time to time parties thereto, as lenders, and The Huntington National Bank, as agent.

19.	Receivables Sale Agreement dated as of December 20, 1996 among IPL Funding Corporation, ABN AMRO Bank N.V., as Agent and Enhancer, certain banks from time to time party thereto, as liquidity providers, and Windmill Funding Corporation.

•	First Amendment dated as of October 15, 1997

•	Second Amendment dated as of October 9, 1998

•	Third Amendment dated as of October 4, 1999

•	Fourth Amendment dated as of October 2, 2000

•	Fifth Amendment dated as of October 1, 2001

•	Sixth Amendment dated as of June 28, 2002

•	Seventh Amendment dated as of September 30, 2002

•	Eighth Amendment and Waiver dated as of October 30, 2002

•	Ninth Amendment dated as of December 30, 2002

•	Tenth Amendment dated as of October 29, 2003

20.	Receivables Purchase Agreement dated as of December 20, 1996 among Indianapolis Power & Light Company and IPL Funding Corporation.

21.	Indemnity Agreement, Subordination Agreement and Revolving Subordinated Promissory Note in connection with Receivables Sale Agreement.

22.	Remarketing Agreement dated June 15, 2001 between Indianapolis Power & Light Company and J.P. Morgan Securities Inc.

23.	IPALCO Enterprises, Inc. 1999 Stock Incentive Plan

24.	IPALCO Enterprises, Inc. 1997 Stock Option Plan

25.	IPALCO Enterprises, Inc. 1991 Directors’ Stock Option Plan

26.	Collateral Assignment Agreement dated as of March 7, 2003 by and between Indianapolis Power & Light Company and Foster Wheeler Power Group, Inc.

27.	Engineering, Procurement and Construction Contract dated as of December 10, 2003 between Indianapolis Power & Light Company and Foster Wheeler Power Group, Inc.

28.	Guaranty by IPALCO Enterprises, Inc. in favor of Mid-America Capital Resources, Inc. regarding EnerTech Capital obligation.

29.	1994 Allocation Agreement by and among IPALCO Enterprises, Inc., Mid-America Capital Resources, Inc., Indianapolis Power & Light Company, and any subsidiaries of the foregoing corporations.

30.	Tax Sharing Agreement and Acknowledgement Agreement of July, 2003

31.	2003 IURC Financing Petition and Order

32.	Collective Bargaining Agreement between IPL and International Brotherhood of Electrical Workers, AFL-CIO, dated December 16, 2002

33.	Collective Bargaining Agreement between Indianapolis Power & Light Company and Electric Utility Workers Union (Independent) Clerical, Technical & Meter Reading Unit, effective February 26, 2001

34.	Interest Rate Swap Agreement dated October 11, 1995 between IPL and AMBAC Financial Services, Limited Partnership

Coal, Gas and Transportation Agreements

1.	Coal Supply Agreement dated November 1, 2000 between IPL and Triad Mining, Inc. (Switz City Mine, 2.4 Pounds of SO2 Per MMBTU)

2.	Coal Supply Agreement dated July 2, 1996 between IPL and Black Beauty Coal Company, Inc. and Amendments thereafter dated November 2, 1999; April 24, 2000; and January 1, 2002 (Farmersburg)

3.	Fuel Supply Agreement dated November 18, 1999 between IPL and Black Beauty Coal Company (Somerville Mine)

4.	Fuel Supply Agreement dated November 18, 1999 between IPL and Black Beauty Coal Company (Viking/Corning Mines)

5.	Coal Supply Agreement effective April 1, 2002 between IPL and AEI Coal Sales Company, Inc. (Kindill 3 Mine)

6.	Coal Supply Agreement effective January 1, 2002 between IPL and Solar Sources, Inc (Cannelburg Mine).

7.	Fuel Supply Agreement between IPL and PC Illinois Synthetic Fuel #2, L.L.C. effective January 1, 2002 (Synfuel from Farmersburg)

8.	Coal Supply Agreement dated December 19, 2003 between IPL and Triad Mining, Inc. (for the period Jan. 1 2004 through December 31, 2008)

9.	Rail Transportation Agreement between IPL and The Indiana Railroad Company dated October 19, 2001

10.	Rail Transportation Contract between IPL and Canadian Pacific Railway effective December 21, 2000

11.	Gas Transportation Agreement between IPL and Citizens Gas & Coke Utility dated June 17, 2000 and Amendments thereafter dated August 15, 2000 and January 25, 2002 (Harding Street)

12.	Facilities Construction, Capacity Reservation, and Gas Transportation Agreement between IPL and Citizens Gas & Coke Utility dated October 29, 1999 (Georgetown)

13.	Natural Gas Sales and Management Agreement dated April 1, 2003 by and between ProLiance Energy, LLC and Indianapolis Power & Light Company

DAVIS POLK & WARDWELL

1300 I STREET, N.W. WASHINGTON, D.C. 20005	450 LEXINGTON AVENUE NEW YORK, N.Y. 10017	MESSETURM 60308 FRANKFURT AM MAIN
212 450 4000 FAX 212 450 3800
1600 EL CAMINO REAL MENLO PARK, CA 94025		MARQUÉS DE LA ENSENADA, 2 28004 MADRID

99 GRESHAM STREET LONDON EC2V 7NG	WRITER’S DIRECT	1-6-1 ROPPONGI MINATO-KU, TOKYO 106-6033

15, AVENUE MATIGNON 75008 PARIS		3A CHATER ROAD HONG KONG

March 17, 2004

To the Addressees listed

on Schedule I attached hereto

Dear Sirs:

We have acted as special New York counsel to IPALCO Enterprises, Inc., an Indiana corporation (the “Company”) in connection with that certain Indenture dated November 14, 2001, and this opinion is being delivered to you at our client’s request pursuant to Section 3.01(c)(iii) of the Third Amended and Restated Credit and Reimbursement Agreement dated as of March 17, 2004 (the “Credit Agreement”) among The AES Corporation (“AES”), the Subsidiary Guarantors party thereto (the “Subsidiary Guarantors”), the banks party thereto (the “Banks”), Citicorp USA, Inc., as Administrative Agent for the Banks (in such capacity, the “Administrative Agent”) and Citibank, N.A., as Collateral Agent for the Banks (in such capacity, the “Collateral Agent”). Except as otherwise expressly provided herein, all capitalized terms used but not defined herein have the respective meanings given to such terms in the Security Agreement (the “Security Agreement”) dated December 12, 2002 made by the Grantors referred to therein to Wilmington Trust Company, as corporate trustee (the “Corporate Trustee”) and Bruce L. Bisson, as individual trustee (together with the Corporate Trustee, the “Collateral Trustees”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and certificates of officers of the Company and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

Based on the foregoing, and subject to the assumptions and qualifications set forth below, we are of the opinion that the granting of a security interest by AES in all right, title and interest of AES in that portion of the Collateral, as defined in the Credit Agreement, which represents the capital stock of the Company and notes and other amounts payable by the Company to AES (the “Company Collateral”), does not (i) contravene, or constitute a default under,

To the Addressees listed on Schedule I attached hereto	-2-	March 17, 2004

any provision of any agreement listed in Schedule II hereto or (ii) result in or require the creation or imposition of any Lien (as defined in the Credit Agreement) on any asset of the Company or any of its Subsidiaries under any agreement listed in such Schedule II. We express no opinion as to the exercise of any rights under the Company Collateral and we bring to your attention that any exercise by the Collateral Trustees of remedies under the Security Agreement and the Collateral Trust Agreement or by the Second Priority Collateral Trustees (as defined herein) of remedies under the Second Priority Security Agreement (the “Second Priority Security Agreement”) dated May 8, 2003 made by the Grantors referred to therein to Wells Fargo Bank Minnesota, National Association, as corporate trustee (the “Second Priority Corporate Trustee”) and Jeffery T. Rose, as individual trustee (together with the Second Priority Corporate Trustee, the “Second Priority Collateral Trustees”) and the Second Priority Collateral Trust Agreement (the “Second Priority Collateral Trust Agreement”) dated as of May 8, 2003 among the Grantors referred to therein and the Second Priority Collateral Trustees that results in the acceleration of notes and other amounts payable by the Company to AES exceeding an aggregate principal amount of $25 million would, with the passage of time, constitute a default under the agreements listed in Schedule II. We express no opinion as to whether the exercise by the Collateral Trustees of remedies under the Security Agreement or the exercise by the Second Priority Collateral Trustees of remedies under the Second Priority Security Agreement would require consents from domestic regulators or other third parties. As to those matters we refer you to the opinions of each of Skadden, Arps, Slate, Meagher, and Flom, LLP and Barnes and Thornburg being delivered to you pursuant to Section 3.01(c)(iii) of the Credit Agreement.

This opinion is delivered to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent, except that any person that becomes a Bank Party in accordance with the provisions of Section 10.06 of the Credit Agreement and any other person that becomes a “Secured Holder” under the Collateral Trust Agreement or a “Second Priority Secured Holder” under the Second Priority Collateral Trust Agreement may rely upon this opinion as if it were specifically addressed and delivered to such person on the date hereof.

To the Addressees listed on Schedule I attached hereto	-3-	March 17, 2004

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York.

Very truly yours,

Schedule I

The Banks, Citicorp USA, Inc., as Administrative Agent and

Citibank, N.A., as Collateral Agent

c/o Citicorp USA, Inc., as Administrative Agent

388 Greenwich Street, 21st Floor

New York, NY 10013

Attention: Stuart Glen

Wilmington Trust Company

as Existing Corporate Trustee

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attn: Corporate Trust Division

Bruce L. Bisson

as Existing Individual Trustee

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Schedule II

A.	Indenture dated November 14, 2001 between IPALCO Enterprises, Inc. and Bank One, National Association.

B.	Pledge Agreement dated November 14, 2001 by IPALCO Enterprises, Inc. in favor of Bank One, National Association.

C.	Separateness Agreement dated November 14, 2001 between The AES Corporation and IPALCO Enterprises, Inc.

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

1440 NEW YORK AVENUE, N.W. WASHINGTON, D.C. 20005-2111	FIRM/AFFILIATE OFFICES

TEL: (202) 371-7000 FAX: (202) 393-5760 http://www.skadden.com	BOSTON CHICAGO HOUSTON LOS ANGELES NEWARK NEW YORK PALO ALTO RESTON SAN FRANCISCO WILMINGTON

BEIJING
BRUSSELS
FRANKFURT
HONG KONG
LONDON
March 17, 2004	MOSCOW
PARIS
SINGAPORE
SYDNEY
TOKYO
TORONTO

The addressees listed on Schedule 1

RE:	Secured Borrowing by The AES Corporation

Ladies and Gentlemen:

We have acted as special counsel to The AES Corporation, a Delaware corporation (“AES” or “the Company”), in connection with the execution and delivery by the Company of the Third Amended and Restated Credit and Reimbursement Agreement (the “Credit Agreement”) among AES, the Subsidiary Guarantors party thereto (the “Subsidiary Guarantors”), the banks party thereto (the “Banks”), Citicorp USA, Inc., as Administrative Agent for the Bank (in such capacity, the “Administrative Agent”) and Citibank, N.A., as Collateral Agent for the Bank (in such capacity, the “Collateral Agent”), and certain other agreements, instruments and documents related to the issuance of certain collateral interests pursuant to the First Priority Security Agreement, the First Priority Collateral Trust Agreement, Second Priority Security Agreement, and Second Priority Collateral Trust Agreement (each as defined herein). We are rendering this opinion pursuant to Section 3.01(c)(iii) of the Credit Agreement. Capitalized terms used but not defined herein shall have the respective meanings given to them in the First Priority Security Agreement (as defined herein).

In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Company and its officers and other representatives and of public officials, including the facts and conclusions set forth herein.

March 17, 2004

In rendering the opinions set forth herein, we have examined and relied on an original or copies of the following:

(a) an execution copy of the Credit Agreement, dated as of March 17, 2004,

(b) an executed copy of the Security Agreement, dated as of December 12, 2002, made by the Grantors referred to therein, to the Wilmington Trust Company, as Corporate Trustee, and Bruce L. Bisson, as the Individual Trustee, as amended by Amendment No. 1 to the Security Agreement, dated as of July 29, 2003 (the “First Priority Security Agreement”),

(c) an executed copy of the Collateral Trust Agreement, dated as of December 12, 2002, among the Company, the Grantors referred to therein, Wilmington Trust Company, as Corporate Trustee and Bruce L. Bisson, as the Individual Trustee, as amended by Amendment No. 1 to the Collateral Trust Agreement, dated as of July 29, 2003 (the “First Priority Collateral Trust Agreement”),

(d) an execution copy of Amendment No. 2 to the First Priority Collateral Trust Agreement, dated as of March 17, 2004, (the “First Priority Collateral Trust Amendment”),

(e) an executed copy of the Second Priority Security Agreement, dated May 8, 2003, among the Grantors referred to therein, as Grantors to the Wells Fargo Bank Minnesota, National Association, as corporate trustee, and Jeffery T. Rose, as the individual trustee (the “Second Priority Security Agreement”),

(f) an executed copy of the Senior Indenture, dated May 8, 2003, between AES and Wells Fargo Bank Minnesota, National Association, as trustee (the “Second Issuance Senior Note Indenture”),

(g) an executed copy of the Second Priority Collateral Trust Agreement, dated May 8, 2003, among the Company, the Grantors referred to therein, Wells Fargo Bank Minnesota, National Association, as corporate trustee and Jeffery T. Rose, as the individual trustee (the “Second Priority Collateral Trust Agreement”),

(h) an executed copy of the Sponsor Agreement dated as of March 7, 2001 between AES and BankBoston, N.A., Nassau Branch (the “Sponsor Agreement”),

(i) the Certificate of Barry J. Sharp, Executive Vice President and Chief Financial Officer of AES, that AES itself does not own or operate transmission

March 17, 2004

facilities and does not sell electric energy at wholesale in interstate commerce, dated as of the date hereof, a copy of which is attached hereto as Exhibit A,

(j) the Certificate of Randy DeWulf, Vice President of AES Oklahoma Holdings, L.L.C., a Delaware limited liability company (“AES Oklahoma”), that (i) AES Oklahoma is a wholly-owned subsidiary of the Company and has no assets other than membership interests in AES Oklahoma Management Co., LLC, a Delaware limited liability company (“AES Oklahoma Management”) and (ii) AES Oklahoma Management is a wholly owned subsidiary of AES Oklahoma and has no assets other than membership interests in AES Shady Point, L.L.C., a Delaware limited liability company (“AES Shady Point”), dated as of the date hereof, a copy of which is attached hereto as Exhibit B,

(k) the Certificate of Randy DeWulf, President of AES Shady Point, that the electric generation facility owned and operated by AES Shady Point is owned and operated consistent with the description in the application for recertification that AES Shady Point submitted to the Federal Energy Regulatory Commission (“FERC”) on March 19, 1987 and in the order issued by FERC on May 13, 1987 in Docket No. QF85-11-003 recertifying the facility as a qualifying facility under the Public Utility Regulatory Policies Act of 1978, dated as of the date hereof, a copy of which is attached hereto as Exhibit C,

(l) the Opinion of the Company’s primary counsel in connection with the Transaction Agreements (as defined below), Davis Polk & Wardwell, dated the date hereof, that, among other things, the Transaction Agreements (as defined below) do not, by their terms, create any obligation or liability on any party other than the Company and other signatories to the Credit Agreement, First Priority Collateral Trust Agreement, First Priority Collateral Trust Amendment, First Priority Security Agreement, Second Priority Collateral Trust Agreement, and Second Priority Security Agreement (with the exception of AES, we have assumed, with your consent and without independent verification, that the entities listed in this sentence are not public utilities), a copy of which is attached hereto as Exhibit D, and

(m) such other documents as we have deemed necessary and appropriate as a basis for the opinions set forth below.

We express no opinion as to the laws of any jurisdiction other than the Applicable Laws of the United States of America. “Applicable Laws” shall mean the Federal Power Act, as amended to date (“FPA”), the Public Utility Holding Company Act of 1935, as amended to date (“PUHCA”), and the Public Utility Regulatory Policies Act of 1978, as amended to date (“PURPA”). The Credit Agreement, First Priority Collateral Trust Agreement, First Priority Collateral Trust Amendment, First Priority Security Agreement, Second Priority Collateral Trust Agreement, and Second Priority Security Agreement shall hereinafter be referred to

March 17, 2004

collectively as the “Transaction Agreements.” “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority pursuant to the Applicable Laws.

Pursuant to the First Priority Security Agreement and the Credit Agreement, and pursuant to the Second Priority Security Agreement, AES has pledged as collateral a second priority interest in, the capital stock of IPALCO Enterprises, Inc. (“IPALCO”) and AES Oklahoma, along with interests held by AES in the Collateral (as defined in each of the First Priority Security Agreement and the Second Priority Security Agreement), and AES Oklahoma has unconditionally guaranteed the full and punctual payment of the Term Loan Obligations (as defined in the Credit Agreement), as such guarantee is fully set forth in the Credit Agreement (the “Guaranty”). You have asked for our opinion whether such pledge of AES’s interest in the capital stock of IPALCO and AES Oklahoma, or the Guaranty, as contemplated by the Transaction Agreements, will require any consent, approval or authorization under the FPA, PUHCA or PURPA as such transactions relate specifically to IPALCO and AES Oklahoma. FPA Section 204(a), in pertinent part, provides that a “public utility shall not issue any security, or assume any obligation or liability as guarantor, indorser, surety, or otherwise in respect to any security of another person, unless and until, and then only to the extent that, upon application by the public utility the [FERC] by order authorized such issue or assumption of liability.” There is no FERC order on point as to whether the issuance of securities or the assumption of a liability by a holding company, such as AES, in which the holding company pledges as collateral securities of subsidiaries, here IPALCO, that, in turn, owns a public utility, is subject to FERC jurisdiction under FPA Section 204. However, Section 204 applies only to public utilities issuing securities or assuming obligations and liabilities. As for AES Oklahoma, which indirectly owns AES Shady Point, FERC regulations (18 C.F.R. § 292.601(c)) specifically provide that qualifying facilities (“QFs”) such as AES Shady Point are exempt from FPA Section 204.

Based on the foregoing and subject to the limitations, qualifications, exceptions, and assumptions set forth herein, we are of the opinion that:

1. AES is not a public utility subject to the FERC’s jurisdiction under FPA Section 204.

2. AES Shady Point is a qualifying facility exempt from the FERC’s jurisdiction under FPA Section 204.

3. Neither the execution, delivery or performance by AES or AES Oklahoma of the Transaction Agreements, nor the compliance by AES or AES Oklahoma with the terms and provisions thereof, will contravene any provision of any Applicable Law, other than provisions of any Applicable Law which may

March 17, 2004

require Governmental Approval to enforce any remedies relating to the Collateral, as such term is defined in each of the First Priority Security Agreement and the Second Priority Security Agreement, or to enforce the Credit Agreement, First Priority Security Agreement, or Second Priority Security Agreement upon any Default or Event of Default, as such terms are defined in the Credit Agreement and the Second Issuance Senior Note Indenture.

4. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of any of the Transaction Agreements by AES or AES Oklahoma or the enforceability of any of the Transaction Agreements against AES or AES Oklahoma, except those Governmental Approvals which may be required to enforce any remedies relating to the Collateral, as such term is defined in each of the First Priority Security Agreement and the Second Priority Security Agreement, or to enforce the Credit Agreement, First Priority Security Agreement, or Second Priority Security Agreement upon any Default or Event of Default, as such terms are defined in the Credit Agreement and the Second Issuance Senior Secured Note Indenture.

This opinion is being furnished only to you in connection with the Transaction Agreements and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person or entity for any purpose without our prior written consent, except that any person that becomes a “Bank Party” in accordance with the provisions of Section 10.06 of the Credit Agreement and any other person that becomes a “Secured Holder” under the First Priority Collateral Trust Agreement or the First Priority Collateral Amendment or a “Second Priority Secured Holder” under the Second Priority Collateral Trust Agreement may rely upon this opinion letter as if it were specifically addressed and delivered to such person on the date hereof.

Very truly yours,

Schedule I

Addressees

The Banks, Citicorp USA, Inc., as Administrative Agent and

  Citibank, N.A., as Collateral Agent

c/o Citicorp USA, Inc., as Administrative Agent

388 Greenwich Street, 21st Floor

New York, NY 10013

Attention: Stuart Glen

Wilmington Trust Company, as Corporate Trustee

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attention: Corporate Trust Division

Bruce L. Bisson, as Individual Trustee

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attention: Corporate Trust Division

SASMF Regulatory Opinion

March 17, 2004

Attachment A

OFFICER’S CERTIFICATE

THE AES CORPORATION

The undersigned, Barry J. Sharp, the duly authorized Executive Vice President of The AES Corporation, a Delaware corporation (“AES”). I understand that, at the request of the AES, Skadden, Arps, Slate, Meagher & Flom LLP (“SASM&F”) is rendering an opinion in connection with the execution of the Third Amended and Restated Credit and Reimbursement Agreement among AES, the Subsidiary Guarantors party thereto, the banks party thereto, Citicorp USA, Inc., as Administrative Agent for the Bank and Citibank N.A. as Collateral Agent for the Bank, and certain other agreements, instruments and documents related to the First Priority Security Agreement, the First Priority Collateral Trust Agreement, the Second Priority Security Agreement, and the Second Priority Collateral Trust Agreement (as each are defined in the opinion). I further understand that SASM&F is relying on, among other things, this Certificate and the statements made herein in rendering such opinion.

The undersigned hereby certifies as follows:

(1)	AES does not own or operate any transmission facilities.

(2)	AES does not sell electric energy at wholesale in interstate commerce.

IN WITNESS WHEREOF, I have executed this certificate this 17th day of March, 2004.

THE AES CORPORATION

By:	/s/ Barry J. Sharp
Name:	Barry J. Sharp
Title:	Executive Vice President and Chief Financial Officer

SASMF Regulatory Opinion

March 17, 2004

Attachment B

2

OFFICER’S CERTIFICATE

AES OKLAHOMA HOLDINGS, L.L.C.

The undersigned, Randy DeWulf, is the duly authorized Vice President of AES Oklahoma Holdings, L.L.C, a Delaware limited liability company (“AES Oklahoma”). I understand that, at the request of The AES Corporation, a Delaware corporation (“AES”), Skadden, Arps, Slate, Meagher & Flom LLP (“SASM&F”) is rendering an opinion in connection with the execution of the Third Amended and Restated Credit and Reimbursement Agreement among AES, the Subsidiary Guarantors party thereto, the banks party thereto, Citicorp USA, Inc., as Administrative Agent for the Bank and Citibank N.A. as Collateral Agent for the Bank, and certain other agreements, instruments and documents related to the First Priority Security Agreement, the First Priority Collateral Trust Agreement, the Second Priority Security Agreement, and the Second Priority Collateral Trust Agreement (as each are defined in the opinion). I further understand that SASM&F is relying on, among other things, this Certificate and the statements made herein in rendering such opinion.

The undersigned hereby certifies as follows:

(1)	AES Oklahoma is a wholly-owned subsidiary of AES.

(2)	AES Oklahoma has no other assets other than membership interests in AES Oklahoma Management Co., LLC, a Delaware limited liability company (“AES Oklahoma Management”)

(3)	AES Oklahoma Management is a wholly-owned subsidiary of AES Oklahoma.

(4)	AES Oklahoma Management has no assets other than membership interests in AES Shady Point, L.L.C, a Delaware limited liability company.

IN WITNESS WHEREOF, I have executed this certificate this 17th day of March, 2004.

AES Oklahoma Holdings, L.L.C.

By:	/s/ Randy DeWulf
Name:	Randy DeWulf
Title:	Vice President

2

SASMF Regulatory Opinion

March 17, 2004

Attachment C

3

OFFICER’S CERTIFICATE

AES SHADY POINT, LLC

The undersigned, Randy DeWulf, is the duly authorized President of AES Shady Point, LLC, a Delaware limited liability company (“AES Shady Point”). I understand that, at the request of The AES Corporation, a Delaware corporation (“AES”), Skadden, Arps, Slate, Meagher & Flom LLP (“SASM&F”) is rendering an opinion in connection with the execution of the Third Amended and Restated Credit and Reimbursement Agreement among AES, the Subsidiary Guarantors party thereto, the banks party thereto, Citicorp USA, Inc., as Administrative Agent for the Bank and Citibank N.A. as Collateral Agent for the Bank, and certain other agreements, instruments and documents related to the First Priority Security Agreement, the First Priority Collateral Trust Agreement, the Second Priority Security Agreement, and the Second Priority Collateral Trust Agreement (as each are defined in the opinion). I further understand that SASM&F is relying on, among other things, this Certificate and the statements made herein in rendering such opinion.

The undersigned hereby certifies as follows:

(1)	On March 19, 1987, AES Shady Point submitted to the Federal Energy Regulatory Commission (“FERC”) an application (“Recertification Application”) requesting that FERC recertify the cogeneration facility owned and operated by AES Shady Point as qualifying facility (“QF”) under the Public Utility Regulatory Policies Act of 1978 (“PURPA”). On May 13, 1987, FERC issued an order in FERC Docket No. QF85-11-003 recertifying the cogeneration facility owned and operated by AES Shady Point as a QF under PURPA (“FERC Order”).

(2)	As of the date hereof, the cogeneration facility owed and operated by AES Shady Point is owned and operated consistent with the description in the Recertification Application and the FERC Order.

IN WITNESS WHEREOF, I have executed this certificate this 17th day of March, 2004.

AES Shady Point, L.L.C.

By:	/s/ Randy DeWulf
Name:	Randy DeWulf
Title:	President

3

SASMF Regulatory Opinion

March 17, 2004

Attachment D

4

DAVIS POLK & WARDWELL

1300 I STREET, N.W. WASHINGTON, D.C. 20005	450 LEXINGTON AVENUE NEW YORK, N.Y. 10017	MESSETURM 60308 FRANKFURT AM MAIN
212 450 4000 FAX 212 450 3800
1600 EL CAMINO REAL MENLO PARK, CA 94025		MARQUÉS DE LA ENSENADA, 2 28004 MADRID

99 GRESHAM STREET LONDON EC2V 7NG	WRITER’S DIRECT	1-6-1 ROPPONGI MINATO-KU, TOKYO 106-6033

15, AVENUE MATIGNON 75008 PARIS		3A CHATER ROAD HONG KONG

March 17, 2004

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Avenue, N.W.

Washington, D.C. 20005-2111

Ladies and Gentlemen:

We have acted as special counsel to The AES Corporation, a Delaware corporation (the “Company”), in connection with the Third Amended and Restated Credit and Reimbursement Agreement dated as of March 17, 2004 (the “Credit Agreement”) among the Company, the Subsidiary Guarantors party thereto (the “Subsidiary Guarantors”), the banks party thereto (the “Banks”), Citicorp, USA, Inc., as Administrative Agent for the Banks (in such capacity, the “Administrative Agent”) and Citibank, N.A., as Collateral Agent for the Banks (in such capacity, the “Collateral Agent”). Capitalized terms used but not otherwise defined herein are used as defined in the Security Agreement dated December 12, 2002, as amended by Amendment No. 1 dated as of July 29, 2003, (as amended, the “Security Agreement”) made by the Grantors referred to therein to Wilmington Trust Company, as corporate trustee (the “Corporate Trustee”) and Bruce L. Bisson, as individual trustee (together with the Corporate Trustee, the “Collateral Trustees”).

We have examined originals or copies, certified or otherwise authenticated to our satisfaction, of such documents, corporate and official records and other instruments and made such investigations of law, as we have deemed necessary or appropriate as a basis for our opinion.

Based upon the foregoing, we are of the opinion that (a) the Credit Agreement, (b) the Security Agreement, (c) the Collateral Trust Agreement, (d) Amendment No. 2 to the Collateral Trust Agreement dated as of March 17, 2004, (e) the Second Priority Security Agreement (the “Second Priority Security Agreement”) dated May 8, 2003 made by the Grantors referred to therein to Wells Fargo Bank Minnesota, National Association, as corporate trustee (the “Second Priority Corporate Trustee”) and Jeffery T. Rose, as individual trustee (together with the Second Priority Corporate Trustee, the “Second Priority Collateral Trustees”), (f) the Senior Note Indenture (as defined in the Second

Skadden, Arps, Slate, Meagher & Flom LLP	March 17, 2004

Priority Security Agreement) and (g) the Second Priority Collateral Trust Agreement (the “Second Priority Collateral Trust Agreement”) dated as of May 8, 2003 among the Grantors referred to therein and the Second Priority Collateral Trustees (collectively, the “Credit Documents”) do not on the date hereof, by their terms, create any obligation or liability on any party other than the Company, the Subsidiary Guarantors, the Wilmington Trust Company, Wells Fargo Bank Minnesota, National Association, Bruce L. Bisson, Jeffery T. Rose, AES BVI II, Citicorp, USA, Inc., Citibank, N.A. and the Banks. We express no opinion, however, upon the implications of any of the Credit Documents under any federal, state or local laws or regulations related to electric utilities or power generation, transmission or distribution (“Energy Laws”).

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America (other than Energy Laws).

This opinion is rendered solely to you in connection with the above matter. This matter may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent, except that you may refer to this opinion in your opinion of even date herewith delivered pursuant to the Credit Agreement.

Very truly yours,

THE WARNER 1299 PENNSYLVANIA AVE., NW WASHINGTON, DC 20004-2400 202.639.7700 FAX 202.639.7890	AUSTIN BAKU DALLAS HOUSTON LONDON MOSCOW NEW YORK RIYADH WASHINGTON

March 17, 2004

To Each of the Persons Listed

     on Exhibit A Attached Hereto

Ladies and Gentleman:

We have acted as special New York counsel to AES Hawaii, Inc. (the “Project Company”), in connection with the review of (a) the Third Amended and Restated Credit and Reimbursement Agreement (the “Senior Secured Credit Facility”), dated as of March 17, 2004 among The AES Corporation, a Delaware corporation (“AES”), the Subsidiary Guarantors party thereto and, as defined therein, including AES Hawaii Management Company, Inc. (the “Tier I Company”), the banks party thereto (the “Bank Parties”), Citicorp USA, Inc., as Administrative Agent for the Bank Parties (in such capacity, the “Agent”) and Citibank, N.A., as the Collateral Agent for the Bank Parties (in such capacity, the “Collateral Agent”) and (b) the Indenture (the “Indenture”), dated as of May 8, 2003, between AES and Wells Fargo Bank Minnesota, National Association. Capitalized terms used (but not defined) herein have the meanings assigned to them in the Senior Security Agreement (as defined below). This opinion is being delivered to you pursuant to Section 3.01(c)(iii) of the Senior Secured Credit Facility.

In arriving at the opinions expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following documents: (a) the Senior Secured Credit Facility (including without limitation, the Subsidiary Guaranty set forth in Article IX thereof (the “Guaranty”)), (b) the Indenture, (c) the Collateral Trust Agreement (as amended, by Amendment No. 1 to the Collateral Trust Agreement dated as of July 29, 2003, the “Senior Collateral Trust Agreement”), dated December 12, 2002, by and among the Grantors referred to therein and the Collateral Trustees referred to therein (the “Senior Collateral Trustees”), (d) Amendment No. 2, dated as of March 17, 2004, to the Senior Collateral Trust Agreement, (e) the Security Agreement (as amended by Amendment No. 1 to the Security Agreement, dated as of July 29, 2003, the “Senior Security Agreement”), dated December 12, 2002, made by the Grantors referred to therein to the Senior Collateral Trustees, (f) the Second Priority Collateral Trust Agreement (the “Second Priority Collateral Trust Agreement”; together with the Senior Collateral Trust Agreement, the “Collateral Trust Agreements”), dated as of May 8, 2003, by and among the Grantors referred to therein and the Second Priority Collateral Trustees referred to therein (the “Second Priority Collateral Trustees”), (g) the Second Priority Security Agreement (the “Second Priority Security Agreement”; together with the Senior Security Agreement, the “Security Agreements”), dated as of May 8, 2003, from the Grantors referred to therein to the Second Priority Collateral Trustees, (h) the Officer’s Certificate set forth in Schedule I, (i) the Assistant Secretary’s Certificate set forth in Schedule IA, (j) the permits and approvals set forth in Schedule II, (k) the

March 17, 2004

agreements set forth in Schedule III, and (1) the organizational documents set forth in Schedule IV.

The documents listed in items (a) through (g) of the preceding paragraph are sometimes hereinafter referred to as the “Credit Documents.”

As to questions of fact material to the opinions set forth below, we have relied on the representations and warranties contained in the Credit Documents and in such other documents, instruments and certificates of public officials, and of officers and representatives of AES, the Tier I Company and the Project Company, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. Except for our review of the documents set forth in Schedule IV, we have made no independent investigation of the corporate, partnership or other organizational documents or records of AES, the Tier I Company, the Project Company or their respective Affiliates or Subsidiaries (each as defined in the Senior Secured Credit Facility) or any party to any of the Credit Documents. We have made no independent investigation as to whether the representations and warranties and other statements in the Credit Documents and in such other documents, instruments and certificates are accurate or complete.

In rendering the opinions expressed below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies. Further, we have assumed that the Project Company and its assets are in compliance with applicable Federal Environmental Laws and Federal Energy Laws as defined below.

Based on the foregoing, and subject to the additional assumptions, qualifications and limitations set forth below, we are of the opinion that:

1. The execution and delivery by the Tier I Company of the Guaranty and the granting of a security interest by AES in all right, title and interest in that portion of the Collateral, as defined in each of the Security Agreements, which represents the capital stock of the Tier I Company and notes and other amounts payable by the Tier I Company and its subsidiaries to AES (the “Tier I Company Collateral”), and the exercise of remedies by the Senior Collateral Trustees pursuant to the Senior Security Agreement and the Senior Collateral Trust Agreement or the Second Priority Collateral Trustees pursuant to the Second Priority Security Agreement and the Second Priority Collateral Trust Agreement with respect to the Tier I Company Collateral (a) does not require any action by or in respect of, or filing with, the Federal Government pursuant to any Federal Environmental Laws and Federal Energy Laws by, or on behalf of, the Project Company and (b) does not violate any Federal Environmental Laws, Federal Energy Laws, or the Federal Permits set forth in Schedule II, provided that, with respect to clauses (a) and (b) of this sentence, the exercise of remedies by either the Senior Collateral Trustees or the Second Priority Collateral Trustees does not result in a change in ownership or

March 17, 2004

control of the Project Company or the identity of the owner or operator of the assets of the Project Company. We note that any such change in ownership or control of the Project Company or the identity of the owner or operator of the assets of the Project Company may require the refiling, reissuance or transfer of the Federal Permits set forth in Schedule II. With respect to the permits and approvals issued pursuant to Federal Energy Laws listed on Schedule II, so long as the Project Company remains a qualifying cogeneration facility as defined under the Federal Energy Laws, neither the Secured Holders (as defined in the Senior Collateral Trust Agreement) nor the Second Priority Secured Holders (as defined in the Second Priority Collateral Trust Agreement) will, solely as a result of ownership or operation of the Project Company due to the exercise of any remedy provided in the Guaranty, the Security Agreements, or the Collateral Trust Agreements become subject to regulation as a “public-utility company,” an “electric utility company,” a “holding company,” an “affiliate” of a “holding company,” or an “affiliate” of a “subsidiary company” of a “holding company,” as each term is defined under the Federal Energy Laws.

2. The execution and delivery by the Tier I Company of the Guaranty and the granting of a security interest by AES in all right, title and interest in the Tier I Company Collateral does not (a) (i) contravene, or constitute a default under, any material provision of any agreement set forth in Schedule III which agreements have been represented to us by the Project Company to be all of the material agreements relating to the Project (as defined in Schedule I) or (ii) contravene any organizational document set forth in Schedule IV which organizational documents have been represented to us by AES to be (x) all the constitutive documents of the Tier I Company and the Project Company and (y) in full force and effect on the date hereof or (b) result in or require the creation or imposition of any Lien (as defined in the Senior Secured Credit Facility) on any asset of the Project Company under any agreement set forth in Schedule III. We bring to your attention that the exercise of remedies by either the Senior Collateral Trustees or the Second Priority Collateral Trustees with respect to the Tier I Company Collateral that results in AES ceasing to own and control, directly or indirectly, the minimum percentage of the ownership interests of the Project Company specified in such agreements would constitute a default under certain of the agreements set forth in Schedule III, and certain other agreements set forth in Schedule III may contain cross-default provisions that would be contravened upon the occurrence of such a default.

As used herein, the term “Federal Government” shall mean the United States of America, or any agency, department, commission, board, bureau, or instrumentality thereof. As used herein, the term “Federal Environmental Laws” shall mean the laws, statutes, rules, and regulations of the Federal Government pertaining to protection of human health or safety with respect to hazardous materials or the protection of the environment from contamination by hazardous materials. As used herein, “Federal Energy Laws” shall mean the Public Utility Holding Company Act of 1935, the Federal Power Act, and the Public Utility Regulatory Policies Act of 1978, and any applicable regulations issued thereunder. As used herein, “Federal Permits” shall mean those material permits and approvals, if any, issued pursuant to Federal

March 17, 2004

Environmental Laws and Federal Energy Laws set forth in Schedule II that have been issued by the Federal Government and are currently maintained by the Project Company for the purpose of ownership or operation of the Project Company’s assets.

Our opinions in paragraph 1 of this letter are based upon a review of the Federal Environmental Laws and the Federal Energy Laws in effect on the date hereof, which in our experience typically apply to business operations similar to those of the Project Company without any investigation concerning any other laws, rules, or regulations. Our opinions in this letter do not address (a) ministerial or immaterial filings or registrations made by the Project Company with the Federal Government pursuant to any Federal Environmental Laws, Federal Energy Laws, or the Federal Permits, (b) any governmental permit or approval required under any law, statute, rule or regulation of any governmental authority other than the Federal Government, and (c) any governmental permit or approval issued by any state, regional, county, municipal, local, or other governmental authority pursuant to authority delegated to any such entity pursuant to any Federal Environmental Laws.

We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York, the law of the Federal Government, and the General Corporation Law of the State of Delaware. With your permission, we have assumed for purposes of this opinion that, notwithstanding that certain of the agreements set forth in Schedule III hereto may contain governing law clauses which provide for a governing law other than the laws of the State of New York, the law governing the agreements set forth in Schedule III hereto is the internal law of the State of New York. With respect to paragraph 1, we do not herein express any opinions as to any matters governed by any laws other than Federal Environmental Laws and Federal Energy Laws.

This opinion is delivered to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent, except that any person that becomes (a) a Bank Party in accordance with the provisions of Section 10.06 of the Senior Secured Credit Facility, (b) a “Secured Holder” under the Senior Collateral Trust Agreement, and (c) a “Second Priority Secured Holder” under the Second Priority Collateral Trust Agreement may rely upon this opinion as if it were specifically addressed and delivered to such person on the date hereof. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent.

Very truly yours,

MG/SL/WW/MK

Attachments

Exhibit A

The Banks, Citicorp USA, Inc., as Administrative Agent and

Citibank, N.A., as Collateral Agent

c/o Citicorp USA, Inc., as Administrative Agent

388 Greenwich Street, 21st Floor

New York, NY 10013

Attention: Stuart Glen

Wilmington Trust Company, as Corporate Trustee

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attention: Corporate Trust Division

Bruce L. Bisson, as Individual Trustee

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attention: Corporate Trust Division

SCHEDULE I

OFFICER’S CERTIFICATE

OF

THE PROJECT COMPANY

The undersigned, Patrick G. Murphy, President and General Manager of AES Hawaii, Inc. (the “Project Company”), does hereby certify, on behalf of the Project Company, as follows:

(a) Schedule II contains all of the material permits and approvals currently maintained by the Project Company required pursuant to Federal Environmental Laws and Federal Energy Laws (as such terms are defined in the Baker Botts LLP opinion to which this certificate is attached) for purposes of ownership or operation of the Project Company’s assets including the 180 megawatt power plant located in Honolulu, Hawaii (the “Project”). Further, we certify that true, complete, and correct copies of all such permits and approvals have been provided to Baker Botts LLP for the purposes of rendering an opinion in connection with the Credit Documents (as such term is defined in the Baker Botts LLP opinion to which this certificate is attached).

(b) The Project is owned and operated by the Project Company.

(c) Schedule III contains all of the material agreements relating to the Project.

I understand that Baker Botts LLP will rely on this certificate in giving an opinion in connection with the Credit Documents.

IN WITNESS WHEREOF, I have set my hand to this Officer’s Certificate this 17th day of March, 2004.

By:	/s/ Patrick G. Murphy
Patrick G. Murphy
President and General Manager
AES Hawaii, Inc.

SCHEDULE IA

ASSISTANT SECRETARY’S CERTIFICATE

OF

THE AES CORPORATION

The undersigned, Leith Mann, Assistant Secretary of The AES Corporation (“AES”), does hereby certify, on behalf of AES, as follows:

(a) Schedule IV contains all of the constitutive documents of AES Hawaii Management Company, Inc. and AES Hawaii, Inc.

(b) The constitutive documents set forth in Schedule IV are each in full force and effect on the date hereof.

I understand that Baker Botts LLP will rely on this certificate in giving an opinion in connection with The AES Corporation refinancing.

IN WITNESS WHEREOF, I have set my hand to this Assistant Secretary’s Certificate this 17th day of March, 2004.

THE AES CORPORATION

By:	/s/ Leith Mann
Leith Mann
Assistant Secretary

SCHEDULE II

LIST OF FEDERAL PERMITS

A.	Permits and Approvals Issued Pursuant to Federal Environmental Laws

None.

B.	Permits and Approvals Issued Pursuant to Federal Energy Laws

1. AES Barbers Point, Inc., FERC Order Granting Application for Certification as a Qualifying Cogeneration Facility, 45 FERC § 62,002 (October 3, 1988).

2. AES Barbers Point, Inc., FERC Order Granting Application for Recertification as a Qualifying Cogeneration Facility, 48 FERC § 62,209 (September 20, 1989).

SCHEDULE III

LIST OF MATERIAL AGREEMENTS

1. Note Purchase Agreement, dated as of July 30, 2003, among AES Hawaii, Inc. (“AES-HI”), the Purchasers, Wells Fargo Bank Minnesota, National Association, as Administrative Agent, and Wells Fargo Bank Minnesota, National Association, as Collateral Agent.

2. Debt Service Reserve LOC Reimbursement Agreement, dated as of July 30, 2003, among AES-HI, Union Bank of California, N.A., as letter of credit issuer, Union Bank of California, N.A., as letter of credit agent, and the Banks named therein.

3. Debt Service Reserve Letter of Credit, dated as of July 30, 2003, issued by Union Bank of California, N.A. for the benefit of Wells Fargo Bank Minnesota, National Association, as Collateral Agent, as amended by the Amendment to Debt Service Reserve Letter of Credit, dated as of August 8, 2003.

4. Assignment and Security Agreement, dated as of July 30, 2003, between AES-HI and Wells Fargo Bank Minnesota, National Association, as Collateral Agent.

5. Pledge and Security Agreement, dated as of July 30, 2003, between AES Hawaii Management Company, Inc. (“AES Management”) as pledgor, AES-HI, and Wells Fargo Bank Minnesota, National Association, as Collateral Agent.

6. Collateral Agency and Intercreditor Agreement, dated as of July 30, 2003, by and among AES-HI, Wells Fargo Bank Minnesota, National Association, as Collateral Agent, Wells Fargo Bank Minnesota, National Association, as Administrative Agent, and each of the other Secured Parties.

7. Depositary Agreement, dated as of July 30, 2003, among AES-HI, Wells Fargo Bank Minnesota, National Association, as Collateral Agent, and Wells Fargo Bank Minnesota, National Association, as Depository Bank.

8. Mortgage, Assignment of Rents, Security Agreement and UCC Fixture Filing, dated as of July 30, 2003, by AES-HI, as mortgagor, to Wells Fargo Bank Minnesota, National Association, Collateral Agent, as mortgagee.

9. Consent and Recognition and Non-Disturbance Agreement, dated as of July 30, 2003, among AES-HI, Wells Fargo Bank Minnesota, National Association, as Collateral Agent, and the Hawaiian Electric Company, Inc. (“HECO”).

10. Power Purchase Agreement, between AES-HI (f/k/a AES Barbers Point, Inc.) and HECO, dated as of March 25, 1988, as amended by Amendment No. 1, dated as of August 28, 1989, and Amendment No. 2, dated as of May 8, 2003.

11. Guarantee Agreement, between Applied Energy Services, Inc. and HECO, dated as of March 25, 1988, as amended by Amendment No. 1, dated as of August 28, 1989, Amendment No. 2, dated as of March 20, 1990, and Amendment No. 3, dated as of July 30, 2003.

12. Account Control Agreement, dated as of July 30, 2003, among AES-HI, Wells Fargo Minnesota, National Association, as Collateral Agent, and Bank of Hawaii.

13. Fuel Supply Agreement, dated as of June 11, 2003, among AES-HI, PT Kaltim Prima Coal and Sprague Energy Corp.

14. Bulk Unloading Agreement, dated as of February 17, 1990, between AES-HI (f/k/a AES Barbers Point, Inc.), and AES Kalaeloa Venture, L.L.C. (“AES Kalaeloa”) (as successor to rights and obligations of Hawaii Pacific Industries, Inc.), as amended by First Amendment to Bulk Unloading Agreement, between AES-HI and AES Kalaeloa, dated as of July 30, 2003.

15. Steam Sale Agreement, dated as of December 19, 1989, between Chevron U.S.A., Inc. and AES-HI (f/k/a AES Barbers Point, Inc.).

16. Amended and Restated Assignment and Security Agreement, dated as of July 30, 2003, between AES-HI and HECO.

17. Amended and Restated Pledge and Security Agreement, dated as of July 30, 2003, between AES-HI and HECO.

18. Mortgage, Assignment of Rents, Security Agreement and UCC Fixture Filing, dated as of March 20, 1990, by AES-HI (f/k/a AES Barbers Point, Inc.), as mortgagor, to HECO, as mortgagee, as amended by the First Amendment and Partial Release of Mortgage, Assignment of Rents, Security Agreement and Financing Statement, dated as of October 26, 1990, between AES-HI and HECO, and the Second Amendment and Subordination of Mortgage, Assignment of Rents, Security Agreement and Financing Statement, dated as of July 30, 2003, between AES-HI and HECO.

19. Lease No. 947, dated March 28, 1969, by and between the Trustees Under the Will And Of The Estate Of James Campbell, deceased, as Lessor and Dillingham Corporation, as Lessee, as subsequently amended and as subsequently assigned to AES-HI (f/k/a AES Barbers Point, Inc.) by Assignment of Lease dated March 20, 1990, such lease being more fully described in Schedule I to the Mortgage.

SCHEDULE IV

LIST OF ORGANIZATIONAL DOCUMENTS

1.	AES Hawaii Management Company, Inc.

(a) By-Laws of AES Hawaii Management Company, Inc., dated as of April 18, 1995.

(b) Certificate of Incorporation of AES Hawaii Management Company, Inc., filed on January 5, 1990.

2.	AES Hawaii, Inc.

(a) By-Laws of AES Hawaii, Inc. (f/k/a AES Barber Point, Inc.), undated, as amended by Certificate of Amendment, duly executed and filed on July 30, 2003.

(b) Restated Certificate of Incorporation of AES Hawaii, Inc. (f/k/a AES Barber Point, Inc.), filed on June 28, 1991, as amended by Certificate of Amendment, duly executed and filed on July 30, 2003.

March 17, 2004

To the addressees listed

on Schedule I attached hereto

Ladies and Gentlemen:

We have acted as special Hawaii counsel to AES Hawaii, Inc. (the “Project Company”), in connection with (a) the Third Amended and Restated Credit and Reimbursement Agreement, dated as of March 17, 2004 (the “Credit Agreement”), among The AES Corporation, a Delaware corporation (“AES”), as Borrower, the Subsidiary Guarantors party thereto (the “Subsidiary Guarantors”), including AES Hawaii Management Company, Inc. (the “Tier I Company”), the banks party thereto (the “Banks”), Citicorp USA, Inc., as Administrative Agent for the Banks (the “Administrative Agent”) and Citibank, N. A., as Collateral Agent for the Banks (the “Collateral Agent”), and (b) Amendment No. 2, dated as of March 17, 2004 (the “Collateral Trust Amendment”), to the Current Collateral Trust Agreement (as defined below). Capitalized terms used (but not defined) herein have the meanings assigned to them in the Security Agreement (as defined below). This opinion is being delivered to you pursuant to Section 3.01(c)(iii) of the Credit Agreement.

In arriving at the opinions expressed below, we have examined and relied on the following documents: (a) the Credit Agreement; (b) the Collateral Trust Amendment; (c) the Collateral Trust Agreement dated as of December 12, 2002, as amended by Amendment No. 1 dated as of July 29, 2003 (the “Current Collateral Trust Agreement” and, as amended by the Collateral Trust Amendment, the “Collateral Trust Agreement”), among the Grantors and Wilmington Trust Company, as Corporate Trustee, and Bruce L. Bisson, as Individual Trustee (the Corporate Trustee, together with the Individual Trustee, the “Collateral Trustees”); (d) the Security Agreement dated as of December 12, 2002, as amended by Amendment No. 1 dated as of July 29, 2003 (the “Security Agreement”), from the Grantors to the Collateral Trustees; (e) the Senior Indenture dated May 8, 2003, between AES, as Borrower, and Wells Fargo Bank Minnesota, National Association; (f) the Second Priority Collateral Trust Agreement dated May 8, 2003, made by the Grantors referred to therein to Wells Fargo Bank Minnesota, National Association, as Second Priority Corporate Trustee, and Jeffery T. Rose, as Second Priority Individual Trustee (the “Second Priority Collateral Trust Agreement”); (g) the Second Priority Security Agreement dated May 8, 2003, made by the Grantors referred to therein to Wells Fargo Bank Minnesota, National Association, as Second Priority Corporate Trustee, and Jeffery T. Rose, as Second Priority Individual Trustee (the “Second Priority Security Agreement”); (h) the Officer’s Certificate set forth in the attached Schedule II; and (i) the list of Hawaii permits and approvals set forth in the attached Schedule III.

C S

	Cades Schutte Building 1000 Bishop Street, Suite 1200 Honolulu, Hawaii 96813 Tel: 808.521-9200 Fax: 808.521-9210 www.cades.com	Kona Office 75-170 Hualalai Road, Suite 303 Kailua Kona, Hawaii 96740 Tel: 808.329-5811 Fax: 808.326-1175

The addressees listed on

Schedule I

March 17, 2004

The documents listed in items (a) through (d) above are sometimes hereinafter referred to as the “First Priority Collateral Documents” and the documents listed in items (e), (f) and (g) above are sometimes hereinafter referred to as the “Second Priority Collateral Documents.” Together, the First Priority Collateral Documents and the Second Priority Collateral Documents are sometimes hereinafter collectively referred to as the “Credit Documents.”

As to questions of fact material to the opinions set forth below, we have relied on the representations and warranties contained in the Credit Documents and in such other documents, instruments and certificates of public officials, and of officers and representatives of the relevant parties or their parent corporations, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. We have made no independent investigation of the corporate, partnership or other organizational documents or records of any party to any of the Credit Documents.

In rendering the opinions expressed below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies. In addition, we have assumed that (a) each Credit Document is the legal, valid and binding obligation of the parties thereto enforceable against such parties in accordance with its terms; (b) each of the parties to the Credit Documents is an entity duly organized or formed, validly existing and in good standing in each relevant jurisdiction; (c) each party has full power and authority to execute, deliver and perform each of the Credit Documents to which it is a party; (d) the execution, delivery and performance by each party to each of the Credit Documents to which it is a party have been duly authorized by all necessary corporate, partnership or other organizational action of such party; (e) each of the Credit Agreement and the Collateral Trust Amendment has been duly executed and delivered by each party thereto in a form substantially identical to, and not materially different from, the draft form that we have reviewed; (f) each of the other Credit Documents has been duly executed and delivered by each party thereto; and (g) the Project Company is not a “public utility” within the meaning of chapter 269 (Public Utilities Commission) of the Hawaii Revised Statutes (“HRS”). Further, we have assumed that the Project Company and its assets, including its wholly-owned project-level subsidiaries and their assets are in compliance with applicable Hawaii laws, including Hawaii Environmental Laws and Hawaii Energy Laws as defined below.

Based on the foregoing, and subject to the assumptions and qualifications set forth below, we are of the opinion that:

1. The execution and delivery by the Tier I Company of the Credit Agreement, including, without limitation, the Subsidiary Guaranty (as defined in the Credit Agreement), the

The addressees listed on

Schedule I

March 17, 2004

granting of a security interest by AES in all right, title and interest in that portion of the Collateral, as defined in the Security Agreement and the Second Priority Security Agreement, which represents the notes and other amounts receivable from the Tier I Company and its subsidiaries and the capital stock of the Tier I Company (the “Tier I Company Collateral”), and the exercise of remedies by the Collateral Trustees or the Second Priority Collateral Trustees with respect to the Tier I Company Collateral pursuant to, with respect to the Collateral Trustees, the Security Agreement and the Collateral Trust Agreement, and, with respect to Second Priority Collateral Trustees, the Second Priority Security Agreement and the Second Priority Collateral Trust Agreement, require no action by or in respect of, or filing with, any governmental agency or authority of the State of Hawaii by, or on behalf of, the Project Company, except that to the extent the exercise of remedies by the Collateral Trustees or the Second Priority Collateral Trustees would result in any “Triggering Event” described in Schedule III, such Triggering Event would require the actions with respect to the Hawaii Environmental and Energy Permits as described in Schedule III.

2. The execution and delivery by the Tier I Company of the Credit Agreement, including, without limitation, the Subsidiary Guaranty, the granting of a security interest by AES in all right, title and interest in the Tier I Company Collateral, and the exercise of remedies by the Collateral Trustees or the Second Priority Collateral Trustees with respect to the Tier I Company Collateral pursuant to, with respect to the Collateral Trustees, the Security Agreement and the Collateral Trust Agreement, and, with respect to the Second Priority Collateral Trustees, the Second Priority Security Agreement and the Second Priority Collateral Trust Agreement, do not violate any Hawaii Environmental Laws, Hawaii Energy Laws, or the Hawaii Environmental and Energy Permits set forth in Schedule III, provided that the exercise of remedies by the Collateral Trustees or the Second Priority Collateral Trustees does not result in any “Triggering Event” described in Schedule III. Any such Triggering Event would require the actions with respect to the Hawaii Environmental and Energy Permits as described in Schedule III.

3. The execution and delivery by the Tier I Company of the Credit Agreement, including, without limitation, the Subsidiary Guaranty, and the granting of a security interest by AES in all right, title and interest in the Tier I Company Collateral does not (a) contravene, or constitute a default under, any material provision of (i) the Power Purchase Agreement between AES Barbers Point, Inc. and Hawaiian Electric Company, Inc., dated March 25, 1988, as amended by Amendment No. 1 dated August 28, 1989, and Amendment No. 2 dated as of May 8, 2003 (as amended by Agreement re: Amendment No. 2, Second Agreement re: Amendment No. 2 and Third Agreement re: Amendment No. 2 dated, respectively, June 17, 2003, July 1, 2003, and as of July 25, 2003) thereto (collectively, the “Power Purchase Agreement”), (ii) the Guarantee Agreement between Applied Energy Services, Inc. and Hawaiian Electric Company, Inc., executed by the parties thereto on March 25, 1988, as

The addressees listed on

Schedule I

March 17, 2004

amended by Amendment Nos. 1, 2 and 3 thereto dated, respectively, as of August 28, 1989, March 20, 1990, and July 30, 2003 (collectively, the “Guarantee Agreement”), or (iii) the Steam Sale Agreement between Chevron U.S.A. Inc. and AES Barbers Point, Inc., dated as of December 19, 1989 the (“Steam Sale Agreement”), or (b) result in or require the creation or imposition of any Lien on any asset of the Project Company under the aforementioned agreements. We bring to your attention that the exercise of remedies by the Collateral Trustees or the Second Priority Collateral Trustees with respect to the Tier I Company Collateral that results in AES ceasing to own and control, directly or indirectly, the minimum percentage of the ownership interests of the Project Company specified in the Power Purchase Agreement would constitute a default under that agreement.

As used herein, the term “Hawaii Government” shall mean the State of Hawaii and any agency, department, commission, board, bureau, or instrumentality thereof. As used herein, the term “Hawaii Environmental Law” shall mean the laws, statutes, rules, and regulations of the Hawaii Government pertaining to protection of human health or safety with respect to hazardous materials or the protection of the environment from contamination by hazardous materials. As used herein, “Hawaii Energy Laws” shall mean the HRS chapters listed on the attached Schedule IV, and any applicable regulations issued thereunder. As used herein, “Hawaii Environmental and Energy Permits” shall mean the material permits and approvals as set forth in Schedule III that have been issued by the Hawaii Government and are currently maintained by the Project Company or its wholly-owned project-level subsidiaries for the purpose of ownership or operation of the Project Company’s or its subsidiaries’ assets.

Our opinions in paragraph 1 and paragraph 2 of this letter are based upon a review of Hawaii Environmental Laws and Hawaii Energy Laws, which in our experience typically apply to business operations similar to those of the Project Company without any investigation concerning any other laws, rules, or regulations. Our opinions in this letter do not address (a) ministerial or immaterial filings or registrations made by the Project Company with the Hawaii Government pursuant to any Hawaii Environmental Laws, Hawaii Energy Laws, or the Hawaii Environmental and Energy Permits; and (b) any governmental permit or approval required under any law, statute, rule or regulation of any governmental authority other than the Hawaii Government.

Our opinion in paragraph 3 of this letter is based solely upon a review of the Power Purchase Agreement, the Guarantee Agreement and the Steam Sale Agreement. Certain of these agreements contain cross default provisions that make defaults under other documents defaults under certain of these agreements. We have not reviewed those other documents and we therefore express no opinion as to whether the subject transactions create a default under certain of these agreements solely because of the cross default provisions.

The addressees listed on

Schedule I

March 17, 2004

This opinion is delivered to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent, except that any person that becomes a Bank Party in accordance with the provisions of Section 10.06 of the Credit Agreement and any other person that becomes a “Secured Party” under the Collateral Trust Agreement or a “Second Priority Secured Holder” under the Second Priority Collateral Trust Agreement may rely upon this opinion as if it were specifically addressed and delivered to such person on the date hereof. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent.

We are members of the Bar of the State of Hawaii and the foregoing opinion is limited to the laws of the State of Hawaii.

Very truly yours,

SCHEDULE I

The Banks, Citicorp USA, Inc., as Administrative Agent and

Citibank, N.A., as Collateral Agent

c/o Citicorp USA, Inc., as Administrative Agent

388 Greenwich Street, 21st Floor

New York, NY 10013

Attention: Stuart Glen

Wilmington Trust Company, as Corporate Trustee

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attention: Corporate Trust Division

Bruce L. Bisson, as Individual Trustee

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attention: Corporate Trust Division

SCHEDULE II

OFFICER’S CERTIFICATE

OF

THE PROJECT COMPANY

The undersigned, Patrick G. Murphy, President and General Manager of AES Hawaii, Inc., a Delaware corporation (the “Project Company”), does hereby certify, on behalf of the Project Company, as follows:

(a)	Schedule III contains all of the material permits and approvals currently maintained by the Project Company or its wholly-owned project-level subsidiaries required pursuant to Hawaii Environmental Laws and Hawaii Energy Laws (as such terms are defined in the opinion letter of Cades Schutte LLP) for purposes of ownership or operation of the Project Company’s assets including the 180 megawatt power plant located in Kapolei, Hawaii and owned and operated by the Project Company.

(b)	The Project Company and its assets, including its wholly owned project-level subsidiaries and their assets, are in compliance with all applicable Hawaii Environmental Laws and Hawaii Energy Laws.

(c)	Except as indicated herein, there have been no amendments or modifications to (i) the Power Purchase Agreement between AES Barbers Point, Inc. and Hawaiian Electric Company, Inc., dated March 25, 1988, as amended by Amendment No. 1 dated August 28, 1989, and Amendment No. 2 dated as of May 8, 2003 (as amended by Agreement re: Amendment No. 2, Second Agreement re: Amendment No. 2 and Third Agreement re: Amendment No. 2 dated, respectively, June 17, 2003, July 1, 2003, and as of July 25, 2003) thereto, (ii) the Guarantee Agreement between Applied Energy Services, Inc. and Hawaiian Electric Company, Inc., executed by the parties thereto on March 25, 1988, as amended by Amendment Nos. 1, 2 and 3 thereto dated, respectively, as of August 28,1989, March 20, 1990, and July 30, 2003, or (iii) the Steam Sale Agreement between Chevron U.S.A. Inc. and AES Barbers Point, Inc., dated as of December 19, 1989.

I understand that Cades Schutte LLP and Baker Botts L.L.P. will rely on this certificate in giving their opinions in connection with The AES Corporation refinancing.

Dated this 17th day of March     , 2004.

/s/ Patrick G. Murphy
Name:	Patrick G. Murphy
Tittle:	President and General Manager
AES Hawaii, Inc.

SCHEDULE III

LIST OF HAWAII PERMITS AND APPROVALS,

TRIGGERING EVENTS, AND REQUIRED ACTIONS

Permit	Triggering Event	Required Action To Be Taken
1. Covered Source Permit No. 0087-02-C, dated December 29, 2003, 180 MW Coal-Fired Cogeneration Plant, 91-086 Kaomi, Loop, Campbell Industrial Park, Kapolei, Oahu, Department of Health, Expiration Date: December 28, 2008	Transfer by operation of law or otherwise, from person to person, from place to place, or from one piece of equipment to another	Approval of the Department of Health (DOH); request for transfer from person to person shall be made on DOH’s forms (HAR§ 11-60.1-7)

	Change in control or ownership of the facilities to be constructed or modified	Permit shall be binding on all subsequent owners and operators. The permittee shall notify the succeeding owner and operator of the existence of this permit and its conditions by letter, copies of which will be forwarded to the DOH and the Regional Administrator for the U.S. EPA—See Permit, Attachment I

	Permit may be amended for cause.	After affording permittee an opportunity for a hearing pursuant to HAR § 11-60.1-10

2. Solid Waste Management Permit Nos. SW-312361 and RY-0044-96, Department of Health, Solid and Hazardous Waste Branch, located at 91-086 Kaomi Loop, Campbell Industrial Park, Oahu, as supplemented by Letter, dated	Transfer by operation of law or otherwise, either from one location to another, from one solid waste disposal operation to another, or from one person to another	Written approval of the DOH (HAR § 11-58.1-04)

Permit	Triggering Event	Required Action To Be Taken
June 6, 2003, from Steven Y.K. Chang, Chief of Solid and Hazardous Waste Branch, to Patrick Murphy

3. Underground Injection Control, Permit No. UO-1482, Facility Identification No. 3-1806.04 for AES Hawaii Cogenerational Plant, Department of Health, Expiration Date: March 30, 2007	Change in operator, ownership, control, or facility name	Permittee shall report the change to the DOH in writing at least one month prior to the change—See Permit at 12

	Transfer of permit	Although the Permit itself states that “[t]his UIC permit shall not be transferable from the permittee to any other person,” Permit at 17, HAR § 11-23-16 states that the permit “shall not be transferable from the injection well owner to any other person without the approval of the director.” Also, request for transfer shall be made on an application form furnished by the director.

4. National Pollutant Discharge Elimination System Permit, Permit No. HI 0021130 for AES Hawaii, Inc. Coal-Fired Cogeneration Facility, Department of Health, Expiration Date: 11/30/05	Change in owner	HAR § ll-55-04(d)(2) states that a “new owner of a discharge facility covered by an NPDES permit shall file a new NPDES application for a new NPDES permit unless the new owner submits a notice of automatic transfer that meets 40 CFR §122.61(b). The

Permit	Triggering Event	Required Action To Be Taken

owner or operator shall pay a $500 filing fee which shall be submitted with the NPDES application or notice of automatic transfer that meets 40 CFR §122.61(b).” Mark Tomomitsu, an environmental engineer with the Clean Water Branch (586-4309) indicated that the permittee should file

(1) an application (including, without limitation, “Form 1”),

(2) a $500 filing fee, and (3) a letter specifying the dates of transfer and an assumption of responsibility by the old and new permittees.

5. R-O/R-2 Recycled Water for Demineralizers, Department of Health	Change in control or transfer of permit	The Permit, HRS, and HAR Title 11, Chapters 61 and 62 are silent. The Guidelines for the Treatment and Use of Recycled Water at 67 (May 15, 2002) only generally state that “[n]o person shall operate a wastewater system unless that person or the owner of the wastewater system is authorized by the director.” Tom See (586-4294), supervisor of the Wastewater Branch of the DOH confirmed that no administrative rules or guidelines address this issue, adding that the permittee should inform DOH, who would then be able to decide what needed to be done.

Permit	Triggering Event	Required Action To Be Taken
6. Private Sewage Treatment Works Operation Approval (1990)	Change in control	HRS Chapter 342D and HAR Title 11, Chapters 61, 62, and 62a do not address this issue. John Ong, an engineer at the Wastewater Branch of the DOH (586-4294), stated that a courtesy letter should be sent describing the change in control. He also indicated that the statute and regulations do not expressly address this issue.

7. Ground Water Use Permit (WUP No. 161) for Well Nos. of permit 1806-11, 12, 13 and 14	Change in control or transfer of permit	HAR § 13-171-25 requires notification within 90 days of the effective date of the change or transfer. Linore Nakamura, Hydrologist for the Regulatory Branch of the Commission on Water Resources Management (587-0218) indicated that the notification should include the contact information of the new party in control. The Commission on Water Resources Management will then issue a new permit.

8. Permit No. 92-027 for two Flammable/Combustible Materials Storage Tanks (above ground, No. 2 diesel)	Change in ownership	Section 105.2.2 of the Uniform Fire Code states that “[p]ermits shall not be transferable and any change in use, occupancy, operation or ownership shall require a new permit.” Lloyd Trujillo of the HFD’s Fire Prevention Bureau, Plans Examining Section (523-4186) said that if

Permit	Triggering Event	Required Action To Be Taken
the name of the permittee and all other information on the permit will remain the same, then a new permit is not required. Otherwise, a letter may be sent to the Fire Chief seeking a waiver of the new permit requirement

SCHEDULE IV

HAWAII ENERGY LAWS

HRS chapter 196 (Energy Resources).

HRS chapter 196D (Geothermal and Cable System Development).

HRS chapter 226 (Hawaii State Planning Act).

30 Rockefeller Plaza, New York, NY 10112 tel 212-408-5100 fax 212-541-5369

March 17, 2004

To Each of the Persons Listed

        on Exhibit A Attached Hereto

Dear Sirs:

We have acted as special New York counsel to AES Eastern Energy, L.P. (“AEE”) and Somerset Railroad Corporation (“Somerset”; together with AEE, the “Project Companies”), in connection with the review of (a) the Third Amended and Restated Credit and Reimbursement Agreement (the “Senior Secured Credit Facility”), dated as of March 17, 2004, among The AES Corporation, a Delaware corporation (“AES”), the Subsidiary Guarantors party thereto and as defined therein, including AES NY Funding, LLC (the “Tier I Company”), the banks party thereto (the “Bank Parties”), Citicorp USA, Inc., as Administrative Agent for the Bank Parties (in such capacity, the “Agent”) and Citibank, N.A., as the Collateral Agent for the Bank Parties (in such capacity, the “Collateral Agent”) and (b) the Indenture (the “Indenture”), dated as of May 8, 2003, between AES and Wells Fargo Bank Minnesota, National Association. We are advised that AEE owns 100% of the ownership interests in AES Somerset, L.L.C. and AES Cayuga, L.L.C., and AEE2, L.L.C. (“AEE2”) owns 100% of the ownership interests in AES Greenidge, L.L.C. and AES Westover, L.L.C. (together, except for AEE2, the “Wholly-Owned Subsidiaries”). Capitalized terms used (but not defined) herein have the meanings assigned to them in the Senior Security Agreement (as defined below). This opinion is being delivered to you pursuant to Section 3.01(c)(iii) of the Senior Secured Credit Facility.

In arriving at the opinions expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following documents: (a) the Senior Secured Credit Facility (including, without limitation, the Subsidiary Guaranty set forth in Article IX thereof (the “Guaranty”), (b) the Indenture, (c) the Collateral Trust Agreement (as amended by Amendment No. 1 to the Collateral Trust Agreement, dated as of July 29, 2003 and Amendment No. 2, dated as of March 17, 2004, the “Senior Collateral Trust Agreement”), dated December 12, 2002, by and among the Grantors referred to therein and the Collateral Trustees referred to therein (the “Senior Collateral Trustees”), (d) the Security Agreement (as amended by Amendment No. 1 to the Security Agreement, dated as of July 29, 2003, the “Senior Security Agreement”), dated December 12, 2002, from the Grantors referred to therein to the Senior Collateral Trustees, (e) the Second Priority Collateral Trust Agreement (the “Second Priority Collateral Trust Agreement”; together with the Senior Collateral Trust Agreement, the “Collateral Trust Agreements”), dated as of May 8, 2003, by and among the Grantors referred to therein and the Second Priority Collateral Trustees referred to therein (the “Second Priority Collateral

New York	Washington	Los Angeles	Houston London	(a multinational partnership)	Moscow Beijing

Trustees”), (f) the Second Priority Security Agreement (the “Second Priority Security Agreement”; together with the Senior Security Agreement, the “Security Agreements”), dated as of May 8, 2003, from the Grantors referred to therein to the Second Priority Collateral Trustees, (g) the Officers’ Certificate set forth in Schedule I, (h) the Assistant Secretary’s Certificate set forth in Schedule IA, (i) the permits and approvals set forth in Schedules IIA and IIB, (j) the agreements set forth in Schedule III, and (k) the organizational documents set forth in Schedule IV.

The documents listed in items (a) through (f) of the preceding paragraph are sometimes hereinafter referred to as the “Credit Documents.”

As to questions of fact material to the opinions set forth below, we have also relied on the representations and warranties contained in the Credit Documents and in such other documents, instruments and certificates of public officials, and of officers and representatives of AES, the Project Companies and the Tier I Company, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. Except for our review of the documents set forth in Schedule IV, we have made no independent investigation of the corporate, partnership or other organizational documents or records of AES or either of the Project Companies or the Tier I Company or their respective Affiliates or Subsidiaries (each as defined in the Senior Secured Credit Facility) or any party to any of the Credit Documents. We have made no independent investigation as to whether the representations and warranties and other statements in the Credit Documents and in such other documents, instruments and certificates are accurate or complete.

In rendering the opinions expressed below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies. Further, we have assumed that the Project Companies and their assets and the Wholly-Owned Subsidiaries and their assets, are in compliance with applicable New York Environmental Laws, Federal Environmental Laws, New York Energy Laws, and Federal Energy Laws as defined below.

Based on the foregoing, and subject to the additional assumptions, qualifications and limitations set forth below, we are of the opinion that:

1. The execution and delivery by the Tier I Company of the Guaranty and the granting of a security interest by AES in all right, title and interest in that portion of the Collateral, as defined in each of the Security Agreements, which represents membership interests in the Tier I Company and notes and other amounts payable by the Tier I Company and its subsidiaries to AES (the “Tier I Company Collateral”), and the exercise of remedies by the Senior Collateral Trustees pursuant to the Senior Security Agreement and the Senior Collateral Trust Agreement or the Second Priority Collateral Trustees pursuant to the Second

-2-	March 17, 2004

Priority Security Agreement and the Second Priority Collateral Trust Agreement with respect to the Tier I Company Collateral (a) does not require any action by or in respect of, or filing with, the Federal Government by, or on behalf of, AEE or any of the Wholly-Owned Subsidiaries pursuant to any New York Environmental Laws, Federal Environmental Laws, New York Energy Laws or Federal Energy Laws and (b) does not violate any New York Environmental Laws, Federal Environmental Laws, New York Energy Laws, Federal Energy Laws, or the New York Permits or the Federal Permits set forth in Schedules IIA and IIB, provided that with respect to clauses (a) and (b) of this sentence, the exercise of remedies by either the Senior Collateral Trustees or the Second Priority Collateral Trustees does not result in a change in ownership or control of AEE or any of the Wholly-Owned Subsidiaries or the identity of the owner or operator of the assets of AEE or of the assets of any of the Wholly-Owned Subsidiaries. We note that any such change in ownership or control of AEE, AEE2 or any of the Wholly-Owned Subsidiaries or the identity of the owner or operator of the assets of AEE or of the assets of any of the Wholly-Owned Subsidiaries will require the refiling, reissuance or transfer of the New York Permits and/or the Federal Permits set forth in Schedule IIA (and may require the refiling, reissuance or transfer of the New York Permits and/or the Federal Permits set forth in Schedule IIB), an application for approval of the Federal Energy Regulatory Commission (“FERC”) pursuant to Section 203 of the Federal Power Act, and/or a notice, filing, report, or application to the FERC concerning market-based rates. Each of the Wholly-Owned Subsidiaries is an Exempt Wholesale Generator (“EWG”) as defined in Section 32 of the Public Utility Holding Company Act of 1935, as amended (“PUHCA”), and as such is exempt from regulation under PUHCA. The EWG status of each of the Wholly-Owned Subsidiaries was approved by the FERC orders identified on Schedule IIB. With respect to the permits and approvals issued pursuant to Federal Energy Laws listed on Schedule IIB, so long as each of the Wholly-Owned Subsidiaries remains an EWG as defined under the Federal Energy Laws, neither the Secured Holders (as defined in the Senior Collateral Trust Agreement) nor the Second Priority Secured Holders (as defined in the Second Priority Collateral Trust Agreement) will, solely as a result of ownership or operation of AEE, AEE2 or each of the Wholly-Owned Subsidiaries due to the exercise of any remedy provided in the Guaranty, the Security Agreements or the Collateral Trust Agreements, become subject to regulation as a “public-utility company,” an “electric utility company,” a “holding company,” an “affiliate” of a “holding company,” or an “affiliate” of a “subsidiary company” of a “holding company,” as each term is defined under the Federal Energy Laws.

2. The execution and delivery by the Tier I Company of the Guaranty and the granting of a security interest by AES in all right, title and interest in the Tier I Company Collateral does not (a)(i) contravene, or constitute a default under, any material provision of any agreement set forth in Schedule III which agreements have been represented to us by the Project Companies to be all of the material agreements relating to the Projects (as defined in Schedule I) or (ii) contravene any organizational document set forth in Schedule IV which

-3-	March 17, 2004

organizational documents have been represented to us by AES to be (x) all the constitutive documents of the Tier I Company, AES New York Holdings, L.L.C., AES NY, L.L.C., AES NY, L.L.C., AES NY3, L.L.C., each of the Project Companies, AEE2 and each of the Wholly-Owned Subsidiaries and (y) in full force and effect on the date hereof or (b) result in or require the creation or imposition of any Lien (as defined in the Senior Secured Credit Facility) on any asset of either Project Company under any agreement set forth in Schedule III. We bring to your attention that the exercise of remedies by either the Senior Collateral Trustees or the Second Priority Collateral Trustees with respect to the Tier I Company Collateral that results in AES ceasing to (i) own, directly or indirectly, the minimum percentage of ownership interests in Somerset specified in such agreements, or (ii) own and control, directly or indirectly, the minimum percentage of the voting and economic interests in AEE, its general partner or AES NY3, LLC, specified in such agreements, would constitute a default under certain of the agreements set forth in Schedule III

As used herein, the term “New York State Government” shall mean the New York State government, or any agency, department, commission, board, bureau, or instrumentality thereof. As used herein, the term “New York Environmental Laws” shall mean the laws, statutes, rules, and regulations of the New York State Government pertaining to protection of human health or safety with respect to hazardous materials or the protection of the environment from contamination by hazardous materials. As used herein, “New York State Energy Laws” shall mean the Public Service Law of New York State, and any applicable regulations issued thereunder. As used herein, “New York Permits” shall mean those material permits and approvals, if any, issued pursuant to Federal Environmental Laws, Federal Energy Laws, New York Environmental Laws and New York Energy Laws set forth in Schedules IIA and IIB that have been issued by the New York State Government and are currently maintained by AEE, AEE2 or any of the Wholly-Owned Subsidiaries for the purpose of ownership or operation of AEE’s, AEE2’s or any of the Wholly-Owned Subsidiaries’ assets.

As used herein, the term “Federal Government” shall mean the United States of America, or any agency, department, commission, board, bureau, or instrumentality thereof. As used herein, the term “Federal Environmental Laws” shall mean the laws, statutes, rules, and regulations of the Federal Government pertaining to protection of human health or safety with respect to hazardous materials or the protection of the environment from contamination by hazardous materials. As used herein, “Federal Energy Laws” shall mean the Public Utility Holding Company Act of 1935, the Federal Power Act, and the Public Utility Regulatory Policies Act of 1978, and any applicable regulations issued thereunder. As used herein, “Federal Permits” shall mean the material permits and approvals issued pursuant to Federal Environmental Laws and Federal Energy Laws as set forth in Schedules IIA and IIB that have been issued by the Federal Government and are currently maintained by AEE, AEE2 or any

-4-	March 17, 2004

of the Wholly-Owned Subsidiaries for the purpose of ownership or operation of AEE’s, AEE2’s or any of the Wholly-Owned Subsidiaries’ assets.

Our opinions in paragraph 1 of this letter are based upon a review of the New York Environmental Laws, Federal Environmental Laws, New York Energy Laws, and the Federal Energy Laws in effect on the date hereof, which in our experience typically apply to business operations similar to those of the Project Companies and each of the Wholly-Owned Subsidiaries without any investigation concerning any other laws, rules, or regulations. Our opinions in this letter do not address (a) ministerial or immaterial filings or registrations made by AEE, AEE2, or any of the Wholly-Owned Subsidiaries with (i) the New York State Government pursuant to any New York Environmental Laws, New York Energy Laws or the New York Permits or (ii) the Federal Government pursuant to any Federal Environmental Laws, Federal Energy Laws, or the Federal Permits, (b) any governmental permit or approval required under any law, statute, rule or regulation of any governmental authority other than the New York State Government or the Federal Government, and (c) any governmental permit or approval issued by any state, regional, county, municipal, local, or other governmental authority pursuant to authority delegated to any such entity pursuant to any New York Environmental Laws or any Federal Environmental Laws.

We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York, the law of the Federal Government, the Limited Liability Company Act of the State of Delaware, the Delaware Revised Uniform Limited Partnership Act, and the General Corporation Law of the State of Delaware. With respect to paragraph 1, we do not herein express any opinions as to any matters governed by any laws other than New York Environmental Laws, Federal Environmental Laws, New York Energy Laws, and Federal Energy Laws.

This opinion is delivered to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent, except that any person that becomes (a) a Bank Party in accordance with the provisions of Section 10.06 of the Senior Secured Credit Facility, (b) a “Secured Holder” under the Senior Collateral Trust Agreement, and (c) a “Second Priority Secured Holder” under the Second Priority Collateral Trust Agreement may rely upon this opinion as if it were specifically addressed and delivered to such person on the date hereof. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent.

Very truly yours,

-5-	March 17, 2004

Exhibit A

The Banks, Citicorp USA, Inc., as Administrative Agent and

Citibank, N.A., as Collateral Agent

c/o Citicorp USA, Inc., as Administrative Agent

388 Greenwich Street, 21st Floor

New York, NY 10013

Attention: Stuart Glen

Wilmington Trust Company, as Corporate Trustee

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attention: Corporate Trust Division

Bruce L. Bisson, as Individual Trustee

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attention: Corporate Trust Division

SCHEDULE I

OFFICERS’ CERTIFICATE

OF

THE PROJECT COMPANIES

The undersigned,                     ,                      of AES Eastern Energy, L.P (“AEE”) and                      of Somerset Railroad Corporation (collectively, the “Project Companies”), does hereby certify, on behalf of the Project Companies and AEE’s and AEE2, L.L.C.’s (“AEE2”) wholly-owned subsidiaries, as follows:

(a) Schedules IIA and IIB contain all of the material permits and approvals currently maintained by AEE, AEE2 or their directly or indirectly wholly-owned subsidiaries required pursuant to New York Environmental Laws, Federal Environmental Laws, New York Energy Laws and Federal Energy Laws (as such terms are defined in the Chadbourne & Parke LLP opinion to which this certificate is attached) for purposes of ownership or operation of AEE’s and AEE2’s assets and the assets of their directly or indirectly wholly-owned subsidiaries including the 675 megawatt power plant located northeast of Niagara Falls, New York (the “Somerset Project”), the 306 megawatt power plant located near the town of Lansing, New York (the “Cayuga Project”), the 161 megawatt power plant located adjacent to the village of Dresden, New York (the “Greenidge Project”), and the 126 megawatt power plant located in Johnson City, New York (the “Westover Project”; together with the Somerset Project, the Cayuga Project and the Greenidge Project, the “Projects”). Further, we certify that true, complete, and correct copies of all such permits and approvals have been provided to Chadbourne & Parke LLP for the purposes of rendering an opinion in connection with the Credit Documents (as such term is defined in the Chadbourne & Parke LLP opinion to which this certificate is attached).

(b) The Somerset Project is owned and operated by AES Somerset, L.L.C.; the Cayuga Project is owned and operated by AES Cayuga, L.L.C.; the Greenidge Project is owned and operated by AES Greenidge, L.L.C.; and the Westover Project is owned and operated by AES Westover, L.L.C.

(c) Schedule III contains all of the material agreements relating to the Projects.

I understand that Chadbourne & Parke LLP will rely on this certificate in giving an opinion in connection with the Credit Documents.

IN WITNESS WHEREOF, I have set my hand to this Officers’ Certificate this      day of March, 2004.

By:
Name:
Title:

SCHEDULE IA

ASSISTANT SECRETARY’S CERTIFICATE

OF

THE AES CORPORATION

The undersigned, Leith Mann, Assistant Secretary of The AES Corporation (“AES”), does hereby certify, on behalf of AES, as follows:

(a) Schedule IV contains all of the constitutive documents of AES New York Funding, L.L.C., AES New York Holdings, L.L.C., AES NY, L.L.C., AES NY2, L.L.C., AES NY3, L.L.C., Somerset Railroad Corporation, AES Eastern Energy, L.P., AES Cayuga, L.L.C., AEE2, L.L.C., AES Somerset, L.L.C., AES Greenidge, L.L.C., and AES Westover, L.L.C.

(b) The constitutive documents set forth in Schedule IV are each in full force and effect on the date hereof.

I understand that Chadbourne & Parke LLP will rely on this certificate in giving an opinion in connection with The AES Corporation refinancing.

IN WITNESS WHEREOF, I have set my hand to this Assistant Secretary’s Certificate this      day of March, 2004.

THE AES CORPORATION

By:
Name:	Leith Mann
Title:	Assistant Secretary

SCHEDULE IIA

LIST OF PERMITS AND APPROVALS ISSUED PURSUANT TO FEDERAL

ENVIRONMENTAL LAWS AND NEW YORK ENVIRONMENTAL LAWS

I.	AES SOMERSET

1.	Certificate of Environmental Compatibility and Public Need (“CECPN”) No. 80002, as modified, issued by New York State Board on Electric Generation Siting and the Environment.

2.	Title V air operating permit, including Acid Rain Phase II permit, No. 9-2938-00003/00002, as modified, issued by New York Department of Environmental Conservation (“DEC”).

3.	Prevention of Significant Deterioration (Air) Permit, as modified, issued by U.S. Environmental Protection Agency (“EPA”).

4.	NOx RACT Plan.

5.	SPDES Wastewater Permit No. NY-010 4213, as modified, issued by DEC.

6.	Beneficial Use Determination (“BUD”) (Bottom Ash in Roadbeds) No. 286-9-32 issued by DEC.

7.	BUD (Clean Unadulterated Wood) No. 239-00-09 issued by DEC.

8.	BUD (Gypsum) No. 376-09-04 issued by DEC.

9.	Great Lakes Water Withdrawal Registration No. NYGLWR-0002608 issued by DEC.

10.	Hazardous Substance Storage Registration No. 9-000206 issued by DEC.

11.	Petroleum Storage Registration No. 9-225460 issued by DEC.

12.	U.S. Department of Transportation Hazardous Materials Certificates #082001002023JL.

II.	AES CAYUGA

1.	Title V air operating permit, including Acid Rain Phase II permit, No. 2532, issued by DEC with an effective date of December 6, 2001.

2.	N0X RACT Plan.

3.	Wastewater SPDES Permit No. NY-000-1333 issued by DEC.

4.	Permit to Operate a Solid Waste Disposal Facility No. 7-5032-00069/00001 (Ash Disposal Site).

5.	BUD (Surface for Running Track) No. 436-07-04 issued by DEC.

6.	BUD (Gypsum) No. 206-07-55 issued by DEC.

7.	Great Lakes Water Withdrawal Certificate No. NYGLR-0002406 issued by DEC.

8.	Hazardous Substance Storage Registration No. 7-000140 issued by DEC.

9.	Petroleum Storage Registration No. 7-388750 issued by DEC.

III.	AES WESTOVER

1.	Title V air operating permit, including Acid Rain Phase II permit, No. 2526, issued by DEC with an effective date of November 15, 2001.

2.	NOx RACT Plan.

3.	Used Oil Burning (Air/Solid Waste) Permit No. 7-0346-00045-00004-0 issued by DEC.

4.	SPDES Wastewater Permit No. NY-000 3875 issued by DEC.

5.	BUD (Surface for Running Track) No. 436-07-04 issued by DEC.

6.	BUD (Fly Ash and Bottom Ash Flowable Fill) No. 530-794 issued by DEC.

7.	Intake Dredging Permit No. NY-704-16-0051 issued by DEC.

8.	Petroleum Storage Registration No. 7-388742 issued by DEC.

IV.	AES GREENIDGE

1.	Title V air operating permit, including Acid Rain Phase II permit, No. 2527, issued by DEC with an effective date of September 7, 2001.

2.	NOx RACT Plan.

3.	SPDES Wastewater Permit No. NY-000 1325 issued by DEC.

4.	Alternative Fuels (Air/Solid Waste) Permit No. 8-5736-00004/00003 issued by DEC.

5.	Used Oil (Air/Solid Waste) Permit No. 8-5736-0004/0004-0 issued by DEC.

6.	BUD (Clean Unadulterated Wood) No. 239-00-09 issued by DEC.

7.	BUD (Processed Construction and Demolition Wood) No. 402-07-04 issued by DEC.

8.	BUD (Clean Unadulterated Wood and Fiber Board) No. 494-08-62 issued by DEC.

9.	BUD (E-Fuel Material) No. 492-08-62 issued by DEC.

10.	BUD (Thermal Material) No. 491-08-62 issued by DEC.

11.	Great Lakes Water Withdrawal No. NYGLR-0002507 issued by DEC.

12.	Hazardous Substance Storage Registration No. 8-000158 issued by DEC.

13.	Petroleum Storage Registration No. 8-144002 issued by DEC.

14.	Permit to Operate a Solid Waste Disposal Facility No. 8-5736-0005-00003 issued by DEC.

15.	SPDES Wastewater Permit No. NY-010 7069 issued by DEC for Lockwood Ash Disposal facility.

16.	Stormwater Discharge No. NYR00A765 issued by DEC for the Lockwood Ash Disposal facility.

V.	AES NY/AES EASTERN ENERGY

None.

SCHEDULE IIB

LIST OF PERMITS AND APPROVALS ISSUED

PURSUANT TO FEDERAL ENERGY LAWS AND NEW YORK ENERGY LAWS

I.	AES SOMERSET

1.	Determination of Exempt Wholesale Generator Status for AES Somerset, L.L.C., Docket No. EG99-63-000 issued by Federal Energy Regulatory Commission (“FERC”) on February 18, 1999.

II.	AES CAYUGA

1.	Determination of Exempt Wholesale Generator Status for AES Cayuga, L.L.C., Docket No. EG99-65-000 issued by FERC on February 23, 1999.

III.	AES WESTOVER

1.	Determination of Exempt Wholesale Generator Status for AES Westover, L.L.C., Docket No. EG99-62-000 issued by FERC on February 18, 1999.

IV.	AES GREENIDGE

1.	Determination of Exempt Wholesale Generator Status for AES Greenidge, L.L.C., Docket No. EG99-64-000 issued by FERC on February 18, 1999.

V.	AES NY/AES EASTERN ENERGY

1.	Order Approving Transfer of Electric Generation Facilities, Approving Contracts Upon a Condition, and Making Other Findings, Case 96-E-0891 issued by PSC on December 3, 1998.

2.	Order Accepting for Filing Proposed Market-Based Rates for AES NY, L.L.C. issued by FERC on January 5, 1999.

3.	Notice of Issuance of Order re: Commission preapproval of Financing issued by FERC on January 7, 1999.

4.	Order Authorizing Disposition of Jurisdictional Facilities issued by FERC on January 29, 1999.

5.	Notice of Succession in Ownership and Operation of AES Eastern Energy, L.P. to the FERC Rate Schedule of AES NY, L.L.C. issued by FERC on January 22, 1999.

6.	Determination of Exempt Wholesale Generator Status for AES Eastern Energy, L.P., Docket No. EG99-55-000 issued by FERC on February 5, 1999.

7.	AES Eastern Energy, L.P. re: rate schedule designations accepted for filing issued by FERC on February 17, 1999.

8.	Letter Accepting Revisions to Market-Based Rate Tariff to include Ancillary Services issued by FERC on March 16, 1999.

9.	Declaratory Ruling on Lightened Regulation; disclaiming jurisdiction over passive financing participants issued by PSC on March 23, 1999.

10.	Order Granting Request for a Declaratory Order and Disclaiming Jurisdiction, Docket No. EL99-37-000 issued by FERC on April 6, 1999.

11.	Determination of Exempt Wholesale Generator Status for AEE 2, L.L.C., Docket No. EG99-102-000 issued by FERC on April 6, 1999.

12.	Order Authorizing Disposition of Jurisdictional Facilities (section 203 for AEE 2), Docket No. EC99-57-000 issued by FERC on April 9, 1999.

13.	Letter Accepting Market-Based Rate Schedule (section 205 for AEE 2), Docket No. ER99-2284-000 issued by FERC on April 23, 1999.

14.	Order Providing for Lightened Regulation, Case 99-E-0148 for AES Eastern Energy, L.P. and AEE 2, L.L.C. issued by FERC on April 23, 1999.

15.	Order Authorizing Issuance of Lease Obligation Notes and Entry Into Revolving Credit Agreements (Under Section 69 of the Public Service Law) Case No. 99-E-0605 issued by PSC on May 6, 1999.

16.	NYSEG, NGE Gen and AES NY, L.L.C. joint filing re: Amendment No. 1 to the Interconnection Agreement between NYSEG and AES NY, L.L.C. and Amendment No. 1 to the Milliken Operating Agreement between NYSEG and AES NY, L.L.C., Docket No. ER98-4406-000 issued by FERC.

17.	Notice of Succession, assignments of various agreements to the other AES entities from AES NY issued by FERC.

18.	EWG (12) applications, Docket Nos. EG99-128-000 through EG99-139-000 for 6 Milliken and 6 Kintigh Trusts issued by FERC.

19.	AES Entities must file substation contracts and quarterly reports of short term transactions and long term contracts under market-based tariffs as required by FERC.

SCHEDULE III

LIST OF MATERIAL AGREEMENTS1

1.	Participation Agreement, dated as of May 1, 1999, as amended by that certain Omnibus Amendment to Kintigh A-1 Transaction Documents, dated as of December 1, 2000, as further amended by the Second Amendment to Kintigh A-1 Participation Agreement and Appendix A dated, as of April 10, 2001, among AES Eastern Energy, L.P. (“AEE”), Kintigh Facility Trust A-1, DCC Project Finance Fourteen, Inc., and Bankers Trust Company (the “Indenture Trustee”).

2.	Participation Agreement, dated as of May 1, 1999, as amended by that certain Omnibus Amendment to Kintigh A-2 Transaction Documents, dated as of December 1, 2000, as further amended by the Second Amendment to Kintigh A-2 Participation Agreement and Appendix A, dated as of April 10, 2001, among AEE, Kintigh Facility Trust A-2, DCC Project Finance Fifteen, Inc., and the Indenture Trustee.

3.	Participation Agreement, dated as of May 1, 1999, as amended by that certain Omnibus Amendment to Kintigh B-1 Transaction Documents, dated as of December 1, 2000, as further amended by the Second Amendment to Kintigh B-1 Participation Agreement and Appendix A, dated as of April 10, 2001, among AEE, Kintigh Facility Trust B-1, First Chicago Leasing Corporation, and the Indenture Trustee.

4.	Participation Agreement, dated as of May 1, 1999, as amended by that certain Omnibus Amendment to Kintigh B-2 Transaction Documents, dated as of December 1, 2000, as further amended by the Second Amendment to Kintigh B-2 Participation Agreement and Appendix A, dated as of April 10, 2001, among AEE, Kintigh Facility Trust B-2, First Chicago Leasing Corporation, and the Indenture Trustee.

[1]

We have placed an asterisk (*) prior to those agreements set forth in this Schedule III which contain default provisions that would be contravened upon an exercise of remedies by the Senior Collateral Trustees or the Second Priority Collateral Trustees with respect to the Tier I Company Collateral. We note that certain other agreements set forth in this Schedule III may contain cross-default provisions that would be contravened upon the occurrence of a default under those documents described in the preceding sentence.

5.	Participation Agreement, dated as of May 1, 1999, as amended by that certain Omnibus Amendment to Kintigh C-1 Transaction Documents, dated as of December 1, 2000, as further amended by the Second Amendment to Kintigh C-1 Participation Agreement and Appendix A, dated as of April 10, 2001, among AEE, Kintigh Facility Trust C-1, Bankers Commercial Corporation, and the Indenture Trustee.

6.	Participation Agreement, dated as of May 1, 1999, as amended by that certain Omnibus Amendment to Kintigh C-2 Transaction Documents, dated as of December 1, 2000, as further amended by the Second Amendment to Kintigh C-2 Participation Agreement and Appendix A, dated as of April 10, 2001, among AEE, Kintigh Facility Trust C-2, Bankers Commercial Corporation, and the Indenture Trustee.

7.	Participation Agreement, dated as of May 1, 1999, as amended by that certain Omnibus Amendment to Milliken A-1 Transaction Documents, dated as of December 1, 2000, as further amended by the Second Amendment to Milliken A-1 Participation Agreement and Appendix A, dated as of April 10, 2001, among AEE, Milliken Facility Trust A-1, DCC Project Finance Fourteen, Inc., and the Indenture Trustee.

8.	Participation Agreement, dated as of May 1, 1999, as amended by that certain Omnibus Amendment to Milliken A-2 Transaction Documents, dated as of December 1, 2000, as further amended by the Second Amendment to Milliken A-2 Participation Agreement and Appendix A, dated as of April 10, 2001, among AEE, Milliken Facility Trust A-2, DCC Project Finance Fifteen, Inc., and the Indenture Trustee.

9.	Participation Agreement, dated as of May 1, 1999, as amended by that certain Omnibus Amendment to Milliken B-1 Transaction Documents, dated as of December 1, 2000, as further amended by the Second Amendment to Milliken B-1 Participation Agreement and Appendix A, dated as of April 10, 2001, among AEE, Milliken Facility Trust B-1, First Chicago Leasing Corporation, and the Indenture Trustee.

10.	Participation Agreement, dated as of May 1, 1999, as amended by that certain Omnibus Amendment to Milliken B-2 Transaction Documents, dated as of December 1, 2000, as further amended by the Second Amendment to Milliken B-2 Participation Agreement and Appendix A, dated as of April 10, 2001, among AEE, Milliken Facility Trust B-2, First Chicago Leasing Corporation, and the Indenture Trustee.

11.	Participation Agreement, dated as of May 1,1999, as amended by that certain Omnibus Amendment to Milliken C-1 Transaction Documents, dated as of December 1, 2000, as further amended by the Second Amendment to Milliken C-1 Participation Agreement and Appendix A, dated as of April 10, 2001, among AEE, Milliken Facility Trust C-1, Bankers Commercial Corporation, and the Indenture Trustee.

12.	Participation Agreement, dated as of May 1, 1999, as amended by that certain Omnibus Amendment to Milliken C-2 Transaction Documents, dated as of December 1, 2000, as further amended by the Second Amendment to Milliken C-2 Participation Agreement and Appendix A, dated as of April 10, 2001, among AEE, Milliken Facility Trust C-2, Bankers Commercial Corporation, and the Indenture Trustee.

13.	*Facility Lease Agreement, dated as of May 1, 1999, between Kintigh Facility Trust A-1 and AEE.

14.	*Facility Lease Agreement, dated as of May 1, 1999, between Kintigh Facility Trust A-2 and AEE.

15.	*Facility Lease Agreement, dated as of May 1, 1999, between Kintigh Facility Trust B-1 and AEE.

16.	*Facility Lease Agreement, dated as of May 1, 1999, between Kintigh Facility Trust B-2 and AEE.

17.	*Facility Lease Agreement, dated as of May 1, 1999, between Kintigh Facility Trust C-1 and AEE.

18.	*Facility Lease Agreement, dated as of May 1, 1999, between Kintigh Facility Trust C-2 and AEE.

19.	*Facility Lease Agreement, dated as of May 1, 1999, between Milliken Facility Trust A-1 and AEE.

20.	*Facility Lease Agreement, dated as of May 1, 1999, between Milliken Facility Trust A-2 and AEE.

21.	*Facility Lease Agreement, dated as of May 1, 1999, between Milliken Facility Trust B-1 and AEE.

22.	*Facility Lease Agreement, dated as of May 1, 1999, between Milliken Facility Trust B-2 and AEE.

23.	*Facility Lease Agreement, dated as of May 1, 1999, between Milliken Facility Trust C-1 and AEE.

24.	*Facility Lease Agreement, dated as of May 1, 1999, between Milliken Facility Trust C-2 and AEE.

25.	Site Lease Agreement, dated as of May 1, 1999, between AEE and Kintigh Facility Trust A-1.

26.	Site Lease Agreement, dated as of May 1, 1999, between AEE and Kintigh Facility Trust A-2.

27.	Site Lease Agreement, dated as of May 1, 1999, between AEE and Kintigh Facility Trust B-1.

28.	Site Lease Agreement, dated as of May 1, 1999, between AEE and Kintigh Facility Trust B-2.

29.	Site Lease Agreement, dated as of May 1, 1999, between AEE and Kintigh Facility Trust C-1.

30.	Site Lease Agreement, dated as of May 1, 1999, between AEE and Kintigh Facility Trust C-2.

31.	Site Lease Agreement, dated as of May 1, 1999, between AEE and Milliken Facility Trust A-1.

32.	Site Lease Agreement, dated as of May 1, 1999, between AEE and Milliken Facility Trust A-2.

33.	Site Lease Agreement, dated as of May 1, 1999, between AEE and Milliken Facility Trust B-1.

34.	Site Lease Agreement, dated as of May 1, 1999, between AEE and Milliken Facility Trust B-2.

35.	Site Lease Agreement, dated as of May 1, 1999, between AEE and Milliken Facility Trust C-1

36.	Site Lease Agreement, dated as of May 1, 1999, between AEE and Milliken Facility Trust C-2.

37.	Indenture of Trust and Security Agreement, dated as of May 1, 1999, between Kintigh Facility Trust A-1 and the Indenture Trustee.

38.	Indenture of Trust and Security Agreement, dated as of May 1, 1999, between Kintigh Facility Trust A-2 and the Indenture Trustee.

39.	Indenture of Trust and Security Agreement, dated as of May 1, 1999, between Kintigh Facility Trust B-1 and the Indenture Trustee.

40.	Indenture of Trust and Security Agreement, dated as of May 1, 1999, between Kintigh Facility Trust B-2 and the Indenture Trustee.

41.	Indenture of Trust and Security Agreement, dated as of May 1, 1999, between Kintigh Facility Trust C-1 and the Indenture Trustee.

42.	Indenture of Trust and Security Agreement, dated as of May 1, 1999, between Kintigh Facility Trust C-2 and the Indenture Trustee.

43.	Indenture of Trust and Security Agreement, dated as of May 1, 1999, between Milliken Facility Trust A-1 and the Indenture Trustee.

44.	Indenture of Trust and Security Agreement, dated as of May 1, 1999, between Milliken Facility Trust A-2 and the Indenture Trustee.

45.	Indenture of Trust and Security Agreement, dated as of May 1, 1999, between Milliken Facility Trust B-1 and the Indenture Trustee.

46.	Indenture of Trust and Security Agreement, dated as of May 1, 1999, between Milliken Facility Trust B-2 and the Indenture Trustee.

47.	Indenture of Trust and Security Agreement, dated as of May 1, 1999, between Milliken Facility Trust C-1 and the Indenture Trustee.

48.	Indenture of Trust and Security Agreement, dated as of May 1, 1999, between Milliken Facility Trust C-2 and the Indenture Trustee.

49.	Rent Reserve Account Payment Undertaking Agreement, dated as of May 1, 1999, among AEE, Kintigh Facility Trust A-1, Kintigh Facility Trust A-2, Kintigh Facility Trust B-1, Kintigh Facility Trust B-2, Kintigh Facility Trust C-1, Kintigh Facility Trust C-2, Milliken Facility Trust A-1, Milliken Facility Trust A-2, Milliken Facility Trust B-1, Milliken Facility Trust B-2, Milliken Facility Trust C-1, Milliken Facility Trust C-2 and Morgan Guaranty Trust Company of New York.

50.	Master Power Purchase and Sale Agreement, undated, between Aquila Energy Marketing Corporation and AEE.

51.	Credit Agreement, dated as of April 10, 2001, as amended by Amendment No. 1 and Waiver to Credit Agreement, dated as of August 31, 2001, Amendment No. 2 to Credit Agreement, dated as of November 20, 2002, Amendment No. 3 to Credit

Agreement, dated as of April 16, 2003, and Amendment No. 4 to Credit Agreement, dated as of April 25, 2003, among AEE, the Banks named therein, the Letter of Credit Issuing Bank parties thereto from time to time, and Union Bank of California, N.A. (“UBOC”).

52.	LLC Membership Interest Pledge Agreement, dated as of April 10, 2001 between AEE and UBOC.

53.	*Secured Credit Agreement, dated as of May 6, 1999, among Somerset Railroad Corporation (“Somerset”), the banks listed on the signature pages thereof and CIBC, Inc. (“CIBC”).

54.	Assignment and Acceptance, dated as of August 14, 2000, between CIBC and Fortis Capital Corp. (“Fortis”).

55.	*Amended and Restated Secured Credit Agreement, dated as of August 14, 2000, among Somerset, the banks listed on the signature pages thereof and Fortis.

56.	Security Agreement, dated as of May 6, 1999, between Somerset and CIBC.

57.	Pledge Agreement, dated as of May 6, 1999 between AES NY3, LLC and CIBC.

58.	Mortgage and Security Agreement, dated as of May 6, 1999, between Somerset and CIBC.

59.	Railcar Mortgage and Security Agreement, dated as of May 6, 1999, between Somerset and CIBC.

60.	Railcar Mortgage Assignment, dated as of August 14, 2000, by CIBC in favor of Fortis.

61.	Letter of Credit and Reimbursement Agreement effective as of January 1, 2004 between AEE and The AES Corporation.

SCHEDULE IV

LIST OF ORGANIZATIONAL DOCUMENTS

1.	AES New York Funding, L.L.C.

(a)	Limited Liability Company Agreement, dated as of March 16, 1999.

(b)	Certificate of Formation, filed on March 8, 1999.

2.	AES New York Holdings, L.L.C.

(a)	Limited Liability Company Agreement, dated as of April 22, 1999.

(b)	Certificate of Formation, filed on April 21, 1999.

3.	AES NY, L.L.C.

(a)	Amended and Restated Limited Liability Company Agreement, dated as of May 4, 1999.

(b)	Certificate of Formation, filed on August 3, 1998.

4.	AES NY2, L.L.C.

(a)	Second Amended and Restated Limited Liability Company Agreement, dated as of March 1, 2002.

(b)	Certificate of Formation, filed on December 2, 1998.

5.	AES NY3, L.L.C.

(a)	Amended and Restated Limited Liability Company Agreement, dated as of May 4, 1999.

(b)	Certificate of Formation, filed on April 12,1999.

6.	Somerset Railroad Corporation

(a)	By-Laws of the Somerset Railroad Corporation.

(b)	Certificate of Incorporation, dated as of August 10, 1979.

7.	AES Eastern Energy, L.P.

(a)	Agreement of Limited Partnership, dated as of May 4, 1999, by and between AES NY, L.L.C. and AES NY2, L.L.C.

(b)	Certificate of Limited Partnership, filed on December 2, 1998.

8.	AES Cayuga, L.L.C.

(a)	Amended and Restated Limited Liability Company Agreement, dated as of March 9, 2001.

(b)	Certificate of Formation, filed on November 18, 1998.

9.	AEE2, L.L.C.

(a)	Amended and Restated Limited Liability Company Agreement, dated as of May 4, 1999.

(b)	Certificate of Formation, filed on March 22, 1999.

10.	AES Somerset, L.L.C.

(a)	Amended and Restated Limited Liability Company Agreement, dated as of March 9, 2001.

(b)	Certificate of Formation, filed on November 18, 1998.

11.	AES Greenidge, L.L.C.

(a)	Second Amended and Restated Limited Liability Company Agreement, dated as of March 1, 2002.

(b)	Certificate of Formation, filed on November 18, 1998.

12.	AES Westover, L.L.C.

(a)	Second Amended and Restated Limited Liability Company Agreement, dated as of March 1,2002.

(b)	Certificate of Formation, filed on November 18, 1998.

OFFICERS’ CERTIFICATE

OF

THE PROJECT COMPANIES

The undersigned, Amy Conley, Vice-President of AES Eastern Energy, L.P (“AEE”) and Treasurer of Somerset Railroad Corporation (collectively, the “Project Companies”), does hereby certify, on behalf of the Project Companies and AEE’s and AEE2, L.L.C.’s (“AEE2”) wholly-owned subsidiaries, as follows:

(a) Schedules IIA and IIB contain all of the material permits and approvals currently maintained by AEE, AEE2 or their directly or indirectly wholly-owned subsidiaries required pursuant to New York Environmental Laws, Federal Environinental Laws, New York Energy Laws and Federal Energy Laws (as such terms are defined in the Chadbourne & Parke LLP opinion to which this certificate is attached) for purposes of ownership or operation of AEE’s and AEE2’s.assets and the assets of their directly or indirectly wholly-owned subsidiaries including the 675 megawatt power plant located northeast of Niagara Falls, New York (the “Somerset Project”), the 306 megawatt power plant located near the town of Lansing, New York (the “Cayuga Project”), the 1.61 megawatt power plant located adjacent to the village of Dresden, New York (the “Greenidge Project”), and the 126 megawatt power plant located in Johnson City, New York (the “Westover Project”; together with the Somerset Project, the Cayuga Project and the Greenidge Project, the “Projects”). Further, we certify that true, complete, and correct copies of all such permits and approvals have been provided to Chadbourne & Parke LLP for the purposes of rendering an opinion in connection with the Credit Documents (as such term is defined in the Chadbourne & Parke LLP Opinion to which this certificate is attached).

(b) The Somerset Project is owned and operated by AES Somerset, L.L.C.; the Cayuga Project is owned and operated by AES Cayuga, L.L.C.; the Greenidge Project is owned and operated by AES Greenidge, L.L.C.; and the Westover Project is owned and operated by AES Westover, L.L.C.

(c) Schedule III contains all of the material agreements relating to the Projects.

AES Eastern Energy, L.P. & 7725 Lake Road & Barker, NY 14012

Telephone (716) 795-9501 & Fax (716) 795-3153

I understand that Chadbourne & Parke LLP will rely on this certificate in giving an opinion in connection with the Credit Documents.

IN WITNESS WHEREOF, I have set my hand to this Officers’ Certificate this 5th day of March, 2004.

By:	/s/ Amy V. Conley
Name:	Amy Conley
Title:	Vice-President, AES NY

AES Eastern Energy, L.P. & 7725 Lake Road & Barker, NY 14012

Telephone (716) 795-9501 Fax (716) 795-3153

ASSISTANT SECRETARY’S CERTIFICATE

OF

THE AES CORPORATION

The undersigned, Leith Mann, Assistant Secretary of The AES Corporation (“AES”), does hereby certify, on behalf of AES, as follows:

(a) Schedule IV contains all of the constitutive documents of AES New York Funding, L.L.C., AES New York Holdings, L.L.C., AES NY, L.L.C., AES NY2, L.L.C, AES NY3, L.L.C,, Somerset Railroad Corporation, AES Eastern Energy, L.P., AES Cayuga, L.L.C, AEE2, L.L.C., AES Somerset, L.L.C., AES Greenidge, L.L.C, and AES Westover, L.L.C.

(b) The constitutive documents set forth in Schedule IV are each in full force and effect on the date hereof.

I understand that Chadbourne & Parke LLP will rely on this certificate in giving an opinion in connection with The AES Corporation refinancing.

IN WITNESS WHEREOF, I have set my hand to this Assistant Secretary’s Certificate this 17th day of March, 2004,

THE AES CORPORATION

By:	/s/ Leith Mann
Name;	Leith Mann
Title:	Assistant Secretary

30 Rockefeller Plaza, New York, NY 10112
tel 212-408-5100 fax 212-541-5369

March 17, 2004

To Each of the Persons Listed

     on Exhibit A Attached Hereto

Dear Sirs:

We have acted as special New York counsel to AES WR Limited Partnership (the “Project Company”), in connection with the review of (a) the Third Amended and Restated Credit and Reimbursement Agreement (the “Senior Secured Credit Facility”), dated as of March 17, 2004, among The AES Corporation, a Delaware corporation (“AES”), the Subsidiary Guarantors party thereto and as defined therein, including AES Warrior Run Funding, L.L.C. (the “Tier I Company”), the banks party thereto (the “Bank Parties”), Citicorp USA, Inc., as Administrative Agent for the Bank Parties (in such capacity, the “Agent”) and Citibank, N.A., as the Collateral Agent for the Bank Parties (in such capacity, the “Collateral Agent”) and (b) the Indenture (the “Indenture”), dated as of May 8, 2003, between AES and Wells Fargo Bank Minnesota, National Association. Capitalized terms used (but not defined) herein have the meanings assigned to them in the Senior Security Agreement (as defined below). This opinion is being delivered to you pursuant to Section 3.01(c)(iii) of the Senior Secured Credit Facility.

In arriving at the opinions expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following documents: (a) the Senior Secured Credit Facility (including without limitation, the Subsidiary Guaranty set forth in Article IX thereof (the “Guaranty”)), (b) the Indenture, (c) the Collateral Trust Agreement (as amended by Amendment No. 1 to the Collateral Trust Agreement, dated as of July 29, 2003 and Amendment No. 2, dated as of March 17, 2004, the “Senior Collateral Trust Agreement”), dated December 12, 2002, by and among the Grantors referred to therein and the Collateral Trustees referred to therein (the “Senior Collateral Trustees”), (d) the Security Agreement (as amended by Amendment No. 1 to the Security Agreement, dated as of July 29, 2003, the “Senior Security Agreement”), dated December 12, 2002, from the Grantors referred to therein to the Senior Collateral Trustees, (e) the Second Priority Collateral Trust Agreement (the “Second Priority Collateral Trust Agreement”; together with the Senior Collateral Trust Agreement, the “Collateral Trust Agreements”), dated as of May 8, 2003, by and among the Grantors referred to therein and the Second Priority Collateral Trustees referred to therein (the “Second Priority Collateral Trustees”), (f) the Second Priority Security Agreement (the “Second Priority Security Agreement”; together with the Senior Security Agreement, the “Security Agreements”), dated as of May 8, 2003, from the Grantors referred to therein to the Second Priority Collateral Trustees, (g) the Officer’s Certificate set forth in Schedule I, (h) the Assistant

New York    Washington    Los Angeles    Houston    London (a multinational partnership)    Moscow    Beijing

Secretary’s Certificate set forth in Schedule IA, (i) the permits and approvals set forth in Schedules IIA and IIB, (j) the agreements set forth in Schedule III, and (k) the organizational documents set forth in Schedule IV.

The documents listed in items (a) through (f) of the preceding paragraph are sometimes hereinafter referred to as the “Credit Documents.”

As to questions of fact material to the opinions set forth below, we have also relied on the representations and warranties contained in the Credit Documents and in such other documents, instruments and certificates of public officials, and of officers and representatives of AES, the Tier I Company and the Project Company and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. Except for our review of the documents set forth in Schedule IV, we have made no independent investigation of the corporate, partnership or other organizational documents or records of AES, the Tier I Company, the Project Company or their respective Affiliates or Subsidiaries (each as defined in the Senior Secured Credit Facility) or any party to any of the Credit Documents. We have made no independent investigation as to whether the representations and warranties and other statements in the Credit Documents and in such other documents, instruments and certificates are accurate or complete.

In rendering the opinions expressed below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies. Further, we have assumed that the Project Company and its assets are in compliance with applicable Federal Environmental Laws and Federal Energy Laws as defined below.

Based on the foregoing, and subject to the additional assumptions, qualifications and limitations set forth below, we are of the opinion that:

1. The execution and delivery by the Tier I Company of the Guaranty and the granting of a security interest by AES in all right, title and interest in that portion of the Collateral, as defined in each of the Security Agreements, which represents the capital stock of the Tier I Company and notes and other amounts payable by the Tier I Company and its subsidiaries to AES (the “Tier I Company Collateral”), and the exercise of remedies by the Senior Collateral Trustees pursuant to the Senior Security Agreement and the Senior Collateral Trust Agreement or the Second Priority Collateral Trustees pursuant to the Second Priority Security Agreement and the Second Priority Collateral Trust Agreement with respect to the Tier I Company Collateral (a) does not require any action by or in respect of, or filing with, the Federal Government by, or on behalf of, the Project Company pursuant to any Federal Environmental Laws and Federal Energy Laws and (b) does not violate any Federal Environmental Laws, Federal Energy Laws, or the Federal Permits set forth in Schedules IIA

-2-	March 17, 2004

and IIB, provided that, with respect to clauses (a) and (b) of this sentence, the exercise of remedies by either the Senior Collateral Trustees or the Second Priority Collateral Trustees does not result in a change in ownership or control of the Project Company or the identity of the owner or operator of the assets of the Project Company. We note that any such change in ownership or control of the Project Company or the identity of the owner or operator of the assets of the Project Company will require the refiling, reissuance or transfer of the Federal Permits set forth in Schedule IIA and may require the refilling, reissuance or transfer of the Federal Permits set forth in Schedule IIB. With respect to the permits and approvals issued pursuant to Federal Energy Laws listed on Schedule IIB, so long as the Project Company remains a qualifying cogeneration facility as defined under the Federal Energy Laws, neither the Secured Holders (as defined in the Senior Collateral Trust Agreement) nor the Second Priority Secured Holders (as defined in the Second Priority Collateral Trust Agreement) will, solely as a result of ownership or operation of the Project Company due to the exercise of any remedy provided in the Guaranty, Security Agreements or the Collateral Trust Agreements, become subject to regulation as a “public-utility company,” an “electric utility company,” a “holding company,” an “affiliate” of a “holding company,” or an “affiliate” of a “subsidiary company” of a “holding company,” as each term is defined under the Federal Energy Laws.

2. The execution and delivery by the Tier I Company of the Guaranty and the granting of a security interest by AES in all right, title and interest in the Tier I Company Collateral does not (a) (i) contravene, or constitute a default under, any material provision of any agreement set forth in Schedule III which agreements have been represented to us by the Project Company to be all of the material agreements relating to the Project (as defined in Schedule I) or (ii) contravene any organizational document set forth in Schedule IV which organizational documents have been represented to us by AES to be (x) all the constitutive documents of the Tier I Company, AES Western Maryland Management, L.L.C. (f/k/a AES Western Maryland Management Co., Inc.) (“AES Western”), AES Warrior Run, L.L.C. (f/k/a AES Warrior Run, Inc.) (“AES Warrior”), AES Mexico Farms, L.L.C. (f/k/a AES Mexico Farms, Inc.), and the Project Company and (y) in full force and effect on the date hereof or (b) result in or require the creation or imposition of any Lien (as defined in the Senior Secured Credit Facility) on any asset of the Project Company under any agreement set forth in Schedule III hereto. We bring to your attention that the exercise of remedies by either the Senior Collateral Trustees or the Second Priority Collateral Trustees with respect to the Tier I Company Collateral that results in AES ceasing to own, directly or indirectly, the minimum percentage of the ownership interests of any of the Project Company, AES Western, or AES Warrior (or, if applicable, any other managing General Partner of the Project Company), in each case as specified in such agreements, would constitute a default under certain of the agreements set forth in Schedule III.

As used herein, the term “Federal Government” shall mean the United States of America, or any agency, department, commission, board, bureau, or instrumentality thereof.

-3-	March 17, 2004

As used herein, the term “Federal Environmental Laws” shall mean the laws, statutes, rules, and regulations of the Federal Government pertaining to protection of human health or safety with respect to hazardous materials or the protection of the environment from contamination by hazardous materials. As used herein, “Federal Energy Laws” shall mean the Public Utility Holding Company Act of 1935, the Federal Power Act, and the Public Utility Regulatory Policies Act of 1978, and any applicable regulations issued thereunder. As used herein, “Federal Permits” shall mean those material permits and approvals, if any, issued pursuant to Federal Environmental Laws and Federal Energy Laws set forth in Schedules IIA and IIB that have been issued by the Federal Government and are currently maintained by the Project Company for the purpose of ownership or operation of the Project Company’s assets, provided, however, that the term “Federal Permits” shall not include any federal air permitting matter specifically addressed in the Piper Rudnick LLP opinion dated as of the date hereof.

Our opinions in paragraph 1 of this letter are based upon a review of the Federal Environmental Laws and the Federal Energy Laws in effect on the date hereof, which in our experience typically apply to business operations similar to those of the Project Company without any investigation concerning any other laws, rules, or regulations. Our opinions in this letter do not address (a) ministerial or immaterial filings or registrations made by the Project Company with the Federal Government pursuant to any Federal Environmental Laws, Federal Energy Laws, or the Federal Permits, (b) any governmental permit or approval required under any law, statute, rule or regulation of any governmental authority other than the Federal Government, and (c) any governmental permit or approval issued by any state, regional, county, municipal, local, or other governmental authority pursuant to authority delegated to any such entity pursuant to any Federal Environmental Laws.

We note that certain agreements set forth in Schedule III contain provisions which prohibit AES from transferring (which includes an assignment or sale) any of its indirect ownership interests in the Tier I Company or its subsidiaries to the extent such transfer would cause AES to cease to own the applicable percentage ownership interests in the Tier I Company or its subsidiaries.

Our opinions set forth in paragraph 2 above are based upon and wholly limited by the assumption and reasoning that the granting by AES of a security interest in the Tier I Company Collateral (as distinct from any exercise by either the Senior Collateral Trustees or the Second Priority Collateral Trustees of their remedies in connection with any such pledge) does not breach the applicable provisions of the relevant agreements. This conclusion is based solely on whether the prohibition against transferring (which includes an assignment or sale) the applicable amounts of AES’ ownership interests was also intended to so prohibit a pledge of such ownership interests. In order to conclude that a pledge was intended to be so prohibited, two determinations would have to be made — first, that the pledge constitutes a “collateral assignment” or other type of “assignment”, and second, that the contractual prohibition on assignments is intended to cover such “collateral assignments” as well as

-4-	March 17, 2004

absolute assignments. In this regard, we have relied upon In re I & M Acquisition Corp., et al., Debtors Reorganized Gilbert/Robinson, Inc. v. Galen Wagner, 1995 WL 606353 (S.D.N.Y.). In this case (involving whether the pledge of a party’s leasehold interest as security for a loan constituted an “assignment” and thereby triggered a rent increase provision of the lease), the Court concluded that the pledge of such leasehold interest did not constitute an “assignment” as contemplated by the applicable lease (which term was not expressly defined in the lease). The Court’s reasoning was based upon both an analysis of the “general purpose” of the applicable provisions (which the Court determined was intended to apply to absolute assignments and not to a pledge in which the pledgor has not transferred any of its present rights and title remained with the pledgor, and the pledgor remains in beneficial ownership and control of the leased premises), as well as an analysis that the pledge does not constitute an assignment (which the Court based on an analysis of the substance of the transaction and not merely its descriptive title, and, citing 72 C.J.S. Pledge §§ 3021 (1995), stated that “a pledge is distinguishable from an assignment in that title to the pledged property remains with the pledgor”). It would seem reasonable that the application of such reasoning and analysis to the circumstances of the contractual restrictions on assignments set forth in certain agreements set forth in Schedule III should lead to the conclusion that the granting by AES of a security interest in the Tier I Company Collateral does not breach such contractual restrictions.

We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York, the law of the Federal Government, the Limited Liability Company Act of the State of Delaware, the Delaware Revised Uniform Limited Partnership Act, and the General Corporation Law of the State of Delaware. With your permission, we have assumed for purposes of this opinion that, notwithstanding that certain of the agreements set forth in Schedule III hereto may contain governing law clauses which provide for a governing law other than the laws of the State of New York, the law governing the agreements set forth in Schedule III hereto is the internal law of the State of New York. With respect to paragraph 1, we do not herein express any opinions as to any matters governed by any laws other than Federal Environmental Laws and Federal Energy Laws.

-5-	March 17, 2004

This opinion is delivered to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent, except that any person that becomes (a) a Bank Party in accordance with the provisions of Section 10.06 of the Senior Secured Credit Facility, (b) a “Secured Holder” under the Senior Collateral Trust Agreement, and (c) a “Second Priority Secured Holder” under the Second Priority Collateral Trust Agreement may rely upon this opinion as if it were specifically addressed and delivered to such person on the date hereof. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent.

Very truly yours,

-6-	March 17, 2004

Exhibit A

The Banks, Citicorp USA, Inc., as Administrative Agent and

Citibank, N.A., as Collateral Agent

c/o Citicorp USA, Inc., as Administrative Agent

388 Greenwich Street, 21st Floor

New York, NY 10013

Attention: Stuart Glen

Wilmington Trust Company, as Corporate Trustee

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attention: Corporate Trust Division

Bruce L. Bisson, as Individual Trustee

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attention: Corporate Trust Division

SCHEDULE I

OFFICER’S CERTIFICATE

OF

THE PROJECT COMPANY

The undersigned,                     ,                    of AES WR Limited Partnership (the “Project Company”), does hereby certify, on behalf of the Project Company, as follows:

(a) Schedules IIA and IIB contain all of the material permits and approvals currently maintained by the Project Company required pursuant to Federal Environmental Laws and Federal Energy Laws (as such terms are defined in the Chadbourne & Parke LLP opinion to which this certificate is attached) for purposes of ownership or operation of the Project Company’s assets, including the 180 megawatt power plant located in Cumberland, Maryland (the “Project”). Further, we certify that true, complete and correct copies of all such permits and approvals have been provided to Chadbourne & Parke LLP for the purposes of rendering an opinion in connection with the Credit Documents (as such term is defined in the Chadbourne & Parke LLP opinion to which this certificate is attached).

(b) The Project is owned by AES WR Limited Partnership and operated by AES Western Maryland Management, L.L.C.

(c) Schedule III contains all of the material agreements relating to the Project.

I understand that Chadbourne & Parke LLP will rely on this certificate in giving an opinion in connection with the Credit Documents.

IN WITNESS WHEREOF, I have set my hand to this Officer’s Certificate this      day of March, 2004.

By:
Name
Title

SCHEDULE IA

ASSISTANT SECRETARY’S CERTIFICATE

OF

THE AES CORPORATION

The undersigned, Leith Mann, Assistant Secretary of The AES Corporation (“AES”), does hereby certify, on behalf of AES, as follows:

(a) Schedule IV contains all of the constitutive documents of AES Warrior Run Funding, L.L.C, AES Western Maryland Management, L.L.C. (f/k/a AES Western Maryland Management Co., Inc.), AES Warrior Run, L.L.C. (f/k/a AES Warrior Run, Inc.), AES Mexico Farms, L.L.C. (f/k/a AES Mexico Farms, Inc.), and AES WR Limited Partnership.

(b) The constitutive documents set forth in Schedule IV are each in full force and effect on the date hereof.

I understand that Chadbourne & Parke LLP will rely on this certificate in giving an opinion in connection with The AES Corporation refinancing.

IN WITNESS WHEREOF, I have set my hand to this Assistant Secretary’s Certificate this      day of March, 2004.

THE AES CORPORATION

By:
Name:	Leith Mann
Title:	Assistant Secretary

SCHEDULE IIA

LIST OF PERMITS AND APPROVALS

ISSUED PURSUANT TO FEDERAL ENVIRONMENTAL LAWS

1.	Clean Water Act, Section 10/404 Wetlands permit issued by the U.S. Army Corps of Engineers on June 8, 1993.

2.	Permit to install and maintain a 14-inch water intake pipe, a 10-inch wastewater discharge pipe, and a 138-kV transmission line issued by the U.S. National Park Service on November 3, 1994.

3.	30 year Right-of-Way Permit to cross lands of the Chesapeake and Ohio Canal National Historical Park in order to operate and maintain 14-inch water intake pipe, a 10-inch wastewater discharge pipe and a 138-kV transmission line issued by the U.S. National Park Service on February 3, 1997.

SCHEDULE IIB

LIST OF PERMITS AND APPROVALS

ISSUED PURSUANT TO FEDERAL ENERGY LAWS

1.	Federal Energy Regulatory Commission order granting application for certification as a qualifying cogeneration facility dated July 10, 1992 in Docket QF92-123.

2.	Federal Energy Regulatory Commission order granting application for recertification as a qualifying cogeneration facility dated October 27, 1994 in Docket QF 92-123.

SCHEDULE III

LIST OF MATERIAL AGREEMENTS1

1.	*Participation and Loan Agreement (the “Participation Agreement”), dated as of September 1, 1995, among the AES WR Limited Partnership (the “Partnership”), Wilmington Trust Company (“Wilmington Trust”), The First National Bank of Maryland, as Bond Trustee (the “Bond Trustee”), and various financial institutions named therein.

2.	*Credit Line Deed of Trust and Security Agreement, dated as of September 1, 1995, made by the Partnership to John R. Lukens and Harvey A. Siler for the benefit of the Secured Parties (as defined in the Participation Agreement).

3.	Security Deposit Agreement, dated as of September 1, 1995, between the Partnership and Wilmington Trust for the benefit of the Secured Parties.

4.	General Partner Assignment and Security Agreement, dated as of September 1, 1995, made by AES Warrior Run, Inc (“AES Warrior”) in favor of Wilmington Trust for the benefit of the Secured Parties.

5.	Limited Partner Assignment and Security Agreement, dated as of September 1, 1995, made by AES Warrior in favor of Wilmington Trust for the benefit of the Secured Parties.

6.	Limited Partner Assignment and Security Agreement, dated as of September 1, 1995, made by AES Mexico Farms, Inc. (“AES Mexico”) in favor of Wilmington Trust for the benefit of the Secured Parties.

[1]

We have placed an asterisk (*) prior to those agreements set forth in this Schedule III which contain default provisions that would be contravened upon an exercise of remedies by the Senior Collateral Trustees or the Second Priority Collateral Trustees with respect to the Tier I Company Collateral. We note that certain other agreements set forth in this Schedule III may contain cross-default provisions that would be contravened upon the occurrence of a default under those documents described in the preceding sentence.

7.	Equity Contribution Agreement, dated as of September 1, 1995, among AES Warrior, AES Mexico, the Partnership and Wilmington Trust for the benefit of the Secured Parties.

8.	Senior Intercreditor Agreement, dated as of September 1, 1995, among Union Bank of California, N.A., The First National Bank of Maryland, Wilmington Trust for the benefit of the Secured Parties and acknowledged by the Partnership.

9.	Credit Agreement, dated as of September 1, 1995, among the Partnership and various financial institutions named therein.

10.	General Partner Assignment and Security Agreement, dated as of September 1, 1995, between AES Warrior and the Potomac Edison Company.

11.	Assignment and Security Agreement, dated as of September 1, 1995, between AES Western and the Potomac Edison Company.

12.	Loan Agreement, dated as of September 1, 1995, between Maryland Energy Financing Administration and the Partnership.

13.	Trust Indenture, dated as of September 1, 1995, between Maryland Energy Financing Administration and the First National Bank of Maryland.

14.	Consent, Assignment and Waiver Agreement, dated May 2, 1994, between AES Warrior, Potomac Edison and the Partnership.

15.	Recognition Agreement, dated as of September 1, 1995, among The Potomac Edison Company, the Partnership, the Bond Trustee, Union Bank of California, N.A., and Wilmington Trust.

16.	Indemnity Deed of Trust and Security Agreement, dated as of September 1,1995, among the Partnership, Steven A. Teitelbaum and Kay A. Hooker as trustees, and the Potomac Edison Company.

17.	Cost Overrun Subordinated Debt Facility Agreement, dated as of September 1, 1995, among the Partnership, Raytheon Engineers & Constructos, Inc. and Combustion Engineering, Inc.

18.	Electric Energy Purchase Agreement, dated as of January 15,1988, between AES Petrolia, Inc. and The Potomac Edison Company.

SCHEDULE IV

LIST OF ORGANIZATIONAL DOCUMENTS

1.	AES Warrior Run Funding, L.L.C.

(a)	Amended and Restated Limited Liability Company Agreement, dated as of April 20, 1999.

(b)	Certificate of Formation, filed on March 8, 1999.

2.	AES Western Maryland Management, L.L.C. (f/k/a AES Western Maryland Management Co., Inc.)

(a)	Limited Liability Company Agreement, dated as of January 1, 2003.

(b)	Certificate of Formation, filed on January 2, 2003.

3.	AES Warrior Run, L.L.C. (f/k/a AES Warrior Run, Inc.)

(a)	Limited Liability Company Agreement, dated as of January 1, 2003.

(b)	Certificate of Formation, filed on January 2, 2003.

4.	AES Mexico Farms, L.L.C. (f/k/a AES Mexico Farms, Inc.)

(a)	Limited Liability Company Agreement, dated as of January 1, 2003.

(b)	Certificate of Formation, filed on January 2, 2003.

5.	AES WR Limited Partnership

(a)	Second Amended and Restated Agreement of Limited Partnership, dated as of December 1,1994, by and among AES Warrior Run, Inc., AES Mexico Farms, Inc. and ER&L Western Maryland.

(b)	Certificate of Limited Partnership, filed on February 12, 1993.

AES Warrior Run, Inc.
11600 Mexico Farms Road, S,E.
Cumberland, Maryland 21502
Tel: (301) 777-0055
Fax: (301) 777-8772

OFFICER’S CERTIFICATE

OF

THE PROJECT COMPANY

The undersigned, Edward P. Convery, President of AES WR Limited Partnership (the “Project Company”), does hereby certify, on behalf of the Project Company, as follows:

(a) Schedules IIA and IIB contain all of the material permits and approvals currently maintained by the Project Company required pursuant to Federal Environmental Laws and Federal Energy Laws (as such terms are defined in the Chadbourne & Parke LLP opinion to which this certificate is attached) for purposes of ownership or operation of the Project Company’s assets, including the 180 megawatt power plant located in Cumberland, Maryland (the “Project”). Further, we certify that true, complete and correct copies of all such permits and approvals have been provided to Chadbourne & Parke LLP for the purposes of rendering an opinion in connection with the Credit Documents (as such term is defined in the Chadbourne & Parke LLP opinion to which this certificate is attached).

(b) The Project is owned by AES WR Limited Partnership and operated by AES Western Maryland Management, L.L.C.

(c) Schedule III contains all of the material agreements relating to the Project.

I understand that Chadbourne & Parke LLP will rely on this certificate in giving an opinion in connection with the Credit Documents.

IN WITNESS WHEREOF, I have set my hand to this Officer’s Certificate this 4th day of March, 2004.

By:
Name
Title	President

ASSISTANT SECRETARY’S CERTIFICATE

OF

THE AES CORPORATION

The undersigned, Leith Mann, Assistant Secretary of The AES Corporation (“AES”), does hereby certify, on behalf of AES, as follows.:

(a) Schedule IV contains all of the constitutive documents of AES Warrior Run Funding, L.L.C., AES Western Maryland Management, L.L.C., (f/k/a AES Western Maryland Management Co., Inc.), AES Warrior Run, L.L.C. (f/k/a AES Warrior Run, Inc.), AES Mexico Farms, L.L.C. (f/k/a AES Mexico Farms, Inc.), and AES WR Limited Partnership.

(b) The constitutive documents set forth in Schedule IV are each in full force and effect on the date hereof.

I understand that Chadbourne & Parke LLP will rely on this certificate in giving an opinion in connection with The AES Corporation refinancing.

IN WITNESS WHEREOF, I have set my hand to this Assistant Secretary’s Certificate this 17th day of March, 2004.

THE AES CORPORATION

By:	/s/ Leith Mann
Name:	Leith Mann
Title:	Assistant Secretary

OPINION OF

PIPER RUDNICK LLP

LOCAL COUNSEL FOR AES WR Limited Partnership

March 17, 2004

The Banks, Citicorp USA, Inc., as Administrative Agent and

    Citibank, N.A., as Collateral Agent

c/o Citicorp USA, Inc., as Administrative Agent

388 Greenwich Street, 21st Floor

New York, NY 10013

Wilmington Trust Company	Bruce L. Bisson
as Corporate Trustee	as Individual Trustee
Rodney Square North	Rodney Square North
1100 North Market Street	1100 North Market Street
Wilmington, DE 19890	Wilmington, DE 19890
Attn: Corporate Trust Division

Dear Sirs:

We have acted as special Maryland counsel to AES WR Limited Partnership (the “Project Company”), in connection with certain matters relating to The AES WR Limited Partnership Project (the “Project”). We have been provided with a copy of the Third Amended and Restated Credit and Reimbursement Agreement dated as of March 17, 2004 (the “Credit Agreement”) among the AES Corporation, a Delaware corporation (“AES”), the Subsidiary Guarantors party thereto (the “Subsidiary Guarantors”), the banks party thereto (the “Banks”), Citicorp USA, Inc., as Administrative Agent for the Banks (in such capacity, the “Administrative Agent”) and Citibank, N.A., as Collateral Agent for the Banks (in such capacity, the “Collateral Agent”). We have also been provided with a copy of the Senior Indenture, dated May 8, 2003, between AES and Wells Fargo Bank Minnesota, National Association as Trustee (the “Senior Indenture”). Capitalized terms used (but not defined) herein have the meanings given in the Senior Security Agreement (as defined below). This opinion is being delivered to you pursuant to Section 3.01(c)(iii) of the Credit Agreement.

In arriving at the opinions expressed below, we have examined and relied on copies of the following documents: (a) the Credit Agreement including, without limitation, the Subsidiary Guaranty in article IX thereof (the “Guaranty”); (b) the security agreement (as amended, the “Senior Security Agreement”) dated as of December 12, 2002 and amended by Amendment No. 1 dated as of July 29, 2003 (the “Security Amendment”) from the Grantors to Wilmington Trust Company, as Corporate Trustee (the “Existing Corporate Trustee”) and Bruce L. Bisson, as Individual Trustee (the “Existing Individual Trustee” and together with the Corporate Trustee, the “First Priority Collateral Trustees”); (c) the collateral trust agreement (as amended, the “First Priority Collateral Trust Agreement”) dated December 12, 2002, and amended by Amendment No. 2 dated as of March 17, 2004, and amended by Amendment No. 1 dated as of July 29,2003 (the “Collateral Trust Amendment”), among AES, the Additional Grantors party thereto and defined therein, and the Collateral Trustees (the “First Priority Collateral Trustees”); (d) the Senior Indenture; (e) the Second Priority Security Agreement (the “Second Priority Security Agreement”), dated May 8, 2003, made by the Grantors referred to and defined therein to Wells Fargo Bank Minnesota, National Association, as Corporate Trustee (the “Second Priority Corporate Trustee”) and Jeffery T. Rose, as Individual Trustee (the “Second Priority Individual Trustee,” and together with the Second Priority Corporate Trustee, the “Second Priority Collateral Trustees”); (f) the Second Priority Collateral Trust Agreement (the “Second Priority Collateral Trust Agreement”), dated May 8, 2003, among AES, the Additional Guarantors party thereto and the Second Priority Collateral Trustees; (g) the Officer’s Certificate set forth in Schedule I; and (h) the list of Maryland permits set forth in Schedule II, and the list of material agreements reviewed in connection with this opinion set forth in Schedule III.

The documents listed in items (a)through (f) above are collectively referred to as the “Credit Documents.” The documents described in items (a), (b), (c) above are collectively referred to herein as the “First Priority Credit Documents.” The copy of the draft Credit Agreement was provided to us unsigned in electronic form.

As to questions of fact material to the opinions set forth below, we have relied on the representations and warranties contained in the Credit Documents and in such other documents, instruments and certificates of public officials, and of officers and representatives of the relevant parties, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. We have made no independent investigation of the corporate, partnership or other organizational documents or records of any party to any of the Credit Documents.

Piper Rudnick LLP	2

In rendering the opinions expressed below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies. In addition, we have assumed that (a) each Credit Document is the legal, valid and binding obligation of the parties thereto enforceable against such parties in accordance with its terms, (b) each of the parties to the Credit Documents is an entity duly organized or formed, validly existing and in good standing in each relevant jurisdiction, (c) each party has full power and authority to execute, deliver and perform each of the Credit Documents to which it is a party, (d) the execution, delivery and performance by each party to each of the Credit Documents to which it is a party have been duly authorized by all necessary corporate, partnership or other organizational action of such party, (e) each of the Credit Documents has been duly executed and delivered by each party thereto, and (f) that the First Priority Credit Documents, as executed, do not materially differ from the drafts reviewed by us. Further, we have assumed that the Project Company and its assets, including its wholly-owned project-level subsidiaries and their assets are in compliance with applicable Maryland Environmental Laws and Maryland Energy Laws, as defined below.

Based on the foregoing, and subject to the assumptions and qualifications set forth below, we are of the opinion that:

1. The execution and delivery by AES Warrior Run Funding, L.L.C. (“Tier I Company”) of the Guaranty and the granting of a security interest in all right, title and interest by AES in that portion of the Collateral, as defined in each of the Senior Security Agreement and the Second Priority Security Agreement, in each case, which represents membership interests in the Tier I Company and notes and other amounts receivable by AES from the Tier I Company and its subsidiaries (the “Tier I Company Collateral”), and the exercise of remedies by the First Priority Collateral Trustees and the Second Priority Collateral Trustees with respect to the Tier I Company Collateral pursuant to the Senior Security Agreement or Second Priority Security Agreement and the First Priority Collateral Trust Agreement or Second Priority Collateral Trust Agreement, require no action by or in respect of, or filing with, any governmental agency or authority of the State of Maryland by, or on behalf of, the Project Company, except that to the extent the exercise of remedies by the First Priority Collateral Trustees or the Second Priority Collateral Trustees would result in a change in ownership or control of the Project Company, such change in ownership or operating control of the Project Company would require, with regard to the Project Company’s Air Quality Part 70 Permit to Operate (Env. Art. § 2-401, Ann. Code of MD and COMAR 26.11.03), the submission and approval described below.

Piper Rudnick LLP	3

A change in ownership or control of the Project Company would require submittal of a written agreement containing a specific date for transfer of permit responsibility, coverage and liability between the current and new permittee to MDE in order to request that MDE make an administrative permit amendment reflecting the change. Provided that MDE determines that no other change is necessary, MDE should take final action on the administrative change request within 60 days from the receipt of the request, but the permittee may make the change addressed in the application for an administrative amendment upon receipt by MDE of the application.1 The application for the amendment must further include a statement certified by a responsible official as to the truth, accuracy and completeness of the information contained in the application.2

With regard to the Project Company’s National Pollutant Discharge Elimination System (NPDES) permit, in order to facilitate a transfer of ownership or operational control of the Project Company, the Project Company would need to submit to MDE a written request for a minor modification of the NPDES permit.3 The written request must include a written agreement containing the specific date for transfer of permit responsibility, coverage, and liability between the current and new permittees.4

With regard to the Project Company’s Water Appropriation Permit, such permit may not be transferred without prior written approval of MDE.5 If approved, MDE will issue a new permit, which may contain new conditions at the discretion of MDE.6 The permittee seeking to convey the water appropriation permit and the person who wants to obtain the permit must each state their intentions in writing to MDE.7

With regard to the Project Company’s Oil Operations Permit, the permit may be transferred by written notification to the succeeding owner of the existence of the permit and any outstanding violations of the permit. This notification is required to be forwarded to MDE at least 30 days prior to the change in ownership. The succeeding owner is also required to notify MDE in

[1]	COMAR 26.11.02.02E, 26.11.03.15B(4), 26.11.03.15D, 26 11.03.15F.
[2]	COMAR26.11.03.15A(2), COMAR 26.11.03.02F, COMAR 26.11.02.02F.
[3]	COMAR 26.08.04.10C(3)(d).
[4]	Id.
[5]	COMAR 26.17.06.06A(9).
[6]	Id.
[7]	Id.

Piper Rudnick LLP	4

writing within 30 days of the change in ownership that it accepts the terms and conditions of the permit.8

2. The execution and delivery by the Tier I Company of the Guaranty and the granting of a security interest in all right, title and interest of AES in the Tier I Company Collateral, and the exercise of remedies by the First Priority Collateral Trustees and Second Priority Collateral Trustees with respect to the Tier I Company Collateral pursuant to the Senior Security Agreement or Second Priority Security Agreement and the First Priority Collateral Trust Agreement or Second Priority Collateral Trust Agreement does not violate any Maryland Environmental or Maryland Energy Laws, or the Maryland Environmental and/or Energy Permits set forth in Schedule II, provided that the exercise of remedies by the First Priority Collateral Trustees or the Second Priority Collateral Trustees does not result in a change in ownership or control of the Project Company, such change in ownership or control of the Project Company would require the action . with regard to each environmental permit described, supra.

3. The execution and delivery by the Tier I Company of the Guaranty and the granting of a security interest by AES in all right, title and interest in the Tier I Company Collateral does not (a) contravene, or constitute a default under, any material provision of any of the five agreements set forth in Schedule III, which agreements have been represented to us by the Project Company to be all of the material agreements relating to the Project which purport to be governed by Maryland law or (b) result in or require the creation or imposition of a Lien (as defined in the Credit Agreement) on any asset of the Project Company under any agreement set forth in Schedule III hereto. We bring to your attention that the exercise of remedies by the First Priority Collateral Trustees and Second Priority Collateral Trustees with respect to the Tier I Company Collateral that results in AES ceasing to own, directly or indirectly, the minimum percentage of the ownership interests of any of the Project Company, AES, Western Maryland Management Co., Inc., or AES Warrior Run, Inc. (or, if applicable, any other managing General Partner of the Project Company), in each case as specified in such agreements, would constitute a default under certain of the agreements set forth in Schedule III. We have reviewed copies of such agreements provided to us by the Project Company or its counsel and we have not reviewed any document, instrument or agreement referred to in any of the agreements set forth in Schedule III, or the amendments, if any, made to any of such agreements.

As used herein, the term “Maryland Government” shall mean the Maryland government, or any agency, department, commission, board, bureau, or instrumentality thereof. As used herein, the term “Maryland Environmental Law”

[8]	Oil Operations Permit 99-OPT-2014A.

Piper Rudnick LLP	5

shall mean the laws, statutes, rules, and regulations of the Maryland Government pertaining to protection of human health or safety with respect to hazardous materials or the protection of the environment from contamination by hazardous materials, which laws are listed below. As used herein, “Maryland Energy Laws” shall mean the laws pertaining to electric generating facilities and any applicable regulations issued thereunder, which laws are listed below. As used herein, “Maryland Environmental and/or Energy Permits” shall mean the material permits as set forth in Schedule II that have been issued by the Maryland Government and are currently maintained by the Project Company or its wholly-owned project-level subsidiaries for the purpose of ownership or operation of the Project Company’s or its subsidiaries’ assets.

Our opinions in paragraph 1 and paragraph 2 of this letter are based upon a review of Maryland Environmental Laws, Md. Env’t. Code Ann., and Regulations, Code of Maryland Regulations, Title 26, and the Md. Code Ann. Public Utility Companies, and Regulations, Code of Maryland Regulations, Title 20, without any investigation concerning any other laws, rules, or regulations. Our opinion in paragraph 3 is based solely on Maryland law. Our opinions in this letter do not address (a) ministerial or immaterial filings or registrations made by the Project Company with the Maryland Government pursuant to any Maryland Environmental or Energy Laws or the Maryland Environmental Permits, and (b) any governmental permit or approval required under any law, statute, rule or regulation of any governmental authority other than the Maryland Government.

This opinion is delivered to you in connection with the transactions contemplated by the Credit Documents. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent, except that any person that becomes a Bank Party in accordance with the provisions of Section 10.06 of the Credit Agreement and any other person that becomes a “Secured Holder” under the First Priority Collateral Trust Agreement or a “Second Priority Secured Holder” under the Second Priority Collateral Trust Agreement may rely upon this opinion as if it were specifically addressed and delivered to such person on the date hereof.

The foregoing opinion is limited to the laws of Maryland.

Very truly yours,

Piper Rudnick LLP

Piper Rudnick LLP	6

SCHEDULE I

OFFICER’S CERTIFICATE

OF

THE PROJECT COMPANY

The undersigned, Wilma L. Braun, Vice President of AES Warrior Run, L.L.C. the General Partner of AES WR Limited Partnership (the “Project Company”), does hereby certify, on behalf of the General Partner of the Project Company, as follows:

(a)	Schedule II contains all of the material permits currently maintained by the Project Company required pursuant to Maryland Environmental or Maryland Energy Laws and (as such terms are defined in the Piper Rudnick LLP attorney opinion) for purposes of ownership or operation of the Project Company’s assets including the 180 megawatt power plant located in Cumberland, Maryland and owned and operated by AES WR Limited Partnership.

(b)	Schedule III contains all of the material agreements relating to the Project which purport to be governed by Maryland law.

I understand that Piper Rudnick LLP will rely on this certificate in giving an opinion in connection with The AES Corporation refinancing.

Dated: March 17, 2004

AES WR Limited Partnership

/s/ Wilma L. Braun
By:	AES Warrior Run, L.L.C.
As:	General Partner
Name:	Wilma L. Braun
Title:	Vice President

SCHEDULE II

LIST OF MARYLAND PERMITS

1.	Air Quality Part 70 Permit to Operate

Maryland Department of the Environment

Air and Radiation Management Administration

2.	Water Discharge Permit

Maryland Department of the Environment

Water Management Administration

State Discharge Permit 99-DP-2937

(NPDES No. MD0066079)

3.	Water Appropriation Permit

Maryland Department of the Environment

Water Rights Division

State Water Appropriation Permit No. AL1969S036(06)

4.	Oil Operations Permit – Renewal Application Pending

Maryland Department of the Environment

Waste Management Administration, Oil Control Program

Oil Operations Permit 99-OPT-2014A

Piper Rudnick LLP

8

SCHEDULE III

LIST OF MATERIAL AGREEMENTS

1.	Credit Line Deed of Trust and Security Agreement, dated as of September 1, 1995, made by the Partnership to John R. Lukens and Harvey A. Siler for the benefit of the Secured Parties (as defined in the Participation Agreement).

2.	Loan Agreement, dated as of September 1, 1995, between Maryland Energy Financing Administration and the Partnership.

3.	Trust Indenture, dated as of September 1, 1995, between Maryland Energy Financing Administration and the First National Bank of Maryland.

4.	Indemnity Deed of Trust and Security Agreement, dated as of September 1, 1995, among the Partnership, Steven A. Teitelbaum and Kay A. Hooker as trustees, and the Potomac Edison Company.

5.	Electric Energy Purchase Agreement, dated as of January 15, 1988, between AES Petrolia, INC. and The Potomac Edison Company.

Piper Rudnick LLP

9

333 West Vine Street, Suite 1201

Lexington, Kentucky 40507

Telephone (859) 225-8700

101 South Queen Street

Martinsburg, West Virginia 25401

Telephone (304) 263-0836

7000 Hampton Center, Suite K

Morgantown, West Virginia 26505

Telephone (304) 285-2500

ATTORNEYS AT LAW 600 Quarrier Street Charleston, West Virginia 25301 Post Office Box 1386 Charleston, West Virginia 25325-1386 Telephone (304) 347-1100 www.bowlesrice.com	5th Floor, United Square 501 Avery Street Parkersburg, West Virginia 26101 Telephone (304) 485-8500 3 West Piccadilly Street Winchester, Virginia 22601 Telephone (540) 723-8877

March 17, 2004

To Each of the Persons Listed

on Exhibit A Attached Hereto

Dear Sirs:

We have acted as special West Virginia counsel to AES WR Limited Partnership, a Delaware limited partnership (the “Project Company”), in connection with certain aspects of (i) the Third Amended and Restated Credit and Reimbursement Agreement dated as of March 17, 2004, (the “Credit Agreement”) among The AES Corporation, a Delaware corporation (“AES”), the Subsidiary Guarantors party thereto (the “Subsidiary Guarantors”), including AES Warrior Run Funding, L.L.C. (the “Tier I Company”), the banks party thereto (the “Banks”), Citicorp USA, Inc., as Administrative Agent for the Banks (in such capacity, the “Administrative Agent”) and Citibank, N.A., as Collateral Agent for the Banks (in such capacity, the “Collateral Agent”) and (ii) the Senior Indenture dated as of May 8, 2003, by and between AES and Wells Fargo Bank Minnesota, National Association, as Trustee (the “Indenture”). Capitalized terms used (but not defined) herein have the meanings assigned to them in the Security Agreement.

This opinion is being delivered to you pursuant to Section 3.01(c)(iii) of the Credit Agreement.

In arriving at the opinions expressed below, we have examined and relied on documents as hereinafter set out and represented by you to be in all material respects identical to the executed documents. The documents relied upon are as follows: (a) the Credit Agreement including without limitation, the Subsidiary Guaranty in Article IX thereof (the “Guaranty”), (b) the Security Agreement from the Grantors (as defined therein) to Wilmington Trust Company, as Corporate Trustee, and Bruce L. Bisson, as Individual Trustee, dated as of December 12, 2002, and as amended by Amendment No. 1, dated as of July 29, 2003, (as amended the “Security Agreement”), (c) the Collateral Trust Agreement among the Grantors (as defined therein) and Wilmington Trust Company, as Corporate Trustee, and Bruce L. Bisson, as Individual Trustee, dated as of December 12, 2002, and as amended by Amendment No. 1 to the Collateral Trust Agreement, dated as of July 29, 2003 (as amended, the “Collateral Trust Agreement”), (d) Amendment No. 2 to the Collateral Trust Agreement, dated as of March 17, 2004, (e) the Indenture, (f) a Credit Line Deed of Trust and Security Agreement, dated as of September 1, 1995, from AES WR Limited Partnership, Grantor to John R. Lukens and Harvey A. Siler, Trustee, for the use and benefit of Wilmington Trust Company, as Collateral Trustee, Beneficiary (the “Deed of Trust”), (g)

To Each of the Persons Listed

on Exhibit A Attached Hereto

March 17, 2004

the Indenture, (h) a Collateral Trust Agreement among the Grantors (as defined therein) and Wells Fargo Bank Minnesota, National Association, as Second Priority Corporate Trustee, and Jeffery T. Rose, as Individual Trustee, dated as of May 8, 2003 (the “Second Priority Collateral Trust Agreement”), and (i) a Security Agreement from the Grantors (as defined therein) to Wells Fargo Bank Minnesota, National Association, as Corporate Trustee, and Jeffery T. Rose, as Individual Trustee, dated as of May 8, 2003 (the “Second Priority Security Agreement”).

The documents listed in items (a), (b), (c), (d) and (e) of the preceding paragraph are sometimes hereinafter referred to as the “Credit Documents” and the documents listed in items (g), (h) and (i) of the preceding paragraph are sometimes hereafter referred to as the “Second Priority Documents”.

As to questions of fact material to the opinions set forth below, we have also relied on the representations and warranties contained in the Credit Documents, the Second Priority Documents, and in such other documents, instruments and certificates of public officials, and of officers and representatives of AES, the Tier I Company and the Project Company and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. We have made no independent investigation of the corporate, partnership or other organizational documents or records of AES, the Tier I Company, the Project Company or their respective Affiliates or subsidiaries or any party to any of the Credit Documents or the Second Priority Documents. We have made no independent investigation as to whether the representations and warranties and other statements in the Credit Documents, the Second Priority Documents, and in such other documents, instruments and certificates are accurate or complete.

In rendering the opinions expressed below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies. Further, we have assumed that the Project Company and its assets are in compliance with applicable Federal Environmental Laws and Federal Energy Laws as defined below.

Based on the foregoing, and subject to the additional assumptions, qualifications and limitations set forth below, we are of the opinion that:

1. The execution and delivery by the Tier I Company of the Guaranty and the granting of a security interest by AES in all right, title and interest in that portion of the Collateral, as defined in each of the Security Agreement and Second Priority Security Agreement, which in each case represents the membership units in the Tier I Company and notes and other amounts payable to the Tier I Company and its subsidiaries to AES (collectively, the “Tier I Company Collateral”) does not (a) contravene, or constitute a default under, any material provision of the

To Each of the Persons Listed

on Exhibit A Attached Hereto

March 17, 2004

Deed of Trust or (b) result in or require the creation or imposition of any Lien (as defined in the Credit Agreement) on any asset of the Project Company under the Deed of Trust. We bring to your attention that the exercise of remedies by the Agent with respect to the Tier I Company Collateral that results in AES ceasing to own, directly or indirectly, the minimum percentage of the ownership interests of any of the Project Company, AES Western Maryland Management Co., Inc. or AES Warrior Run, Inc. (or, if applicable, any other managing General Partner of the Project Company), in each case as specified in such agreements, would constitute a default under the Deed of Trust.

Our opinion is further subject to the following qualifications:

A. We express no opinion regarding the laws of any jurisdiction other than the laws of the State of West Virginia. The opinions expressed herein concern only the effect of the laws (excluding the principles of conflict of laws) of the State of West Virginia. To the extent Credit Documents and/or the Second Priority Documents are governed by the laws of a jurisdiction other than West Virginia, we have assumed with your permission that the laws of any such jurisdiction are the same as the substantive laws of the State of West Virginia and that the interpretation of any such document would result in the same conclusion as if West Virginia law, without regards to conflict of laws provisions, applied. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

B. We express no opinion with respect to the provisions of the Credit Documents and/or the Second Priority Documents to the extent that such provisions (i) state that the failure or delay by the Bank or any successor and assign in exercising rights, powers, privileges or remedies under the Credit Documents shall not operate as a waiver thereof; (ii) purport to establish evidentiary standards for suits or proceedings to enforce the Credit Documents or evidentiary standards relating to powers granted to the Bank or any respective successor and assign; (iii) purport to preserve or maintain the Credit Documents or liability thereunder despite negligence or omission by the Bank, or any respective successor and assign in enforcing claims; (iv) purport to sever unenforceable provisions from the Credit Documents, to the extent that the enforcement of remaining provisions would frustrate the fundamental intent of the parties to the Credit Documents; or (v) restrict access to (or are subject to) legal or equitable remedies or restrict access to courts or waive rights granted by statute or common law.

C. We express no opinion with respect to the legality, validity or enforceability under the Credit Documents and/or the Second Priority Documents of (i) any waivers of future rights, any vague or broadly stated waivers or provisions that do not delineate the subject matter of the waiver or the provision with reasonable specificity, or any waivers or provisions found contrary to public policy; or (ii) any indemnity provision, to the extent such provision encompasses

To Each of the Persons Listed

on Exhibit A Attached Hereto

March 17, 2004

indemnification or exculpation with respect to the negligence, misconduct or violations of law or public policy of the Bank, or any respective successor and assign or anyone acting on its behalf.

D. Our opinions herein are subject to, and we express no opinion regarding: (i) the exercise of judicial discretion in accordance with general principles of equity (whether applied by court of law or by court of equity); (ii) the valid exercise of the constitutional powers of the United States of America and of the sovereign police and taxing powers of the State or other governmental units having jurisdiction; (iii) the bankruptcy, receivership, insolvency, reorganization, liquidation, moratorium, and other similar laws heretofore or hereafter enacted relating to, or affecting generally, the enforcement of creditors’ rights and remedies; (iv) antitrust laws; and (v) or income tax laws.

E. The opinions expressed herein are limited to the laws in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such laws be changed by legislative action, judicial decision, or otherwise.

F. Without our prior written consent, this opinion is not to be (1) relied upon by any person or entity other than the addressees, their successors and assigns, except that any person that becomes a Bank Party in accordance with Section 10.06 of the Credit Agreement and any other person that becomes a “Secured Holder” under the Collateral Trust Agreement or a “Second Priority Secured Holder” under the Second Priority Collateral Trust Agreement may rely on this opinion as if it were specifically addressed and delivered to such person on the date hereof; (ii) referred to, or quoted from, in any document, report, or financial statement; or (iii) filed with or delivered to any governmental agency or other person or entity.

The opinions expressed in this letter are limited to the matters set forth in this opinion letter, and no other opinions should be inferred beyond the matters expressly herein stated.

Very truly yours,

EXHIBIT A

The Banks, Citicorp USA, Inc. as Administrative Agent and

  Citibank, N.A. as Collateral Agent

c/o Citicorp USA Inc., as Administrative Agent

388 Greenwich Street, 21st Floor

New York, New York 10013

Wilmington Trust Company

  as Corporate Trustee

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Attn: Corporate Trust Division

Bruce L. Bisson

  as Individual Trustee

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Attn: Corporate Trust Division

HALL, ESTILL, HARDWICK, GABLE, GOLDEN & NELSON

March 17, 2004	Del L. Gustafson (918) 594-0413 dgustafson@hallestill.com

The Banks, Citicorp USA, Inc., the

    Administrative Agent and

    Citibank, N.A. as Collateral Agent

c/o Citicorp USA, Inc., as Administrative Agent

388 Greenwich Street, 21st Floor

New York, NY 10013

Attention: Stuart Glen

Wilmington Trust Company, as Corporate Trustee

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attention: Corporate Trust Division

Bruce L. Bisson, as Individual Trustee

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attention: Corporate Trust Division

Dear Sirs:

We have acted as Oklahoma counsel to AES Oklahoma Holdings, L.L.C., a Delaware limited liability company (the “Company”) and its subsidiaries, in connection with the transactions contemplated by that certain Third Amended and Restated Credit and Reimbursement Agreement (as amended, the “Senior Credit Agreement”) dated as of March 17, 2004, among The AES Corporation, a Delaware corporation (“AES”), the Subsidiary Guarantors party thereto (the “Subsidiary Guarantors”), the banks party thereto (the “Banks”),

March 17, 2004

Citicorp USA, Inc., as Administrative Agent for the Banks (in such capacity, the “Administrative Agent”) and Citibank, N.A., as Collateral Agent (in such capacity, the “Collateral Agent”). Terms used (but not defined) herein have the meanings assigned to them in the Security Agreement (as defined below).

We have reviewed copies of:

(a) the Senior Credit Agreement, including without limitation, the Subsidiary Guaranty in Article IX thereof (the “Senior Guaranty”);

(b) the Security Agreement from the Grantors referred to therein to Wilmington Trust Company, as Corporate Trustee, and Bruce L. Bisson, as Individual Trustee, dated as of December 12, 2002, as amended by Amendment No. 1 dated July 29, 2003 (the “Security Agreement”);

(c) the Collateral Trust Agreement among the Grantors referred to therein and Wilmington Trust Company, as Corporate Trustee, and Bruce L. Bisson, as Individual Trustee, dated as of December 12, 2002, as amended by Amendment No. 1 dated as of July 29, 2003 and by Amendment No. 2 dated as of March 17, 2004 (as amended, the “Collateral Trust Agreement”);

(d) the Senior Indenture by and between AES and Wells Fargo Bank Minnesota, National Association, as Trustee, dated as of May 8, 2003 (the “Indenture”);

(e) the Second Priority Security Agreement between the Grantors referred to therein and Wells Fargo Bank Minnesota, National Association as Second Priority Corporate Trustee and Jeffrey T. Rose as Second Priority Individual Trustee, dated as of May 8, 2003 (the “Second Priority Security Agreement”); and

(f) the Second Priority Collateral Trust Agreement between the Grantors referred to therein and Wells Fargo Bank Minnesota, National Association as Second Priority Corporate Trustee and Jeffrey T. Rose as Second Priority Individual Trustee, dated as of May 8, 2003 (the “Second Priority Collateral Trust Agreement”).

We have also reviewed the documents and agreements set forth on Schedule I attached hereto.

The documents listed in items (a), (b) and (c) above are collectively hereinafter referred to as the “Senior Credit Documents,” the documents listed in items (d), (e) and (f) above are collectively hereinafter referred to as the “Second Priority Credit Documents,” and the Senior Credit Documents and the Second Priority Credit Documents are collectively hereinafter referred to as the “Credit Documents.” The Security Agreement and the Second Priority Security Agreement are collectively hereinafter referred to as the “Security Agreements”; and the Collateral Trust Agreement and the Second Priority Collateral Trust Agreement are collectively hereinafter referred to as the “Collateral Trust Agreements.”

March 17, 2004

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and certificates of public officials and officers of the Company and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals or copies and the conformity with the originals of all documents submitted to us as copies.

Assumptions for Legal Opinions

The opinions hereafter expressed are premised upon assumptions that:

1. The Senior Credit Agreement constitutes the legal, valid and binding agreement of the parties thereto, enforceable against such parties in accordance with its terms.

2. All parties to the Credit Documents (other than the Company), have full power and authority to execute, to deliver and to perform their obligations under the Credit Documents and under the documents required or permitted to be delivered and performed thereunder, and all such documents have been duly authorized by all necessary action, have been fully executed by such parties, have been duly delivered by such parties and are or will be valid, binding and enforceable obligations of such parties.

3. All natural persons who are signatories to the Credit Documents have sufficient legal capacity to enter into and perform their respective obligations thereunder; all signatures on the Credit Documents are genuine; the copies of all documents submitted to us are accurate and complete and conform to the originals.

4. The conduct of the parties to the Credit Documents complies with and will comply with any requirement of good faith, fair dealing, conscionability and commercial reasonableness.

5. There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence in connection with the transaction contemplated by the Credit Documents.

6. (a) Each party to each of the Credit Documents (other than the Company) is validly existing and in good standing under the law of the jurisdiction in which it is incorporated or organized; and (b) the execution, delivery and performance by each party (other than the Company) of the Credit Documents does not breach, conflict with or constitute a violation of (i) the certificate of incorporation, bylaws or any other charter document of such party, or (ii) the laws or governmental rules and regulations of any jurisdiction, or (iii) any agreement, instrument or document to which any such party is a party or by which any such party or any of its properties is bound; or (iv) any order, judgment or decree to which any such party is subject or by which any of its properties is bound.

7. The parties to the Credit Documents have the requisite minimum contacts with New York, and the New York courts have subject matter jurisdiction of those matters in the Credit Documents for which jurisdiction of the New York courts is provided.

March 17, 2004

8. AES holds the requisite title and rights to the collateral pledged under the Security Agreements.

9. The Company has received fair and adequate consideration in exchange for execution, delivery and performance of the Senior Credit Agreement, and the Company’s execution, delivery and performance of the Senior Credit Agreement does not constitute a fraudulent transfer or conveyance.

10. Any lawsuit seeking to foreclose on the collateral secured by the Security Agreements or the Collateral Trust Agreements will not be brought in Oklahoma.

11. None of the Obligors under the Senior Credit Agreement and none of the Grantors under the Security Agreements or the Collateral Trust Agreements (a) is organized in the State of Oklahoma, (b) owns property in the State of Oklahoma, or (c) conducts business in the State of Oklahoma.

Legal Opinions

Based on the foregoing, and subject to the assumptions and qualifications set forth below, we are of the opinion that:

1. The Company is a limited liability company validly existing and in good standing under the laws of Delaware.

2. The execution and delivery by the Company of the Senior Credit Agreement and the performance of its obligations thereunder, are within its powers as a limited liability company and have been duly authorized by all necessary action. The Company has duly executed and delivered the Senior Credit Agreement.

3. (a) The execution and delivery by the Company of the Senior Credit Agreement, including, without limitation, the Senior Guaranty and the performance of its obligations thereunder and (b) the granting of a security interest in all right, title and interest of AES in that portion of the Collateral, as defined in the Security Agreements, which represents a membership interest in the Company and notes and other amounts receivable from the Company and its subsidiaries (the “Company Collateral”), and the exercise of remedies by the Existing Collateral Trustees and Second Priority Collateral Trustees with respect to the Company Collateral in accordance with applicable law and pursuant to the Security Agreements and the Collateral Trust Agreements, require no action by or in respect of, or filing with, any Oklahoma governmental body, agency or official and do not (i) contravene, or constitute a default under, any provision of (A) applicable law or regulation of the State of Oklahoma, that in our experience is normally applicable in relation to transactions of the type contemplated by the Credit Documents, (B) the certificate of formation or limited liability company agreement or other constitutive documents of the Company or any of its subsidiaries or (C) any agreement or instrument listed in Schedule I hereto, which agreements have been represented to us by the Company to be the material agreements of the Company and its subsidiaries (other than those material agreements which are governed by New York law) or (ii) result in or require the

March 17, 2004

creation or imposition of any Lien on any asset of the Company or any of its subsidiaries under any agreement or instrument listed in such Schedule I.

4. The obligations of the Company under the Senior Credit Agreement, including, without limitation, the Senior Guaranty will at all times rank at least pari passu in all respects with all other present and future unsecured Debt of the Company other than those which, on the liquidation or bankruptcy of the Company and without any agreement, notarization or other voluntary act, would be preferred by operation of law and other than obligations to governmental authorities.

5. No income, stamp or other taxes or duties of the State of Oklahoma with respect to the preparation, execution, delivery or performance of the Credit Documents or with respect to the enforcement of the Credit Documents, or with respect to the creation, perfection, priority or enforcement of the Liens (as defined in the Senior Credit Agreement) created or intended to be created by the Credit Documents will be imposed on any party thereto or on any payment to be made by any party pursuant to the Credit Documents.

6. It is not necessary in order to ensure the legality, validity, admissibility in evidence or enforceability of any of the Credit Documents or the legality, validity, perfection, priority, admissibility in evidence or enforceability of the Liens (as defined in the Senior Credit Agreement) created or intended to be created by the Credit Documents that any document be filed, registered, recorded or enrolled with any court or authority of the State of Oklahoma or that any stamp, registration or similar tax be paid to the State of Oklahoma on or in relation to the same or that any other action be taken in relation thereto.

7. The choice of New York law to govern the Credit Documents should be a legal, valid and binding choice of law under the laws of Oklahoma and a court sitting in Oklahoma should recognize and enforce such choice of law, provided that (i) application of the relevant portion of New York law is not held to be contrary to Oklahoma public policy; (ii) the State of New York has a substantial relationship to the parties to the Credit Documents or the transactions contemplated by the Credit Documents or there is some other reasonable basis for the parties’ choice; and (iii) issues pertaining to the validity, creation and perfection of the security interest under the Security Agreements, and matters of procedure and remedies may be governed by and construed in accordance with the laws of a state other than New York.

8. The submission by the Company to the non-exclusive jurisdiction of the state and federal courts in the State of New York specified in the Credit Documents should be legal, valid and binding upon the Company and should be recognized and enforced by the courts of Oklahoma; a final judgment for a sum of money of any such court in relation to the Credit Documents obtained against the Company should be recognized and enforced by the courts of Oklahoma.

March 17, 2004

Limitations and Qualifications

The conclusions set forth in this opinion letter are subject to the following additional limitations and qualifications:

1. The enforceability of the Credit Documents or any Lien (as defined in the Senior Credit Agreement) may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally.

2. The enforcement of rights and remedies under the Credit Documents or any Lien (as defined in the Senior Credit Agreement) may be limited by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and in this regard we have assumed that you will exercise your rights and remedies under the Credit Documents in good faith and in circumstances and a manner which are commercially reasonable.

3. We express no opinion with respect to matters of title or the perfection or priority of Liens (as defined in the Senior Credit Agreement) and security interests.

4. We express no opinion with regard to the effect of any (a) federal or state securities and “blue sky” laws and regulations, (b) federal or state antitrust and unfair competition laws and regulations, (c) federal or state pension and employee benefit laws and regulations, (d) federal or state environmental, subdivision, zoning, health, safety or land use laws and regulations, (e) federal or state racketeering laws and regulations and banking laws and regulations, and (f) administrative decisions, and rules and regulations of county, municipal, and special political subdivisions, whether state level, regional, or otherwise.

5. Our opinions stated in opinion paragraphs 5 and 6 apply to the Senior Credit Agreement only to the extent of the Company’s Obligations under the Senior Credit Agreement and to the Security Agreements and the Collateral Trust Agreements only to the extent of the Company Collateral.

This opinion letter sets forth our professional judgments as to the matters set forth herein and you may rely upon the matters set forth herein as a legal opinion only. In expressing the conclusions set forth in this opinion letter, we have not intended to and do not render any guarantees or warranties of the matters discussed in this opinion letter.

We do not undertake to update this opinion letter or to advise you of any changes in the laws of the State of Oklahoma that could affect the conclusions set forth herein.

This opinion is delivered to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent, except that any person that becomes a Bank Party in accordance with the provisions of Section 10.06 of the Senior Credit Agreement and any person that becomes a “Secured Holder” under the Senior Collateral Trust Agreement or a “Second Priority Secured Holder” under the Second Priority Collateral Trust Agreement may rely upon this opinion as if it were specifically addressed and delivered to such person on the date hereof.

March 17, 2004

We are members of the Bar of Oklahoma and the foregoing opinion is limited to the laws of Oklahoma except to the extent the opinion stated in opinion paragraph 1 above pertains to the limited liability company laws of the State of Delaware.

Very truly yours,

HALL, ESTILL, HARDWICK, GABLE, GOLDEN & NELSON, P.C.

Attachment

March 17, 2004

SCHEDULE I
No.	Date	Material Agreements not Governed by New York Law
1.	12/10/85	Amended Power Sales Agreement (between Oklahoma Gas and Electric Company and AES Shady Point (“SP”))

2.	12/19/85	First Amendment to the Amended Power Sales Agreement (between Oklahoma Gas and Electric Company and SP)

3.	12/05/90	Food Grade Liquid Carbon Dioxide Sales and Purchase Agreement (between Tyson Foods, Inc. and SP)

4.	10/01/94	Amended Coal and Limestone Supply and Ash Disposal Agreement (between LeFlore County Coal Company and SP)

5.	10/01/94	Amended Coal and Limestone Supply and Ash Disposal Agreement (between P&K Co., Ltd. and SP)

6.	10/01/94	Coal and Limestone Supply and Ash Disposal Agreement (between Brazil Creek Minerals and SP)

7.	02/29/96	Collateral Assignment of Coal Supply Agreement (with SP by Marine Coal Sales Company, successor to LeFlore County Coal Company; also attached 07/26/96 Consent to Assignment)

8.	06/28/99	Amendment to Food Grade Liquid Carbon Dioxide Sales and Purchase Agreement (between SP and Tyson Foods, Inc.)

9.	01/01/00	Coal and Limestone Supply and Ash Disposal Agreement (between Brazil Creek Minerals, Inc. and SP)

10.	03/14/00	Coal and Limestone Supply and Ash Disposal Agreement (between Farrell Cooper Mining Company and SP)

11.	12/28/01	Amendment to P&K+ Co., Ltd. Agreement (between Georges Colliers, Inc. as successor to P&K Co., Ltd. and SP)

12.	12/28/01	Amendment (between Marine Coal Sales Company, successor to LeFlore County Coal Company and SP)

13.	12/28/01	Amendment (to Amended Coal and Limestone Supply and Ash Disposal Agreement dated October 1, 1994) (between Marine Coal Sales Company, successor to LeFlore County Coal Company, Seller and SP)

14.	12/28/01	Amendment (to Amended Coal and Limestone Supply and Ash Disposal Agreement dated October 1, 1994) (between Brazil Creek Minerals, Inc. and SP)

15.	12/28/01	Amendment (to Amended Coal and Limestone Supply and Ash Disposal Agreement dated October 1, 1994) (between Georges Colliers, Inc., successor to P&K Co., Ltd. and SP)

16.	4/16/03	Amendment to Food Grade Solid Carbon Dioxide Sales and Purchase Agreement (between AES Shady Point LLC and Continental Carbonic Products, Inc.)

March 17, 2004

SCHEDULE I
No.	Date	Material Agreements not Governed by New York Law
17.	08/29/03	Amendment to Food Grade Liquid Carbon Dioxide Sales and Purchase Agreement (between AES Shady Point, LLC and Tyson Foods, Inc.)

OFFICER’S CERTIFICATE

OF

AES SHADY POINT, LLC

The undersigned, Roger Hurst, Vice President of AES Shady Point, LLC, a Delaware limited liability company (“Project Company”), does hereby certify, on behalf of Project Company, that Schedule I hereto contains all of the material agreements of Project Company and its subsidiaries other than those material agreements which are governed by New York law.

I understand that Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. will rely on this certificate in giving an opinion in connection with a Third Amended and Restated Credit and Reimbursement Agreement to be entered into by The AES Corporation.

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed as of this 17th day of March, 2004.

AES SHADY POINT, LLC

By:	/s/ Roger Hurst
Roger Hurst, Vice President

SCHEDULE I

	Date	Material Agreements not Governed by New York Law
1.	12/10/85	Amended Power Sales Agreement (between Oklahoma Gas and Electric Company and SP)

2.	12/19/85	First Amendment to the Amended Power Sales Agreement (between Oklahoma Gas and Electric Company and SP)

3.	12/05/90	Food Grade Liquid Carbon Dioxide Sales and Purchase Agreement (between Tyson Foods, Inc. and SP)

4.	10/01/94	Amended Coal and Limestone Supply and Ash Disposal Agreement (between LeFlore County Coal Company and SP)

5.	10/01/94	Amended Coal and Limestone Supply and Ash Disposal Agreement (between P&K Co., Ltd. and SP)

6.	10/01/94	Coal and Limestone Supply and Ash Disposal Agreement (between Brazil Creek Minerals and SP)

7.	02/29/96	Collateral Assignment of Coal Supply Agreement (with SP by Marine Coal Sales Company, successor to LeFlore County Coal Company; also attached 07/26/96 Consent to Assignment)

8.	06/28/99	Amendment to Food Grade Liquid Carbon Dioxide Sales and Purchase Agreement (between AES Shady Point, Inc. and Tyson Foods, Inc.)

9.	01/01/00	Coal and Limestone Supply and Ash Disposal Agreement (between Brazil Creek Minerals, Inc. and SP)

10.	03/14/00	Coal and Limestone Supply and Ash Disposal Agreement (between Farrell Cooper Mining Company and SP)

11.	12/28/01	Amendment to P&K+ Co., Ltd. Agreement (between Georges Colliers, Inc. as successor to P&K Co., Ltd. and SP)

12.	12/28/01	Amendment (between Marine Coal Sales Company, successor to LeFlore County Coal Company and SP)

13.	12/28/01	Amendment (to Amended Coal and Limestone Supply and Ash Disposal Agreement dated October 1, 1994) (between Marine Coal Sales Company, successor to LeFlore County Coal Company, Seller; and SP, Buyer)

14.	12/28/01	Amendment (to Amended Coal and Limestone Supply and Ash Disposal Agreement dated October 1, 1994) (between Brazil Creek Minerals, Inc. (Seller), and SP (Buyer))

15.	12/28/01	Amendment (to Amended Coal and Limestone Supply and Ash Disposal Agreement dated October 1, 1994) (between Georges Colliers, Inc., successor to P&K Co., Ltd., Seller; and SP, Buyer)

16.	4/16/03	Amendment to Food Grade Solid Carbon Dioxide Sales and Purchase Agreement (between AES Shady Point LLC and Continental Carbonic Products, Inc.)

17.	8/29/03	Amendment to Food Grade Liquid Carbon Dioxide Sales and Purchase Agreement (between AES Shady Point, LLC and Tyson Foods, Inc.)

OFFICER’S CERTIFICATE

OF

AES OKLAHOMA MANAGEMENT CO., LLC

The undersigned, Roger Hurst, Vice President of AES Oklahoma Management Co., LLC, a Delaware limited liability company (“Project Company”), does hereby certify, on behalf of Project Company, that Schedule I hereto contains all of the material agreements of Project Company and its subsidiaries other than those material agreements which are governed by New York law.

I understand that Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. will rely on this certificate in giving an opinion in connection with a Third Amended and Restated Credit and Reimbursement Agreement to be entered into by The AES Corporation.

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed as of this 17th day of March, 2004.

AES OKLAHOMA MANAGEMENT CO., LLC

By:	/s/ Roger Hurst
Roger Hurst, Vice President

SCHEDULE I

	Date	Material Agreements not Governed by New York Law
1.	12/10/85	Amended Power Sales Agreement (between Oklahoma Gas and Electric Company and SP)

2.	12/19/85	First Amendment to the Amended Power Sales Agreement (between Oklahoma Gas and Electric Company and SP)

3.	12/05/90	Food Grade Liquid Carbon Dioxide Sales and Purchase Agreement (between Tyson Foods, Inc. and SP)

4.	10/01/94	Amended Coal and Limestone Supply and Ash Disposal Agreement (between LeFlore County Coal Company and SP)

5.	10/01/94	Amended Coal and Limestone Supply and Ash Disposal Agreement (between P&K Co., Ltd. and SP)

6.	10/01/94	Coal and Limestone Supply and Ash Disposal Agreement (between Brazil Creek Minerals and SP)

7.	02/29/96	Collateral Assignment of Coal Supply Agreement (with SP by Marine Coal Sales Company, successor to LeFlore County Coal Company; also attached 07/26/96 Consent to Assignment)

8.	06/28/99	Amendment to Food Grade Liquid Carbon Dioxide Sales and Purchase Agreement (between AES Shady Point, Inc. and Tyson Foods, Inc.)

9.	01/01/00	Coal and Limestone Supply and Ash Disposal Agreement (between Brazil Creek Minerals, Inc. and SP)

10.	03/14/00	Coal and Limestone Supply and Ash Disposal Agreement (between Farrell Cooper Mining Company and SP)

11.	12/28/01	Amendment to P&K+ Co., Ltd. Agreement (between Georges Colliers, Inc. as successor to P&K Co., Ltd. and SP)

12.	12/28/01	Amendment (between Marine Coal Sales Company, successor to LeFlore County Coal Company and SP)

13.	12/28/01	Amendment (to Amended Coal and Limestone Supply and Ash Disposal Agreement dated October 1, 1994) (between Marine Coal Sales Company, successor to LeFlore County Coal Company, Seller; and SP, Buyer)

14.	12/28/01	Amendment (to Amended Coal and Limestone Supply and Ash Disposal Agreement dated October 1, 1994) (between Brazil Creek Minerals, Inc. (Seller), and SP (Buyer))

15.	12/28/01	Amendment (to Amended Coal and Limestone Supply and Ash Disposal Agreement dated October 1, 1994) (between Georges Colliers, Inc., successor to P&K Co., Ltd., Seller; and SP, Buyer)

16.	4/16/03	Amendment to Food Grade Solid Carbon Dioxide Sales and Purchase Agreement (between AES Shady Point LLC and Continental Carbonic Products, Inc.)

17.	8/29/03	Amendment to Food Grade Liquid Carbon Dioxide Sales and Purchase Agreement (between AES Shady Point, LLC and Tyson Foods, Inc.)

THE WARNER	AUSTIN
1299 PENNSYLVANIA AVE., NW	BAKU
WASHINGTON, DC	DALLAS
20004-2400	HOUSTON
202.639.7700	LONDON
FAX 202.639.7890	MOSCOW
NEW YORK
RIYADH
WASHINGTON

March 17, 2004

To the Addressees Listed on Attachment

    A Attached Hereto

Ladies and Gentlemen:

We have acted as special New York counsel to AES Oklahoma Holdings, L.L.C. (the “Company”) and its Subsidiaries, in connection with (i) the Third Amended and Restated Credit and Reimbursement Agreement dated as of March 17, 2004 (the “Credit Agreement”), including, without limitation, the Subsidiary Guaranty in Article IX thereof (the “Guaranty”) among The AES Corporation, a Delaware corporation (“AES”), the Subsidiary Guarantors party thereto (the “Subsidiary Guarantors”), the banks party thereto (the “Banks”), Citicorp USA, Inc., as Administrative Agent for the Banks (in such capacity, the “Administrative Agent”) and Citibank, N.A., as the Collateral Agent for the Banks (in such capacity, the “Collateral Agent”); and (ii) the Senior Indenture dated May 8, 2003 (the “Senior Indenture”) among AES and Wells Fargo Bank Minnesota, National Association, as trustee. This opinion is being furnished to you pursuant to Section 3.01(c)(iii) of the Credit Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Security Agreement (as defined below).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and certificates as we have deemed necessary for the purposes of this opinion, including without limitation:

(a) the Credit Agreement, including, without limitation, the Guaranty,

(b) the Collateral Trust Agreement, dated as of December 12, 2002, among the Grantors listed therein and Wilmington Trust Company, as Corporate Trustee, and Bruce L. Bisson, as Individual Trustee (together the “First Priority Collateral Trustees”), as amended by Amendment No. 1 to the Collateral Trust Agreement dated as of July 29, 2003 (as amended, the “Collateral Trust Agreement”),

(c) Amendment No. 2 to the Collateral Trust Agreement, dated as of March 17, 2004 (the “Collateral Trust Amendment”),

(d) the Security Agreement, dated as of December 12, 2002, made by the Grantors listed therein to Wilmington Trust Company, as Corporate Trustee, and Bruce L. Bisson, as Individual Trustee, as amended by Amendment No. 1 to the Security Agreement dated as of July 29, 2003 (as amended, the “Security Agreement”),

(e) the Second Priority Security Agreement, dated as of May 8, 2003, made by the Grantors referred to therein to Wells Fargo Bank Minnesota, National Association, as Second Priority Corporate Trustee, and Jeffery T. Rose, as Second Priority Individual Trustee (the “Second Priority Security Agreement”),

(f) the Second Priority Collateral Trust Agreement, dated as of May 8, 2003, among the Grantors listed therein and Wells Fargo Bank Minnesota, National Association, as Second Priority Corporate Trustee, and Jeffery T. Rose, as Second Priority Individual Trustee (the “Second Priority Collateral Trust Agreement”), and

(g) the Senior Indenture.

The documents listed in items (e) and (f) above are collectively hereinafter referred to as the “Related Documents.” The Related Documents together with the Senior Indenture are collectively hereinafter referred to as the “Senior Note Credit Documents.”

Based on the foregoing, and subject to the assumptions and qualifications set forth below, it is our opinion that:

1. The execution and delivery by the Company of the Credit Agreement, including, without limitation, the Guaranty, and the granting of a security interest by AES in all right, title and interest of AES in that portion of the Collateral, as defined in the Security Agreement, which represents membership interests in the Company and notes and other amounts receivable owed to AES from the Company and its Subsidiaries (the “Company Collateral”) and the exercise of remedies with respect to the Company Collateral pursuant to the Security Agreement and the Collateral Trust Agreement, do not (i) contravene, or constitute a default under, any provision of any agreement or other document listed in Schedule I hereto (which agreements and documents, as provided to us by the Company, have been represented to us by the Company to be as of the date hereof all of the material agreements of the Company and its Subsidiaries that are governed by the laws of the State of New York), (ii) contravene any organizational documents set forth in Schedule II which organizational documents have been represented to us by the Company to be (x) all the constitutive documents of the Company and its Subsidiaries and (y) in full force and effect on the date hereof, or (iii) result in or require the creation or imposition of any Lien (other than under the Security Agreement) on any asset of the Company or any of its Subsidiaries (which Subsidiaries have been represented to us by the Company to include only the companies listed on Schedule III) under any agreement or other document listed in such Schedule I, except that (a) any exercise by the Collateral Trustees (as defined in the Security Agreement) of remedies under the Security Agreement and the Collateral Trust Agreement that results in AES owning, directly or indirectly, less than 100% of the limited liability company membership interests of AES Oklahoma Management Co., LLC, or failing to continue to control the management and operations of AES Oklahoma Management Co., LLC would constitute a default under that certain Amended and Restated Debt Service Reserve Letter of Credit and Reimbursement Agreement, dated as of January 14, 2003, among AES Oklahoma Management Co., LLC (formerly known as AES Oklahoma Management Co., Inc.), the banks named in such agreement and Union Bank of California, N.A., as agent, and (b) any exercise by the First Priority Collateral Trustees of remedies under the Security Agreement and the Collateral Trust Agreement that causes AES and AES Shady Point, LLC (formerly known as AES Shady Point, Inc.) to cease to be part of an “affiliated group” (as defined in Section 1504 of the Code) would constitute a default under that certain Second Amended and Restated Application for Letter of Credit and Reimbursement Agreement, as amended, dated as of November 30, 1999 among AES Shady Point, Inc., the banks named in such agreement, Bank of America, N.A., as issuing bank, and Union Bank of California, N.A., as agent.

2. The execution and delivery by the Company of the Senior Indenture, and the Related Documents and the granting of a security interest by AES in all right, title and interest of AES in that portion of the Collateral, as defined in the Second Priority Security Agreement which represents membership interests in the Company and notes and other amounts receivable owed to AES from the Company and its Subsidiaries (the “Senior Note Collateral”) and the exercise of remedies with respect to the Senior Note Collateral pursuant to the Second Priority Security Agreement and the Second Priority Collateral Trust Agreement, do not (i) contravene, or constitute a default under, any provision of any agreement or other document listed in Schedule I hereto, (ii) contravene any organizational documents set forth in Schedule II hereto or (iii) result in or require the creation or imposition of any Lien, (other than under the Second Priority Security Agreement) on any asset of the Company or any of its Subsidiaries under any agreement or other document listed in such Schedule I, except that (a) any exercise by the Second Priority Collateral Trustees of remedies under the Second Priority Security Agreement, and the Second Priority Collateral Trust Agreement that results in AES owning, directly or indirectly, less than 100% of the limited liability membership interests of AES Oklahoma Management Co., LLC, or failing to continue to control the management and operations of AES Oklahoma Management Co., LLC would constitute a default under that certain Amended and Restated Debt Service Reserve Letter of Credit and Reimbursement Agreement, dated as of January 14, 2003, among AES Oklahoma Management Co., LLC, the banks named in such agreement and Union Bank of California, N.A. as agent, and (b) any exercise by the Second Priority Collateral Trustees of remedies under the Second Priority Security Agreement, and the Second Priority Collateral Trust Agreement that causes AES and AES Shady Point, LLC to cease to be part of an “affiliated group” (as defined in Section 1504 of the Code) would constitute a default under that certain Second Amended and Restated Application for Letter of Credit and Reimbursement Agreement, as amended, dated as of November 30,1999 among AES Shady Point, Inc., the banks named in such agreement, Bank of America, N.A., as issuing bank, and Union Bank of California, N.A., as agent.

Without prejudice to the foregoing, we express no opinion as to the validity or enforceability of the Credit Agreement, Collateral Trust Agreement, Collateral Trust Amendment, the Security Agreement, or the Senior Note Credit Documents or the creation, perfection or priority of the security interest of any party in or to any property purported to be created or granted thereby.

For purposes of this opinion, we have assumed that the Credit Agreement and Collateral Trust Amendment as executed, will not materially differ from the drafts we have reviewed as of the date hereof.

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York. With respect to the Tax Sharing Agreement dated June 23, 1987, among Applied Energy Services, Inc., AES Oklahoma Management Co., Inc., AES Shady Point, Inc., Security Pacific National Bank, as agent, and Combustion Engineering, Inc. (which agreement is not explicitly governed by the laws of any state), as amended by Amendment to Tax Sharing Agreement, dated as of November 30, 1999, among AES, AES Oklahoma Management Co., Inc., AES Shady Point, Inc., and Union Bank of California, N.A. (formerly known as Union Bank), as successor in interest to Security Pacific National Bank, as agent (which Amendment to Tax Sharing Agreement is explicitly governed by the laws of the State of New York), we have assumed that the law governing the Tax Sharing Agreement does not materially differ from the laws of the State of New York.

This opinion letter sets forth our professional judgments as to the matters set forth herein and you may rely upon the matters set forth herein as a legal opinion only. In expressing the conclusions set forth in this opinion letter, we have not intended to and do not render any guarantees or warranties of the matters discussed herein.

This opinion is furnished to you solely in connection with the above matters. This opinion may not be relied upon by you for any other purpose or relied upon by any other person or described or quoted from by any other persons without our prior written consent, except that any person that becomes (i) a Bank Party in accordance with the provisions of Section 10.06 of the Credit Agreement, (ii) a “Secured Holder” under the First Priority Collateral Trust Agreement, or (iii) a “Second Priority Secured Holder” under the Second Priority Collateral Trust Agreement, may rely upon this opinion as if it were specifically addressed and delivered to such person on the date hereof.

Very truly yours,

/s/ BAKER BOTTS L.L.P.
BAKER BOTTS L.L.P.

SCHEDULE I

Material Agreements Governed by New York Law

1.	AES Oklahoma Equity Subscription Agreement, dated as of June 23, 1987, among AES Oklahoma Management Co., Inc., AES Shady Point, Inc., and Security Pacific National Bank, as Agent

2.	Assignment Agreement, dated as of June 23, 1987, between AES Oklahoma Management Co., Inc. and Security Pacific National Bank, as Agent

3.	Consent and Agreement, dated as of June 23, 1987, made by Applied Energy Services, Inc. and accepted by Security Pacific National Bank, as Agent

4.	Consent and Agreement, dated as of June 23, 1987, made by AES Oklahoma Management Co., Inc. and accepted by Security Pacific National Bank, as Agent

5.	Guaranty, dated as June 23, 1987, made by Applied Energy Services, Inc. and accepted by Security Pacific National Bank, as Agent

6.	Letter Agreement regarding Issuance of Commercial Paper Notes for AES Shady Point, Inc., dated as of June 23, 1987, between AES Shady Point, Inc. and Security Pacific National Bank, as Agent and Issuing Bank, and accepted by Bankers Trust Company, as Depositary

7.	Management Agreement, dated as of June 23, 1987, between AES Oklahoma Management Co., Inc. and AES Shady Point, Inc.

8.	Services Agreement, dated as of June 23, 1987, between Applied Energy Services, Inc. and AES Oklahoma Management Co., Inc.

9.	Tax Sharing Agreement, dated as of June 23, 1987, among Applied Energy Services, Inc., AES Oklahoma Management Co., Inc., AES Shady Point, Inc., Security Pacific National Bank, as Agent, and Combustion Engineering, Inc.*

10.	Subordinated Debt Agreement, dated as of December 6, 1991, between AES Shady Point, Inc. and The AES Corporation, as amended by Amendment No. 1 thereto dated as of September 28, 1994, as further amended by Amendment No. 2 thereto dated as of January 14, 2003

11.	AES Funding Agreement, dated as of December 6, 1991, among AES Shady Point, Inc., Union Bank, as Agent, and The AES Corporation, as Subordinated Lender

12.	Amended and Restated Assignment and Security Agreement, dated as of September 28, 1994, between AES Shady Point, Inc. and Union Bank, as Agent, as amended by Amendment No. 1, dated as of August 17, 1995, Amendment No. 2, dated as of January

*	Not governed by the law of the State of New York, but amendment thereto is governed by the law of the State of New York.

30, 1998, the Amendment to Amended and Restated Application for Letter of Credit and Reimbursement Agreement, Depositary Agreement and Amended and Restated Assignment and Security Agreement, dated as of January 8, 1999, and the Amendment to Amended and Restated Assignment and Security Agreement, dated as of November 30, 1999.

13.	Amended and Restated Equity Contribution Agreement, dated as of January 14, 2003, by and among The AES Corporation, AES Oklahoma Management Co., LLC and Union Bank of California, N.A., for itself and as Agent

14.	Amended and Restated Debt Service Reserve Letter of Credit and Reimbursement Agreement, dated as of January 14, 2003, by and among AES Oklahoma Management Co., LLC, the Participating Banks named therein and Union Bank of California, N.A., as Issuing Bank and Agent

15.	Amendment to Amended and Restated Assignment and Security Agreement, dated as of November 30, 1999, by and between AES Shady Point, Inc. and Union Bank of California, N.A. (as successor to Union Bank), as Agent

16.	Amendment to Tax Sharing Agreement, dated as of November 30, 1999, by and among The AES Corporation (formerly known as Applied Energy Services, Inc.), AES Oklahoma Management Co., Inc., AES Shady Point, Inc. and Union Bank of California, N.A., (formerly known as Union Bank) as successor in interest to Security Pacific National Bank, as Agent

17.	Amendment to Depositary Agreement, dated as of November 30, 1999, by and among Shady Point, Inc., Bankers Trust Company, as Depositary, Bank of America, N.A. (as successor to NationsBank, N.A.), as Issuing Bank and Union Bank of California, N.A. (as successor to Union Bank), as Agent

18.	Second Amended and Restated Application for Letter of Credit and Reimbursement Agreement, dated as of November 30,1999, by and among AES Shady Point, Inc., Bank of America, N.A., as Issuing Bank, the Banks named therein and Union Bank of California, N.A., as Agent, as amended by Amendment No. 1 thereto dated as of August 31, 2002, as further amended by Amendment No. 2 thereto dated as of January 14, 2003, as further amended by Amendment No. 3 thereto dated as of February 28, 2003, and as further amended by Amendment No. 4 thereto dated as of December 9, 2003.

19.	Pledge Agreement, dated as of June 23, 1987, as amended and restated as of August 31, 2002, from AES Oklahoma Management Co., LLC to Union Bank of California, N.A., as Agent

20.	Cash Collateral Security Agreement, dated as of January 14, 2003 by and among AES Oklahoma Management Co., LLC and Union Bank of California, N.A., as Agent

SCHEDULE II

Organizational Documents

AES Oklahoma Holdings, L.L.C.

1.	Certificate of Formation of AES Oklahoma Holdings, L.L.C., dated September 17, 2002.

2.	Application for Registration as a Foreign Limited Liability Company of AES Oklahoma Holdings, L.L.C., filed in the Commonwealth of Virginia, dated September 17, 2002.

3.	Limited Liability Company Agreement of AES Oklahoma Holdings, L.L.C., dated as of September 17, 2002.

AES Oklahoma Management Co., LLC

1.	Certificate of Formation of AES Oklahoma Management Co., LLC, effective August 31, 2002; as amended by Certificate of Amendment of Certificate of Formation of AES Oklahoma Management Co., LLC dated as of January 14, 2003.

2.	Limited Liability Company Agreement of AES Oklahoma Management Co., LLC, dated as of August 31, 2002, as amended by First Amendment to Limited Liability Company Agreement of AES Oklahoma Management Co., LLC dated as of January 14, 2003.

AES Shady Point, LLC

1.	Certificate of Formation of AES Shady Point, LLC, effective August 31, 2002, as amended by Certificate of Amendment of Certificate of Formation of AES Shady Point, LLC dated as of January 14, 2003.

2.	Limited Liability Company Agreement of AES Shady Point, LLC, dated as of August 31, 2002, as amended by First Amendment to Limited Liability Company Agreement of AES Shady Point, LLC dated as of January 14, 2003.

SCHEDULE III

Subsidiaries of AES Oklahoma Holdings, L.L.C.

1.	AES Oklahoma Management Co., LLC

2.	AES Shady Point, LLC

ATTACHMENT A

List of Addressees

The Banks, Citicorp USA, Inc., as Administrative Agent and

Citibank, N.A., as Collateral Agent

c/o Citicorp USA, Inc., as Administrative Agent

388 Greenwich Street, 21st Floor

New York, NY 10013

Attention: Stuart Glen

Wilmington Trust Company, as Corporate Trustee

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attention: Corporate Trust Division

Bruce L. Bisson, as Individual Trustee

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attention: Corporate Trust Division

OFFICER’S CERTIFICATE

AES OKLAHOMA MANAGEMENT CO., LLC

I, Roger Hurst, Vice President of AES Oklahoma Management Co., LLC, a Delaware limited liability company (hereinafter called the “Company”), do hereby certify, as an officer of the Company, and not individually, on behalf of the Company, that:

(i) the documents listed on Schedule I constitute all of the material agreements to which the Company is a party and that are governed by the laws of the State of New York and such agreements are in full force and effect as of the hereof;

(ii) the documents listed on Schedule II constitute all of the organizational documents of the Company in effect as of the date hereof; and

(iii) the companies listed on Schedule III constitute all of the direct or indirect subsidiaries of the Company.

I understand that Baker Botts L.L.P. will rely on this certificate in giving an opinion in connection with (a) that certain Third Amended and Restated Credit and Reimbursement Agreement to be entered into by The AES Corporation on or about March 12, 2004; and (b) the Senior Indenture dated May 8, 2003 among The AES Corporation and Wells Fargo Bank Minnesota, National Association, as trustee.

IN WITNESS WHEREOF, I have executed this certificate on behalf of the Company as of this 17th day of March, 2004.

/s/ Roger Hurst
Name:	Roger Hurst
Title:	Vice President

SCHEDULE I

Material Agreements Governed by New York Law

1.	AES Oklahoma Equity Subscription Agreement, dated as of June 23, 1987, among AES Oklahoma Management Co., Inc., AES Shady Point, Inc., and Security Pacific National Bank, as Agent

2.	Assignment Agreement, dated as of June 23, 1987, between AES Oklahoma Management Co., Inc. and Security Pacific National Bank, as Agent

3.	Consent and Agreement, dated as of June 23, 1987, made by AES Oklahoma Management Co., Inc. and accepted by Security Pacific National Bank, as Agent

4.	Management Agreement, dated as of June 23, 1987, between AES Oklahoma Management Co., Inc. and AES Shady Point, Inc.

5.	Services Agreement, dated as of June 23, 1987, between Applied Energy Services, Inc. and AES Oklahoma Management Co., Inc.

6.	Tax Sharing Agreement, dated as of June 23, 1987, among Applied Energy Services, Inc., AES Oklahoma Management Co., Inc., AES Shady Point, Inc., Security Pacific National Bank, as Agent, and Combustion Engineering, Inc.*

7.	Amended and Restated Equity Contribution Agreement, dated as of January 14, 2003, by and among The AES Corporation, AES Oklahoma Management Co., LLC. and Union Bank of California, N.A., for itself and as Agent

8.	Amended and Restated Debt Service Reserve Letter of Credit and Reimbursement Agreement, dated as of January 14, 2003, by and among AES Oklahoma Management Co., LLC, the Participating Banks named therein and Union Bank of California, N.A., as Issuing Bank and Agent

9.	Amendment to Tax Sharing Agreement, dated as of November 30, 1999, by and among The AES Corporation (formerly known as Applied Energy Services, Inc.), AES Oklahoma Management Co., Inc., AES Shady Point, Inc. and Union Bank of California, N.A., (formerly known as Union Bank) as successor in interest to Security Pacific National Bank, as Agent

10.	Pledge Agreement, dated as of June 23, 1987, as amended and restated as of August 31, 2002, from AES Oklahoma Management Co., LLC to Union Bank of California, N.A., as Agent

*	Not governed by the law of the State of New York, but amendment thereto is governed by the law of the State of New York.

11.	Cash Collateral Security Agreement dated as of January 14, 2003 by and among AES Oklahoma Management Co., LLC and Union Bank of California, N.A. as Agent

SCHEDULE II

Organizational Documents

1.	Certificate of Formation of AES Oklahoma Management Co., LLC, effective August 31, 2002, as amended by Certificate of Amendment of Certificate of Formation of AES Oklahoma Management Co., LLC dated as of January 14, 2003.

2.	Limited Liability Company Agreement of AES Oklahoma Management Co., LLC, dated as of August 31, 2002, as amended by First Amendment to Limited Liability Company Agreement of AES Oklahoma Management Co., LLC dated as of January 14, 2003.

SCHEDULE III

The Companies

1.	AES Shady Point, LLC

OFFICER’S CERTIFICATE

AES SHADY POINT, LLC

I, Roger Hurst, Vice President of AES Shady Point, LLC, a Delaware limited liability company (hereinafter called the “Company”), do hereby certify, as an officer of the Company, and not individually, on behalf of the Company, that:

(i) the documents listed on Schedule I constitute all of the material agreements to which the Company is a party and that are governed by the laws of the State of New York and such agreements are in full force and effect as of the date hereof;

(ii) the documents listed on Schedule II constitute all of the organizational documents of the Company in effect as of the date hereof; and

(iii) the Company has no direct or indirect subsidiaries.

I understand that Baker Botts L.L.P. will rely on this certificate in giving an opinion in connection with (a) that certain Third Amended and Restated Credit and Reimbursement Agreement to be entered into by The AES Corporation on or about March 12, 2004; and (b) the Senior Indenture dated May 8, 2003 among The AES Corporation and Wells Fargo Bank Minnesota, National Association, as trustee.

IN WITNESS WHEREOF, I have executed this certificate on behalf of the Company as of this 17th day of March, 2004.

/s/ Roger Hurst
Name:	Roger Hurst
Title:	Vice President

SCHEDULE I

Material Agreements Governed by New York Law

1.	AES Oklahoma Equity Subscription Agreement, dated as of June 23, 1987, among AES Oklahoma Management Co., Inc., AES Shady Point, Inc., and Security Pacific National Bank, as Agent

2.	Letter Agreement regarding Issuance of Commercial Paper Notes for AES Shady Point, Inc., dated as of June 23, 1987, between AES Shady Point, Inc. and Security Pacific National Bank, as Agent and Issuing Bank, and accepted by Bankers Trust Company, as Depositary

3.	Management Agreement, dated as of June 23, 1987, between AES Oklahoma Management Co., Inc. and AES Shady Point, Inc.

4.	Tax Sharing Agreement, dated as of June 23, 1987, among Applied Energy Services, Inc., AES Oklahoma Management Co., Inc., AES Shady Point, Inc., Security Pacific National Bank, as Agent, and Combustion Engineering, Inc.*

5.	Subordinated Debt Agreement, dated as of December 6, 1991, between AES Shady Point, Inc. and The AES Corporation, as amended by Amendment No. 1 thereto dated as of September 28, 1994, as further amended by Amendment No. 2 thereto dated as of January 14, 2003

6.	AES Funding Agreement, dated as of December 6, 1991, among AES Shady Point, Inc., Union Bank, as Agent, and The AES Corporation, as Subordinated Lender

7.	Amended and Restated Assignment and Security Agreement, dated as of September 28, 1994, between AES Shady Point, Inc. and Union Bank, as Agent, as amended by Amendment No. 1, dated as of August 17, 1995, Amendment No. 2, dated as of January 30, 1998, the Amendment to Amended and Restated Application for Letter of Credit and Reimbursement Agreement, Depositary Agreement and Amended and Restated Assignment and Security Agreement, dated as of January 8, 1999, and the Amendment to Amended and Restated Assignment and Security Agreement, dated as of November 30, 1999.

8.	Amendment to Amended and Restated Assignment and Security Agreement, dated as of November 30, 1999, by and between AES Shady Point, Inc. and Union Bank of California, N.A. (as successor to Union Bank), as Agent

9.	Amendment to Tax Sharing Agreement, dated as of November 30, 1999, by and among The AES Corporation (formerly known as Applied Energy Services, Inc.), AES Oklahoma Management Co., Inc., AES Shady Point, Inc. and Union Bank of California,

*	Not governed by the law of the State of New York, but amendment thereto is governed by the law of the State of New York.

N.A., (formerly known as Union Bank) as successor in interest to Security Pacific National Bank, as Agent

10.	Amendment to Depositary Agreement, dated as of November 30, 1999, by and among AES Shady Point, Inc., Bankers Trust Company, as Depositary, Bank of America, N.A. (as successor to NationsBank, N.A.), as Issuing Bank and Union Bank of California, N.A. (as successor to Union Bank), as Agent

11.	Second Amended and Restated Application for Letter of Credit and Reimbursement Agreement, dated as of November 30, 1999, by and among AES Shady Point, Inc., Bank of America, N.A., as Issuing Bank, the Banks named therein and Union Bank of California, N.A., as Agent, as amended by Amendment No. 1 thereto dated as of August 31, 2002, as further amended by Amendment No. 2 thereto dated as of January 14, 2003, as further amended by Amendment No. 3 thereto dated as of February 28, 2003 and as further amended by Amendment No. 4 thereto dated as of December 9, 2003.

SCHEDULE II

Organizational Documents

1.	Certificate of Formation of AES Shady Point, LLC, effective August 31, 2002, as amended by Certificate of Amendment of Certificate of Formation of AES Shady Point, LLC dated as of January 14, 2003.

2.	Limited Liability Company Agreement of AES Shady Pointy LLC, dated as of August 31, 2002, as amended by First Amendment to Limited Liability Company Agreement of AES Shady Point, LLC dated as of January 14, 2003.

OFFICER’S CERTIFICATE

AES OKLAHOMA HOLDINGS, L.L.C.

I, Randy J. DeWulf, Vice President of AES Oklahoma Holdings, L.L.C., a Delaware limited liability company (hereinafter called the “Company”), do hereby certify, as an officer of the Company, and not individually, on behalf of the Company, that:

(i) the documents listed on Schedule I constitute all of the material agreements to which the Company, AES Oklahoma Management Co., LLC, or AES Shady Point, LLC is a party and that are governed by the laws of the State of New York and such agreements are in full force and effect as of the date hereof;

(ii) the documents listed on Schedule II constitute all of the organizational documents of the Company in effect as of the date hereof; and

(iii) as of the date hereof, the companies listed on Schedule III constitute all of the direct or indirect subsidiaries of the Company.

I understand that Baker Botts L.L.P. will rely on this certificate in giving an opinion in connection with (a) that certain Third Amended and Restated Credit and Reimbursement Agreement to be entered into by The AES Corporation on or about March 12, 2004; and (b) the Senior Indenture dated May 8, 2003 among The AES Corporation and Wells Fargo Bank Minnesota, National Association, as trustee.

IN WITNESS WHEREOF, I have executed this certificate on behalf of the Company as of this 17 th day of March, 2004.

/s/ Randy J. DeWulf
Name:	Randy J. DeWulf
Title:	Vice President

SCHEDULE I

Material Agreements Governed by New York Law

1.	AES Oklahoma Equity Subscription Agreement, dated as of June 23, 1987, among AES Oklahoma Management Co., Inc., AES Shady Point, Inc., and Security Pacific National Bank, as Agent

2.	Assignment Agreement, dated as of June 23, 1987, between AES Oklahoma Management Co., Inc. and Security Pacific National Bank, as Agent

3.	Consent and Agreement, dated as of June 23, 1987, made by Applied Energy Services, Inc. and accepted by Security Pacific National Bank, as Agent

4.	Consent and Agreement, dated as of June 23, 1987, made by AES Oklahoma Management Co., Inc. and accepted by Security Pacific National Bank, as Agent

5.	Guaranty, dated as June 23, 1987, made by Applied Energy Services, Inc. and accepted by Security Pacific National Bank, as Agent

6.	Letter Agreement regarding Issuance of Commercial Paper Notes for AES Shady Point, Inc., dated as of June 23, 1987, between AES Shady Point, Inc. and Security Pacific National Bank, as Agent and Issuing Bank, and accepted by Bankers Trust Company, as Depositary

7.	Management Agreement, dated as of June 23, 1987, between AES Oklahoma Management Co., Inc. and AES Shady Point, Inc.

8.	Services Agreement, dated as of June 23, 1987, between Applied Energy Services, Inc. and AES Oklahoma Management Co., Inc.

9.	Tax Sharing Agreement, dated as of June 23, 1987, among Applied Energy Services, Inc., AES Oklahoma Management Co., Inc., AES Shady Point, Inc., Security Pacific National Bank, as Agent, and Combustion Engineering, Inc.*

10.	Subordinated Debt Agreement, dated as of December 6, 1991, between AES Shady Point, Inc. and The AES Corporation, as amended by Amendment No. 1 thereto dated as of September 28, 1994, as further amended by Amendment No. 2 thereto dated as of January 14, 2003

11.	AES Funding Agreement, dated as of December 6, 1991, among AES Shady Point, Inc., Union Bank, as Agent, and The AES Corporation, as Subordinated Lender

*	Not governed by the law of the State of New York, but amendment thereto is governed by the law of the State of New York.

12.	Amended and Restated Assignment and Security Agreement, dated as of September 28, 1994, between AES Shady Point, Inc. and Union Bank, as Agent, as amended by Amendment No. 1, dated as of August 17, 1995, Amendment No. 2, dated as of January 30, 1998, the Amendment to Amended and Restated Application for Letter of Credit and Reimbursement Agreement, Depositary Agreement and Amended and Restated Assignment and Security Agreement, dated as of January 8, 1999, and the Amendment to Amended and Restated Assignment and Security Agreement, dated as of November 30, 1999.

13.	Amended and Restated Equity Contribution Agreement, dated as of January 14, 2003, by and among The AES Corporation, AES Oklahoma Management Co., LLC. and Union Bank of California, N.A., for itself and as Agent

14.	Amended and Restated Debt Service Reserve Letter of Credit and Reimbursement Agreement, dated as of January 14, 2003, by and among AES Oklahoma Management Co., LLC, the Participating Banks named therein and Union Bank of California, N.A., as Issuing Bank and Agent

15.	Amendment to Amended and Restated Assignment and Security Agreement, dated as of November 30, 1999, by and between AES Shady Point, Inc. and Union Bank of California, N.A. (as successor to Union Bank), as Agent

16.	Amendment to Tax Sharing Agreement, dated as of November 30, 1999, by and among The AES Corporation (formerly known as Applied Energy Services, Inc.), AES Oklahoma Management Co., Inc., AES Shady Point, Inc. and Union Bank of California, N.A., (formerly known as Union Bank) as successor in interest to Security Pacific National Bank, as Agent

17.	Amendment to Depositary Agreement, dated as of November 30, 1999, by and among AES Shady Point, Inc., Bankers Trust Company, as Depositary, Bank of America, N.A. (as successor to NationsBank, N.A.), as Issuing Bank and Union Bank of California, N.A. (as successor to Union Bank), as Agent

18.	Second Amended and Restated Application for Letter of Credit and Reimbursement Agreement, dated as of November 30, 1999, by and among AES Shady Point, Inc., Bank of America, N.A., as Issuing Bank, the Banks named therein and Union Bank of California, N.A., as Agent, as amended by Amendment No. 1 thereto dated as of August 31, 2002, as further amended by Amendment No. 2 thereto dated as of January 14, 2003, as further amended by Amendment No. 3 thereto dated as of February 28, 2003 and as further amended by Amendment No. 4 thereto dated as of December 9, 2003.

19.	Pledge Agreement, dated as of June 23, 1987, as amended and restated as of August 31, 2002, from AES Oklahoma Management Co., LLC to Union Bank of California, N.A., as Agent

20.	Cash Collateral Security Agreement dated as of January 14, 2003 by and among AES Oklahoma Management Co., LLC and Union Bank of California, N.A. as Agent

SCHEDULE II

Organizational Documents

1.	Certificate of Formation of AES Oklahoma Holdings, L.L.C., dated September 17, 2002.

2.	Application for Registration as a Foreign Limited Liability Company of AES Oklahoma Holdings, L.L.C., filed in the Commonwealth of Virginia, dated September 17, 2002.

3.	Limited Liability Company Agreement of AES Oklahoma Holdings, L.L.C., dated as of September 17, 2002.

SCHEDULE III

The Companies

1.	AES Oklahoma Management Co., LLC

2.	AES Shady Point, LLC

Exhibit 10.1.Q

EXHIBIT B-4

MORRIS, NICHOLS, ARSHT & TUNNELL

1201 NORTH MARKET STREET

P.O. Box 1347

WILMINGTON, DELAWARE 19899-1347

302 658 9200

302 658 3989 FAX

March 17, 2004

The addressees listed on Schedule I attached hereto

Re:    The AES Corporation

Ladies and Gentlemen:

We have acted as special Delaware counsel to The AES Corporation, a Delaware corporation (“Borrower”), in connection with certain matters of Delaware law set forth below relating to that certain Third Amended and Restated Credit and Reimbursement Agreement dated March 17, 2004 (the “Credit Agreement”) among the Borrower, the Subsidiary Guarantors (as defined therein) party thereto, the banks party thereto (the “Banks”), Citicorp USA, Inc, as administrative agent for the Banks (in such capacity, the “Administrative Agent”) and Citibank, N.A., as collateral agent for the Banks (in such capacity, the “Collateral Agent”). Noncapitalized terms used in connection with the opinions given herein with respect to matters within the scope of Article 9 of the Uniform Commercial Code are used as defined in the Uniform Commercial Code as enacted and presently in effect in the State of Delaware (the “Delaware UCC”), to the extent that they are defined in the Delaware UCC.

In rendering this opinion, we have examined and relied upon copies of the following documents in the forms provided to us: the Security Agreement dated December 12, 2002 (the “Original Security Agreement”) by and among the Borrower, the other persons listed on the signature pages thereof and the Additional Grantors (as defined therein), Wilmington Trust Company, as corporate trustee (the “Corporate Trustee”) and Bruce L. Bisson, as individual trustee (the “Individual Trustee” and together with the Corporate Trustee, the “Collateral Trustees”); Amendment No. 1 dated July 29, 2003 to the Original Security Agreement (the “Security Agreement Amendment” and together with the Original Security Agreement amended thereby, the “Security Agreement”); the Collateral Trust Agreement dated as of December 12, 2002 (the “Original Collateral Trust Agreement”) by and among the

To the addressees listed on Schedule I

March 17, 2004

Borrower, the other persons listed on the signature pages thereto, the Additional Grantors (as defined in the Security Agreement) and the Collateral Trustees; Amendment No. 1 dated July 29, 2003 to the Original Collateral Trust Agreement (the “Collateral Trust First Amendment” and together with the Original Collateral Trust Agreement amended thereby, the “First Amended Collateral Trust Agreement”); Amendment No. 2 dated March 17, 2004 to the First Amended Collateral Trust Agreement (the “Collateral Trust Second Amendment” and together with the First Amended Collateral Trust Agreement amended thereby, the “Collateral Trust Agreement”); the UCC-1 Financing Statement No. 23125147 naming Borrower as “debtor” and the Collateral Trustees as “secured party” (the “Original Borrower Security Agreement Financing Statement”) as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on December 13, 2002; the UCC Financing Statement Amendment No. 31952897 naming Borrower as “debtor” and the Collateral Trustees as “secured party” (the “Borrower Security Agreement Financing Statement Amendment”) as filed in the State Office on July 29, 2003; the UCC-1 Financing Statement No. 23125089 naming Borrower as “debtor” and the Collateral Trustees as “secured party” (the “Original Borrower Collateral Trust Agreement Financing Statement” and together with the Original Borrower Security Agreement Financing Statement, the “Original Financing Statements” and each individually, an “Original Financing Statement”) as filed in the State Office on December 13, 2002; the UCC Financing Statement Amendment No. 31952756 naming Borrower as “debtor” and the Collateral Trustees as “secured party” (the “Borrower Collateral Trust Agreement Financing Statement Amendment”) as filed in the State Office on July 29, 2003; and a certification of good standing of the Borrower obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed and the legal competence and capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion; (i) the due formation or organization, valid existence and good standing of each entity that is a signatory to any of the above-referenced documents under the laws of the jurisdiction of its formation or organization; (ii) the due authorization, authentication, adoption, approval, certification, acknowledgement, execution, filing, indexing and delivery, as applicable, of each of the above-referenced documents by each of the parties thereto; (iii) that the Original Borrower Security Agreement Financing Statement provides the mailing address of Borrower and the names and mailing addresses of the Collateral Trustees and sufficiently indicates the “Collateral” (as defined in the Original Security Agreement) in accordance with Section 9-502 of the Delaware UCC; (iv) that the Original Borrower Collateral Trust Agreement Financing Statement provides the mailing address of Borrower and the names and mailing addresses of the Collateral Trustees and sufficiently indicates the “Additional Collateral Trust Agreement Collateral” (as defined in the Original Collateral Trust Agreement) in accordance with Section 9-502 of the Delaware UCC; (v) that the Borrower Security Agreement Financing Statement Amendment accurately provides the names of the Collateral Trustees as “secured party” of record authorizing the amendment and sufficiently indicates the Borrower Collateral (as defined below) in accordance with Section 9-502 of the Delaware UCC; (vi) that the Borrower Collateral Trust Agreement. Financing Statement Amendment accurately provides the names of the Collateral Trustees as “secured party” of record authorizing the amendment and sufficiently indicates the Borrower Additional Collateral Trust Agreement Collateral (as defined below) in accordance with Section 9-502 of

To the addressees listed on Schedule I

March 17, 2004

the Delaware UCC; (vii) that the Borrower was not originally or is not organized or existing under the laws of any jurisdiction other than the State of Delaware; (viii) that each of the above-referenced documents constitutes a legal, valid and binding agreement of each of the parties thereto and is enforceable against each of the parties thereto in accordance with its terms; and (ix) that the documents examined by us are in full force and effect, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been amended, supplemented or otherwise modified, except as referenced herein. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy as of the date hereof of the matters therein contained. We have not reviewed any documents other than those referenced above in connection with rendering this opinion, and we have assumed there are no documents that are contrary to or inconsistent with the opinions herein expressed.

Based on and subject to the foregoing and to the further assumptions and qualifications set forth below, and limited in all respects to matters of Delaware law, it is our opinion that:

1. The Original Borrower Security Agreement Financing Statement and the Borrower Security Agreement Financing Statement Amendment having been filed, solely to the extent that the Delaware UCC is applicable to the perfection of the security interest of the Collateral Trustees in the “Collateral” (as defined in the Security Agreement) owned or acquired by Borrower (the “Borrower Collateral”), the security interest of the Collateral Trustees in that portion of the Borrower Collateral as to which a security interest can be perfected by filing a financing statement in the State Office under the Delaware UCC (the “Borrower Filing Collateral”) is perfected.

2. The Original Borrower Collateral Trust Agreement Financing Statement and the Borrower Collateral Trust Agreement Financing Statement Amendment having been filed, solely to the extent that the Delaware UCC is applicable to the perfection of the security interest of the Collateral Trustees in the “Additional Collateral Trust Agreement Collateral” (as defined in the Collateral Trust Agreement) owned or acquired by Borrower (the “Borrower Additional Collateral Trust Agreement Collateral”), the security interest of the Collateral Trustees in that portion of the Borrower Additional Collateral Trust Agreement Collateral as to which a security interest can be perfected by filing a financing statement in the State Office under the Delaware UCC (the “Borrower Additional Collateral Trust Agreement Filing Collateral”) is perfected.

In connection with the opinions set forth above, we have assumed that (i) the Security Agreement creates or, with respect to after acquired property, will create in favor of the Collateral Trustees a valid security interest in and to the Borrower Filing Collateral, which security interest has attached or, with respect to after acquired property, will attach under the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”), (ii) the Collateral Trust Agreement creates or, with respect to after acquired property, will create in favor of the Collateral Trustees a valid security interest in and to the Borrower Additional Collateral

To the addressees listed on Schedule I

March 17, 2004

Trust Agreement Filing Collateral (collectively with the Borrower Filing Collateral, the “Filing Collateral”), which security interest has attached or, with respect to after acquired property, will attach under the New York UCC, and (iii) the substantive laws of the Delaware UCC (and not the Delaware UCC choice-of-law rules) govern the perfection of a security interest in the Filing Collateral.

In addition, in connection with the opinions set forth above, we express no opinion as to (i) the effect of perfection or nonperfection or the priority of any security interest of the Collateral Trustees in any portion of the Filing Collateral, (ii) the existence, legality, validity, binding effect or enforceability of any security interest under the Security Agreement, the Collateral Trust Agreement or otherwise, (iii) the rights or interests of any of the parties to the Security Agreement, the Collateral Trust Agreement or any other person or entity in, or title of any such parties, persons or entities to, any of the Filing Collateral, or as to the value of any such Filing Collateral, (iv) any Borrower Collateral or Borrower Additional Collateral Trust Agreement Collateral until such Borrower Collateral or Borrower Additional Collateral Trust Agreement Collateral is acquired by Borrower; (v) in the case of any Filing Collateral that is secured by other property, the rights or interests of any of the parties to the Security Agreement, the Collateral Trust Agreement or any other person or entity in, or title of any such parties, persons or entities to, any of such underlying property, (vi) any collateral other than the Filing Collateral, (vii) any Filing Collateral due from any government or any agency or instrumentality thereof, (viii) any Filing Collateral that constitutes fixtures, as-extracted collateral or timber to be cut, (ix) any Filing Collateral that constitutes commercial tort claims, (x) any Filing Collateral that constitutes consumer goods, (xi) any Filing Collateral that constitutes goods subject to a negotiable document of title and (xii) transactions excluded from the application of Article 9 of the Delaware UCC pursuant to the provisions of Section 9-109 thereof. Further, to the extent the opinions set forth above relate to proceeds, such opinions are subject to the qualification that the perfection of an interest in proceeds is subject to the limitations and requirements of Section 9-315 of the Delaware UCC.

Further, in connection with the opinions set forth above, we note that the security interest of the Collateral Trustees in certain Filing Collateral may be subject to the rights of account debtors in respect of such Filing Collateral, claims and defenses of such account debtors and terms of agreements with such account debtors.

In addition, we express no opinion as to any actions that may be required to be taken periodically under the Delaware UCC or other applicable law in order for the effectiveness of the Original Borrower Security Agreement Financing Statement as amended by the Borrower Security Agreement Financing Statement Amendment (the “Borrower Security Agreement Financing Statement”) or the Original Borrower Collateral Trust Agreement Financing Statement as amended by the Borrower Collateral Trust Agreement Financing Statement Amendment (the “Borrower Collateral Trust Agreement Financing Statement” and together with the Borrower Security Agreement Financing Statement, the “Financing Statements” and each individually, a ‘Financing Statement”), or the perfection of the security interest of the Collateral Trustees in the Filing Collateral, to be maintained. We note, however, that the perfection of the security interest of the Collateral Trustees in the Filing Collateral and the effectiveness of each Financing

To the addressees listed on Schedule I

March 17, 2004

Statement will either terminate or be materially limited (i) unless an appropriate continuation statement is properly filed (a) within the period of six months prior to the expiration of the five-year period from the date of the original filing of each Original Financing Statement and (b) if a prior continuation statement has been filed, within the period of six months prior to the expiration of the Original Financing Statement continued by such prior continuation statement, (ii) if Borrower changes its name so as to make the relevant Financing Statement seriously misleading, unless an amendment to such Financing Statement that renders such Financing Statement not seriously misleading is properly filed within four months after such a change in name, (iii) if Borrower changes its jurisdiction of formation or organization to another jurisdiction, four months after Borrower changes its jurisdiction of formation or organization to another jurisdiction, unless such security interest is perfected in such new jurisdiction within such time, (iv) if Borrower transfers the relevant Filing Collateral to a person or entity that thereby becomes a debtor and is located in another jurisdiction, one year after Borrower transfers such Filing Collateral to a person or entity that thereby becomes a debtor and is located in another jurisdiction, unless such security interest is perfected in such new jurisdiction within such time, and (v) if Borrower becomes organized under the laws of another jurisdiction in addition to the State of Delaware.

Further, the opinions set forth above are subject to the effect of (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and remedies, as from time to time in effect, (ii) application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) principles of course of dealing or course of performance and standards of good faith, fair dealing, materiality and reasonableness that maybe applied by a court to the exercise of rights and remedies by, and other acts of, a creditor, and (iv) considerations of public policy with respect to the enforceability of exculpation, indemnification and limitation on damages provisions.

This opinion speaks only as of the date hereof, and is based on our understandings and assumptions as to present facts and a review of the above referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no duty to update or supplement this opinion for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts, circumstances or law that may hereafter occur or take effect. The opinions herein expressed are intended solely for the benefit of the addressees hereof and may not be relied upon by any other person or entity or for any other purpose without our prior written consent.

Very truly yours,

MORRIS, NICHOLS, ARSHT & TUNNELL

/s/ Louis G. Hering
Louis G. Hering

SCHEDULE I

The Banks, Citicorp USA, Inc., as Administrative Agent and

Citibank, N.A., as Collateral Agent

c/o Citicorp USA, Inc., as Administrative Agent

388 Greenwich Street, 21st Floor

New York, NY 10013

Attention: Stuart Glen

Wilmington Trust Company, as Corporate Trustee

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attention: Corporate Trust Division

Bruce L. Bisson, as Individual Trustee

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attention: Corporate Trust Division

Exhibit 10.1.R

EXHIBIT B–5

MAPLES AND CALDER

CAYMAN EUROPE ASIA

17th March, 2004

To:	the addressees listed in the Schedule

Dear Sirs

AES International Holdings II, Ltd. (the “Company”)

We have acted as counsel as to Cayman Islands law to the Company in connection with the entry by the Company into the Third Amended and Restated Credit and Reimbursement Agreement (the “Credit Agreement”), dated as of 17th March, 2004 among The AES Corporation, the Subsidiary Guarantors party thereto (the “Subsidiary Guarantors”), the Banks party thereto, Citicorp USA, Inc., as Administrative Agent and Citibank, N.A. as Collateral Agent.

1	DOCUMENTS REVIEWED

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1	the Certificate of Incorporation and Memorandum and Articles of Association of each of AES El Salvador, Ltd. and AES South American Holdings, Ltd. (the “Cayman Companies”);

1.2	the Register of Members of each of the Cayman Companies as provided to as by Citco Trust (Cayman Islands) Ltd.;

1.3	a certificate from a Director of each of the Cayman Companies, copies of which are annexed hereto (the “Director’s Certificate”); and

1.4	the Charge and Assignment of Shares (“Charge of Shares”), dated as of 12 December, 2002 between the Company, as charger, the Wilmington Trust Company, as corporate trustee, and Bruce L. Bisson, as the individual trustee.

2	ASSUMPTIONS

The following opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws of the Cayman Islands which are in force on the date of this opinion. In giving this opinion we have relied (without further verification) upon the completeness and accuracy of the Director’s Certificates. We have also relied upon the following assumptions, which we have not independently verified:

2.1	the Charge of Shares has been authorised and duly executed and delivered by or on behalf of all relevant parties in accordance with all relevant laws (other than the laws of the Cayman Islands);

2.2	the Charge of Shares is legal, valid, binding and enforceable against all relevant parties in accordance with its terms under British Virgin Islands law and all other relevant laws (other than the laws of the Cayman Islands);

2.3	the choice of Cayman Islands law as the governing law of the Charge of Shares has been made in good faith;

2.4	copy documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals;

2.5	all signatures, initials and seals are genuine;

2.6	the power, authority and legal right of all parties under all relevant laws and regulations to enter into, execute, deliver, and perform their respective obligations under the Charge of Shares;

2.7	there is nothing under any law (other than the law of the Cayman Islands) which would or might affect the opinions hereinafter appearing. Specifically, we have made no independent investigation of the laws of the British Virgin Islands;

2.8	that no encumbrances or equities exist in respect of the shares of the Cayman Companies which are the subject of the Charge of Shares (the “Secured Shares”) (other than arising by virtue of the laws of the Cayman Islands) and that there is no contractual or other prohibition (other than one arising by virtue of the laws of the Cayman Islands) binding upon the Company preventing the Company from creating the charge over the Secured Shares pursuant to the Charge of Shares;

2.9	the share certificates representing the Secured Shares have been deposited with the Chargee together with a signed but undated share transfer form, and a security power of attorney.

2

3	OPINIONS

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Charge of Shares when duly authorised, executed and delivered by or on behalf of the Company, will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms except and insofar as such enforcement may be limited as hereinafter set forth.

3.2	No authorisations, consents or approvals are required from, and no notice to or filing or registration with, any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with the execution or delivery of the Charge of Shares.

3.3	Subject as set out in paragraph 4.2 below, no stamp duties or other taxes are payable under the laws of the Cayman Islands in respect of the execution or delivery of the Charge of Shares or the enforcement thereof.

3.4	It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Charge of Shares that any document be filed, recorded or enrolled with any governmental department or other authority in the Cayman Islands.

3.5	The courts of the Cayman Islands will observe and give effect to the choice of Cayman Islands law as the governing law of the Charge of Shares.

3.6	It is not necessary under the laws of the Cayman Islands (i) in order to enable any party to enforce its rights under the Charge of Shares or (ii) by reason of the execution, delivery or performance of the Charge of Shares that any party should be licensed, qualified or otherwise entitled to do business in the Cayman Islands or any political sub-division thereof.

3.7	No party to the Charge of Shares is or will be deemed to be resident, domiciled or carrying on business in the Cayman Islands by reason only of the execution, delivery or performance and/or enforcement of the Charge of Shares in the Cayman Islands or elsewhere.

3.8	The Charge of Shares:

3.8.1	Creates a valid charge over the Secured Shares; and

3.8.2	no further steps are required as a matter of Cayman Islands law to perfect such charge, or to regulate its ranking in point of priority; and

3.8.3

subject to the assumptions and qualifications herein, the charge created by the Charge of Shares will have priority over any claims by third parties (other than those preferred by law) including any liquidator or a creditor of the Company,

3

subject in the case of a winding up of the Company in a jurisdiction other than the Cayman Islands to any provisions of the laws of that jurisdiction as to priority of claims in a winding up.

4	QUALIFICATIONS

The opinions expressed above are subject to the following qualifications:

4.1	The term “enforceable” as used above means that the obligations assumed by the Company under the Charge of Shares are of a type which the courts of the Cayman Islands will enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

4.1.1	enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium or other laws of general application relating to or affecting the rights of creditors;

4.1.2	enforcement may be limited by general principles of equity. For example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;

4.1.3	some claims may become barred under the statutes of limitation or may be or become subject to defenses of set-off, counterclaim, estoppel and similar defenses;

4.1.4	where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of that jurisdiction;

4.1.5	the Cayman Islands court has jurisdiction to give judgment in the currency of the relevant obligation and statutory rates of interest payable upon judgments will vary according to the currency of the judgment. If the Company becomes insolvent and is made subject to a liquidation proceeding, the Cayman Islands court will require all debts to be proved in a common currency, which is likely to be the “functional currency” of the Company determined in accordance with applicable accounting principles. Currency indemnity provisions have not been tested, so far as we are aware, in the courts of the Cayman Islands; and

4.1.6	obligations to make payments that may be regarded as penalties will not be enforceable.

4.2	Cayman Islands stamp duty may be payable if the original Charge of Shares is brought to or executed in the Cayman Islands.

4.3	A certificate, determination, calculation or designation of any party to the Charge of Shares as to any matter provided therein might be held by a Cayman Islands court not to

4

be conclusive final and binding if, for example, it could be shown to have an unreasonable or arbitrary basis, or in the event of manifest error.

4.4	In principle a Cayman Islands court will award costs and disbursements in litigation in accordance with the relevant contractual provisions but there remains some uncertainty as to the way in which the rules of the Grand Court will be applied in practice. Whilst it is clear that costs incurred prior to judgment can be recovered in accordance with the contract, it is likely that post-judgment costs (to the extent recoverable at all) will be subject to taxation in accordance with Grand Court Rules Order 62.

4.5	We reserve our opinion as to the extent to which a Cayman Islands court would, in the event of any relevant illegality, sever the offending provisions and enforce the remainder of the transaction of which such provisions form a part, notwithstanding any express provisions in this regard.

4.6	We make no comment with regard to the references to foreign statutes in the Charge of Shares.

4.7	The interest of the Chargee created pursuant to the Charge of Shares will rank after (i) any prior legal or perfected equitable interest in the Secured Shares and (ii) any later legal interest in the Secured Shares created in favour of a bona fide purchaser or mortgagee for value without notice of the charge created pursuant to the Charge of Shares.

4.8	Following the English decision in MacMillan Inc. V Bishopsgate Trust (No. 3) [1995] 1. W.L.R. 978, which would be persuasive although not technically binding in the courts of the Cayman Islands, it is not necessarily the case that, as a matter of Cayman Islands conflict of law rules, priorities of competing interests in shares in a Cayman Islands company will be determined according to the jurisdiction of incorporation of company, for example, when the register of members is maintained in another jurisdiction.

4.9

The articles of association of the Cayman Companies contain restrictions on the transferability of its shares which may affect the ability of the Chargee to realise its security by for example, selling the Secured Shares. For example, Article 9 of the Articles of Association of AES El Salvador, Ltd and Article 9 of the Articles of Association of AES South America Holdings, Ltd. confer on the Board of Directors of the relevant Cayman Company the right to refuse to register transfers of shares in its sole discretion. Unless and until the Board of Directors resolves to register a transfer of Secured Shares in accordance with the Articles and such transfer is duly registered in the relevant Cayman Company’s Register of Members, the Company shall, as a matter of Cayman Islands law, remain the legal and registered holder of the Secured Shares

5

We express no view as to the commercial terms of the Charge of Shares or whether such terms represent the intentions of the parties and make no comment with regard to the representations which may be made by the Company.

This opinion may be relied upon by the addressees only. It may not be relied upon by any other person except with our prior written consent.

Yours faithfully,

/s/ MAPLES and CALDER
MAPLES and CALDER

6

SCHEDULE

The Banks, Citicorp USA, Inc. as Administrative Agent

and Citibank, N.A. as Collateral Agent

c/o Citicorp USA, Inc., as Administrative Agent

and Collateral Agent

388 Greenwich Street, 21st Floor

New York, New York 10013

Attn: Stuart Glen

Wilmington Trust Company

as Corporate Trustee

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attn: Corporate Trust Division

Bruce L. Bisson

as Individual Trustee

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attn: Corporate Trust Division

7

AES South American Holdings, Ltd.

P O Box 31106 SMB, West Bay Road,

Grand Cayman, Cayman Islands

11 March, 2004

To:	Maples and Calder PO Box 309GT Ugland House South Church Grand Cayman Cayman Islands

Dear Sirs,

AES South American Holdings, Ltd. (the “Company”)

I, Barry J. Sharp, being a director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1	The Memorandum and Articles of Association of the Company as registered on 22 April, 2002 remain in full force and effect and are unamended.

2	The authorised share capital of the Company is US$50,000 divided into 50,000 shares of US$1.00 par value each. The issued share capital of the Company is 5,030 shares of US$1.00 each, which have been issued and are fully paid up.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally to the contrary.

Signature:
Director

AES El Salvador, Ltd.

P O Box 31106 SMB, West Bay Road,

Grand Cayman, Cayman Islands

11 March, 2004

To:	Maples and Calder PO Box 309GT Ugland House South Church Grand Cayman Cayman Islands

Dear Sirs,

AES El Salvador, Ltd. (the “Company”)

I, Barry J. Sharp, being a director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

3	The Memorandum and Articles of Association of the Company as registered on 14 October, 1997 remain in full force and effect and are unamended.

4	The authorised share capital of the Company is US$50,000 divided into 50,000 shares of US$1.00 par value each. The issued share capital of the Company is 1,000 shares of US$1.00 each, which have been issued and are fully paid up.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally to the contrary.

Signature:
Director

Exhibit 10.1.S

EXHIBIT B-6

Conyers Dill & Pearman

BARRISTERS & ATTORNEYS

ROMASCO PLACE, WICKHAMS CAY 1, P.O. BOX 3140. ROAD TOWN. TORTOLA. BRITISH VIRGIN ISLANDS

TELEPHONE: (284) 852 1000 FACSIMILE: (264) 852 1001 E-MAIL: INFO@COP.BM

INTERNET: WWW.CDP.BM

March 17, 2004

To the addressees listed on Schedule I	DIRECT LINE:
	E-MAIL:	xgeldridge@adp.bm
	OUR REF:	AGE/ssx/951465/45527
YOUR REF:

Dear Sirs:

Re:	AES International Holdings II, Ltd. (the “Company”)

We have acted as special legal counsel in the British Virgin Islands to The AES Corporation (“AES”) in connection with the Third Amended and Restated Credit and Reimbursement Agreement (the “Credit Agreement”) dated as of March 17, 2004 among AES, the Subsidiary Guarantors listed therein, the Banks listed on the signatures pages thereof, Citigroup Global Markets Inc., as Lead Arranger and Book Runner, Banc Of America Securities LLC, as Lead Arranger and Book Runner and as Co-Syndication Agent (for the Term Loan Facility (as defined in the Credit Agreement)), Deutsche Bank Securities Inc. as Lead Arranger and Book Runner (for the Term Loan Facility), Union Bank Of California, N.A., as Co-Syndication Agent € for the Term Loan Facility) and as Lead Arranger and Book Runner and as Syndication Agent (for the Revolving Credit Facility (as defined in the Credit Agreement)), Lehman Commercial Paper Inc., as Co-Documentation Agent (Term Loan Facility), UBS Securities LLC, as Co- Documentation Agent (Term Loan Facility), Société Générale, as Co-Documentation Agent (Revolving Credit Facility), Credit Lyonnais New York Branch, as Co-Documentation Agent (Revolving Credit Facility), Citicorp USA, Inc., as Administrative Agent for the Bank Parties and Citibank, N A., as Collateral Agent for the Bank Parties. This opinion is being rendered to you at the request of the Obligors (as defined in the Credit Agreement) pursuant to Section 3.01(c) of the Credit Agreement.

For the purposes of giving this opinion, we have examined facsimile or electronic copies of the following documents:

(i)	the Charge and Assignment of Shares (“Charge Over Shares”) dated December 12, 2002, between the Company, the Wilmington Trust Company, as corporate trustee and Bruce L. Bisson, as the individual trustee;

(ii)	the Collateral Trust Agreement (“Collateral Trust Agreement”) dated December 12, 2002, by and among AES, the Grantors (as therein defined) (including the Company), the Wilmington Trust Company, as corporate trustee and Bruce L. Bisson, as the individual trustee;

BERMUDA ANGUILLA BRITISH VIRGIN ISLANDS CAYMAN ISLANDS HONG KONG LONDON SINGAPORE

March 17, 2004

(iii)	an amending agreement dated July 29, 2003 by and among AES, the Grantors (as defined in the Collateral Trust Agreement) (including the Company), the Wilmington Trust Company, as corporate trustee and Bruce L. Bisson, as the individual trustee, amending the terms of the Collateral Trust Agreement; and

(iv)	an amending agreement dated March 17, 2004 by and among AES, the Grantors (as defined in the Collateral Trust Agreement) (including the Company), the Wilmington Trust Company, as corporate trustee and Bruce L. Bisson, as the individual trustee, amending the terms of the Collateral Trust Agreement.

The documents listed in items (i) through (iii) above are herein sometimes collectively referred to as the “Documents”.

We have also reviewed the memorandum of association and the articles of association of the Company, as obtained from the Registrar of Companies on March 10, 2004, minutes of a meeting of its directors held on December 10, 2002, minutes of a meeting of its directors held on July 28, 2003, minutes of a meeting of its directors held on March 12, 2004 (collectively, the “Minutes”), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed:

(a)	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

(b)	that where a document has been examined by us in draft form, it will be or has been executed in substantively the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

(c)	the capacity, power and authority of each of the parties to the Documents, other than the Company, to enter into and perform its respective obligations under the Documents;

(d)	the due execution of the Documents by each of the parties thereto, other than the Company, and the delivery thereof by each of the parties thereto;

(e)	the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us;

(f)	that the resolutions contained in the Minutes remain in full force and effect and have not been rescinded or amended;

March 17, 2004

(g)	that there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein;

(h)	the validity and binding effect under the laws of the Cayman Islands and the State of Delaware (the “Foreign Laws”) of the Documents which are expressed to be governed by such Foreign Laws in accordance with their respective terms; and

(i)	the validity and binding effect under the Foreign Laws of the submission by the Company pursuant to the Documents to the non-exclusive jurisdiction of the courts of the Cayman Islands and the State of Delaware (the “Foreign Courts”).

The obligations of the Company under the Documents:

(a)	will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, merger, consolidation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors;

(b)	will be subject to statutory limitation of the time within which proceedings may be brought;

(c)	will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; and

(d)	may not be given effect to by a British Virgin Islands court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages.

Notwithstanding any contractual submission to the jurisdiction of specific courts, a British Virgin Islands court has inherent discretion to stay or allow proceedings in the British Virgin Islands courts.

We express no opinion as to the enforceability of any provision of the Documents which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands. This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands. This opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

March 17, 2004

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of the British Virgin Islands in good standing (meaning solely that it has not failed to make any filing with any British Virgin Islands governmental authority or to pay any British Virgin Islands government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the British Virgin Islands).

2.	The Company has the necessary corporate power and authority to enter into and perform its obligations under the Documents. The execution and delivery of the Documents by the Company and the performance by the Company of its obligations thereunder will not violate the memorandum of association or articles of association of the Company nor any applicable law, regulation, order or decree in the British Virgin Islands.

3.	The Company has taken all corporate action required to authorise its execution, delivery and performance of the Documents. The Documents have been duly executed and delivered by or on behalf of the Company, and constitute the valid and binding obligations of the Company in accordance with the terms thereof.

4.	No order, consent, approval, licence, authorisation or validation of or exemption by any government or public body or authority of the British Virgin Islands or any sub-division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of the Documents.

5.	It is not necessary or desirable to ensure the enforceability in the British Virgin Islands of the Documents that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in the British Virgin Islands. However, to the extent that any of the Documents creates a charge over assets of the Company, it may be desirable to ensure the priority in the British Virgin Islands of the charge that it be registered in the Register of Mortgages, Charges and other Encumbrances of the Company at its registered office in accordance with Section 70A of the International Business Companies Act (Cap. 291) (the “Act”) and that a copy of such register be filed at the office of the Registrar of Companies pursuant to Section 111A of the Act. On registration, to the extent that British Virgin Islands law governs the priority of a charge, such charge will have priority in the British Virgin Islands over any unregistered charges, and over any subsequently registered charges, in respect of the assets which are the subject of the charge. A registration fee of $50.00 will be payable in respect of the registration.

While there is no exhaustive definition of a charge under British Virgin Islands law, a charge normally has the following characteristics:

(i)	it is a proprietary interest granted by way of security which entitles the chargee to resort to the charged property only for the purposes of satisfying some liability due to the chargee (whether from the chargor or a third party); and

March 17, 2004

(ii)	the charger retains an equity of redemption to have the property restored to him when the liability has been discharged.

However, as the Documents are governed by the Foreign Laws, the question of whether they would possess these particular characteristics would be determined under the Foreign Laws. Assuming that each of the Documents possesses such characteristics, each of the Documents creates a valid and binding security interest in accordance with the terms thereof.

6.	The Documents will not be subject to ad valorem stamp duty in the British Virgin Islands.

7.	The choice of the Foreign Laws as the governing law of the Documents is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in the British Virgin Islands, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the British Virgin Islands. The submission in the Documents to the non-exclusive jurisdiction of the Foreign Courts is valid and binding upon the Company.

8.	The courts of the British Virgin Islands would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Company based upon the Documents under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the British Virgin Islands, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the British Virgin Islands, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the British Virgin Islands and (f) there is due compliance with the correct procedures under the laws of the British Virgin Islands.

Yours faithfully

/s/ CONYERS DILL & PEARMAN
CONYERS DILL & PEARMAN

SCHEDULE I

The Banks, Citicorp USA, Inc., as Administrative Agent and

Citibank, N.A., as Collateral Agent

c/o Citicorp USA, Inc., as Administrative Agent

388 Greenwich Street, 21st Floor

New York, NY 10013

Attention: Stuart Glen

Wilmington Trust Company, as Corporate Trustee

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attention: Corporate Trust Division

Bruce L. Bisson, as Individual Trustee

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attention: Corporate Trust Division

Exhibit 10.1.T

EXHIBIT B-7

SHEARMAN & STERLING LLP

FAX: 213-848-7179 TELEX: 667290 WUI www.shearman.com WRITER’S DIRECT NUMBER:	599 LEXINGTON AVENUE NEW YORK, N.Y. 10022-6069 212 848-4000 March 17, 2004	ABU DHABI BEIJING BRUSSELS DÜSSELDORF FRANKFURT HONG KONG LONDON MANNHEIM MENLO PARK MUNICH NEW YORK PARIS ROME SAN FRANCISCO SINGAPORE

To the Banks, BankBoston, N.A., Nassau Branch, the Agent referred to below and the Collateral Agent, referred to below		TOKYO TORONTO WASHINGTON, D.C.

c/o Citicorp USA, Inc.

388 Greenwich Street, 21st Floor

New York, NY 10013

The AES Corporation

Ladies and Gentlemen:

We have acted as special New York counsel to Citicorp USA, Inc., individually and as Administrative Agent for the Bank Parties, and to Citibank, N.A., individually and as Collateral Agent for the Bank Parties, in connection with the preparation, negotiation, execution and delivery of the Third Amended and Restated Credit and Reimbursement Agreement (including without limitation, the Subsidiary Guaranty in Article IX thereto) dated as of March 17, 2004 (the “Credit and Reimbursement Agreement”) among The AES Corporation, a Delaware corporation (the “Borrower”), the Subsidiary Guarantors party thereto, the Banks party thereto (the “Banks”), Citicorp USA, Inc., as Administrative Agent (the “Agent”) for the Bank Parties and Citibank, N.A., as Collateral Agent (the “Collateral Agent”) for the Bank Parties. Unless otherwise defined herein, terms defined in the Credit and Reimbursement Agreement are used herein as therein defined. This opinion is being delivered to you pursuant to Section 3.01 (d) of the Credit and Reimbursement Agreement.

In that connection, we have examined (a) the Existing Bank Credit Agreement, (b) a counterpart of the Credit and Reimbursement Agreement executed by each of the Loan Parties, (c) the Notes executed by the Borrower and delivered on the date hereof (the “Closing Date Notes”), (d) the Security Agreement and (e) to the extent relevant to our opinions expressed below, the other documents delivered by the Loan Parties pursuant to Section 3.01 of the Credit and Reimbursement Agreement, including (A) the opinion of Vincent Mathis, Assistant General Counsel of the Borrower, (B) the opinion of Davis, Polk & Wardwell, special New York counsel for the Borrower (the “New York Opinion”), (C) the opinions of local counsel for the Borrower as to certain Subsidiaries of the Borrower, (D) the opinion of Conyers Dill & Pearman, special British Virgin Islands counsel for the Borrower, (E) the opinion of Maples & Calder, special Cayman Islands counsel for the Borrower, (F) the opinion of Morris, Nichols, Arsht & Tunnell, special Delaware counsel for the Borrower (the “Delaware Opinion”) and (G) all certificates,

Shearman & Sterling LLP is a limited liability partnership organized in the United States under the laws of the State of Delaware, which laws limit the personal liability of partners.

March 17, 2004

resolutions and other similar corporate documents furnished by the Loan Parties. The documents listed in items (b) through (d) are referred to herein as the “Transaction Documents”.

In our examination of the Transaction Documents and the other Financing Documents, we have assumed, without independent investigation (a) the due execution and delivery of the Transaction Documents (other than the Closing Date Notes) and the other Financing Documents by all parties thereto and of the Closing Date Notes by the Borrower, (b) the genuineness of all signatures, (c) the authenticity of the originals of the documents submitted to us and (d) the conformity to originals of any documents submitted to us as copies.

In addition, we have assumed, without independent investigation, that (i) each of the Loan Parties is duly organized and validly existing under the laws of the jurisdiction of its organization and has full power and authority (corporate and otherwise) to execute, deliver and perform each of the Transaction Documents to which it is a party and (ii) the execution, delivery and performance by each of the Loan Parties of each of the Transaction Documents to which it is a party has been duly authorized by all necessary corporate or other organizational action and does not (A) contravene the certificate of incorporation (or certificate of formation, as applicable), charter, bylaws, memorandum and articles of association (or other organizational documents, as applicable) or other constituent documents of such party, (B) conflict with, constitute a default under or result in the breach of any agreement, judgment, injunction, order, decree, document or instrument binding on such Loan Party or (C) violate or require any governmental or regulatory authorization or other action under any provision of law, rule or regulation applicable to the Loan Parties other than New York law or United States Federal law applicable to borrowers or pledgors generally. We have also assumed that the Credit and Reimbursement Agreement is the legal, valid and binding obligation of each Bank Party, enforceable against such Bank Party, as the case may be, in accordance with its terms.

Based upon the foregoing examination and assumptions and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the following opinions:

1. Each of the Credit and Reimbursement Agreement and the Closing Date Notes is the legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms.

2. The Security Agreement is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, and, to the extent that the Borrower has rights in the “Collateral” referred to in the Security Agreement (as to which we express no opinion), continues to create a valid security interest enforceable against the Borrower with respect to such Security Agreement Collateral as security for the payment of the Secured Obligations (as defined in the Collateral Trust Agreement). We express no opinion as to matters of perfection or priority of such security interest, and refer you to the New York Opinion and the Delaware Opinion with regard to such matters to the extent covered therein.

March 17, 2004

Our opinions above are subject to the following qualifications:

(i) Our opinions above are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors’ rights generally.

(ii) Our opinions above are also subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Further, pursuant to such equitable principles, any provisions of the Transaction Documents which provide that the grant of a security interest shall not be affected by changes in or amendments to the Transaction Documents might be enforceable only to the extent that such changes or amendments were not so material as to constitute a new contract among the parties.

(iii) We express no opinion as to the creation of any security interest in Collateral that is excluded from Article 9 of the New York Uniform Commercial Code under § 9-109(c) and (d) thereof.

(iv) We express no opinion as to enforceability of indemnification provisions in the Transaction Documents to the extent that enforcement thereof is contrary to public policy regarding the exculpation of criminal violations, intentional harm and acts of gross negligence or recklessness.

(v) Our opinion in paragraph 2 above is also subject to the effect of applicable law that may limit the enforceability or render ineffective certain of the provisions of the Security Agreement, although the inclusion of such provisions does not affect the validity of the Security Agreement as a whole, and there exist legally adequate remedies for a realization of the principle benefits afforded thereby.

(vi) Our opinions expressed above are limited to the law of the State of New York and the Federal law of the United States, and we do not express any opinion herein concerning any other law. Without limiting the generality of the foregoing, we express no opinion as to the effect of the law of any jurisdiction other than the State of New York wherein any Bank Party may be located or wherein enforcement of the Credit and Reimbursement Agreement or any other Transaction Document may be sought that limits the rates of interest legally chargeable or collectible.

A copy of this opinion letter may be delivered by any of you to any Person that becomes a Bank Party in accordance with the provisions of the Credit and Reimbursement Agreement. Any such Bank Party may rely on the opinions expressed above as if this opinion letter were addressed and delivered to such Bank Party on the date hereof.

March 17, 2004

This opinion letter speaks only as of the date hereof We expressly disclaim any responsibility to advise you or any other Bank Party who is permitted to rely on any opinion expressed herein as specified in the next preceding paragraph of any development or circumstance of any kind including any change of law or fact that may occur after the date of this opinion letter even though such development may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter. Accordingly, any Bank Party relying on this opinion letter at any time should seek advice of its counsel as to the proper application of this opinion letter at such time.

Very truly yours,

MEO:gi:mar

Exhibit 10.1.U

EXHIBIT C-1 to the

Third Amended and Restated Credit

and Reimbursement Agreement

FORM OF REVOLVING CREDIT LOAN FACILITY ASSIGNMENT AND

ASSUMPTION AGREEMENT

AGREEMENT dated as of                 , 200     among [ASSIGNOR] (the “Assignor”), [ASSIGNEE] (the “Assignee”), each Revolving Fronting Bank and, as required pursuant to the terms of the Credit Agreement (as defined below), THE AES CORPORATION (the “Borrower”), and CITICORP USA, Inc., as Administrative Agent (the “Agent”).

W I T N E S S E T H

WHEREAS, this Assignment and Assumption Agreement (the “Agreement”) relates to the Third Amended and Restated Credit and Reimbursement Agreement (the “Credit and Reimbursement Agreement”) dated as of March 17, 2004 among the Borrower, the Subsidiary Guarantors party thereto, the Banks party thereto, the Agent and Citibank, N.A., as Collateral Agent; and

WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit and Reimbursement Agreement in respect of a portion of its Revolving Credit Loan Commitment thereunder in an amount equal to $             (the “Assigned Amount”), together with a corresponding portion of its outstanding Revolving Credit Loans and participating interests in outstanding Revolving Letter of Credit Liabilities, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit and Reimbursement Agreement.

2. Assignment. The Assignor hereby assigns and sells to the Assignee all or a proportionate part of all of the rights of the Assignor under the Credit and Reimbursement Agreement and the other Financing Documents to the extent of the Assigned Amount, in each case in an amount not less than $1,000,000 (or such lesser amount as may be agreed to by the Borrower and the Agent) (except in the case of an assignment which will result in a group of Banks which are managed by the Assignor holding a Revolving Credit Loan Commitment of not less than $1,000,000), and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit and Reimbursement Agreement and the other Financing Documents to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Revolving Credit Loans made by the Assignor outstanding at the date hereof and the

Revolving Credit Loan Facility Assignment and Assumption Agreement

corresponding portion of participating interests purchased by the Assignor in Revolving Letter of Credit Liabilities outstanding on the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, each Revolving Fronting Bank and, as required pursuant to the terms of the Credit and Reimbursement Agreement, the Borrower and the Agent, and the payment of the amounts specified in Section 3 hereof required to be paid on the date hereof, (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank Party under the Credit and Reimbursement Agreement with a Revolving Credit Loan Commitment in an amount equal to the Assigned Amount and (ii) the Revolving Credit Loan Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor shall be released from its obligations under the Credit and Reimbursement Agreement to the extent such obligations have been assumed by the Assignee.

3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in lawful money of the United States of America the amount heretofore agreed between them. 1 It is understood that commitment fees and/or letter of credit commissions accrued to the date hereof are for the account of the Assignor, and each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit and Reimbursement Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party’s interest therein and shall promptly pay the same to such other party.

4. Consent of the Revolving Fronting Banks, the Borrower and the Agent. This Agreement is conditioned upon the consent of each Revolving Fronting Bank and, as required pursuant to the terms of the Credit and Reimbursement Agreement, the Borrower and the Agent. The execution of this Agreement by each Revolving Fronting Bank and, as required pursuant to the terms of the Credit and Reimbursement Agreement, the Borrower and the Agent is evidence of this consent.

5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of any Obligor, or the validity and enforceability of the Obligations of any Obligor in respect of the Credit and Reimbursement Agreement or any other Financing Document. The Assignee acknowledges that it has, independently and without reliance on the Assignor, any other Bank Party, any Revolving Credit Loan Bank or the Agent, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[1]	Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

Revolving Credit Loan Facility Assignment and Assumption Agreement

7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Revolving Credit Loan Facility Assignment and Assumption Agreement

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By:
Title:

[ASSIGNEE]

By:
Title:

[EACH REVOLVING FRONTING BANK]

By:
Title:

[CITICORP USA, Inc., as Agent

By:
Title:][2]

[THE AES CORPORATION, as Borrower

By:
Title:][2]

[2]	As required pursuant to the terms of the Credit Agreement.

Revolving Credit Loan Facility Assignment and Assumption Agreement

Exhibit 10.1.V

EXHIBIT C-2 to the

Third Amended and Restated Credit

and Reimbursement Agreement

FORM OF TERM LOAN FACILITY ASSIGNMENT AND ASSUMPTION

AGREEMENT

AGREEMENT dated as of                  , 200     among [ASSIGNOR] (the “Assignor”), [ASSIGNEE] (the “Assignee”) and CITICORP USA, Inc., as Administrative Agent (the “Agent”).

W I T N E S S E T H

WHEREAS, this Assignment and Assumption Agreement (the “Agreement”) relates to the Third Amended and Restated Credit and Reimbursement Agreement (the “Credit and Reimbursement Agreement”) dated as of March 17, 2004 among The AES Corporation (the “Borrower”), the Subsidiary Guarantors party thereto, the Banks party thereto, the Agent and Citibank, N.A., as Collateral Agent; and

WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under Credit and Reimbursement Agreement in respect of all or a portion of its outstanding Term Loan in an amount equal to $                     (the “Assigned Amount”) and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit and Reimbursement Agreement.

2. Assignment. The Assignor hereby assigns and sells to the Assignee all or a proportionate part of all of the rights of the Assignor under the Credit and Reimbursement Agreement and the other Financing Documents to the extent of the Assigned Amount, in each case in an amount not less than $1,000,000 (or such lesser amount as may be agreed to by the Borrower and the Agent) (except in the case of an assignment which will result in a group of Banks which are managed by the Assignor holding a Term Loan Commitment of not less than $1,000,000), and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit and Reimbursement Agreement and the other Financing Documents to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the Term Loan. Upon the execution and delivery hereof by the Assignor, the Assignee and the Agent, and the payment of the amounts specified in Section 3 hereof required to be paid on the date hereof, (i) the Assignee shall, as of the date

Term Loan Facility Assignment and Assumption Agreement

hereof, succeed to the rights and be obligated to perform the obligations of a Bank Party under the Credit and Reimbursement Agreement with a Term Loan in an amount equal to the Assigned Amount, and (ii) the Assignor shall be released from its obligations under the Credit and Reimbursement Agreement to the extent such obligations have been assumed by the Assignee.

3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in lawful money of the United States of America the amount heretofore agreed between them.1 It is understood that commitment fees and/or letter of credit commissions accrued to the date hereof are for the account of the Assignor, and each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit and Reimbursement Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party’s interest therein and shall promptly pay the same to such other party.

4. Consent of the Agent. This Agreement is conditioned upon the consent of the Agent. The execution of this Agreement by the Agent is evidence of this consent.

5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of any Obligor, or the validity and enforceability of the Obligations of any Obligor in respect of the Credit and Reimbursement Agreement or any other Financing Document. The Assignee acknowledges that it has, independently and without reliance on the Assignor, any other Bank Party and the Agent, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURE PAGES IMMEDIATELY FOLLOW]

[1]

Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

Term Loan Facility Assignment and Assumption Agreement

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By:
Title:

[ASSIGNEE]

By:
Title:

CITICORP USA, Inc., as Agent

By:
Title:

Term Loan Facility Assignment and Assumption Agreement

Exhibit 10.1.W

EXHIBIT C-3 to the

Third Amended and Restated Credit

and Reimbursement Agreement

FORM OF THIRD PARTY FRONTING BANK ASSIGNMENT

AND ASSUMPTION AGREEMENT

AGREEMENT dated as of                  , 200     among [ASSIGNOR] (the “Assignor”), [ASSIGNEE] (the “Assignee”), THE AES CORPORATION (the “Borrower”) and CITICORP USA, Inc., as Administrative Agent (the “Agent”).

W I T N E S S E T H

WHEREAS, this Assignment and Assumption Agreement (the “Agreement”) relates to the Third Amended and Restated Credit and Reimbursement Agreement (the “Credit and Reimbursement Agreement”) dated as of March 17, 2004 among the Borrower, the Subsidiary Guarantors party thereto, the Banks party thereto, and the Agent; and

WHEREAS, the Assignor proposes to assign to the Assignee all (and not less than all) of the rights and obligations of the Assignor under the Credit and Reimbursement Agreement (the “Assigned Amount”) and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit and Reimbursement Agreement.

2. Assignment. The Assignor hereby assigns and sells to the Assignee all but not less than all of the rights of the Assignor under the Credit and Reimbursement Agreement and the other Financing Documents to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit and Reimbursement Agreement and the other Financing Documents to the extent of the Assigned Amount. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Agent, and the payment of the amounts specified in Section 3 hereof required to be paid on the date hereof, (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Revolving Fronting Bank under the Credit and Reimbursement Agreement with Revolving Letter of Credit Liabilities in an amount equal to the Assigned Amount and (ii) Revolving Letter of Credit Liabilities of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor shall be released from its obligations under the Credit and Reimbursement Agreement to the extent such obligations have been assumed by the Assignee.

Third Party Fronting Bank Assignment and Assumption Agreement

3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in lawful money of the United States of America the amount heretofore agreed between them.1 It is understood that commitment fees and/or letter of credit commissions accrued to the date hereof are for the account of the Assignor, and each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit and Reimbursement Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party’s interest therein and shall promptly pay the same to such other party.

4. Consent of the Borrower and the Agent. This Agreement is conditioned upon the consent of the Borrower and the Agent. The execution of this Agreement by the Borrower and the Agent is evidence of this consent.

5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of any Obligor, or the validity and enforceability of the Obligations of any Obligor in respect of the Credit and Reimbursement Agreement or any other Financing Document. The Assignee acknowledges that it has, independently and without reliance on the Assignor, any other Bank Party or the Agent, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURE PAGES IMMEDIATELY FOLLOW]

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Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

Third Party Fronting Bank Assignment and Assumption Agreement

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By:
Title:

[ASSIGNEE]

By:
Title:

THE AES CORPORATION, as Borrower

By:
Title:

CITICORP USA, Inc., as Agent

By:
Title:

Third Party Fronting Bank Assignment and Assumption Agreement

Exhibit 10.1.X

EXHIBIT D to the

Third Amended and Restated

Credit and Reimbursement Agreement

FORM OF REVOLVING FRONTING BANK AGREEMENT

                 , 200

Citicorp USA, Inc., as Agent

388 Greenwich Street, 21st Floor

New York, New York 10013

Attention: Stuart Glen

Ladies and Gentlemen:

Reference is hereby made to the Third Amended and Restated Credit and Reimbursement Agreement dated as of March 17, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among The AES Corporation, a Delaware corporation (the “Borrower”), the Subsidiary Guarantors party thereto, the Banks party thereto, Citibank, N.A., as Collateral Agent and Citicorp USA, Inc., as Agent. The capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

Section 1. Obligations Under the Credit Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Revolving Fronting Bank by all of the terms and conditions of the Credit Agreement to the same extent as each of the other Revolving Fronting Banks thereunder and agrees to issue letters of credit in an aggregate Available Amount not to exceed $[            ] at any time outstanding pursuant to and in accordance with Section 2.03 of the Credit Agreement. The undersigned further agrees, as of the date first above written, that each reference in the Credit Agreement to a “Revolving Fronting Bank” shall also mean and be a reference to the undersigned, and each reference in any other Financing Document to a “Lender Party” shall also mean and be a reference to the undersigned in its capacity as Revolving Fronting Bank.

Section 2. Representations and Warranties. The undersigned hereby represents and warrants that it (i) is a Revolving Credit Loan Bank under the Credit Agreement or (ii) meets the definition of a “Third Party Fronting Bank”, as defined in the Credit Agreement.

Section 3. Delivery by Telecopier. Delivery of an executed counterpart of a signature page to this Revolving Fronting Bank Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Revolving Fronting Bank Agreement.

Section 4. Non-Reliance. The undersigned acknowledges that it has, independently and without reliance on any Revolving Fronting Bank, any other Bank Party and

Revolving Fronting Bank Agreement

the Agent, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

Section 5. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. This Revolving Fronting Bank Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[NAME OF REVOLVING FRONTING BANK]

By
Name:
Title:

Acknowledged on the date hereof by:

CITICORP USA, INC., as Agent

By
Name:
Title:

Revolving Fronting Bank Agreement

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